UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 4)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

rue21, inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: rue21, inc. common stock, par value $0.001 per share
(2)

Aggregate number of securities to which transaction applies:

23,509,096 shares of Common Stock, 1,606,821 shares of Common Stock underlying outstanding employee stock options with an exercise price of less than $42.00 per share, 363,112 shares of restricted stock units, 3,675 shares of deferred stock units and 491,394 shares of performance share units (assuming unearned performance share units will be settled for the maximum number of shares subject to such award of performance share units).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $144,046.61 was determined by multiplying 0.0001364 by the aggregate merger consideration of $1,056,060,168.51. The aggregate merger consideration was calculated as the sum of (a) 23,509,096 shares of Common Stock multiplied by the merger consideration of $42.00 per share; (b) 1,606,821 shares of Common Stock issuable upon the exercise of options to purchase Common Stock multiplied by the difference between $42.00 and the weighted average exercise price of $21.69 per share of such options, (c) 363,112 shares issuable upon settlement of restricted stock units multiplied by the merger consideration of $42.00 per share, (d) 3,675 shares issuable upon settlement of deferred stock units multiplied by the merger consideration of $42.00 per share, and (e) 491,394 shares issuable upon settlement of performance share units multiplied by the merger consideration of $42.00 per share (assuming unearned performance share units will be settled for the maximum number of shares subject to such awards of performance share units).

	(4)	Proposed maximum aggregate value of transaction: $ 1,056,060,168.51
	(5)	Total fee paid: $ 144,046.61 *$ 144,561.65 was previously paid

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

800 Commonwealth Drive

Warrendale, Pennsylvania 15086

[•], 2013

Dear Stockholders:

You are invited to attend a special meeting (the “Special Meeting”) of the stockholders of rue21, inc., which we refer to as the Company or rue21, to be held on September 19, 2013, at 9:00 a.m. (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086.

At the Special Meeting you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of May 23, 2013 (as amended from time to time, the “Merger Agreement”) by and among Rhodes Holdco, Inc. (“Parent”), Rhodes Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds advised by Apax Partners, LLP (“Apax LLP”).

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If the Merger is completed, each outstanding share of rue21’s common stock, par value $0.001 per share (a “Share” or, collectively, the “Shares”) outstanding immediately prior to the effective time of the Merger (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, (ii) Shares as otherwise agreed to in writing before the effective time of the Merger between Parent or its affiliates and the holder of such Shares, (iii) Shares owned by stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly demanded and not withdrawn a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law with respect to such Shares, and (iv) Shares that are subject to the Company’s restricted stock unit awards, the Company’s deferred stock unit awards, or the Company’s performance share units) will automatically be converted into the right to receive $42.00 per share in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes.

Pursuant to resolutions of a special committee of the Company’s board of directors consisting of three independent and disinterested directors who are not officers or employees of the Company or representatives of Apax LLP or Apax Partners, L.P., and who will not have an economic interest in the Company or the surviving corporation following the completion of the Merger (the “Special Committee”), the Special Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the unaffiliated security holders. The Special Committee also unanimously recommended that the Company’s board of directors (i) determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolve to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption. The Special Committee made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors. Following the recommendation of the Special Committee, the Company’s board of directors, pursuant to resolutions adopted at a meeting of the Company’s board of directors held on May 22, 2013, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of Shares adopt the Merger Agreement and directed that the Merger Agreement be submitted to the holders of Shares for their adoption. The Company’s board of directors, acting upon the unanimous recommendation of the Special Committee, has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the unaffiliated security holders, and has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

The approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of (a) a majority of the outstanding Shares entitled to vote thereon and (b) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by (i) Parent, (ii) Merger Sub, (iii) Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P. and Apax VIII-2 L.P. (collectively, the “Apax Investors”), (iv) SKM Equity Fund II, L.P. and SKM Investment Fund II (collectively, the “SKM Funds”) or (v) any executive officer or director of the Company who, prior to the date of the Special Meeting, has entered into any contract with Parent or any of its affiliates providing for the consideration to be received by such executive officer or director in the Merger to be different from that paid to other holders of Shares pursuant to the terms of the Merger Agreement (a “Specified Party”).

Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present. The non-binding proposal regarding certain Merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting. The Company’s board of directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, and “FOR” the non-binding proposal regarding certain Merger-related executive compensation arrangements.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

In connection with the Merger Agreement, on May 23, 2013, the SKM Funds, which collectively own approximately 30% of the outstanding shares of rue21, entered into a support agreement (the “Support Agreement”) with the Company and Parent to vote their Shares in favor of the Merger, subject to certain exceptions.

The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and Schedule 13E-3, including the exhibits attached thereto, filed by the Company and the filing persons listed thereon with the Securities and Exchange Commission. You may also obtain additional information about the Company from other documents we have filed with the Securities and Exchange Commission. In particular, you should read the “Risk Factors” section beginning on page 10 in our annual report on Form 10-K for the fiscal year ended February 2, 2013, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement for risks relating to our business, for a discussion of the risks you should consider in evaluating the proposed transaction and how it may affect you.

If you have any questions or need assistance voting your Shares, please call Georgeson Inc., the Company’s proxy solicitor in connection with the Special Meeting, toll-free at (866) 295-8105.

Thank you in advance for your cooperation and continued support.

Sincerely,

Robert Fisch

President, Chief Executive Officer and Chairman of the Board

The accompanying proxy statement is dated [•], 2013, and is first being mailed to the Company’s stockholders on or about [•], 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 19, 2013

Dear Stockholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of rue21, inc., which we refer to as the Company or rue21, to be held on September 19, 2013, at 9:00 a.m. (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 23, 2013, as amended from time to time, which we refer to as the Merger Agreement, by and among Rhodes Holdco, Inc., a Delaware corporation, which we refer to as Parent, Rhodes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub, and the Company, pursuant to which Merger Sub will merge with and into the Company, which we refer to as the Merger, with the Company surviving the Merger as a wholly-owned subsidiary of Parent, which we refer to as the Merger Agreement Proposal. Parent and Merger Sub are beneficially owned by funds advised by Apax Partners LLP. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.

To consider and vote on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, which we refer to as the Adjournment Proposal.

3.

To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which we refer to as the Golden Parachute Proposal.

4.	To transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Company’s board of directors.

These items of business are more fully described in the proxy statement accompanying this notice.

The approval by the Company’s stockholders of the Merger Agreement Proposal is required to complete the Merger described in the accompanying proxy statement.

The record date for the Special Meeting is August 5, 2013. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of the Company.

Your vote is very important. To ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Special Meeting. The Company’s board of directors has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

Submitting your proxy over the Internet or by telephone is fast and convenient, and your proxy is immediately confirmed and tabulated. Using the Internet or telephone helps save the Company money by reducing postage and proxy tabulation costs.

On Behalf of the Board of Directors,

Stacy Siegal

Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Warrendale, Pennsylvania

Dated: [•], 2013

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 124 of this proxy statement. In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of May 23, 2013, by and among Rhodes Holdco, Inc., Rhodes Merger Sub, Inc. and rue21, inc., as it may be amended from time to time, as the Merger Agreement, and the merger of Rhodes Merger Sub, Inc. with and into rue21, inc. pursuant to the Merger Agreement as the Merger, and we refer to the Support Agreement, dated as of May 23, 2013, by and among SKM Equity Fund II, L.P., SKM Investment Fund II, rue21, inc. and Rhodes Holdco, Inc., as the Support Agreement. In addition, we refer to Rhodes Holdco, Inc. as Parent, Rhodes Merger Sub, Inc. as Merger Sub, SKM Equity Fund II, L.P. and SKM Investment Fund II, collectively as the SKM Funds, Apax Partners, L.P. as Apax, Apax Partners LLP as Apax LLP, Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P. and Apax VIII-2 L.P., collectively as the Apax Investors, Apax VIII GP L.P. Inc., Apax VIII GP Co. Limited and the Apax Investors, collectively as the Apax Entities and rue21, inc. as the Company, rue21, us, our or we. We refer to the Company’s common stock, par value $0.001, each as a Share and collectively as the Shares, the special meeting of the stockholders of the Company to be held on September 19, 2013, at 9:00 a.m. (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086 as the Special Meeting, and August 5, the record date for the Special Meeting, as the Record Date.

If the Merger is completed, each Share outstanding immediately prior to the effective time of the Merger (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, which we refer to as the Parent Group, and Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, (ii) Shares as otherwise agreed to in writing before the effective time of the Merger between Parent or its affiliates and the holder of such Shares, (iii) Shares owned by stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly demanded and not withdrawn a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, with respect to such Shares, which we refer to as the Dissenting Shares, and together with the Shares referred to in the immediately preceding clauses (i) and (ii), the Excluded Shares, and (iv) Shares that are subject to Company restricted stock unit awards, Company deferred stock unit awards, or Company performance share units), will automatically be converted into the right to receive $42.00 per Share in cash, without interest, which we refer to as the Merger Consideration, less any applicable withholding taxes.

Special Factors (page 7)

•

Background of the Merger (page 7). A description of the background of the Merger, including our discussions with Apax, is included in “Special Factors—Background of the Merger” beginning on page 7 of this proxy statement.

•

Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger (page 19). The special committee of the Company’s board of directors consisting solely of three independent and disinterested directors, who are not officers or employees of the Company or representatives of Apax or Apax LLP, and who will not have an economic interest in the Company or the surviving corporation following the completion of the Merger, which committee we refer to as the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and the unaffiliated security holders and the Special Committee also unanimously recommended that the Company’s board of directors (i) determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolve to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption. Upon such recommendations, the Company’s board of directors, pursuant to resolutions adopted at a meeting of the Company’s board of directors held on May 22, 2013, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of Shares adopt the Merger Agreement, and directed that the Merger Agreement be submitted to the holders of Shares for their adoption. In reaching its conclusion to make such determination and recommendations to the Company’s board of directors, the Special Committee consulted with its financial and legal advisors and considered various material factors. For the factors considered by the Special Committee and the Company’s board of directors in reaching their decisions that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and the unaffiliated security holders, please see “Special Factors—Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” beginning on page 19 of this proxy statement.

•	The Company’s board of directors recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”),

•	“FOR” one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies (the “Adjournment Proposal”), and

•

“FOR” the non-binding proposal regarding certain Merger-related executive compensation arrangements, as disclosed in the table under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation Table” beginning on page 55 of this proxy statement including the associated footnotes and narrative discussion (the “Golden Parachute Proposal”).

•

Intent to Vote in Favor of the Merger (page 57). Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the adoption of the Merger Agreement and each of the other proposals. As of August 5, 2013, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [•] Shares entitled to vote at the Special Meeting, or collectively approximately [•]% of the outstanding Shares entitled to vote at the Special Meeting.

•

Position of the Parent Group and the Apax Entities as to the Fairness of the Merger (page 24). The Apax Entities, Parent and Merger Sub believe that the Merger is fair to the unaffiliated security holders. Their belief is based upon their knowledge and analysis of the Company, as well as the factors discussed in “Special Factors—Position of the Parent Group and the Apax Entities as to the Fairness of the Merger” beginning on page 24 of this proxy statement.

•

Opinion of Financial Advisor to the Special Committee (page 28). On May 22, 2013, Perella Weinberg Partners LP, which we refer to as Perella Weinberg, rendered its oral opinion, subsequently confirmed in writing, to the Special Committee, that, as of such date and based upon and subject to the various assumptions made and limitations set forth therein, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Perella Weinberg’s written opinion provides that the opinion may be relied on by the other members of the Company’s board of directors, solely in their capacity as members of the Company’s board of directors, in connection with, and for the purposes of, the evaluation of the Merger. The full text of Perella Weinberg’s written opinion, dated May 22, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex C to this proxy statement and is incorporated by reference herein. Holders of Shares are urged to read the opinion carefully and in its entirety. The opinion does not address the Company’s underlying business decision to enter into the Merger Agreement or the relative merits of the Merger as compared with any other strategic alternative which may have been available to the Company. The opinion does not constitute a recommendation to any holder of Shares as to how such holder should vote or otherwise act with respect to the Merger or any other matter and does not in any manner address the prices at which Shares will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, any member of the Parent Group, the SKM Funds or the holders of any class of securities other than the Shares, creditors or other constituencies of the Company. Perella Weinberg provided its opinion for the information and assistance of the Special Committee in connection with, and for the purposes of its evaluation of, the Merger and provided that the opinion may be relied on by the other members of the Company’s board of directors, solely in their capacity as members of the Company’s board of directors, for the same limited purposes. For a further discussion of Perella Weinberg’s opinion, see “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement.

•

Certain Effects of the Merger (page 46); Certain Effects on the Company if the Merger is not Completed (page 49). At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares and Shares that are subject to Company restricted stock unit awards, Company deferred stock unit awards, or Company performance share units) shall be converted into the right to receive the Merger Consideration, without interest, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares will be automatically canceled, will cease to be outstanding, and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration. For a further discussion of the effects of the Merger, including the effects on the Company’s equity-based awards, see “Special Factors—Certain Effects of the Merger” beginning on page 46 of this proxy statement.

•

Interests of Executive Officers and Directors of the Company in the Merger (page 52). In considering the recommendations of the Company’s board of directors with respect to the Merger, the Company’s stockholders should be aware of the benefits available to the executive officers and directors of the Company in connection with the Merger. These individuals have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Company’s board of directors was aware of these interests and considered them, among other matters, in making its recommendations. These interests include the following:

•	the treatment of Company equity-based awards;

•	payments under executive officer severance agreements;

•	the provision of indemnification and insurance arrangements pursuant to the Merger Agreement; and

•	related benefits.

These interests are discussed in more detail under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement.

•

Special Committee Compensation (page 58). The Company’s board of directors approved a retainer fee of $35,000 for the chairman and $25,000 for the members of the Special Committee. Compensation of the Special Committee members was not and is not contingent on the Special Committee approving or recommending the Merger or any other strategic alternative or the consummation of the Merger or any other strategic alternative.

•

Material United States Federal Income Tax Consequences of the Merger (page 58). The exchange of Shares for cash pursuant to the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will recognize taxable gain or loss, measured by the difference, if any, between the amount of cash received by the holder in the Merger, and the adjusted tax basis of the Shares surrendered in exchange therefor. A non-U.S. holder generally will not be subject to U.S. federal income tax on the exchange of Shares for cash pursuant to the Merger, but may be subject to U.S. backup withholding unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. Stockholders should read “Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 58 of this proxy statement. Stockholders should also consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any U.S. federal non-income, state, local and non-U.S. tax laws) of the Merger.

•

Financing of the Merger (page 61). The Merger is not subject to any financing condition. Parent estimates that the total amounts of funds necessary to complete the Merger and the related transactions will be approximately $1.1 billion. Parent expects this amount to be funded through a combination of the following:

•

an aggregate cash equity investment by the Apax Investors and their permitted assignees, if any, of up to $283 million, which is described under “Special Factors—Financing of the Merger—Apax Investors Equity Financing” beginning on page 61 of this proxy statement;

•	up to approximately $780 million from the debt financings described under “Special Factors—Financing of the Merger—Debt Financing” beginning on page 62 of this proxy statement; and

•	approximately $50 million of cash on hand at the Company and its subsidiaries.

•

Regulatory Approvals (page 64). Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied. The parties were granted early termination of the waiting period under the HSR Act on June 21, 2013.

•

Litigation Relating to the Merger (page 65). Following the public announcement on May 23, 2013 of the execution of the Merger Agreement, one (1) putative class action lawsuit related to the Merger was filed against the Company, its directors, Apax, the SKM Funds, the Apax Investors, Parent and Merger Sub. The lawsuit was dismissed by the plaintiff without prejudice on July 30, 2013. The Company and the Company’s board of directors believe that the claims made in the lawsuit were without merit.

The Merger Agreement (page 75)

•

A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein, is included in “The Merger Agreement” beginning on page 75 of this proxy statement.

Solicitation of Acquisition Proposals (page 80)

•

The Merger Agreement provided that the Company and its advisors (acting under the direction of the Special Committee) were permitted to actively solicit and consider alternative proposals from third parties until 11:59 p.m., Eastern Time, on July 2, 2013 (the “Go-Shop Period”). The Company was permitted to, among other things, engage, enter into and participate in discussions and negotiations with certain parties who during the Go-Shop Period made a proposal that the Special Committee determined in good faith (after consultation with its outside legal counsel and a financial advisor), prior to July 3, 2013 constituted, or would have reasonably been expected to result in, a superior proposal (“Excluded Parties”) until July 27, 2013. If the Merger Agreement were to have been terminated to enter into a superior proposal with an Excluded Party prior to July 27, 2013, the Company would have been required to pay to Parent a termination fee of $10.453 million. Upon termination of the Merger Agreement under specified circumstances (other than in the circumstances described above in connection with a superior proposal by an Excluded Party), rue21 is required to pay Parent (or its designee) a termination fee in an amount equal to $31.359 million. See “The Merger Agreement—Termination Fees” beginning on page 87 of this proxy statement. As discussed in more detail in “Special Factors—Background of the Merger—Subsequent Events” beginning on page 18 of this proxy statement, the Go-Shop Period has ended with no party submitting an alternative acquisition proposal.

Support Agreement (page 92)

•

In connection with the Merger Agreement, on May 23, 2013, the SKM Funds, which collectively own approximately 30% of the outstanding Shares, entered into a Support Agreement with the Company and Parent to vote their Shares in favor of the Merger. Pursuant to the terms of the Support Agreement, if the Merger Agreement is terminated and rue21 accepts an all-cash superior proposal of at least $42.00 per Share, the SKM Funds have agreed to vote their Shares in favor of such superior proposal on the same pro rata basis as holders of Shares other than Parent, Merger Sub, the SKM Funds (or their permitted transferees), any Specified Party or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any other person of which Merger Sub is a direct or indirect subsidiary (the “Unaffiliated Stockholders”) (although the SKM Funds can choose to vote all, or an amount between the applicable pro rata proportion and all, of their Shares in favor of such superior proposal).

Parties to the Merger (page 96)

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rue21,inc. is a Delaware corporation and a leading specialty apparel retailer that currently operates 945 stores in 47 states. Many of the Company’s stores are located in small and middle market communities, which the Company believes have been underserved by traditional specialty apparel retailers. In recent years, rue21 has expanded and developed a number of product categories to complement its extensive apparel offerings, including rue21 etc! (girls jewelry and accessories), tarea by rue21 (intimate apparel), Carbon Elements (guys accessories), and a full line of fragrances and beauty products. Our principal executive office is located at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, and the telephone number of our principal executive office is (724) 776-9780.

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Rhodes Holdco, Inc. and Rhodes Merger Sub, Inc. are both Delaware corporations. Merger Sub is a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds advised by Apax LLP and were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement. At the effective time of the Merger, Merger Sub will be merged with and into the Company and will cease to exist and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent. Parent’s and Merger Sub’s principal executive office is located at 601 Lexington Avenue, 53rd floor, New York, NY 10022, and the telephone number of their principal executive office is (212) 753-6300.

The Special Meeting (page 96)

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Time, Place and Purpose of the Special Meeting (page 96). The Special Meeting will be held on September 19, 2013, starting at 9:00 a.m., (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086.

•	At the Special Meeting you will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal and the Golden Parachute Proposal.

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Record Date and Quorum (page 97). We have fixed August 5, 2013, as the Record Date for the Special Meeting, and only record holders of Shares on the Record Date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote (in person or by proxy) at, the Special Meeting if you are a record holder of Shares at the close of business on the Record Date. You will have one vote for each Share that you owned on the Record Date. As of the Record Date, there were 23,505,096 Shares outstanding and entitled to vote at the Special Meeting.

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The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or represented by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

•	Vote Required (page 97).

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The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (a) a majority of the outstanding Shares entitled to vote thereon and (b) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by (i) Parent, (ii) Merger Sub, (iii) the Apax Investors, (iv) the SKM Funds or (v) any executive officer or director of the Company who, prior to the date of the Special Meeting, has entered into any contract with Parent or any of its affiliates providing for the consideration to be received by such executive officer or director in the Merger to be different from that paid to other holders of Shares pursuant to the terms of the Merger Agreement (a “Specified Party”).

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The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

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The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

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Proxies and Revocation (page 100). Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your Shares are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee, on how to vote your Shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your bank, broker or other nominee, with instructions, as applicable, your Shares will not be voted at the Special Meeting, which will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal and the Golden Parachute Proposal.

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You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in “street name” by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

•	Only your last submitted proxy card will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card, as promptly as possible.

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Market Price of Common Stock and Dividends (page 108). The Shares are listed for trading on the NASDAQ under the symbol “RUE.” We have not declared or paid any cash dividends on the Shares. The Merger Agreement does not permit us to pay any dividends on the Shares without the prior written consent of Parent. The closing price of the Shares on May 22, 2013, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $34.12 per Share.

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On August 16, 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Shares on the NASDAQ was $41.83 per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

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Appraisal Rights (page 119). Stockholders are entitled to appraisal rights under Section 262 of the DGCL, with respect to any or all of their Shares in connection with the Merger, provided they meet all of the conditions set forth in Section 262 of the DGCL, a copy of which is attached as Annex D to this proxy statement. This means that you are entitled to have the “fair value” of such Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

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To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement Proposal, you must not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal and you must hold such Shares continuously through the effective time of the Merger and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 119 of this proxy statement and the text of Section 262 of the DGCL reproduced in its entirety as Annex D to this proxy statement. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors prior to making any decision whether to pursue appraisal rights with respect to their Shares.

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Delisting and Deregistration of Common Stock (page 123). If the Merger is completed, the Shares will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In addition, we will no longer be a public company. As a result, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC, on account of the Shares.

SPECIAL FACTORS

This discussion of the Merger summarizes the material terms of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.

We are asking our stockholders to vote on the adoption of the Merger Agreement. If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and holders of Shares (other than Excluded Shares and Shares that are subject to Company restricted stock unit awards, Company deferred stock unit awards, or Company performance share units) will have the right to receive the Merger Consideration, without interest, less any applicable withholding taxes.

Background of the Merger

The Company was originally founded in 1976 as a value-focused specialty apparel retailer. In 1998, the Company was acquired by the SKM Funds.

In 2001, the Company’s current Chairman and Chief Executive Officer, Bob Fisch, joined the Company. Upon his hiring, Mr. Fisch began repositioning the Company by aligning the Company’s stores under one brand name, strengthening the management team, honing the Company’s fashion value merchandise approach and refocusing the Company’s store growth strategy. As part of the Company’s turnaround, the Company sought bankruptcy protection in February 2002 and emerged within fifteen months.

In April 2005, the SKM Funds became associated with Apax through the combination of the advisors to the SKM Funds, and various other related funds associated with Saunders Karp & Megrue Partners, LLC or their respective affiliates, with the advisors to various Apax funds. Certain partners and employees of the SKM Funds and/or their affiliates at such time, including John Megrue, Alex Pellegrini and William Gumina, became partners and/or employees of Apax and Apax became the advisor of the SKM Funds.

On November 13, 2009, the Company completed its primary initial public offering, following which John Megrue and Alex Pellegrini returned as directors of the Company. On February 26, 2010, the Company completed a secondary follow-on offering. Following that secondary offering, the SKM Funds held 7,091,919 Shares constituting approximately 29% of outstanding Shares. Messrs. Megrue and Pellegrini were re-elected by the Company’s stockholders in 2012 and 2011, respectively. The SKM Funds do not have a shareholders agreement with the Company.

On September 25, 2012, the Company received a written proposal from Apax on behalf of funds advised by it for the acquisition of all of the outstanding stock of the Company with an indicative price range of $38.00 to $39.00 per Share, which represented a 21%-24% premium over the September 24, 2012 closing price of $31.36 per Share. The proposal letter was addressed to the independent members of the Company’s board of directors and indicated that Apax partners John Megrue and Alex Pellegrini, who were also directors of the Company, would recuse themselves from deliberations and meetings of the Company’s board of directors during the pendency of the proposal. The letter also stated that Apax’s expectation was for the existing management team to remain in place following the consummation of the transaction, and that at the appropriate time and with the approval of the Company’s board of directors, Apax would invite a discussion regarding a potential opportunity for existing management to make an equity investment in the ongoing Company on the same economic terms as Apax’s investment. The letter stated that Apax was amenable to having the acquisition agreement include a “go-shop” provision, on customary terms, that would permit the Company to solicit competing proposals for a reasonable period of time after signing, subject to the right of Apax to match each proposal and to the payment of an agreed break-up fee in the event that the Company determined to terminate the agreement with Apax to accept a superior proposal that Apax was unwilling to match. The letter stated that Apax had engaged J.P. Morgan as its financial advisor and Simpson Thacher & Bartlett LLP (“Simpson”) as its legal counsel. The letter indicated that the proposed acquisition would extend to all of the Shares and stockholders on the same basis, including the SKM Funds. Apax did not discuss the terms of its proposal with the SKM Funds or seek or obtain the support of the SKM Funds for its proposal. For purposes of the acquisition proposal, Mr. Megrue and Mr. Pellegrini were acting in an advisory capacity to the Apax Investors and in such capacity were acting under the direction of the approval and investment committees of Apax. Apax is an advisor to the Apax Investors and does not control the Apax Investors.

On October 1, 2012, the Company’s board of directors, without Mr. Megrue or Mr. Pellegrini present, held a meeting to discuss Apax’s September 25 proposal. During the meeting, representatives of Kirkland & Ellis LLP (“Kirkland”) made a presentation to the Company’s board of directors regarding the directors’ fiduciary duties in considering any proposed transaction and reviewed certain legal aspects of Apax’s September 25 proposal. Following extensive discussion, the Company’s board of directors adopted resolutions for the formation of a special committee of the Company’s board of directors (the “Special Committee”) to review and evaluate possible strategic business combination transactions and other related or pertinent strategic alternatives for the Company (which could include, but were not limited to, a merger, other business combination, dividend, recapitalization, acquisition, spin-off, split-off, sale of a subsidiary, division or unit, or other similar transactions), including potential transactions with funds advised by Apax or Apax LLP. The Company’s board of directors delegated exclusively to the Special Committee all of its power and authority to review and evaluate possible strategic business combination transactions and other related or pertinent strategic alternatives for the Company. The Special Committee’s power and authority specifically includes (i) engaging and compensating independent advisors, including financial and other advisors, (ii) the power to terminate any and all negotiations relating to a potential transaction at any time, (iii) making a recommendation to the Company’s board of directors with respect to any potential transaction and (iv) adopting and implementing a shareholder rights plan. The Company’s board of directors resolved not to authorize or approve any potential transaction, or any modification, variation, supplement or waiver thereof, without the prior affirmative recommendation of the Special Committee. The resolutions also provided the Special Committee with authority to oversee consummation of any potential transaction as evidenced by definitive agreements.

The Special Committee was initially composed of directors Bruce Hartman, Arnold Barron and Macon Brock. The Special Committee members were selected based on a number of factors, including their financial sophistication, previous transactional experience, willingness to serve on the Special Committee and status as non-management directors who were not representatives of Apax or Apax LLP. Mr. Brock was subsequently replaced on the Special Committee by director Harlan Kent. Mr. Hartman is the chairperson of the Special Committee.

On October 8, 2012, the Special Committee held a telephonic meeting to discuss the engagement of advisors. During the meeting, a representative of Kirkland provided the Special Committee with an overview of Kirkland’s experience and qualifications to serve as legal advisor to the Special Committee. Representatives of Perella Weinberg and another financial advisory firm then provided separate presentations to the Special Committee regarding their experience and qualifications to serve as financial advisor to the Special Committee. Following the meeting, members of the Special Committee separately spoke with a second law firm regarding its proposal to represent the Special Committee as its legal advisor.

On October 10, 2012, the Special Committee authorized the engagement of Kirkland as its legal advisor and authorized the engagement of Perella Weinberg as its financial advisor.

On October 22, 2012, representatives of Perella Weinberg and Kirkland met with members of the Company’s management team at the Company’s headquarters to discuss management’s views on the Company’s history, business and prospects.

On October 25, 2012, the Special Committee held a telephonic meeting at which representatives of Perella Weinberg provided an update on their efforts to date regarding the preparation of Perella Weinberg’s preliminary financial analysis. At the same meeting, representatives of Potter, Anderson & Corroon LLP (“Potter”) provided the Special Committee with an overview of Potter’s qualifications, and the Special Committee authorized the engagement of Potter as legal counsel.

On November 2, 2012, the Special Committee held a telephonic meeting to discuss the strategic alternatives review process. At the commencement of the November 2, 2012 meeting, Mr. Hartman noted that Mr. Brock had resigned from the Special Committee during the previous week to avoid even the slightest appearance of a conflict of interest in light of his friendship with Mr. Megrue. Mr. Hartman informed the other members of the Special Committee that Mr. Kent was able to fill the seat left empty by Mr. Brock’s resignation. Mr. Kent informed the members of the Special Committee that he did not have a relationship with Apax aside from sitting on the Company’s board of directors with Mr. Megrue and Mr. Pellegrini. The Special Committee then adopted resolutions appointing Mr. Kent as a member of the Special Committee to replace Mr. Brock. Representatives of Perella Weinberg then discussed with the Special Committee potential strategic alternatives for the Company and their preliminary financial analyses of the Company. Members of the Special Committee, together with its advisors, then engaged in a discussion regarding Apax’s proposal to acquire the Company, possible responses to such proposal, and other potential strategic alternatives available to the Company, including continuing as a standalone company, merging with a strategic partner and pursuing a leveraged recapitalization. The Special Committee and its advisors discussed the merits of conducting a pre-signing market check, using a “go-shop” process or using a combination of approaches if it was the determination of the Special Committee to pursue a sale process at such time. Following discussion, the Special Committee decided not to make a determination about whether to pursue a transaction with Apax, or another potential bidder, or whether to pursue an alternative transaction or strategic alternative until it had an opportunity to further consider the matters that had been discussed at the meeting.

On November 8, 2012, the Special Committee held an in-person meeting at Kirkland’s offices in New York City to continue discussions from the prior meeting regarding the development of the Special Committee’s preliminary view on the valuation of the Company. The Special Committee then discussed in detail a long range plan for the Company which had been prepared by management in October (the “October Long Range Plan”). The October Long Range Plan was prepared for purposes of assisting the Special Committee in evaluating the Company’s strategic alternatives. It was prepared using the same methodology and assumptions that the Company’s management had historically used to prepare the Company’s annual long range plan and budget. The Special Committee had an extensive discussion regarding the underlying assumptions for the projections contained in the October Long Range Plan and the likelihood of achieving such projections. A representative of Perella Weinberg discussed, among other things, their preliminary financial analyses of the Company. Members of the Special Committee, together with its advisors, then engaged in a detailed discussion regarding the preliminary financial analyses. It was the consensus of the Special Committee that, although Apax’s initial offer range of $38.00 to $39.00 per Share was not in a range the Special Committee believed justified engaging in a transaction with Apax, it was at a high enough level that it merited a response and further discussion. Following extensive discussion, the Special Committee instructed its advisors to respond to Apax’s representatives with a counterproposal including an increased price from Apax of $43.50 per Share, a rejection of Apax’s request for exclusivity, a condition that the transaction be approved by a majority of the disinterested stockholders of the Company, the inclusion of a go-shop process which was sufficiently lengthy to account for the upcoming holiday season with no Apax match rights and a requirement that the SKM Funds agree to support a superior proposal. Further, the Special Committee directed its advisors to communicate to Apax the expectation of the Special Committee that Apax execute a confidentiality agreement containing a customary standstill provision.

On November 12, 2012, representatives of Perella Weinberg and Kirkland, on behalf of the Special Committee, and representatives of Simpson, on behalf of Apax, met at Apax’s office in New York City to discuss Apax’s proposal. Mr. Megrue and Mr. Pellegrini also attended the meeting. During the meeting, representatives of Perella Weinberg and Kirkland communicated the Special Committee’s positions and the representatives of Apax, J.P. Morgan and Simpson said they would respond following the meeting. Later on November 12, representatives of Kirkland sent representatives of Simpson a proposed form of confidentiality agreement.

On November 14, 2012, a representative of Apax contacted a representative of the SKM Funds to update them on the status of the proposed transaction, including the request of the Company that the SKM Funds agree to be subject to a confidentiality and standstill agreement. The representatives of the SKM Funds requested that Simpson contact Ropes & Gray LLP (“Ropes”), who would be acting as legal advisor to the SKM Funds. Representatives of Simpson and Ropes discussed the proposed transaction, including that the SKM Funds should enter into a separate confidentiality and standstill agreement with the Company and that certain procedures would need to be implemented to address any potential conflicts of interest between the SKM Funds and the funds advised by Apax or Apax LLP.

On November 16, 2012, the Special Committee held a telephonic meeting to discuss certain technical and minor corrections to the October Long Range Plan that the management team had suggested. Representatives of Perella Weinberg discussed the minor impact of the changes to the long range plan on Perella Weinberg’s preliminary financial analyses that had been previously presented to the Special Committee by Perella Weinberg. Specifically, the changes resulted in a $0.279-$0.285 per Share reduction in the discounted cash flow valuation range and a $0.02-$0.05 per Share reduction in the leveraged buyout valuation range. Representatives of Perella Weinberg then noted that Perella Weinberg had performed a detailed review of management’s entire updated long range plan (the “November Long Range Plan”) and that it was Perella Weinberg’s view that the assumptions underlying management’s changed projections continued to appear reasonable. Members of the Company’s finance team were then invited to join the call to answer questions from members of the Special Committee regarding the changes to the October Long Range Plan. The Special Committee then discussed the likelihood of achievement of the November Long Range Plan and the overall effect of such revised projections on the preliminary financial analyses performed by Perella Weinberg. Members of the Special Committee also discussed the status of negotiations with Apax on the confidentiality agreement. The original draft confidentiality agreement had contained language prohibiting Apax from exclusively engaging, or “locking-up”, its debt financing sources. Apax requested the ability to lock-up debt financing sources and the Special Committee decided to reject this request.

On November 16, 2012, Apax and the Company finalized the Apax confidentiality agreement. Also on November 16, representatives from Ropes and Simpson discussed that Allan Karp and Chris Reilly would be exercising their authority over the SKM Funds without any involvement from John Megrue, Alex Pellegrini or anyone else from Apax. On November 18, representatives of Ropes sent the Company a separate confidentiality and standstill agreement to apply to the SKM Funds. A representative of Ropes informed Kirkland that Allan Karp and Chris Reilly would be exercising their authority over the SKM Funds without any involvement from John Megrue, Alex Pellegrini or anyone else from Apax.

On November 19, 2012, Apax and the SKM Funds executed separate confidentiality agreements with the Company which included customary standstills and which prohibited Apax and the SKM Funds from exclusively engaging, or “locking up” debt financing sources. The confidentiality agreement with the SKM Funds provided that the SKM Funds would not discuss any potential transaction, or share confidential information, with the funds advised by Apax without the prior consent of the Company. Shortly thereafter, the Company, via Perella Weinberg, delivered to Apax a copy of the November Long Range Plan.

On November 27, 2012, representatives of Apax, J.P. Morgan, the Company’s management team, Kirkland and Perella Weinberg participated in a due diligence conference call to discuss the Company’s business and the November Long Range Plan.

On the evening of November 29, 2012, Apax delivered a revised proposal letter to the Special Committee which provided for the acquisition of all of the outstanding stock of the Company for an increased price of $40.00 per Share, which represented a 37% premium over the November 28, 2012 closing price of $29.26 per Share. The letter noted that the SKM Funds, which had retained separate legal counsel, would be making a separate investment decision with respect to any proposal and that Apax had not discussed the proposal contained in the letter with the SKM Funds. The letter also advised that Apax anticipated that the Special Committee would approach the SKM Funds to determine if they would be supportive of the proposed transaction, and willing to enter into a voting support agreement, once the terms of the transaction had been agreed between Apax and the Special Committee. Attachments to the letter included a form of exclusivity agreement, which reflected a request for a limited period of exclusivity of 14 days, and letters from J.P. Morgan and Bank of America stating that each institution was “highly confident” of its ability to provide financing for the proposed transaction.

On December 1, 2012, the Special Committee held a telephonic meeting to discuss Apax’s November 29 proposal. During the meeting, representatives of Perella Weinberg discussed with the Special Committee Perella Weinberg’s updated preliminary financial analyses relating to the Company. The presentation included a review of the trading prices of the Shares since Perella Weinberg’s review with the Special Committee on November 2, 2012, including certain updates relating to stock prices and analyst coverage, and also a comparison of the Company’s stock price and trading multiples to those of selected comparable companies. The discussion also included an update to Perella Weinberg’s broader financial analysis, including a discounted cash flow analysis, a review of comparable transactions and a leveraged buyout analysis. A representative of Perella Weinberg noted that although the changes in the market over the past month caused certain minor changes to the preliminary financial analyses, Perella Weinberg believed those changes should not impact the overall analysis. Following extensive discussion of potential responses to Apax, the Special Committee directed its representative to respond to Apax’s proposal with a counterproposal including an increased price from Apax of $43.00 per Share (with the Special Committee authorizing its advisors to further negotiate to $42.50 per Share), an agreement from the SKM Funds to support a transaction at a higher price from a third party bidder, and a condition that the transaction be approved by a majority of the disinterested stockholders of the Company.

That same afternoon on December 1, 2012, representatives of Kirkland and Perella Weinberg spoke by phone with representatives of Simpson and J.P. Morgan and communicated the Special Committee’s counterproposal.

Following receipt of the Special Committee’s request and with the approval of representatives of Kirkland, Simpson contacted Ropes on December 1 to ask whether the SKM Funds would be willing to agree with the Company to support a superior proposal from a third party bidder. On December 2, Ropes advised Simpson that the SKM Funds would be willing to accept in principle such a condition.

Over the following days, representatives of Kirkland and Perella Weinberg and representatives of J.P. Morgan and Simpson engaged in a series of discussions regarding deal terms. On December 2, 2012, a representative of J.P. Morgan communicated to representatives of Perella Weinberg that Apax would be willing to increase its offer price to $40.50 per Share, which represented a 41% premium over the November 30, 2012 closing price of $28.71 per Share.

On December 5, 2012, in a subsequent call between representatives of Perella Weinberg and J.P. Morgan, Perella Weinberg noted that the Special Committee would likely move forward with a transaction at $43.00 per Share, but otherwise may consider breaking off discussions until after the holiday season. J.P. Morgan indicated that Apax had limited flexibility on price and that Apax was unlikely to get to a price above $41.00 per Share. J.P. Morgan noted, in particular, Apax’s concerns regarding negative trends and future risks with respect to the Company’s same store sales growth.

On December 10, 2012, the Special Committee held a telephonic meeting to discuss the status of negotiations with Apax since the previous meeting of the Special Committee on December 1, 2012. In light of the lack of an agreement on price, the Special Committee decided to disengage from discussions with Apax during the holiday season, but to leave the door open to consider resuming negotiations in January, if the Special Committee determined it to be advisable at that time. The Special Committee decided that Mr. Hartman should speak directly with Mr. Megrue in the coming days to communicate that message.

On December 12, 2012, Mr. Hartman spoke with Mr. Megrue and communicated to Mr. Megrue that the Special Committee continued to believe a higher price than Apax’s last proposal was appropriate and the Special Committee’s decision to end discussions with Apax during the holiday season. Mr. Hartman and Mr. Megrue agreed to have their respective advisors coordinate with each other over the coming weeks so they could consider resuming discussions after the holiday shopping season had ended and when the results for that season would be available.

On January 7, 2013, following the end of the holiday shopping season, Mr. Hartman and Mr. Megrue spoke by phone about Apax’s proposal. Mr. Megrue told Mr. Hartman that Apax’s investment committee was planning to meet later in the month to further consider the transaction.

On January 10, 2013, Bruce Hartman and representatives of the Company and Perella Weinberg met with representatives of Apax and J.P. Morgan and provided an update on the Company’s performance during the holiday shopping season.

On January 17, 2013, Mr. Hartman and Mr. Megrue again spoke by phone about Apax’s proposal. During the discussion, Mr. Megrue stated that Apax was unwilling to increase its proposed price. Mr. Megrue also stated that Apax was exploring an alternative transaction in which the SKM Funds would sell their Shares to Apax.

On January 22, 2013, the Special Committee held a telephonic meeting to receive an update from Mr. Hartman regarding his discussions with Mr. Megrue. The Special Committee also received an updated presentation of Perella Weinberg’s preliminary financial analyses relating to the Company. Following discussion, and in light of the fact that the parties had reached an impasse on price, the Special Committee determined that the best course of action at the current time was to formally end negotiations with Apax. The Special Committee instructed Perella Weinberg to relay that message to J.P. Morgan later that same morning.

Later in the morning on January 22, 2013, a representative of Perella Weinberg informed a representative of J.P. Morgan that the Special Committee had decided to end discussions with Apax regarding its proposal.

As Apax’s proposal was no longer pending, Apax partners John Megrue and Alex Pellegrini resumed their ordinary course participation on the Company’s board of directors.

On February 4, 2013, a representative of Apax delivered a letter to a representative of the SKM Funds proposing to acquire the shares of the Company held by the SKM Funds for a cash purchase price based on an volume weighted average share price over the 30 calendar days prior to entering into any such agreement. The SKM Funds advised that they might consider the sale of their Shares at a higher price but the SKM Funds and Apax elected not to pursue a transaction.

During this period, the SKM Funds and the Company also had a preliminary discussion regarding a repurchase by the Company of the Shares owned by the SKM Funds. The SKM Funds indicated that they might consider such a repurchase at an undetermined premium to market, but the SKM Funds and the Company elected not to pursue such a transaction.

During March 2013, the Company’s board of directors was considering an expansion of its previously authorized share repurchase program and, in connection therewith, on March 15, 2013, consulted with a nationally recognized investment bank which provided a five-year discounted cash flow valuation of the Company that was based on publicly available information. The five-year discounted cash flow valuation used a range of discount rates from 10.5% to 11.5% and a range of terminal value EBITDA multiples of 6.0x to 8.0x, resulting in a lowest valuation of $44.75 per Share (using a discount rate of 11.5% and a terminal value EBITDA multiple of 6.0x) and a highest valuation of $57.25 per Share (using a discount rate of 10.5% and a terminal value EBITDA multiple of 8.0x). The discounted cash flow valuation was accompanied by a future stock price analysis based on publicly available information. The future stock price analysis used a 13.1x forward P/E multiple (reflecting the forward P/E multiple of the Company at the time) and an 18.9x forward P/E multiple (reflecting the average forward P/E multiple of the Company since its initial public offering) which resulted in a $27.25 per Share to $39.25 per Share present value valuation range for 2014 and a $33.75 per Share to $48.50 per Share present value valuation range for 2017, in each case using an 11.0% discount rate.

On April 18, 2013, a representative of Apax delivered to Mr. Fisch a copy of a written proposal from Apax for the acquisition of all of the outstanding stock of the Company for an increased price of $42.00 per Share, which represented a 42% premium over the April 17, 2013 closing price of $29.59 per Share. The proposal letter was addressed to the independent members of the Company’s board of directors and indicated that Apax partners John Megrue and Alex Pellegrini, directors of the Company, would recuse themselves from deliberations and meetings of the Company’s board of directors during the pendency of the proposal. The letter noted that the SKM Funds, which had retained separate legal counsel, would be making a separate investment decision with respect to any proposal and that Apax had not discussed the proposal contained in the letter with the SKM Funds. The letter stated that Apax was prepared to accept that the SKM Funds may commit with the Company to vote their Shares in favor of a superior proposal on the same pro rata basis as the votes by all other stockholders but that all matters pertaining to any voting support agreement would need to be negotiated and agreed with the SKM Funds. The letter also stated that Apax would be willing to accept that a transaction be subject to approval by a majority of the disinterested stockholders so long as any superior proposal be subject to the same requirement (i.e., exclude the Shares held by the SKM Funds from the vote on a superior proposal transaction).

On April 22, 2013, the Special Committee held a telephonic meeting to discuss Apax’s April 18 proposal. Representatives of Perella Weinberg and Kirkland summarized the key elements of the proposal for the Special Committee. The members of the Special Committee took note that, since its last meeting on January 22, 2013, the SKM Funds and Apax had decided not to pursue an alternative transaction involving the SKM Funds selling their Shares to Apax. A representative of Perella Weinberg then noted that Perella Weinberg would update its preliminary financial analyses to incorporate updated market information and actual data on the Company’s 2012 fiscal year and early 2013 performance. Members of the Special Committee then discussed their views of the November Long Range Plan. Members of the Special Committee discussed their view that there was more downside for the Company’s prospects than what was reflected in the plan. The Special Committee took note of the fact that the Company was planning to make an earnings announcement on May 23, 2013 and that, if a deal was to be accomplished with Apax, it may be advisable to announce the transaction prior to the earnings announcement, as the earnings announcement would likely have a negative effect on the Company’s stock price because the expected earnings for the first quarter of Fiscal Year 2013 were approximately 8% below consensus estimates and the expected decline in same store sales growth was greater than consensus estimates. Following extensive discussion on appropriate responses to Apax’s proposal, the Special Committee decided to allow Apax access to additional due diligence materials and to schedule management presentations, but that it would not respond to the key terms of the proposal (including price and exclusivity) until the Special Committee had obtained Perella Weinberg’s updated views on valuation.

Later in the day on April 22, 2013, representatives of Kirkland and Perella Weinberg communicated to their counterparts at Simpson and J.P. Morgan that the Special Committee would be willing to authorize the Company to provide due diligence materials at that time and would be willing to begin scheduling management presentations. They also stated that the Special Committee would be meeting later that week to further discuss Apax’s revised offer and to obtain financial advice and that it had not yet made any decision with respect to the terms offered by Apax (including price and the exclusivity request).

Also on April 22, 2013, members of the Company’s management and representatives of Perella Weinberg discussed management’s views on the Company’s business, recent results and the November Long Range Plan. Following this meeting, management worked to prepare an updated long range plan (the “April Long Range Plan”) to account for changes underlying management’s assumptions since November, including (i) updates to reflect that the Company’s actual 2012 fiscal year and early 2013 performance did not meet prior projections or expectations, (ii) an increase in estimated store openings per year, (iii) a postponement of the Company’s Canada initiative by two years, (iv) an expedited E-commerce initiative commencing during fiscal year 2013 rather than fiscal year 2014, and (v) a reduction in stock compensation expense.

On April 26, 2013, representatives of Apax sent a due diligence request list to the Company.

On April 27, 2013, the Special Committee held a telephonic meeting to further discuss Apax’s April 18 proposal. A representative of Kirkland provided the Special Committee an overview of the fiduciary duties applicable to board members. A representative of Perella Weinberg then reviewed Perella Weinberg’s updated preliminary financial analyses relating to the Company and discussed the key differences between the April Long Range Plan and the November Long Range Plan. Members of the Special Committee discussed their view that there was more downside for the Company’s prospects than what was reflected in the long range plan. A representative of Perella Weinberg then noted to the Special Committee that another investment bank had presented certain analyses to the Company’s board of directors on March 15, 2013 in connection with its review of a potential expansion of its previously authorized share repurchase program which had included a discounted cash flow analysis based on publicly available information setting forth a different and higher valuation range. The representative of Perella Weinberg stated that, upon review, Perella Weinberg identified three key differences between such other investment bank’s analysis and Perella Weinberg’s, which resulted in the higher valuation range: (i) the other investment bank’s discounted cash flow analysis failed to tax-effect operating earnings in its cash flow forecasts, resulting in inflated cash flows, (ii) the investment bank used a lower discount rate for the discounted cash flow analysis than what Perella Weinberg believed was appropriate from a valuation perspective and (iii) the investment bank used a higher terminal multiple for its discounted cash flow analysis than Perella Weinberg felt was consistent with the expectation that projected future growth rates in the terminal year would be less than expected growth rates today. The Special Committee, for the reasons listed above, did not rely on such other investment bank’s analysis in its deliberations. Following lengthy discussion, the Special Committee decided that the price of $42.00 per Share offered by Apax in its April 18 proposal was, in their preliminary view, attractive to pursue. Members of the Special Committee then, together with representatives of Kirkland and Perella Weinberg, discussed whether or not to engage in a pre-signing market check and whether or not Apax’s proposed go-shop process might be acceptable in principle. The Special Committee then discussed with its advisors appropriate responses to Apax’s request for exclusivity and to its offer price of $42.00 per Share. The Special Committee decided to reject Apax’s request for exclusivity and ask for a higher price and to advise Apax that the Special Committee was willing to allow Apax to proceed with diligence based on its offer, but that the Special Committee believed Apax should increase its offer price following diligence. The Special Committee instructed its advisors to communicate to Apax’s legal and financial advisors the Special Committee’s key positions and for Kirkland to prepare a draft merger agreement to send to Simpson.

Later on April 27, 2013, a representative of Kirkland called a representative of Simpson to convey the Special Committee’s positions on deal terms, including the rejection of exclusivity, and informed the representative of Simpson that Kirkland would be sending a draft merger agreement reflecting the Special Committee’s positions. Later that day, Apax agreed to drop its request for exclusivity.

On April 28, 2013, representatives of Perella Weinberg communicated to J.P. Morgan the Special Committee’s position on certain matters, including that diligence and management discussions could commence the next day, but that the Special Committee believed Apax should increase its price following diligence. Perella Weinberg indicted that Kirkland would be delivering a draft merger agreement to Simpson reflecting the Special Committee’s position on deal terms.

Also on April 28, 2013, representatives of the Company delivered the April Long Range Plan to representatives of Apax.

On April 29, 2013, Bloomberg published a news report that identified the Company and two other teen retailers as likely leveraged buyout targets for private equity firms.

Also on April 29, 2013, representatives of Kirkland sent a draft merger agreement to Simpson.

From April 29 through May 1, 2013 representatives of Apax and members of the Company’s management team met in person for management presentations at the Company’s headquarters. On May 2, 2013, the Company opened an electronic data room to facilitate documentary due diligence of the Company by Apax and its representatives, including its financing sources. Apax and its representatives, including its financing sources, continued to perform due diligence and had access to the data room through the signing of the transaction.

On May 2, 2013, representatives of J.P. Morgan advised representatives of Perella Weinberg that Apax was still assessing the April Long Range Plan as well as the Company’s first quarter 2013 performance, including the drop in same store sales growth for the first quarter of 2013, and that Apax sought additional due diligence on such changes. Representatives of Perella Weinberg asked whether Apax could reconfirm that its proposal of $42.00 per Share had not changed and were advised by J.P. Morgan that Apax was unable to do so based on the information then available to it.

On May 8, 2013, representatives of Simpson sent a revised draft of the merger agreement to Kirkland. Over the course of the next several weeks through signing of the transaction, numerous drafts of the merger agreement were exchanged between the parties.

On May 10, 2013, a representative of Kirkland called a representative of Ropes, legal counsel to the SKM Funds, to discuss the potential transaction. The representative from Ropes indicated that it was his preliminary understanding that the SKM Funds were likely to support Apax’s proposal to acquire the Company, subject to, among other things, the SKM Funds performing their due diligence, the SKM Funds’ review of the final deal terms and negotiation and agreement on the terms of the support agreement.

Later on May 10, 2013, the Special Committee held a telephonic meeting to discuss the issues raised in the May 8 draft of the merger agreement sent by Simpson. Following discussion, members of the Special Committee asked Kirkland to respond to the Simpson draft, including to reduce the go-shop period Company termination fee of 1.125% proposed in the Simpson draft to 1.0%, to replace the iterative match rights proposed in the Simpson draft with a single match right and to remove a provision contained in the Simpson draft for reimbursement of Apax’s expenses under certain circumstances.

On May 15, Kirkland sent an initial draft of the support agreement to Ropes, which contained an obligation for the SKM Funds to support any superior proposal recommended by the Special Committee.

On May 15, 2013, representatives of Ropes informed representatives of Simpson that the SKM Funds would require an indemnity from the funds advised by Apax LLP with respect to potential deal related litigation as well as an expense reimbursement as a condition to the SKM Funds agreeing to support the transaction.

On May 16, Ropes sent a revised draft of the support agreement which provided that the SKM Funds would be obligated to support a superior proposal recommended by the Special Committee if it was an all-cash offer at a higher price than the Merger. Over the course of the next several days through signing of the transaction, several drafts of the support agreement were exchanged between the parties.

Also on May 16, 2013, Simpson sent Kirkland initial drafts of the equity commitment letters. Over the course of the next several days through signing of the transaction, several drafts of the equity commitment letters were exchanged between the parties.

On May 17, 2013, representatives of J.P. Morgan and Perella Weinberg discussed the status of the transaction by phone. During the discussion, J.P. Morgan informed Perella Weinberg that Apax was unwilling to increase its price above $42.00 per Share and that $42.00 per Share would be its best and final price and noted in particular the Company’s lower April Long Range Plan, the decline in 2013 same store sales and the expected first quarter 2013 earnings shortfall as compared to consensus estimates. The representative of J.P. Morgan also discussed the importance to Apax of having iterative match rights.

On May 17, 2013, representatives of Ropes sent to representatives of Simpson a draft indemnification agreement to be entered into by the funds advised by Apax LLP for the benefit of the SKM Funds. Over the next several days, through the signing of the transaction, drafts of the indemnification agreement were exchanged between the parties.

On May 18, 2013, Simpson sent Kirkland draft debt financing commitment papers.

Later on May 18, 2013, the Special Committee held a telephonic meeting to discuss ongoing negotiations with Apax. A representative of Kirkland then provided a summary of the terms contained in the draft debt commitment papers provided to Kirkland by Simpson earlier that day. A representative of Perella Weinberg next reviewed Perella Weinberg’s revised preliminary financial analyses relating to the Company. The presentation included an updated review of the trading of the Shares since Perella Weinberg’s last full presentation to the Special Committee on April 27th, including the anticipated effects on the stock price as a result of the Company’s first quarter financial earnings which were expected to be about 8% below consensus estimates and the decline in same store sales growth which was expected to be greater than consensus estimates. The representative of Perella Weinberg next presented Perella Weinberg’s updated analysis with respect to valuation using financial methodologies including a discounted cash flow analysis, a review of comparable transactions and a leveraged buyout analysis. Members of the Special Committee, together with its advisors, then engaged in a detailed discussion regarding the various assumptions and sensitivities underlying Perella Weinberg’s updated preliminary financial analyses. It was noted by members of the Special Committee that the vibrant and robust state of the financial markets was favorable for a transaction and might not remain as favorable in the future. Following extensive discussion, the Special Committee decided it would likely be willing to accept a $42.00 per Share price but directed Perella Weinberg to go back to Apax one more time to negotiate for a higher price.

Later in the evening on May 18, 2013, representatives of Perella Weinberg and J.P. Morgan engaged in a discussion about key open issues, including price, Apax’s request for iterative match rights, and Apax’s request for expense reimbursement from the Company under certain circumstances. During the discussion, J.P. Morgan stated that Apax was not flexible on either price or iterative match rights.

On May 19, 2013, Mr. Megrue called Mr. Hartman to discuss open deal terms and told Mr. Hartman that $42.00 per Share was Apax’s best and final offer and that Apax would insist on iterative match rights and expense reimbursement.

Later on May 19, 2013, Mr. Hartman updated the Special Committee about his discussion with Mr. Megrue.

On May 20, 2013, the Special Committee held a telephonic meeting to obtain updates on ongoing negotiations from its advisors. The Special Committee then decided to accept Apax’s position on iterative match rights and price and to reject the request for expense reimbursement.

On May 20, 2013, representatives of Kirkland provided to representatives of Simpson the draft Support Agreement which had been substantially agreed to between the Company and the SKM Funds.

Over the next two days, the advisors to the parties exchanged various drafts of the transaction documents and engaged in numerous telephonic discussions to resolve any remaining open issues. Among the open issues resolved during this period, the parties agreed to a 40 day go-shop period followed by a 25-day period during which the Company would be permitted to continue discussions with certain third parties that make acquisition proposals during the go-shop period. The parties also agreed that Apax would not be entitled to receive any reimbursement of its expenses. Also during this time period, representatives of Simpson confirmed to representatives of Kirkland that Apax would not ask members of management to enter into agreements (including as to their post-closing employment with the Company or rolling over equity in the Company) prior to the execution of the Merger Agreement but that Apax wished to confirm with Mr. Fisch as a due diligence matter that he would be willing to explore with Apax at a later date his continuing as the Company’s chief executive officer and reinvesting part of his proceeds from the Merger alongside Apax. In a conversation with representatives of Apax and Perella Weinberg, Mr. Fisch advised that he would be open to having discussions on such matters following the go-shop process. Prior to that time, there had been no discussions between Apax and members of management regarding such matters.

On May 22, 2013, the Special Committee held a meeting to discuss the outcome of negotiations with Apax. During the meeting, a representative of Perella Weinberg discussed the go-shop process contemplated by the draft Merger Agreement and discussed with the Special Committee a list of potentially interested parties that Perella Weinberg would expect to contact following execution of the Merger Agreement. Also at the meeting, Perella Weinberg reviewed with the Special Committee its financial analysis of the $42.00 per Share Merger Consideration and delivered an oral opinion, subsequently confirmed in writing, to the Special Committee, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of Perella Weinberg’s written opinion, dated May 22, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex C to this proxy statement and is incorporated by reference herein. A discussion of Perella Weinberg’s analysis is described under “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement. Members of the Special Committee next discussed the terms of the key transaction agreements, including the Merger Agreement, that were circulated prior to the meeting. Following extensive discussion, and after considering the foregoing and the factors described under “Special Factors—Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” beginning on page 19 of this proxy statement, the Special Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable, fair to and in the best interest of the Company and the unaffiliated security holders. The Special Committee unanimously adopted resolutions to recommend that the Company’s board of directors (i) determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolve to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption.

Later on May 22, 2013, following the Special Committee meeting, the Company’s board of directors held a meeting to consider the potential transaction with Apax. Board members John Megrue and Alex Pellegrini did not join the meeting as they had both recused themselves from meetings of the Company’s board of directors during the pendency of Apax’s proposal. Mr. Brock was unable to attend the meeting due to a travel conflict. During the meeting, a representative of the Special Committee provided the other directors present with a description of the background of the proposed transaction and the process undertaken by the Special Committee. The representative of the Special Committee then provided the other directors with the Special Committee’s unanimous recommendation in favor of the proposed transaction. During the meeting, Perella Weinberg reviewed its financial analysis of the $42.00 per Share Merger Consideration and noted that its written opinion to the Special Committee would provide that such opinion may be relied on by the other members of the Company’s board of directors, solely in their capacity as members of the Company’s board of directors, in connection with, and for the purposes of, the evaluation of the Merger. Members of the Company’s board of directors next discussed the terms of the key transaction agreements, including the Merger Agreement, that were circulated prior to the meeting. Kirkland reviewed with the Company’s board of directors its fiduciary duties in the context of a potential acquisition. During the meeting, Mr. Fisch stated that he would work with the Company’s board of directors and the Special Committee during the “go-shop” period, was open to discussions with potential bidders during the go-shop process and agreed that he would make no commitment to Apax prior to the end of the go-shop process. Following extensive discussion, and after considering the foregoing and the factors described under “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement, the Company’s board of directors (with Mr. Fisch abstaining) adopted resolutions which (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of Shares adopt the Merger Agreement and directed that the Merger Agreement be submitted to the holders of Shares for their adoption.

In the early morning on May 23, 2013, the Company, Parent and Merger Sub executed the Merger Agreement, after which the Company and Apax issued a joint press release announcing the execution of the Merger Agreement. Contemporaneously with the execution of the Merger Agreement, the SKM Funds, the Company and Parent executed the Support Agreement and the Apax Investors, Parent Group, SKM Funds and the advisors to the SKM Funds entered into the indemnification agreement.

Subsequent Events

Under the terms of the Merger Agreement, the Company and its advisors were permitted to actively solicit and negotiate alternative acquisition proposals from third parties during a “go-shop” period that began on May 23, 2013 and expired at 11:59 p.m. EDT on July 2, 2013. See “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement. During the “go-shop” period, Perella Weinberg, under the direction of the Special Committee, undertook a broad solicitation effort, contacting 60 potential acquirers, comprised of 19 strategic parties and 41 financial parties, believed to have potential strategic or financial interest in an alternative transaction to the announced Merger Agreement. These contacts resulted in six parties negotiating and entering into confidentiality agreements with the Company and receiving access to due diligence materials. However, none of the prospective buyers contacted during the “go-shop” period submitted an alternative acquisition proposal, and no other person made an unsolicited proposal. Accordingly, no third party qualified as an Excluded Party for purposes of the Merger Agreement. On July 3, 2013, the Company issued a press release announcing the results of the “go-shop” process.

The Company is now subject to customary “non-solicitation” provisions that limit its ability to solicit, encourage, discuss or negotiate alternative acquisition proposals from third parties or to provide non-public information to third parties. These non-solicitation provisions are subject to a “fiduciary out” provision that allows the Company to provide non-public information and participate in discussions and negotiations with respect to certain unsolicited written acquisition proposals and to terminate the Merger Agreement and enter into an alternative acquisition agreement with respect to a superior proposal in compliance with the terms of the Merger Agreement. See “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement.

Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger

Pursuant to resolutions of the Special Committee adopted at a meeting of the Special Committee held on May 22, 2013, the Special Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of the Company and the unaffiliated security holders. The Special Committee also unanimously recommended that the Company’s board of directors (i) determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolve to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption. Following the recommendation of the Special Committee, the Company’s board of directors, pursuant to resolutions adopted at a meeting of the Company’s board of directors held on May 22, 2013, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the unaffiliated security holders (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of Shares adopt the Merger Agreement, and directed that the Merger Agreement be submitted to the holders of Shares for their adoption. The Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were approved by a majority of the Company’s board of directors who are not employees of the Company. In reaching its conclusion to make such determination and recommendations to the Company’s board of directors, the Special Committee consulted with its financial and legal advisors and considered various material factors, and since the Special Committee did not conduct its own going concern analysis, the Special Committee specifically adopted the analysis of Perella Weinberg, which is described under “Special Factors—Opinion of Financial Advisor to the Special Committee—Other Materials” beginning on page 38 of this proxy statement. The Company’s board of directors has adopted the Special Committee’s analysis and discussion as its own. Among the material information and factors considered by the Special Committee were the following:

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information with respect to the Company’s business, operations, financial condition, earnings and prospects, the Company’s long range plan, and the risk in achieving those prospects (including the Special Committee’s belief that there was a not immaterial amount of execution risk associated with the Company’s long range plan) as well as current industry, economic and market conditions and trends (including the Special Committee’s concerns regarding the impact of general macro-economic uncertainty on the retail industry and the Special Committee’s belief that the vibrant and robust state of the financial markets was favorable for a transaction and may not remain as favorable in the future) and the other risks and uncertainties discussed in the Company’s public filings with the SEC;

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the achievability of the projections set forth in the long range plan in light of, among other things, the Special Committee’s concerns regarding the impact of general macro-economic uncertainty on the general industry outlook and the Special Committee’s belief that there was a not immaterial amount of execution risk associated with the Company’s long range plan;

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the fact that the earnings for the first quarter of 2013 were expected to be approximately 8% below analyst consensus estimates and the fact that the decline in same store sales growth was expected to be greater than consensus estimates, both of which are facts the Special Committee believed were not yet reflected in the price of the Shares as of May 22, 2013;

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the strategic review and discussion undertaken by the Special Committee with the assistance of its advisors which involved the exploration of various strategic alternatives, including continuing as a standalone company, selling the Company to another bidder, merging with a strategic partner and pursuing a leveraged recapitalization, and the Special Committee’s belief that the Merger Agreement and the transactions contemplated thereby, including the Merger, were more favorable to the Company’s unaffiliated security holders when compared with other strategic alternatives that were reasonably available to the Company, including as a result of the following factors:

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with respect to continuing as a standalone Company, the Special Committee’s belief that there was a not immaterial amount of execution risk associated with the Company’s long range plan and the Special Committee’s consideration of other risks and challenges inherent in executing the Company’s business strategy;

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with respect to selling the Company to another bidder or merging with a strategic partner, the Special Committee’s belief that such alternatives were preserved and could be pursued under certain circumstances after signing, including during the “go-shop” process more fully described elsewhere herein under the heading “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement; and

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with respect to pursuing a leveraged recapitalization, the Special Committee’s belief that doing so, while providing certainty of value for a portion of stockholders’ investment in the Company, would increase the risk inherent in stockholders’ remaining investment in the Company and would likely impair the Company’s financial and operating flexibility;

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the fact that the per Share Merger Consideration of $42.00 per Share represented a premium of approximately 23% to the closing Share price on May 22, 2013 and approximately 42% to the 90-day volume weighted average price (VWAP) for the period ending on May 22, 2013;

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the Special Committee’s belief that, as a result of the negotiations between the parties, the per Share Merger Consideration of $42.00 was likely the highest price per Share that Parent was willing to pay, and that the combination of Parent’s agreement to pay that price and the go-shop process described below and under “The Merger Agreement” beginning on page 75 of this proxy statement would likely result in a sale of the Company at the highest price per Share that was reasonably attainable;

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the fact that Apax represented that the $42.00 Per Share Merger Consideration was its best offer and that the Special Committee concluded, after discussions with its advisors, it was the best offer that likely could be obtained by the Special Committee and that further negotiations could have caused Apax to abandon its offer;

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the current and historical market prices for our Shares, including those set forth in the table under “Other Important Information Regarding rue21—Market Price of Common Stock and Dividends” beginning on page 108 of this proxy statement;

•	the fact that the per Share Merger Consideration consists solely of cash, providing the Company’s stockholders with certainty of value and liquidity;

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the oral opinion of Perella Weinberg rendered at a meeting of the Special Committee on May 22, 2013, which was subsequently confirmed by delivery of a written opinion, dated May 22, 2013, to the Special Committee, to the effect that, as of that date and based upon and subject to the various assumptions made and limitations set forth therein, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described under “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement;

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the presentation of Perella Weinberg in connection with its opinion presented to the Special Committee at the May 22, 2013 meeting of the Special Committee as more fully described under “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement;

•	discussions with its advisors of the possible strategic alternatives available to the Company;

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the fact that, although a news report was issued by Bloomberg news on April 29, 2013 identifying the Company as a potential target for a leveraged buyout, no third party other than Apax made a proposal to acquire the Company before May 23, 2013, the date of the execution of the Merger Agreement;

•	the Special Committee’s belief that the vibrant and robust state of the financial markets was favorable for a transaction and might not remain as favorable in the future;

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the terms of the Merger Agreement, including the fact that the Merger Agreement contains go-shop provisions (as more fully described under “The Merger Agreement” beginning on page 75 of this proxy statement), that are intended to help ensure that the Company’s stockholders receive the highest price per Share reasonably available, including:

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the Company’s right to solicit offers with respect to alternative acquisition proposals during a 40-day go-shop period and to continue discussions with certain third parties that make acquisition proposals during the go-shop period for an additional 25-day period;

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the Company’s right, subject to certain conditions, to respond to and negotiate with third parties with respect to certain unsolicited acquisition proposals made after the end of the go-shop period and prior to the time the Company’s stockholders approve the proposal to adopt the Merger Agreement;

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the ability of the Company’s board of directors to withdraw or change its recommendation in favor of the Merger Agreement, and the Company’s right to terminate the Merger Agreement and accept a “superior proposal” prior to the Company’s stockholders’ approval of the proposal to adopt the Merger Agreement, subject in each case to the Company paying Parent a termination fee of approximately $31.4 million (or 3% of equity value), or approximately $10.5 million (or 1% of equity value) if the termination is in connection with the Company’s entry into a definitive agreement with an Excluded Party with respect to a “superior proposal,” which amounts the Special Committee believed were reasonable in light of, among other matters, the benefit of the Merger to the Company’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the fact that the SKM Funds would receive the same $42.00 per Share price as the unaffiliated security holders and that, if the Merger Agreement is terminated in connection with the Company’s entry into a definitive agreement with respect to a “superior proposal” that is comprised entirely of cash and is for at least $42.00 per Share, the SKM Funds have agreed in the Support Agreement to vote their Shares in the same proportion in favor of such “superior proposal” as the Shares held by unaffiliated security holders are voted or, at their option, entirely in favor of such “superior proposal”, as more fully described under “Support Agreement” beginning on page 92 of this proxy statement;

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the fact that management did not enter into any contracts or arrangements (including as to post-closing employment) with Apax or its affiliates in connection with the execution of the Merger Agreement;

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the fact that the Special Committee understands that no potential debt financing source has entered into any exclusive arrangement with Apax or any of its affiliates regarding any transaction involving the Company; and

•	the likelihood of the Merger being completed, based on, among other matters:

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Parent having obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use reasonable best efforts to obtain the debt financing;

•	the absence of a financing condition in the Merger Agreement;

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the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause, and, pursuant to the equity commitment letters described under “The Equity Commitment Letters” beginning on page 92 of this proxy statement, to seek specific performance to directly cause, the equity financing sources under those commitment letters to fund their respective contributions as contemplated by those commitment letters;

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the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent pay the Company a termination fee of approximately $62.7 million (or 6% of equity value), and the commitment with respect to such payment obligation by the Apax Investors pursuant to the Apax Termination Commitment Letter as more fully described under “Special Factors—Financing of the Merger—Apax Investors Termination Commitment” beginning on page 62 of this proxy statement; and

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the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion, including the fact that there were no anticipated substantive issues in connection with HSR Act clearance and that there are no other significant required regulatory approvals that are required to close the Merger.

The Special Committee also considered a number of potentially countervailing factors and risks. These countervailing factors and risks included the following:

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the risk that the transactions contemplated by the Merger Agreement, including the Merger, and the financing for the transaction, may not be consummated in a timely manner or at all as well as the potential loss of value to the Company’s stockholders and the potential negative impact on the operations and prospects of the Company if such transactions were delayed or were not consummated;

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the risk that the pendency of the Merger could adversely affect the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships;

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the risks and potentially negative factors described in “Special Factors—Considerations Relating to the Merger” and “Special Factors—Certain Effects on the Company if the Merger is not Completed” beginning on pages 48 and 49 of this proxy statement, respectively;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;

•

the fact that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions, and that the Company has incurred and will incur substantial costs in connection with such transactions even if such transactions are not consummated;

•	the risk that certain key members of senior management might choose not to remain employed with the Company prior to the completion of the Merger;

•	the fact that the receipt of the Merger Consideration in exchange for Shares pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes;

•	the fact that prospective bidders could perceive as a deterrent Parent’s right under the Merger Agreement to negotiate with the Company to match the terms of any “superior proposal”;

•

the fact that consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, would not allow the Company’s stockholders to participate in potential further appreciation of the Shares after the Merger; and

•

the fact that some of the Company’s directors and executive officers have other interests in the Merger in addition to their interests as stockholders of the Company, including the manner in which they would be affected by the Merger as discussed under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement.

The Special Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of our unaffiliated stockholders, and in light of such procedural safeguards the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. These procedural safeguards include the following:

•

the fact that the Special Committee was established by the Company’s board of directors and was authorized and was exclusively delegated all the power and authority of the Company’s board of directors to review, evaluate and negotiate strategic alternatives that were available to the Company;

•	the fact that the Special Committee had no obligation to recommend that the Company’s board of directors approve the Merger or any other potential transaction;

•	the fact that the Special Committee had the power to terminate any and all negotiations relating to a potential transaction at any time;

•

the fact that the Company’s board of directors resolved that it would not authorize or approve, and the Company would not engage in, a potential transaction with parties participating in the Special Committee’s review of strategic alternatives, without the affirmative recommendation of the Special Committee;

•

the fact that the Special Committee is comprised solely of independent and disinterested directors, who are not officers or employees of the Company or representatives of Apax or Apax LLP, and who will not have an economic interest in the Company or the surviving corporation following the completion of the Merger;

•	the fact that the Special Committee received the advice and assistance of Perella Weinberg, as financial advisor, and Kirkland and Potter, as legal advisors;

•

the fact that the Special Committee received the oral opinion of Perella Weinberg rendered at a meeting of the Special Committee on May 22, 2013, which was subsequently confirmed by delivery of a written opinion, dated May 22, 2013, to the Special Committee, to the effect that, as of that date and based upon and subject to the various assumptions made and limitations set forth therein, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described under “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement;

•

the fact that, at the direction of the Special Committee, with the assistance of its legal and financial advisors, active negotiations occurred with representatives of Apax regarding the Merger Consideration and the other terms of the Merger and the Merger Agreement;

•

the fact that the Special Committee met at least 17 times during the course of negotiations with Apax to discuss the status of the negotiations with Apax, to review the terms of the proposed Merger Agreement and to consider the strategic alternatives reasonably available to the Company and that during such time the Special Committee had, together with the Company, full access as needed to management of the Company;

•

the fact that the financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, were the product of negotiations conducted by and at the direction of the Special Committee, with the assistance of its legal and financial advisors, during a process that resulted in, among other things, an approximately 9% increase in the Merger Consideration from the initial offer from Apax of $38.00 to $39.00 per Share on September 25, 2013, to the final $42.00 per Share offer;

•

the various terms of the Merger Agreement, including the fact that the Merger Agreement contains go-shop provisions and the ability of the Company to terminate the Merger Agreement under certain circumstances to accept a “superior proposal” (each as more fully described under “The Merger Agreement” beginning on page 75 of this proxy statement), that are intended to help ensure that the Company’s stockholders receive the highest price per Share reasonably available, as well as the commitment of the SKM Funds under the support agreement to vote their Shares in the same proportion in favor of such “superior proposal” as the Shares held by unaffiliated stockholders are voted or, at their option, entirely in favor of such “superior proposal”, as more fully described under “Support Agreement” beginning on page 92 of this proxy statement;

•

the fact that under the terms of the Merger Agreement, the Merger is subject to, the affirmative vote of the holders of (i) a majority of the outstanding Shares entitled to vote thereon and (ii) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds or any Specified Party;

•

the ability of the Company’s board of directors, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendations that stockholders vote to adopt the Merger Agreement; and

•

the availability to the stockholders of the Company who do not vote in favor of the adoption of the Merger Agreement of appraisal rights under Delaware law, which provide such stockholders an opportunity to have the Court of Chancery of the State of Delaware determine the fair value of their shares.

This discussion of the risks and factors considered by the Special Committee in making its determination and recommendations is not intended to be exhaustive but includes all material factors considered by the Special Committee. In view of the wide variety of factors and risks considered by the Special Committee in making its determination and recommendations and the complexity of these factors and risks, the Special Committee did not find it useful, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors and risks. In considering the factors and risks described above, individual members of the Special Committee may have given different weight to different factors and risks. The Special Committee conducted an overall analysis of the factors and risks described above, including discussions with, and questioning of, its legal and financial advisors and the Company’s management, and considered the factors and risks overall to be favorable to, and to support, the Special Committee’s determination and recommendations.

Position of the Parent Group and the Apax Entities as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, each of the Parent Group and the Apax Entities may be deemed to be an affiliate of the Company and, therefore, is required to express its beliefs as to the fairness of the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each of the Parent Group and the Apax Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Parent Group and the Apax Entities should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

In this section only, we refer to the Company’s board of directors, other than Alex Pellegrini and John Megrue, who are both affiliated with the Apax Entities, as the “Board.” Each of Messrs. Pellegrini and Megrue recused himself from all discussions and deliberations of the Board related to the proposed Merger.

The Parent Group attempted to negotiate with the Special Committee the terms of a transaction that would be most favorable to the Parent Group and the Apax Entities, and not necessarily to the Company’s unaffiliated stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such unaffiliated stockholders. The Special Committee consists of three independent and disinterested directors of the Company who are not officers or employees of the Company or representatives of the Apax Entities or the Parent Group and have no economic interest in the Company or the surviving corporation following the completion of the Merger.

None of the Parent Group or the Apax Entities participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company’s or the Special Committee’s legal advisors or financial advisors as to, the substantive or procedural fairness of the Merger to the Company’s unaffiliated stockholders. None of the Parent Group or the Apax Investors has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Company’s unaffiliated stockholders.

Based on the knowledge and analysis of each of the Parent Group and the Apax Entities of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed under the sections captioned “Special Factors—Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” beginning on page 19 at this proxy statement and “Special Factors—Purpose and Reasons of the Company for the Merger” beginning on page 45 of this proxy statement (which analysis and resulting conclusions each of the Parent Group and the Apax Entities adopt), each of the Parent Group and the Apax Entities believes that the Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. In particular, each of the Parent Group and the Apax Entities believes that the proposed Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders based on its consideration of the following factors, among others:

•

the Special Committee determined, by unanimous vote of all members of the Special Committee, and the Board determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the unaffiliated security holders;

•

the current and historical market prices of the Shares, including the market performance of the Shares relative to the common stock of other participants in the industry in which the Company operates and general market indices, and the fact that the Merger Consideration of $42.00 per Share represents a premium of approximately 23% above the closing price of the Shares on May 22, 2013, the last trading day before the Merger Agreement was publicly announced and a premium of approximately 42% over the volume weighted average price of the Shares during the 90 calendar days that ended on May 22, 2013;

•

the $42.00 per Share Merger Consideration and the other terms and conditions of the Merger Agreement resulted from negotiations between the Parent Group and their advisors, on the one hand, and the Special Committee and its advisors, on the other hand;

•

the Merger Consideration is all cash, allowing the Company’s unaffiliated stockholders to immediately realize a certain and fair value for all of their Shares and, as a result, to no longer be exposed to the various risks and uncertainties related to the prospects of the Company; notwithstanding that the opinion of Perella Weinberg was provided solely for the information and assistance of the Special Committee and the Board and none of the Parent Group or the Apax Entities are entitled to, and did not, rely on such opinions, the fact that Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Special Committee, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

•

the fact that the Parent Group has obtained committed debt financing for the Merger from nationally recognized financing sources with a limited number of conditions to the consummation of the debt financing, the absence of a financing condition in the Merger Agreement and the obligation of the Parent Group to use their reasonable best efforts to obtain or cause to be obtained, the debt financing and to timely cause the applicable lenders to fund the debt financing;

•

the Merger Agreement requires that it be adopted not only by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon, but also the affirmative vote of the holders of a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds, or any Specified Party;

•

the Special Committee consists of three independent and disinterested directors of the Company who are not officers or employees of the Company or representatives of the Apax Entities or the Parent Group and have no economic interest in the Company or the surviving corporation following the completion of the Merger;

•

the terms of the Merger Agreement, including the fact that the Merger Agreement contains go-shop provisions (as more fully described under “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement), that are intended to help ensure that the Company’s stockholders receive the highest price per Share reasonably available, including:

•

the Company’s right to solicit offers with respect to alternative acquisition proposals during a 40-day Go-Shop Period and to continue discussions with certain third parties that make acquisition proposals during the Go-Shop Period for an additional 25-day period;

•

the Company’s right, subject to certain conditions, to respond to and negotiate with third parties with respect to certain unsolicited acquisition proposals made after the end of the Go-Shop Period and prior to the time the Company’s stockholders approve the proposal to adopt the Merger Agreement;

•

the ability of the Company’s board of directors to withdraw or change its recommendation in favor of the Merger Agreement, and the Company’s right to terminate the Merger Agreement and accept a “superior proposal” prior to the Company’s stockholders’ approval of the proposal to adopt the Merger Agreement, subject in each case to the Company paying Parent a termination fee of approximately $31.4 million (or 3% of equity value), or approximately $10.5 million (or 1% of equity value) if the termination is in connection with the Company’s entry into a definitive agreement with an Excluded Party with respect to a “superior proposal” entered into prior to July 27, 2013, which amounts the Special Committee believed were reasonable in light of, among other matters, the benefit of the Merger to the Company’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

•

the fact that, if the Merger Agreement is terminated in connection with the Company’s entry into a definitive agreement with respect to a “superior proposal” that is comprised entirely of cash and is for at least $42.00 per Share, the SKM Funds have agreed in the Support Agreement to vote their Shares in favor of such “superior proposal” as the Shares held by unaffiliated security holders are voted or, at their option, entirely in favor of such “superior proposal” on the same pro rata basis, as more fully described under “Support Agreement” beginning on page 92 of this proxy statement;

•

the Special Committee retained and received advice from Perella Weinberg, as financial advisor, and Kirkland & Ellis LLP and Potter, Anderson & Corroon LLP as legal advisors, each of which has extensive experience in transactions similar to the Merger;

•

the availability of appraisal rights under Delaware law to holders of Shares who do not vote in favor of the adoption of the Merger Agreement and who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware;

•	the fact that John Megrue and Alex Pellegrini recused themselves from the Company’s board of directors during the pendency of the proposed acquisition proposal by funds advised by Apax or Apax LLP;

•	the fact that none of the Parent Group or the Apax Entities negotiated the per Share Merger Consideration or the other terms of the Merger with the SKM Funds;

•

the fact that the all cash per Share Merger Consideration to be paid to the SKM Funds for all of their Shares is the same per Share Merger Consideration which will be received by the Company’s other stockholders;

•	the fact that the SKM Funds retained and received advice from their independent legal advisor, Ropes;

•

the fact that each of the SKM Management Committee and SKM Investment Committee established a special committee consisting of Allan W. Karp and Christopher Reilly and no representatives of Apax or Apax LLP, that each of the SKM Management Committee and SKM Investment Committee delegated full power and authority to such special committees with respect to all discussions and decisions relating to the Merger or any alternative transactions and all actions and decisions on behalf of the SKM Funds with respect to or relating to the Merger and the SKM Funds’ shareholding in the Company were taken and authorized by the special committees, and that each of the special committees were constituted until such time as the special committees shall recommend their dissolution or, if earlier, upon completion, abandonment or termination of the Merger and any alternatives and competing transactions;

•

the fact that John Megrue, Robert Marsden and William Gumina, each a partner or employee and representative of the Apax Entities or their affiliates, disclosed to the SKM Funds any potential conflicts of interest and recused themselves from all activities of the SKM Funds relating to the Merger (See “Other Important Information Regarding The Parent Group, The Apax Entities and the SKM Funds—Relationship of the Apax Entities and the SKM Funds” beginning on page 117 of this proxy statement); and

•

the fact that Apax and Apax LLP have not provided any advice to the SKM Funds relating to the Merger or related transactions and none of the Apax Entities or their affiliates (other than John Megrue and William Gumina with respect to their employee co-investment fund interests noted in the section titled “Other Important Information Regarding The Parent Group, The Apax Entities and the SKM Funds—Relationship of the Apax Entities and the SKM Funds” beginning on page 117 of this proxy statement) have any investment or economic ownership interest in the SKM Funds and none of the SKM Funds or their affiliates has paid or will pay any compensation or fees to the Apax Entities or their affiliates in connection with the Merger.

In their consideration of the fairness of the proposed Merger, the Parent Group and the Apax Entities did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company’s unaffiliated stockholders because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, because they considered the Company to be a viable, going concern and because the Company will continue to operate its business following the Merger. None of the Parent Group or the Apax Entities considered net book value, which is an accounting concept, for purposes of determining the fairness of the per Share Merger Consideration to the Company’s unaffiliated stockholders because, in their view, net book value is not indicative of the Company’s market value but rather an indicator of historical costs. Each of the Parent Group and the Apax Entities notes, however, that the per Share Merger Consideration of $42.00 per Share is higher than the net book value of the Company per Share of $7.16 as of February 2, 2013. None of the Parent Group or Apax Entities sought to establish a pre-Merger going concern value for the Shares to determine the fairness of the Merger Consideration to the Company’s unaffiliated stockholders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the Share price on May 22, 2013, the last trading day before the Merger Agreement was publicly announced, the per Share Merger Consideration of $42.00 represented a premium to the going concern value of the Company.

The foregoing discussion of the factors considered by each of the Parent Group and the Apax Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by each of them. The Parent Group and the Apax Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger. Rather, each of the Parent Group and the Apax Entities made its fairness determination after considering all of the foregoing factors as a whole. Each of the Parent Group and the Apax Entities believes these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the Company’s unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to vote in favor of the proposal to adopt the Merger Agreement. None of the Parent Group or the Apax Entities makes any recommendation as to how stockholders of the Company should vote their Shares on the proposal to adopt the Merger Agreement.

Opinion of Financial Advisor to the Special Committee

The Special Committee retained Perella Weinberg to act as its financial advisor in connection with the proposed Merger. The Special Committee selected Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the industries in which the Company conducts its business. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On May 22, 2013, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Special Committee that, as of such date and based upon and subject to the various assumptions made and limitations set forth therein, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Perella Weinberg’s written opinion provides that the opinion may be relied on by the other members of the Company’s board of directors solely in their capacity as members of the Company’s board of directors in connection with, and for the purposes of, the evaluation of the Merger.

The full text of Perella Weinberg’s written opinion, dated May 22, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex C to this proxy statement and is incorporated by reference herein. Holders of Shares are urged to read the opinion carefully and in its entirety. The opinion does not address the Company’s underlying business decision to enter into the Merger Agreement or the relative merits of the Merger as compared with any other strategic alternative which may have been available to the Company. The opinion does not constitute a recommendation to any holder of Shares as to how such holder should vote or otherwise act with respect to the Merger or any other matter and does not in any manner address the prices at which Shares will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, any of the Parent Group, the SKM Funds or the holders of any class of securities other than the Shares, creditors or other constituencies of the Company. Perella Weinberg provided its opinion for the information and assistance of the Special Committee in connection with, and for the purposes of its evaluation of, the Merger and provided that the opinion may be relied on by the other members of the Company’s board of directors, solely in their capacity as members of the Company’s board of directors, for the same limited purposes. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Perella Weinberg, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company, including publicly available research analyst reports;

•

reviewed certain financial statements, analyses, forecasts, which we refer to as the Company forecasts, and other financial and operating data relating to the business of the Company, in each case, prepared by Company management;

•	reviewed certain publicly available financial forecasts relating to the Company;

•	discussed the past and current operations, financial condition and prospects of the Company with Company management and the Special Committee;

•	compared the financial performance of the Company with that of certain publicly traded companies which Perella Weinberg believed to be generally relevant;

•	compared the financial terms of the Merger with the publicly available financial terms of certain transactions which Perella Weinberg believed to be generally relevant;

•

reviewed the historical trading prices and trading activity for Shares, and compared such price and trading activity of Shares with that of securities of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	reviewed the premia paid in certain publicly available transactions, which Perella Weinberg believed to be generally relevant;

•	reviewed drafts dated May 22, 2013 of the debt and equity commitment letters in respect of Parent’s obligations under the Merger Agreement;

•	reviewed a draft dated May 22, 2013 of the Merger Agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.

In arriving at its opinion, Perella Weinberg assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to it (including information that was available from generally recognized public sources) for purposes of its opinion and further relied upon the assurances of Company management that information furnished by them for purposes of Perella Weinberg’s analysis did not contain any material omissions or misstatements of material fact. With respect to the Company forecasts, Perella Weinberg was advised by Company management and assumed, with the consent of the Special Committee, that such Company forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Company management as to the future financial performance of the Company and the other matters covered thereby and Perella Weinberg expressed no view as to the assumptions on which they were based. In arriving at its opinion, Perella Weinberg did not make any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor was Perella Weinberg furnished with any such valuations or appraisals, nor did Perella Weinberg assume any obligation to conduct, nor did Perella Weinberg conduct, any physical inspection of the properties or facilities of the Company. In addition, Perella Weinberg did not evaluate the solvency of any party to the Merger Agreement, including under any state or federal laws relating to bankruptcy, insolvency or similar matters. Perella Weinberg assumed that the final executed Merger Agreement would not differ in any material respect from the draft Merger Agreement reviewed by Perella Weinberg and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement, without material modification, waiver or delay. In addition, Perella Weinberg assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on the Company. Perella Weinberg relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, of the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement. Perella Weinberg was not asked to, nor did it, offer any opinion as to any other term of the Merger

Agreement (or any related agreement) or the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the per Share Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement or otherwise. Perella Weinberg did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document, nor did Perella Weinberg’s opinion address any legal, tax, regulatory or accounting matters, as to which Perella Weinberg understood the Company had received such advice as it deemed necessary from qualified professionals. Perella Weinberg’s opinion did not address the underlying business decision of the Company to enter into the Merger Agreement or the relative merits of the Merger as compared with any other strategic alternatives which may have been available to the Company.

Perella Weinberg’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Perella Weinberg as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.

Summary of Material Financial Analyses

The following is a brief summary of the material financial analyses performed by Perella Weinberg and reviewed by the Special Committee in connection with Perella Weinberg’s opinion relating to the Merger and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg.

Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.

Historical Stock Trading. Perella Weinberg reviewed the historical trading price per share of Shares for the twelve-month period ended May 21, 2013, which we refer to as the reference date, the last trading date prior to the date that Perella Weinberg delivered its fairness opinion to the Special Committee. Perella Weinberg noted that the price of Shares had risen by 25.1% over the twelve-month period ended on the reference date while (i) a market cap weighted index of growth teen peers, as determined by Perella Weinberg in the exercise of its professional judgment and based on its knowledge of the industry, comprised of Zumiez and Tilly’s, which we refer to collectively as the growth teen peers, was down 1.4% for the same period, (ii) a market cap weighted index of other teen peers, as determined by Perella Weinberg in the exercise of its professional judgment and based on its knowledge of the industry, comprised of Abercombie & Fitch, Aeropostale and American Eagle, which we refer to collectively as the other teen peers, was up 14.6% for the same period, (iii) a market cap weighted index of mid-cap specialty peers, as determined by Perella Weinberg in the exercise of its professional judgment and based on its knowledge of the industry, comprised of BEBE, Casual Male, Pacific Sunwear, Christopher & Banks, Wet Seal, Jos A Bank, Citi Trends, CATO, Hot Topic and Destination Maternity, which we refer to collectively as the mid-cap specialty peers, was up 14.9% for the same period, (iv) a market cap weighted index of high growth peers, as determined by Perella Weinberg in the exercise of its professional judgment and based on its knowledge of the industry, comprised of Lululemon, Under Armour, TUMI, Francesca’s, Fossil and Vera Bradley, which we refer to collectively as the high growth peers, was up 29.4% for the same period, (v) a market cap weighted index of off price peers, as determined by Perella Weinberg in the exercise of its professional judgment and based on its knowledge of the industry, comprised of TJX, Ross Stores and Ascena Retail, which we refer to collectively as the off price peers, was up 21.2% for the same period and (vi) the S&P Index was up 26.8% for the same period. Perella Weinberg noted that, in the twelve-month period ended on the reference date, the range of trading market prices per share of Shares was $23.85 to $34.61 compared to the $42.00 per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger and the $34.50 closing market price per Share on the reference date.

This review of historical stock trading provided general reference points with respect to the trading prices of Shares, which enabled Perella Weinberg to compare the historical prices with the consideration to be paid to the holders of Shares pursuant to the Merger.

Equity Research Analyst Price Target Statistics. Perella Weinberg reviewed and analyzed the most recent publicly available research analyst value price targets for Shares prepared and published by seven equity research analysts, selected by Perella Weinberg in the exercise of its professional judgment. Perella Weinberg noted that the range of recent price targets of the selected equity analysts for Shares was $31.00 to $40.00 per Share, with a median value price target of $34.00 per Share. Since analyst price targets reflect target share price of a company at a given future period, (typically 12 months from the date of a report’s publication), these price targets are discounted from that future date back to the valuation date of analysis, at the cost of equity. Perella Weinberg noted that this range of equity analyst price targets for Shares, discounted for the cost of equity by a rate of 13.0% (based on the midpoint of the 12.0%-14.0% range of weighted average cost of capital, which was selected because it was consistent with the weighted average cost of capital for public companies in the retail industry deemed by Perella Weinberg to be relevant to its analysis) to the reference date, yielded a per share equity reference range for Shares of $27.50 to $35.50 (rounded to the nearest $0.25) compared to the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger.

The public market trading price targets published by these equity research analysts do not necessarily reflect current market trading prices for the Shares and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Analysis of Implied Transaction Premia and Multiples. Perella Weinberg calculated the implied premium represented by the per Share Merger Consideration to be received by the holders of the Shares in the Merger relative to the following:

•	the closing market price per Share on the reference date;

•	the closing market price per Share on April 17, 2013, which we refer to as the pre-offer date, the day prior to Parent’s updated proposal to acquire the Company at a value equal to $42.00 per Share;

•	the volume weighted average price, or VWAP, per Share for the 90-day period ended on the reference date;

•	the highest trading market price per Share during the twelve month period ended on the reference date; and

•	the lowest trading market price per Share during the twelve month period ended on the reference date.

The results of this analysis are summarized in the following table:

Metric	Share Price	Implied Premium/ (Discount)
Closing price on reference date	$34.50	22%
Closing price on the pre-offer date	$29.59	42%
90-Day VWAP for period ended as of reference date	$29.46	43%
52-week high	$34.61	21%
52-week low	$23.85	76%

Perella Weinberg also calculated the enterprise value of the Company based on the per Share Merger Consideration to be received by the holders of Shares in the Merger. Enterprise value for the Company was calculated as the aggregate value of the Company’s fully diluted equity plus net debt (estimated as of April 28, 2013, per management estimates). Based on the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger, the implied enterprise value for the Company was calculated to be approximately $984 million. Perella Weinberg also reviewed historical and estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the Company for the periods described below.

In this analysis, Perella Weinberg calculated enterprise value as a multiple of:

1.	estimated revenue for each of fiscal year 2013 and 2014 based on the Company forecasts;

2.	last twelve month, or “LTM”, EBITDA;

3.	estimated EBITDA for each of fiscal year 2013 and 2014 based on the Company forecasts;

4.	estimated revenue for each of fiscal year 2013 and 2014 based on estimates published by Institutional Broker’s Estimate System, which we refer to as I/B/E/S; and

5.	estimated EBITDA for each of fiscal year 2013 and 2014 based on estimates published by I/B/E/S.

The results of these analyses are summarized in the following table:

Financial Metric Based on Company Forecasts	Multiple Based on Per Share Merger Consideration
EV/2013E Revenue	1.0x
EV/2014E Revenue	0.8x
EV/LTM EBITDA	9.7x
EV/2013E EBITDA	8.5x
EV/2014E EBITDA	6.4x

Financial Metric Based on I/B/E/S Estimates	Multiple Based on Per Share Merger Consideration
EV/2013E Revenue	1.0x
EV/2014E Revenue	0.9x
EV/2013E EBITDA	8.4x
EV/2014E EBITDA	7.3x

Perella Weinberg also calculated the per Share Merger Consideration as a multiple of the earnings per share, or EPS, also known as the price-to-earnings, or “P/E ratio”, for each of fiscal year 2013 and 2014 based on (i) Company forecasts; and (ii) I/B/E/S estimates. The results of these analyses are summarized in the following table:

Financial Metric Based on Company Forecasts	Multiple Based on per Share Merger Consideration
P/2013E EPS	21.2x
P/2014E EPS	15.1x

Financial Metric Based on I/B/E/S Estimates	Multiple Based on per Share Merger Consideration
P/2013E EPS	20.6x
P/2014E EPS	17.2x

Illustrative Premiums Paid Analysis.

Perella Weinberg analyzed the first quartile high, median and third quartile low premiums paid in (i) acquisitions of publicly traded U.S. companies through a “go-private” transaction since January 1, 2002, with transaction values greater than $100 million and (ii) acquisitions of publicly traded U.S. companies since January 1, 2002, with transaction values between $500 million and $1.5 billion. For each of the transactions, based on publicly available information obtained from Capital IQ and Dealogic, Perella Weinberg calculated the premiums of the offer price in the transaction to the target company’s closing stock price one day, one week and one month prior to the announcement of the transaction. The results of these analyses are summarized in the table below:

	Go-Private Transactions Premiums Paid
	1st Quartile High	Median	3rd Quartile Low
One Day Prior	33.8%	19.9%	9.1%
One Week Prior	35.5%	22.7%	11.2%
One Month Prior	37.3%	24.3%	12.2%

	Public Transactions Premiums Paid
	1st Quartile High	Median	3rd Quartile Low
One Day Prior	35.3%	21.3%	7.3%
One Week Prior	36.0%	22.9%	9.2%
One Month Prior	40.3%	25.2%	11.2%

Based on the premiums calculated above, Perella Weinberg’s analyses of the various publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of premiums of 20.0%—30.0% to apply to the Company’s Share price as of the reference date. Perella Weinberg noted that this analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $41.50 to $44.75 and compared that to the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger.

Selected Publicly Traded Companies Analysis. Perella Weinberg reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the apparel industry, which, in the exercise of its professional judgment and based on its knowledge of the industry, Perella Weinberg determined to be relevant to its analysis. Although none of the following companies is identical to the Company, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business and financial performance, amongst other factors.

Selected Publicly Traded Companies
Other Teen Peers
Aeropostale Abercombie American Eagle

Growth Teen Peers Zumiez Tilly’s

Mid-Cap Specialty Peers

Wet Seal

Christopher & Banks

Casual Male

Destination Maternity

Jos A Bank

Citi Trends

CATO

BEBE

Pacific Sunwear

Large-Cap Specialty Peers

Urban Outfitters

Limited Brands

Buckle

Gap

Guess?

Chico’s

Ann Taylor

High Growth Peers

Under Armour

Lululemon

TUMI

Francesca’s

Fossil

Vera Bradley

Off Price Peers

TJX

Ross Stores

Ascena Retail

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios based on publicly available data for historical information and third-party research estimates from Factset for forecasted information. For the Company, Perella Weinberg made calculations based on the Company forecasts and research estimates from Factset.

With respect to the Company and each of the selected companies, Perella Weinberg reviewed enterprise value as a multiple of estimated EBITDA and share price to estimated earnings per share, in each case based on the estimated EBITDA for each of fiscal year 2013 and 2014 and the estimated earnings per share for each of fiscal year 2013 and 2014, respectively. The results of these analyses are summarized in the following table:

	EV / 2013E EBITDA	EV / 2014E EBITDA	P / 2013E EPS	P / 2014E EPS

Selected Publicly Traded Companies
Other Teen Peers	Range: 5.7x –8.2x Median: 5.8x	Range: 5.3x –6.5x Median: 5.3x	Range: 13.5x –33.6x Median: 15.7x	Range: 12.0x –22.1x Median: 13.4x
Growth Teen Peers	Range: 7.2x – 8.5x Median: 7.9x	Range: 6.4x – 7.7x Median: 7.0x	Range: 20.1x –20.7x Median: 20.4x	Range: 17.3x –18.2x Median: 17.8x
Mid-Cap Specialty Peers	Range: 4.9x –17.3x Median: 6.3x	Range: 4.5x –11.6x Median: 9.2x	Range: 13.6x –16.9x Median: 14.3x	Range: 12.8x –48.0x Median: 21.7x
Large-Cap Specialty Peers	Range: 4.7x –10.6x Median: 7.6x	Range: 4.3x – 9.2x Median: 7.1x	Range: 14.3x –22.8x Median: 16.1x	Range: 12.3x –19.3x Median: 14.8x
High Growth Peers	Range: 7.5x –21.5x Median: 14.2x	Range: 6.9x –17.4x Median: 11.7x	Range: 13.5x –43.1x Median: 26.1x	Range: 11.8x –34.2x Median: 21.3x
Off Price Peers	Range: 6.2x –10.1x Median: 9.1x	Range: 5.5x – 9.3x Median: 8.4x	Range: 14.4x –18.5x Median: 17.1x	Range: 11.9x –16.4x Median: 15.2x
The Company	6.8x	5.9x	16.9x	14.1x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of multiples to apply to the Company’s forecasted EBITDA for fiscal year 2013 and 2014. Perella Weinberg noted that this analysis implied several per share equity reference ranges for Shares (rounded to the nearest $0.25) and compared that to the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger. The results of these analyses are summarized in the following table:

Metric	Range	Implied Share Price Range
EV / 2013E EBITDA	5.8x - 7.9x	$29.50 - $39.00
EV / 2014E EBITDA	5.3x - 7.0x	$32.25 - $45.75
P / 2013E EPS	13.5x - 20.4x	$27.00 - $40.50
P / 2014 E EPS	12.0x - 17.8x	$33.25 - $49.50

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Perella Weinberg’s comparison of selected companies to the Company and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

Discounted Cash Flow Analysis. Perella Weinberg conducted a discounted cash flow analysis for the Company by first calculating the present value as of May 21, 2013 of the estimated standalone unlevered free cash flows that the Company could generate for the second half of fiscal year 2013 and for fiscal years 2014 through 2017. Estimates of unlevered free cash flows used for this analysis were based upon the financial forecasts prepared by Company management, and were calculated as EBITDA less depreciation and amortization, taxes, capital expenditures, increase in working capital and other cash flows. Perella Weinberg also calculated a range of terminal values assuming terminal year multiples of last twelve months EBITDA ranging from 5.0x to 6.0x (which range was selected because it was consistent with the trading multiples of select companies in retail industry deemed by Perella Weinberg to be relevant to its analysis) and discount rates ranging from 12.0% to 14.0% based on estimates of the weighted average cost of capital for the Company. Perella Weinberg estimated the Company’s weighted average cost of capital by calculating the weighted average of cost of equity and after-tax cost of debt of the Company. The present values of unlevered free cash flows generated over the period described above were then added to the present values of terminal values resulting in a range of implied enterprise values for the Company. For each such range of implied enterprise values, Perella Weinberg derived ranges of implied equity values for the Company. These analyses resulted in the following reference range of implied equity values per Share:

Range of Implied Present Value Per Share
$38.25 - $46.75

Perella Weinberg noted that within such analysis, utilizing a range of discount rates from 12.0% to 14.0% and a range of terminal year multiples from 5.0x to 6.0x yielded a range of implied equity values per Share (rounded to the nearest $0.25) of $38.25 to $46.75 and compared that to the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger.

In addition, Perella Weinberg performed, for informational purposes only, an analysis with respect to these discounted cash flows utilizing a range of discount rates from 12.0% to 14.0% and a range of terminal year multiples from 6.0x to 7.0x, which yielded a range of implied equity values per Share (rounded to the nearest $0.25) of $43.50 to $52.50. As noted, this analysis was for informational purposes only and the results of this analysis was not included in the reference range of implied equity values per Share derived from the discounted cash flow analysis.

Selected Transactions Analysis. Perella Weinberg analyzed certain information relating to selected transactions in the specialty branded apparel and accessories industry from November 2004 to May 2013 and selected transactions in the other retail industry from November 2004 to November 2012. Perella Weinberg selected the transactions because, in the exercise of its professional judgment, Perella Weinberg determined the targets in such transactions to be relevant companies having operations similar to the Company. The selected transactions analyzed were the following:

Specialty Branded Apparel and Accessories Transactions

Transaction Announcement	Target	Acquirer
November 2004	Maurice’s	Ascena
November 2005	Linens n Things	Apollo
December 2005	Tommy Hilfiger	Apax
January 2006	Burlington Coat	Bain
March 2007	Claire’s	Apollo
July 2007	Deb Shops	Lee Equity
June 2009	Tween Brands	Ascena
August 2009	Charlotte Russe	Advent
March 2010	Tommy Hilfiger	V. Heusen
November 2010	J Crew	TPG/LGP
May 2012	Collective	Wolverine
May 2012	Charming Shoppes	Ascena
March 2013	Hot Topic	Sycamore Partners
May 2013	True Religion	TowerBrook Capital

Other Retail Transactions

Transaction Announcement	Target	Acquirer
November 2004	Barney’s	Jones Group
February 2005	May	Federated
March 2005	Toys R Us	Consortium
November 2005	Linens n Things	Apollo
June 2006	Michaels Stores	Consortium
June 2007	Barney’s	Istithmar
October 2010	Gymboree	Bain
November 2010	J Crew	TPG/LGP
December 2010	JoAnn Stores	LGP
May 2012	Charming Shoppes	Ascena
October 2012	Warnaco	PVH
November 2012	Teavana	Starbucks

For each of the selected transactions, Perella Weinberg calculated and compared the resulting enterprise value in the transaction as a multiple of LTM EBITDA. The multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The results of these analyses are summarized in the following table:

Selected Transactions
Enterprise Value / LTM EBITDA	Median	Multiple Range
Specialty Branded Apparel and Accessories	8.0x	5.6x – 10.8x
Other Retail	9.1x	8.1x – 19.2x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected transactions and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of multiples of 8.0x—10.0x to apply to LTM EBITDA of the Company. Perella Weinberg applied such range of multiples to the Company’s LTM EBITDA to derive an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $35.25 to $43.25 and compared that to the per Share Merger Consideration to be received by the holders of Shares pursuant to the Merger.

Although the selected transactions were used for comparison purposes, none of the selected transactions nor the companies involved in them was either identical or directly comparable to the Merger or the Company.

Leveraged Buyout Analysis. Perella Weinberg performed an illustrative leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of the Company. For purposes of this analysis, and in the exercise of its professional judgment regarding financing options available for such a transaction, Perella Weinberg assumed that a financial sponsor would attempt to realize a return on its investment by exiting at the end of 2017, with a valuation of the Company realized by the financial sponsor in such subsequent exit transaction based on an enterprise value to last twelve months EBITDA (as of 2017) multiple ranging from 5.0x – 6.0x. Perella Weinberg utilized the Company forecasts on a core basis in performing its analysis. For purposes of this analysis, Perella Weinberg assumed an illustrative multiple of total debt to last twelve months EBITDA at the transaction date of 7.7x, reflecting an illustrative multiple of debt to last twelve months EBITDA of 5.2x for a term loan having an interest rate of LIBOR plus 3.5% and an illustrative multiple of debt to last twelve months EBITDA of 2.5x for subordinated debt having an interest rate of 7.0%. Perella Weinberg then derived a range of theoretical purchase prices based on an assumed required internal rate of return for a financial sponsor of between 17.5% and 22.5% assuming the aforementioned illustrative 5.0x – 6.0x exit multiple. This analysis resulted in a range of implied equity values per share of $42.75 to $49.75 (rounded to the nearest $0.25) which Perella Weinberg compared to the per Share Merger Consideration to be received by the holders of the Shares pursuant to the Merger.

Other Materials

Prior to May 22, 2013, in connection with its engagement, Perella prepared certain preliminary discussion materials for the Special Committee based on information available as of earlier dates. Such preliminary discussion materials were provided to the Special Committee at meetings held on November 2, 2012, December 1, 2012, January 22, 2013, April 27, 2013 and May 18, 2013.

The preliminary discussion materials described below will be made available for inspection and copying at the Company’s principal executive offices located at 800 Commonwealth Drive, Warrendale, PA 15086 during regular business hours by any interested equity security holder or representative who has been so designated in writing.

The November 2, 2012 discussion materials included:

•

a historical trading price analysis similar to that described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Historical Stock Trading” that indicated a 52-week trading range with a low of $19.69 per Share and a high of $33.65 per Share;

•

an analyst price target analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics” based on the stock price targets of 6 of the 7 research analysts described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics.” The only stock price target not included in the November 2, 2012 preliminary analysis was the stock price target of Wells Fargo, which did not commence coverage of the Company until May 7, 2013. Additionally, the stock price target of Nomura was included in the November 2, 2012 preliminary analysis. This analysis indicated a stock price target range (rounded to the nearest $0.25) of $27.00 to $39.25 per share (discounted by a rate of 13% to October 31, 2012);

•

a premiums paid analysis similar to that described under “Opinion of Financial Advisor to the Special Committee - Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis” based on the same transactions described above under “Opinion of Financial Advisor to the Special Committee – Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis.” This analysis indicated the same range of premiums (20.0% to 30.0%) described under “Opinion of Financial Advisor to the Special Committee – Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis”, which were applied to the Company’s share price as of October 31, 2012. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $36.25 to $39.25;

•

a selected comparable public company analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” based on the same public companies described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” (with the exception of Hot Topic, which was taken private and therefore eliminated from the May 22 presentation) and reviewing enterprise value as a multiple of estimated EBITDA and share price to estimated earnings per share, in each case based on the estimated EBITDA for each of fiscal year 2012 and 2013 and the estimated earnings per share for each of fiscal year 2012 and 2013, respectively. The results of these analyses, which were based on the October Long Range Plan, are summarized in the following table:

Metric	Range	Implied Share Price Range
EV/2012E EBITDA	6.3x – 7.1x	$29.00 – $32.25
EV/2013E EBITDA	5.7x – 6.1x	$31.00 – $33.00
Price/2012E EPS	15.2x – 16.6x	$27.75 – $30.25
Price/2013E EPS	13.5x – 15.1x	$29.00 – $32.50

•

a discounted cash flow analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis”, based on the October Long Range Plan, and using the same terminal multiple and discount ranges as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis.” This analysis resulted in an illustrative implied equity value range of approximately $38.75 to $47.50 per Share (rounded to the nearest $0.25);

•

a selected transaction analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” based on transactions in the Specialty Branded Apparel & Accessories Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 7.9x and based on transactions in the Other Retail Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 8.9x. Perella Weinberg applied the same range of multiples to the Company’s LTM EBITDA as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” which resulted in an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $33.50 to $41.00; and

•

a leveraged buyout analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Leveraged Buyout Analysis” but using the October Long Range Plan on a core basis and an illustrative leverage of 5.0x LTM EBITDA (3.0x Term Loan at an interest rate of LIBOR + 5% and 2.0x Subordinated Debt at an interest rate of 10%) in performing its analysis. The analysis resulted in a range of implied equity values per Share of $37.75 to $45.50 (rounded to the nearest $0.25).

The December 1, 2012 discussion materials included the following updated analysis from the November 2, 2012 discussion materials:

•

a historical trading price analysis similar to that described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Historical Stock Trading” that indicated a 52-week trading range with a low of $19.69 per Share and a high of $33.65 per Share as of November 29, 2012;

•

an analyst price target analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics” based on the stock price targets of 6 of the 7 research analysts described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics.” The only stock price target not included in the December 1, 2012 preliminary analysis was the stock price target of Wells Fargo, which did not commence coverage of the Company until May 7, 2013. Additionally, the stock price target of Nomura was included in the December 1, 2012 preliminary analysis. This analysis indicated a stock price target range (rounded to the nearest $0.25) of $26.50 to $39.00 per share (discounted by a rate of 13% to November 30, 2012);

•

a premiums paid analysis similar to that described under “Opinion of Financial Advisor to the Special Committee - Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis” based on the same transactions described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis.” This analysis indicated the same range of premiums (20.0% to 30.0%) described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis”, which were applied to the Company’s share price as of November 29, 2012. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $33.75 to $36.50;

•

a selected comparable public company analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” based on the same public companies described above under “Opinion of Financial

Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” (with the exception of Hot Topic, which was taken private and therefore eliminated from the May 22 presentation) and reviewing enterprise value as a multiple of estimated EBITDA and share price to estimated earnings per share, in each case based on the estimated EBITDA for each of fiscal year 2012 and 2013 and the estimated earnings per share for each of fiscal year 2012 and 2013, respectively. The results of these analyses, which were based on the November Long Range Plan, are summarized in the following table:

Metric	Range	Implied Share Price Range
EV/2012E EBITDA	5.9x – 6.6x	$26.75 – $29.75
EV/2013E EBITDA	5.1x – 5.9x	$27.75 – $31.50
Price/2012E EPS	14.9x – 15.1x	$27.25 – $27.50
Price/2013E EPS	12.9x – 13.6x	$28.00 – $29.25

•

a discounted cash flow analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis”, based on the November Long Range Plan, and using the same terminal multiple and discount ranges as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis.” This analysis resulted in an illustrative implied equity value range of approximately $39.25 to $48.00 per Share (rounded to the nearest $0.25);

•

a selected transaction analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” based on transactions in the Specialty Branded Apparel & Accessories Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 7.9x and based on transactions in the Other Retail Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 8.9x. Perella Weinberg applied the same range of multiples to the Company’s LTM EBITDA as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” which resulted in an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $33.25 to $40.75;

•

a leveraged buyout analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Leveraged Buyout Analysis” but using the November Long Range Plan on a core basis and an illustrative leverage of 5.0x LTM EBITDA (3.0x Term Loan at an interest rate of LIBOR + 5% and 2.0x Subordinated Debt at an interest rate of 10%) in performing its analysis. The analysis resulted in a range of implied equity values per Share of $38.25 to $46.25 (rounded to the nearest $0.25).

The January 22, 2013 discussion materials included the following updated analysis from the December 1, 2012 discussion materials:

•

a historical trading price analysis similar to that described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Historical Stock Trading” that indicated a 52-week trading range with a low of $23.85 per Share and a high of $33.65 per Share;

•

an analyst price target analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics” based on the stock price targets of 6 of the 7 research analysts described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics.” The only stock price target not included in the January 22, 2013 preliminary analysis was the stock price target of Wells Fargo, which did not commence coverage of the Company until May 7, 2013. Additionally, the stock price target of Nomura was included in the

January 22, 2013 preliminary analysis. This analysis indicated a stock price target range (rounded to the nearest $0.25) of $27.00 to $40.25 per share (discounted by a rate of 13% to January 18, 2013);

•

a premiums paid analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis” based on the same transactions described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis.” This analysis indicated the same range of premiums (20.0% to 30.0%) described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis”, which were applied to the Company’s share price as of January 18, 2013. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $36.50 to $39.50;

•

a selected comparable public company analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” based on the same public companies described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” (with the exception of Hot Topic, which was taken private and therefore eliminated from the May 22 presentation) and reviewing enterprise value as a multiple of estimated EBITDA and share price to estimated earnings per share, in each case based on the estimated EBITDA for each of fiscal year 2012 and 2013 and the estimated earnings per share for each of fiscal year 2012 and 2013, respectively. The results of these analyses, which were based on the November Long Range Plan, are summarized in the following table:

Metric	Range	Implied Share Price Range
EV/2012E EBITDA	6.0x – 6.7x	$27.25 – $30.00
EV/2013E EBITDA	5.3x – 6.0x	$28.25 – $31.75
Price/2012E EPS	14.8x – 15.2x	$27.00 – $27.75
Price/2013E EPS	13.4x – 13.7x	$29.00 – $29.50

•

a discounted cash flow analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis”, based on the November Long Range Plan, and using the same terminal multiple and discount ranges as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis.” This analysis resulted in an illustrative implied equity value range of approximately $39.50 to $48.25 per Share (rounded to the nearest $0.25);

•

a selected transaction analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” based on transactions in the Specialty Branded Apparel & Accessories Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 7.9x and based on transactions in the Other Retail Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 8.9x. Perella Weinberg applied the same range of multiples to the Company’s LTM EBITDA as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” which resulted in an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $33.00 to $40.50;

•

a leveraged buyout analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Leveraged Buyout Analysis” but using the November Long Range Plan on a core basis and an illustrative leverage of 5.0x LTM EBITDA (3.0x Term Loan at an interest rate of LIBOR + 5% and 2.0x Subordinated Debt at an interest rate of 10%) in performing its analysis. The analysis resulted in a range of implied equity values per Share of $38.50 to $46.50 (rounded to the nearest $0.25);

The April 27, 2013 discussion materials included the following updated analysis from the January 22, 2013 discussion materials:

•

a historical trading price analysis similar to that described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Historical Stock Trading” that indicated a 52-week trading range with a low of $23.85 per Share and a high of $33.65 per Share;

•

an analyst price target analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics” based on the stock price targets of 6 of the 7 research analysts described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics.” The stock price target of Wells Fargo was not included in the April 27, 2013 preliminary analysis because Wells Fargo did not commence coverage of the Company until May 7, 2013. Additionally, the stock price target of Nomura was not included in the April 27, 2013 preliminary analysis because Nomura terminated its coverage of the Company since the January 22, 2013 discussion materials were prepared. This analysis indicated a stock price target range (rounded to the nearest $0.25) of $27.75 to $35.50 per share (discounted by a rate of 13% to April 26, 2013);

•

a premiums paid analysis similar to that described under “Opinion of Financial Advisor to the Special Committee - Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis” based on the same transactions described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis.” This analysis indicated the same range of premiums (20.0% to 30.0%) described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis”, which were applied to the Company’s share price as of April 26, 2013. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $37.25 to $40.50. Additionally, for illustrative purposes, the same range of premiums was also applied to the Company’s pre-offer share price as of April 17, 2013. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $35.50 to $38.50;

•

a selected comparable public company analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” based on the same public companies described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” (with the exception of Hot Topic, which was taken private and therefore eliminated from the May 22 presentation). The results of these analyses are summarized in the following table:

Metric	Range	Implied Share Price Range
EV/2013E EBITDA	5.3x – 6.7x	$27.25 – $33.75
EV/2014E EBITDA	4.7x – 6.1x	$31.75 – $39.50
Price/2013E EPS	12.5x – 17.9x	$24.75 – $35.50
Price/2014E EPS	11.2x – 15.6x	$31.25 – $43.50

•

a discounted cash flow analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis” using the same terminal multiple and discount ranges as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis”. This analysis resulted in an illustrative implied equity value range of approximately $37.25 to $45.75 per Share (rounded to the nearest $0.25);

•

a selected transaction analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” based on transactions in the Specialty Branded Apparel & Accessories Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 7.9x and based on transactions in the Other Retail Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 8.9x. Perella Weinberg applied the same range of multiples to the Company’s LTM EBITDA as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” which resulted in an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $35.00 to $43.00;

•

a leveraged buyout analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Leveraged Buyout Analysis”, except for the illustrative leverage assumption of 5.0x LTM EBITDA (3.0x Term Loan at an interest rate of LIBOR + 5% and 2.0x Subordinated Debt at an interest rate of 10%). The analysis resulted in a range of implied equity values per Share of $36.25 to $43.75 (rounded to the nearest $0.25);

The May 18, 2013 discussion materials included the following updated analysis from the April 27, 2013 discussion materials:

•

a historical trading price analysis similar to that described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Historical Stock Trading” that indicated a 52-week trading range with a low of $23.85 per Share and a high of $34.42 per Share;

•

an analyst price target analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Equity Research Analyst Price Target Statistics”. The stock price target of Nomura was not included in the May 18, 2013 preliminary analysis because Nomura terminated its coverage of the Company since the January 22, 2013 discussion materials were prepared. This analysis indicated a stock price target range (rounded to the nearest $0.25) of $27.50 to $35.50 per share (discounted by a rate of 13% to May 17, 2013);

•

a premiums paid analysis similar to that described under “Opinion of Financial Advisor to the Special Committee - Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis” based on the same transactions described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis.” This analysis indicated the same range of premiums (20.0% to 30.0%) described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Illustrative Premiums Paid Analysis”, which were applied to the Company’s share price as of May 17, 2013. This analysis implied a per share equity reference range for Shares (rounded to the nearest $0.25) of $40.75 to $44.25;

•

a selected comparable public company analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis” based on the same public companies described above under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Publicly Traded Companies Analysis”. The results of these analyses are summarized in the following table:

Metric	Range	Implied Share Price Range
EV/2013E EBITDA	5.7x – 7.8x	$29.00 – $38.50
EV/2014E EBITDA	5.2x – 6.9x	$34.75 – $45.00
Price/2013E EPS	13.4x – 20.2x	$26.50 – $40.00
Price/2014E EPS	11.8x – 17.6x	$33.00 – $49.00

•

a discounted cash flow analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis” using the same terminal multiple and discount ranges as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Discounted Cash Flow Analysis.” This analysis resulted in an illustrative implied equity value range (rounded to the nearest $0.25) of approximately $38.00 to $46.75 per Share;

•

a selected transaction analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” based on transactions in the Specialty Branded Apparel & Accessories Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 8.0x and based on transactions in the Other Retail Group where the median multiple for the resulting enterprise value in the transactions as a multiple of LTM/EBITDA was 9.1x. Perella Weinberg applied the same range of multiples to the Company’s LTM EBITDA as described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Selected Transactions Analysis” to derive an implied per share equity reference range for Shares (rounded to the nearest $0.25) of $35.25 to $43.25; and

•

a leveraged buyout analysis similar to that described under “Opinion of Financial Advisor to the Special Committee—Summary of Material Financial Analyses—Leveraged Buyout Analysis.” The analysis resulted in a range of implied equity values per Share of $42.75 to $49.75 (rounded to the nearest $0.25).

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to the Company or the Merger.

Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Special Committee that, as of May 22, 2013, the per Share Merger Consideration to be received by the unaffiliated security holders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by Perella Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger Agreement or their respective advisors, none of the Company, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecast.

As described above, the opinion of Perella Weinberg to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement. The per Share Merger Consideration was determined through negotiations between the Special Committee and Parent and was approved by the Special Committee and the Company’s board of directors. Perella Weinberg did not recommend any specific amount of consideration to the Company, the Special Committee or the Company’s board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

In connection with Perella Weinberg’s services as financial advisor to the Special Committee and pursuant to the terms of the amended and restated engagement letter dated as of May 22, 2013, the Company agreed to pay to Perella Weinberg an aggregate fee based on a percentage formula of the aggregate consideration to be paid in the Merger. The aggregate fee will be determined upon consummation of the Merger. As of May 22, 2013, such fee is estimated to be approximately $8 million payable upon consummation of the Merger, less (i) $500,000 paid to Perella Weinberg in retainer fees, (ii) an aggregate of twelve additional monthly retainer fees in the amount of $100,000 each, payable commencing on May 1, 2013 and each month thereafter during the term of Perella Weinberg’s engagement and (iii) $2.0 million payable to Perella Weinberg in connection with the opinion rendered by it as described above. In the event that the Company receives an Acquisition Proposal (as defined in the Merger Agreement) and the Company thereafter enters into a definitive agreement for a transaction which the Special Committee or the Company’s board of directors determines to be superior to the Merger, a fee in an amount equal to 5% of the positive difference between (a) the transaction value of the superior transaction and (b) the transaction value of the Merger, will be payable to Perella Weinberg, provided that such fee will only be payable in event that the per Share value of the consideration to be paid in the superior transaction is equal to or greater than $43.00 per Share. This additional fee will also be payable to Perella Weinberg in the event that, in connection with the Company’s receipt of an Acquisition Proposal, the Company and Parent enter into an agreement where the consideration to be paid is equal to or greater than $43.00 per Share. In addition, the Company agreed to reimburse Perella Weinberg for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Perella Weinberg and related persons against various liabilities, including certain liabilities under the federal securities laws.

In the ordinary course of its business activities, Perella Weinberg or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Parent or any of their respective affiliates. Except as set forth in the following sentence, Perella Weinberg and its affiliates have not had any material relationship with (i) the Company or (ii) Apax or Apax LLP or any entity which, to Perella Weinberg’s knowledge, is an affiliate of Apax or Apax LLP, for which Perella Weinberg or its affiliates have received compensation during the last two years hereof. During the last two years, Perella Weinberg and its associates have been engaged by certain portfolio companies of Apax (other than the Company), for which Perella Weinberg or its affiliates have received compensation for their services not exceeding $2 million in the aggregate.

Purpose and Reasons of the Company for the Merger

The Company’s purpose for engaging in the Merger is to enable its stockholders to receive the Merger Consideration, without interest and less any applicable withholding taxes, which Merger Consideration represents a premium of approximately 23% above the closing price of the Shares on May 22, 2013, the last trading day before the public announcement of the Merger and a premium of approximately 42% over the volume weighted average price of the Shares during the 90 calendar days that ended on May 22, 2013. The Company believes that the Merger is the strategic alternative that provides the best opportunity to maximize stockholder value. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Company’s board of directors described in detail above under “Special Factors—Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” beginning on page 19 of this proxy statement.

Purpose and Reasons of the Parent Group and the Apax Entities for the Merger

Under the SEC rules governing “going private” transactions, each of the Parent Group and the Apax Entities may be deemed to be an affiliate of the Company and, therefore, each is required to express its purposes and reasons for the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each of the Parent Group and the Apax Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Parent Group and the Apax Entities should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and the Company will cease to have publicly traded equity securities. For the Parent Group, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement. For the Apax Entities, the purpose of the Merger is to allow the Apax Investors to indirectly own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed.

Each of the Parent Group and the Apax Entities believes that it is in the best interests of the Company to operate as a privately held entity. Each of the Parent Group and the Apax Entities also believes that the Merger will provide the Company with flexibility to pursue new investments and other business initiatives with a risk profile that may be unacceptable to many public shareholders, and that these new investments and other business initiatives can be more effectively executed as a private company. As a result of being privately held, the Company will also enjoy certain additional efficiencies, such as a reduction of the time devoted by its management and certain other employees to compliance with the reporting and other requirements applicable to a public company.

Although each of the Parent Group and the Apax Entities believes that there will be significant opportunities associated with their investment in the Company, the Parent Group and the Apax Entities realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and the Company’s Shares will cease to be publicly traded. The Parent Group and the Apax Entities believe that structuring the transaction in such manner is preferable to other transaction structures because (i) it will enable Parent to directly acquire all of the outstanding Shares of the Company at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company, (iii) it represents an opportunity for the Company’s unaffiliated stockholders to immediately realize the value of their investment in the Company and (iv) it allows the Parent Group and the Apax Investors to invest in the Company.

Plans for the Company After the Merger

At the effective time of the Merger, the Parent Group anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly-owned subsidiary of Parent and (ii) have substantially more debt than it currently has. If the Merger is consummated, the Shares will be delisted from the NASDAQ and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). At the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time will become the directors of the Company, and the officers of the Company immediately prior to the effective time will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Certain Effects of the Merger

If the Merger Agreement is adopted by the requisite votes of the Company’s stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Treatment of Shares

At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than (i) Excluded Shares and (ii) Shares that are subject to Company restricted stock unit awards, Company deferred stock unit awards or Company performance share unit awards) will be converted into the right to receive the Merger Consideration, without interest, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares will be automatically canceled, will cease to be outstanding, and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration.

Treatment of Stock Options and Other Equity-Based Awards

Stock Options. At the effective time of the Merger, except as otherwise agreed to between Parent or its affiliates and the holder of an option to purchase Shares, each outstanding option to purchase Shares, vested or unvested, will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, at the effective time of the Merger, an amount in cash equal to the product of (i) the total number of Shares subject to such option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of the per Share Merger Consideration over the exercise price per Share of such option, without interest and less applicable taxes required to be withheld. If the exercise price per Share of any such stock option is equal to or greater than the per Share Merger Consideration, such stock option will be cancelled without any cash payment being made in respect thereof.

Restricted Stock Units; Deferred Stock Units. Except as otherwise agreed to between Parent or its affiliates and the holder of a restricted stock unit award of the Company or a deferred stock unit award of the Company, at the effective time of the Merger, outstanding restricted stock unit awards of the Company, whether vested or unvested, and outstanding deferred stock unit awards of the Company, all of which are vested, will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, at the effective time of the Merger, an amount in cash equal to the product of (i) the per Share Merger Consideration multiplied by (ii) the number of restricted stock units or deferred stock units underlying such cancelled awards, as applicable, without interest and less applicable taxes required to be withheld.

Performance Share Units. Except as otherwise agreed to between Parent or its affiliates and the holder of a performance share unit award of the Company, each performance share unit award of the Company that has become vested on or prior to the effective time of the Merger, based on the satisfaction of applicable operating income performance goals and/or the acceleration of applicable time-based vesting conditions, will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of units subject to the performance share unit award multiplied by (y) the per Share Merger Consideration, without interest and less applicable taxes required to be withheld. Any performance share units of the Company that have not become vested as of the effective time of the Merger will be automatically cancelled and forfeited as of the effective time of the Merger for no consideration.

Benefits of the Merger for the Company’s Unaffiliated Security Holders

The primary benefit of the Merger to our unaffiliated security holders will be their right to receive a cash payment of $42.00 per Share, without interest, less applicable withholding taxes, for each Share held by such stockholders as described above, representing a premium of approximately 23% to the closing price of the Shares on May 22, 2013, the last trading day before the public announcement of the Merger and a premium of approximately 42% over the volume weighted average price of the Shares during the 90 calendar days that ended on May 22, 2013. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.

Detriments of the Merger to the Company’s Unaffiliated Security Holders

The primary detriments of the Merger to our unaffiliated security holders include the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by the Company after the Merger. Additionally, the receipt of cash in exchange for Shares pursuant to the Merger Agreement will be a taxable transaction for United States federal income tax purposes. See “Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 58 of this proxy statement.

Certain Effects of the Merger for the Apax Investors

Following the Merger, it is contemplated that all of the equity interests in the Company will be owned, indirectly through Parent, by the Apax Investors, and potentially, certain members of management and other employees of the Company and certain other permitted assignees. If the Merger is completed, these equity investors will be the sole beneficiaries of our future earnings, growth and value, if any, and such equity investors will be the only ones entitled to vote on corporate matters affecting the Company. Additionally, following the Merger, rue21 will be a private company, wholly-owned by Parent and any additional investors permitted by the Apax Investors, and, as such, will be relieved of the burdens imposed on public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the Shares face as a result of the provisions of Section 16 of the Exchange Act.

The primary detriments of the Merger to the Apax Investors include the fact that all of the risk of any possible decrease in the earnings, growth or value of rue21 following the Merger will be borne by the Apax Investors and any additional permitted investors. Additionally, the investment of the Apax Investors and any additional investors permitted by them in rue21 will be illiquid, with no public trading market for such securities.

The directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation and the officers of the Company immediately prior to the effective time of the Merger will be the officers of the surviving corporation. The certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit A to the Merger Agreement. The bylaws of the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws attached as Exhibit B to the Merger Agreement.

The SKM Funds beneficially own approximately 30% of the outstanding Shares. Following consummation of the Merger, the Apax Investors and potentially other investors will indirectly own 100% of the Shares and will have a corresponding interest in our net book value and net earnings. Each stockholder of Parent will have an indirect interest in our net book value and net earnings in proportion to such stockholder’s ownership interest in Parent. Our net income for the fiscal year ended February 2, 2013 was approximately $43.901 million and our net book value as of February 2, 2013 was approximately $178.311 million. The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings of the SKM Funds before the Merger and the Apax Investors immediately after the Merger, based on the net book value at February 2, 2013 and net earnings for the fiscal year ended February 2, 2013.

		SKM Funds’ Interest Before the Merger		Apax’s Investors’ Interest After the Merger
	Total	Dollars	Percent	Dollars	Percent
	(dollars in thousands)
Net gain/loss for the fiscal year ended February 2, 2013	$43,901	$13,258	30.2%	$43,901	100%
Net book value as of February 2, 2013	$178,311	$53,850	30.2%	$178,311	100%

Considerations Relating to the Merger

Set forth below are various risks relating to the Merger. The following is not intended to be an exhaustive list of the risks relating to the Merger, and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended February 2, 2013, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement for risks relating to our business.

The fairness opinion delivered by Perella Weinberg will not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger.

The Special Committee has not obtained an updated fairness opinion as of the date of this proxy statement from Perella Weinberg. Changes in the operations and prospects of the Company, general market and economic conditions and other factors that may be beyond the control of the Company, and on which the fairness opinion was based, may alter the value of rue21 or the price of the Shares by the time the Merger is completed. The Perella Weinberg opinion does not speak as of the time the Merger will be completed or as of any date other than the date of the opinion. The Perella Weinberg opinion only addresses, as of the date of such opinion, the fairness, from a financial point of view, of the Merger Consideration to be paid to the unaffiliated security holders of the Shares outstanding immediately prior to the effective time of the Merger. The Perella Weinberg opinion is attached to this proxy statement as Annex C. For a further discussion of the Perella Weinberg opinion and a summary of the material financial analyses performed in connection with rendering the Perella Weinberg opinion, see “Special Factors—Opinion of Financial Advisor to the Special Committee” beginning on page 28 of this proxy statement.

Uncertainties associated with the Merger may cause us to lose key customers and key personnel.

As a result of the uncertainty surrounding the conduct of our business following the completion of the Merger, we may lose key customers and our employees may be uncertain about their future roles and relationships with us following the completion of the Merger, which may adversely affect our ability to retain them.

Certain Effects on the Company if the Merger is not Completed

If the Merger Agreement is not adopted by the Company’s stockholders or if the Merger is not completed for any other reason, rue21’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, rue21 will remain an independent public company, and the Shares will continue to be quoted on the NASDAQ. In addition, if the Merger is not completed, the Company expects that management will operate rue21’s business in a manner similar to that in which it is being operated today and that rue21’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive specialty retail industry in which rue21 operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of the Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Shares would return to the price at which the Shares trade as of the date of this proxy statement. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares. If the Merger is not completed, the Company’s board of directors will continue to evaluate and review the Company’s business operations, properties, dividend policy, share repurchase policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by the Company’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to rue21 will be offered or that rue21’s business, prospects or results of operation will not be adversely impacted.

Failure to complete the Merger could negatively impact our business and the market price of the Shares.

If the Merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the Merger Agreement, the diversion of management’s attention from our day-to-day business and the substantial restrictions imposed by the Merger Agreement on the operation of our business during the period before the completion of the Merger may make it difficult for us to achieve our business goals if the Merger does not occur.

Failure to complete the Merger could trigger the payment of a termination fee.

If the Merger Agreement is terminated, under specified circumstances, rue21 would be required to pay Parent (or its designee) a termination fee in an amount equal to $31.359 million. In addition, under the terms of the Merger Agreement, the Company and its advisors were permitted to actively solicit and consider alternative proposals from third parties during the Go-Shop Period and engage, enter into and participate in discussions and negotiations with Excluded Parties until July 27, 2013. If the Merger Agreement were to have been terminated to enter into a superior proposal with an Excluded Party prior to July 27, 2013, the Company would have been required to pay to Parent a termination fee of $10.453 million. See “The Merger Agreement—Termination Fees” beginning on page 87 of this proxy statement.

Prospective Financial Information

The Company does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of the Company has prepared the prospective financial information set forth below that was made available to the Special Committee, the Company’s board of directors and the Special Committee’s legal and financial advisors in connection with the approval of the Merger Agreement. Summaries of these financial projections and forecasts are being included in this proxy statement not to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but because these financial projections and forecasts were made available to the Special Committee, the Company’s board of directors and the Special Committee’s legal and financial advisors, as well as, in the case of certain of these financial projections and forecasts, to the Apax Investors. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflected the best currently available estimates and judgments at the time of preparation, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company at the time of preparation and, except as noted below, have not been updated since they were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond the Company’s control, including estimates and assumptions regarding industry performance and general business, economic, regulatory, market and financial conditions, as well as other future events. Important factors that may affect actual results and cause this information not to be accurate include, but are not limited to, risks and uncertainties relating to the Company’s business, suppliers and third-party service providers, competition, capital adequacy and other factors described in “Cautionary Statement Concerning Forward-Looking Information” beginning on page 95 of this proxy statement and also described in the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended February 2, 2013, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement. In addition, the prospective financial information does not reflect any events that could affect the Company’s prospects, changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared. The prospective financial information also covers multiple years and by its nature becomes subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, this information should not be construed as commentary by the Company’s management as to how the Company’s management expects the Company’s actual results to compare to research analysts’ estimates. There can be no assurance that the prospective financial information is or will be accurate or that the Company’s future financial results will not vary, even materially, from this information. None of the Company, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the prospective financial information to reflect circumstances existing or arising after the date such information was generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error.

For the foregoing reasons, as well as the bases and assumptions on which the financial projections and forecasts were compiled, the inclusion of specific portions of the financial projections and forecasts in this proxy statement should not be regarded as an indication that the Company considers such financial projections or forecasts to be an accurate prediction of future events, and the projections and forecasts should not be relied on as such an indication. No one has made any representation to any stockholder of the Company or anyone else regarding the information included in the financial projections and forecasts discussed below.

October Long Range Plan Projections

Set forth below is prospective financial information based on the projections contained in a long range plan for the Company which had been provided by management in October 2012 for purposes of assisting the Special Committee in evaluating the Company’s strategic alternatives. Amounts set forth below are in millions of U.S. dollars.

	2012E	2013E	2014E	2015E	2016E	2017E
Capital Expenditures Gross Spend Total	$51.0	$56.0	$67.6	$69.0	$74.2	$61.5
Total Revenue	$914	$1,050	$1,234	$1,437	$1,668	$1,899
Gross Profit	$349	$403	$477	$562	$660	$755
EBITDA (1)	$105	$124	$152	$187	$226	$265
EBIT (2)	$72	$86	$108	$136	$168	$201

(1)	EBITDA represents net income before interest, income tax expense, depreciation and amortization.

(2)	EBIT represents net income before interest and income tax expense.

November Long Range Plan Projections

Set forth below is prospective financial information based on the projections contained in a long range plan for the Company which had been provided by management in November 2012 for purposes of assisting the Special Committee in evaluating the Company’s strategic alternatives. The November Long Range Plan reflects certain technical and minor corrections to the October Long Range Plan that the management team had suggested. Amounts set forth below are in millions of U.S. dollars.

	2012E	2013E	2014E	2015E	2016E	2017E
Capital Expenditures Gross Spend Total	$56.7	$64.1	$66.0	$69.6	$74.2	62.8
Total Revenue	$914	$1,050	$1,234	$1,437	$1,668	1,899
Gross Profit	$349	$403	$477	$562	$660	755
EBITDA (1)	$105	$124	$152	$187	$226	265
EBIT (2)	$72	$86	$107	$136	$168	205

(1)	EBITDA represents net income before interest, income tax expense, depreciation and amortization.

(2)	EBIT represents net income before interest and income tax expense.

April Long Range Plan Projections

Set forth below is prospective financial information based on the projections contained in a long range plan for the Company which had been provided by management in April 2013 for purposes of assisting the Special Committee in evaluating the Company’s strategic alternatives. The April Long Range Plan reflects certain changes underlying management’s assumptions since the preparation of the November Long Range Plan, including (i) updates to reflect that the Company’s actual 2012 fiscal year and early 2013 performance did not meet prior projections or expectations, (ii) an increase in estimated store openings per year, (iii) a postponement of the Company’s Canada initiative by two years, (iv) an expedited E-commerce initiative commencing during fiscal year 2013 rather than fiscal year 2014, and (v) a reduction in stock compensation expense. Amounts set forth below are in millions of U.S. dollars.

	2013E	2014E	2015E	2016E	2017E
Capital Expenditures Gross Spend Total	$67.9	$62.3	$70.5	$72.1	$71.2
Total Revenue	$1,030	$1,211	$1,394	$1,599	$1,838
Gross Profit	$396	$469	$545	$629	$723
EBITDA (1)	$115	$153	$182	$214	$252
EBIT (2)	$75	$106	$130	$155	$191

(1)	EBITDA represents net income before interest, income tax expense, depreciation and amortization.

(2)	EBIT represents net income before interest and income tax expense.

Certain of the prospective financial information set forth herein, including EBIT and EBITDA, may be considered non-GAAP financial measures. The Company provided this information to the Apax Investors because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

There can be no assurance that any results reflected in any prospective financial information will be, or are likely to be, realized, or that the assumptions on which the prospective financial information is based will prove to be, or are likely to be, correct. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the Merger Agreement Proposal or any of the other proposals in this proxy statement.

Interests of Executive Officers and Directors of the Company in the Merger

In considering the recommendations of the Company’s board of directors with respect to the Merger, the Company’s stockholders should be aware of the benefits available to the executive officers and directors of the Company in connection with the Merger. These individuals have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Company’s board of directors was aware of these interests and considered them, among other matters, in making its recommendations.

Treatment of Stock Options and Other Equity-Based Awards

Stock Options. The Merger Agreement provides that each outstanding stock option to purchase Shares, whether vested or unvested, will be cancelled upon the effective time of the Merger, and in exchange therefor, the holder thereof will be entitled to receive, upon the effective time of the Merger, an amount in cash equal to the product of (i) the total number of Shares subject to the cancelled Company stock option immediately prior to the effective time of the Merger, multiplied by (ii) the excess, if any, of the per Share Merger Consideration over the exercise price per share under such Company stock option, without interest and less applicable taxes required to be withheld with respect to such payment. To the extent that the exercise price per share of any Company stock option is equal to or greater than the per Share Merger Consideration, such Company stock option will be cancelled without any cash payment being made in respect thereof.

Restricted Stock Units; Deferred Stock Units. The Merger Agreement provides that outstanding Company restricted stock units, whether vested or unvested, and outstanding Company deferred stock units, all of which are vested, will be cancelled upon the effective time of the Merger, and in exchange therefor, the holder thereof will be entitled to receive, upon the effective time of the Merger, an amount in cash equal to the product of (i) the per Share Merger Consideration multiplied by (ii) the number of cancelled Company restricted stock units or cancelled Company deferred stock units, without interest and less applicable taxes required to be withheld with respect to such payment.

Performance Share Units. The Merger Agreement provides that each outstanding unvested award of Company performance share units granted in fiscal year 2013 for which the applicable performance period has not been completed on or prior to the completion of the Merger will become vested upon the effective time of the Merger on a pro rata basis. Such pro rated vesting will be determined by (i) modifying the performance goals applicable to such awards to take into account the shortened 2013 fiscal year performance period resulting from the effective time of the Merger (such modifications to be based on the expected performance results for the shortened 2013 fiscal year performance period determined in accordance with the financial business plan of the Company for the full 2013 fiscal year), (ii) comparing actual Company performance relative to such modified performance goals for the shortened 2013 fiscal year performance period, and then (iii) pro rating the number of performance share units that become vested to reflect the ratio of the number of full fiscal months in the shortened 2013 fiscal year performance period to the number of fiscal months in the full 2013 fiscal year of the Company. Any outstanding unvested Company performance share units granted in fiscal year 2013 for which the applicable performance period has not been completed on or prior to the effective time of the Merger and which do not become vested as provided in the preceding sentence will be cancelled upon the effective time of the Merger for no consideration.

In addition, the Merger Agreement provides that each outstanding unvested award of Company performance share units granted in fiscal year 2012 that has been earned based on the achievement of the performance goals applicable thereto on or prior to the effective time of the Merger, but remains unvested as of the effective time of the Merger due to the application of additional time-based vesting conditions, will become fully vested upon the effective time of the Merger. To the extent that the Company performance share units have become vested upon the effective time of the Merger as described in the preceding sentence and in the preceding paragraph, such vested Company performance share units will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, upon the effective time of the Merger, an amount in cash equal to the product of (i) the per Share Merger Consideration multiplied by (ii) the number of vested Company performance share units so cancelled, without interest and less applicable taxes required to be withheld with respect to such payment.

For a discussion of the terms of the Merger Agreement with respect to the treatment of outstanding Company equity awards in connection with the effective time of the Merger, please see the section captioned “The Merger Agreement—The Merger; Merger Consideration—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 76 of this proxy statement. The “in-the-money” value of the Company stock options, and the value of the Company restricted stock units, deferred stock units and performance share units, in each case, held by the Company’s executive officers and directors and to be cashed out in the Merger (assuming the effective time of the Merger occurs on September 30, 2013), is included in “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation Table” beginning on page 55 of this proxy statement.

Robert N. Fisch Employment Agreement

On December 17, 2010, the Company and Robert N. Fisch, Chairman, President and Chief Executive Officer of the Company, entered into an amended and restated employment agreement, which currently remains in effect. Pursuant to such employment agreement, in the event that Mr. Fisch’s employment with the Company is terminated by the Company without “cause” or by Mr. Fisch for “good reason” (each, as defined in the employment agreement) at any time, Mr. Fisch generally would be entitled to receive the following payments and benefits (in addition to accrued but unpaid base salary as of the date of termination and reimbursement of any unreimbursed business expenses as of the date of termination), subject to the execution of a general release of claims against the Company:

•	a lump-sum cash amount equal to two (2) times Mr. Fisch’s base salary then in effect;

•

a lump-sum cash amount equal to two (2) times the greater of (i) Mr. Fisch’s performance bonus target for the year of termination, and (ii) the average of Mr. Fisch’s actual performance bonus earned for the two (2) years immediately preceding the year in which the termination occurs;

•

continuation of employee benefits for twenty-four (24) months following termination to the extent permitted under the applicable benefit plan or, if not permitted, then a lump sum cash payment of reasonably equivalent value of the discontinued benefits (subject to Mr. Fisch’s timely COBRA election and Mr. Fisch’s continued co-payment of the applicable premiums at the active employee rates);

•

all accrued benefits under all retirement plans for which Mr. Fisch is eligible and has participated will fully vest, and will be calculated as if Mr. Fisch were credited with two (2) additional years of age and/or service to the Company;

•	payment of the performance bonus for the year preceding the year in which Mr. Fisch’s termination occurs, if then due and owing but not previously paid prior to termination; and

•	reimbursement of certain expenses to which Mr. Fisch is entitled under his employment agreement (including reimbursement for certain financial planning and tax preparation service expenses).

For purposes of the severance benefits potentially payable under the employment agreement upon a qualifying termination of employment, the definition of “good reason” includes the occurrence of a “change in control” (as defined in the employment agreement) of the Company so long as Mr. Fisch remains employed by the Company for a period of six (6) months following such change in control. The completion of the Merger would constitute a “change in control” for purposes of Mr. Fisch’s employment agreement.

If the aggregate payments or benefits to be received by Mr. Fisch in connection with the completion of the Merger, whether or not in connection with a termination of employment, would exceed the limitations of Section 280G of the Internal Revenue Code such that an excise tax would apply under Section 4999 of the Internal Revenue Code, Mr. Fisch will be entitled to receive either the full amount of the aggregate payments and benefits or the largest portion of such payments and benefits that would result in no portion of such payments and benefits being subject to an excise tax, whichever results in a greater after-tax benefit to Mr. Fisch. Mr. Fisch is not entitled to any tax reimbursement or gross up payment for any excise tax that may be imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code.

Mr. Fisch is also subject to non-competition and non-solicitation obligations that apply during the term of employment and that would remain in place for a period of twenty-four (24) months following any termination of Mr. Fisch’s employment with the Company.

The aggregate value of the severance payments and benefits that may become payable to Mr. Fisch in connection with the completion of the Merger, assuming the effective time of the Merger occurs on September 30, 2013 and a contemporaneous qualifying termination of employment of Mr. Fisch under his employment agreement, is included in “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation Table” beginning on page 55 of this proxy statement.

Potential Severance Benefits for Other Executive Officers

The Company has previously entered into employment letter agreements with each of Messrs. McDonough, Holland and Chrystal, Ms. Reynolds and three other executive officers, which provide for the payment of severance benefits under certain circumstances. Under the employment letter agreements, each of the executives will be entitled to continued salary and continued health, dental, vision and life insurance benefits for a period of six (6) months (or, in the case of Messrs. McDonough, Holland, Chrystal and one other executive officer, the earlier of six (6) months and the date of commencing work for a new employer) following an involuntary termination of employment by the Company without “cause” (as defined in the employment letter agreements). The payment of such severance benefits under the employment letter agreements is not expressly conditioned on the employee’s execution of a general release of claims against the Company or compliance with any restrictive covenants.

The aggregate value of the potential severance payments that may become payable to the Company’s executive officers other than Mr. Fisch (whose severance benefits will be governed by his employment agreement) in connection with the completion of the Merger, assuming the effective time of the Merger occurs on September 30, 2013, a contemporaneous qualifying termination of employment, and continued payment of base salary and continued health, dental, vision and life insurance benefits, in each case, to each executive officer for a period of six (6) months following such qualifying termination, is included in “Special Factors—Interests of the Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation Table” beginning on page 55 of this proxy statement.

Summary of Potential Transaction Payments to Executive Officers and Directors of the Company

The following table indicates the dollar amounts potentially payable to the Company’s executive officers and directors under the compensation arrangements described above in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement upon the effective time of the Merger, assuming the effective time of the Merger occurs on September 30, 2013, and a contemporaneous qualifying termination.

Golden Parachute Compensation Table

	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Total
Executive Officer
Robert N. Fisch	$4,492,000	$14,187,745	$23,898	$18,703,643
Chairman, President and Chief Executive Officer
Keith A. McDonough Senior Vice President and Chief Financial Officer	$160,000	$2,970,485	$5,974	$3,136,459
Kim A. Reynolds Senior Vice President and General Merchandise Manager	$231,000	$7,157,826	$2,634	$7,391,460
Michael A. Holland Senior Vice President and Chief Information Officer	$176,500	$2,442,257	$6,897	$2,625,654
Mark K. J. Chrystal Senior Vice President eCommerce and Planning & Allocation	$164,000	$1,783,032	$6,897	$1,953,929
All other executive officers as a group (3 individuals) (4)	$441,000	$5,647,483	$19,231	$6,107,714

Non-Employee Directors (4)
Arnold S. Barron	—	$392,835	—	$392,835
Macon F. Brock	—	$352,989	—	$352,989
Bruce L. Hartman	—	$304,503	—	$304,503
Harlan M. Kent	—	$265,628	—	$265,628
John F. Megrue, Jr.	—	$0	—	$0
Alex Pellegrini	—	$0	—	$0
Laura J. Sen	—	$334,378	—	$334,378

(1)

Amounts in this column represent the value of the potential cash severance payments payable upon a qualifying termination following the effective time of the Merger under the employment agreement with Mr. Fisch (without regard to any cutback of benefits that may apply under Mr. Fisch’s employment agreement due to the application of Section 280G of the Internal Revenue Code) and the employment letter agreements with the other executive officers, assuming base salaries remain unchanged from their current levels.

(2)	Represents the value of the accelerated vesting and payment, as applicable, of stock options, restricted stock units, deferred stock units and performance share units as follows:

Executive Officers

•

Mr. Fisch:    (i) $1,248,600 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $9,438,094 for the cash-out of vested, “in-the-money” stock options; (iii) $1,708,056 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $801,192 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $991,803 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

•

Mr. McDonough:    (i) $341,218 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $1,489,703 for the cash-out of vested, “in-the-money” stock options; (iii) $547,302 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $305,760 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $286,501 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

•

Ms. Reynolds:    (i) $511,022 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $4,962,592 for the cash-out of vested, “in-the-money” stock options; (iii) $828,660 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $436,800 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $418,752 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

•

Mr. Holland:    (i) $262,594 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $1,382,199 for the cash-out of vested, “in-the-money” stock options; (iii) $457,002 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $174,720 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $165,742 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

•

Mr. Chrystal:    (i) $323,194 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $397,782 for the cash-out of vested, “in-the-money” stock options; (iii) $513,660 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $283,920 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $264,476 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

•

All Other Executive Officers as a Group (3 individuals):    (i) $660,441 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $2,767,117 for the cash-out of vested, “in-the-money” stock options; (iii) $1,071,168 for the full accelerated vesting and payment of unvested restricted stock units; (iv) $567,840 for the accelerated vesting and payment of performance share units granted in 2012 and related to fiscal year 2012 performance; and (v) $580,917 for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance.

The dollar values reflected above for the accelerated vesting and payment of performance share units granted in 2013 and related to fiscal year 2013 performance assume achievement of the target level of performance for the shortened 2013 fiscal year of the Company resulting from the effective time of the Merger. The actual value of the vesting and payment of the performance share units granted in 2013 and related to fiscal year 2013 performance to be received by the executive officers upon the effective time of the Merger will be determined based on the Company’s actual operating income performance results for the applicable shortened performance period and may be more (up to 200% of the target performance level) or less than the target level of achievement depending on such actual results.

Non-Employee Directors

•

Ms. Barron:    (i) $56,188 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $168,563 for the cash-out of vested, “in-the-money” stock options; (iii) $100,128 for the full accelerated vesting and payment of unvested restricted stock units; and (iv) $67,956 for the payment of deferred stock units.

•

Mr. Brock:    (i) $43,969 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $131,906 for the cash-out of vested, “in-the-money” stock options; (iii) $100,128 for the full accelerated vesting and payment of unvested restricted stock units; and (iv) $76,986 for the payment of deferred stock units.

•	Mr. Hartman: (i) 204,375 for the cash-out of vested, “in-the-money” stock options; and (ii) $100,128 for the full accelerated vesting and payment of unvested restricted stock units.

•

Mr. Kent:    (i) $110,329 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $55,171 for the cash-out of vested, “in-the-money” stock options; and (iii) $100,128 for the full accelerated vesting and payment of unvested restricted stock units.

•

Messrs. Megrue and Pellegrini:    Messrs. Megrue and Pellegrini do not receive any compensation for their services as members of the Company’s board of directors because of their affiliation with Apax or funds advised by Apax, and accordingly, neither of them hold any outstanding Company equity awards that will be subject to accelerated vesting or other special treatment upon the effective time of the Merger.

•

Ms. Sen:    (i) $156,160 for the full accelerated vesting and cash-out of unvested, “in-the-money” stock options; (ii) $78,090 for the cash-out of vested, “in-the-money” stock options; and (iii) $100,128 for the full accelerated vesting and payment of unvested restricted stock units.

Such accelerated vesting and payment will occur solely as a result of the effective time of the Merger, without regard to whether there is a corresponding termination of service. Consistent with the requirements of Instruction 1 to Item 402(t)(2) of Regulation S-K, the aggregate values of the equity awards are based on the per Share Merger Consideration of $42.00.

(3)

These amounts include the value of the in-kind benefits that may be provided upon a qualifying termination following the effective time of the Merger, including continued health, dental, vision and life insurance benefits.

(4)	Not subject to non-binding advisory vote on named executive officer golden parachute compensation.

Indemnification of Directors and Executive Officers; Directors’ and Officers’ Insurance

Pursuant to the Merger Agreement, the surviving corporation will provide certain rights of indemnification to current and former directors and executive officers of the Company against all losses arising out of actions or omissions occurring at or prior to the effective time of the Merger that are based on or arise out of the fact that such person is or was a director or executive officer of the Company. In addition, the surviving corporation after the effective time of the Merger will provide certain rights of indemnification with respect to losses based on or arising out of the transactions contemplated by the Merger Agreement and to continue to provide directors and executive officers of the Company directors’ and officers’ liability insurance following the effective time of the Merger. For a further discussion of the terms of the Merger Agreement with respect to indemnification in connection with the effective time of the Merger, please see the section captioned “The Merger Agreement— Indemnification; Directors’ and Officers’ Insurance” beginning on page 89 of this proxy statement.

Intent to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of August 5, 2013, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [•] Shares entitled to vote at the Special Meeting, or collectively approximately [•]% of the outstanding Shares entitled to vote at the Special Meeting.

Special Committee Compensation

The Company’s board of directors approved a retainer fee of $35,000 for the chairman and $25,000 for the members of the Special Committee. Compensation of the Special Committee members was not and is not contingent on the Special Committee approving or recommending the Merger or any other strategic alternative or the consummation of the Merger or any other strategic alternative.

In deciding to approve the retainer fee, the Company’s board of directors considered, among other things, the complexities inherent in the strategic financial alternatives to be considered and the time expected to be required by the Special Committee members, the need for the Special Committee to evaluate a variety of matters and the publicly-reported compensation of the special committees of the boards of directors of other companies.

Material United States Federal Income Tax Consequences of the Merger

The following discussion is a summary of material United States federal income tax consequences of the Merger to holders of Shares (other than Shares held by Parent, Merger Sub, any of their respective affiliates and any stockholders who properly exercise their appraisal rights under Delaware law). This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of Shares in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-United States jurisdiction and does not consider any aspects of United States federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010. This summary deals only with Shares held as capital assets (generally, property held for investment) within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, and does not address tax considerations applicable to any holder of Shares that may be subject to special treatment under the United States federal income tax laws, including:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a real estate investment trust;

•	a dealer or broker in stocks and securities or in currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a stockholder subject to the alternative minimum tax provisions of the Code;

•	a stockholder that received Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the United States dollar;

•	a person that holds Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; and

•	certain former United States citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging Shares pursuant to the Merger.

This summary is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the United States Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. We urge you to consult your own tax advisor with respect to the specific tax consequences to you of the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or non-United States tax laws.

United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States Holder. For purposes of this discussion, the term United States Holder refers to a beneficial owner of a Share that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Payments with Respect to Shares

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. A United States Holder that receives cash for Shares pursuant to the Merger will recognize gain or loss, if any, equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the Shares exchanged therefor. Gain or loss will be determined separately for each block of Shares (generally, Shares acquired at the same cost in a single transaction) held by such United States Holder. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder’s holding period for Shares is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder is generally eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding Tax

Proceeds from the exchange of Shares pursuant to the Merger generally will be subject information reporting. In addition, backup withholding tax at the applicable rate (currently 28%) generally will apply unless the applicable United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each United States Holder should complete and sign the IRS Form W-9, which will be included with the letter of transmittal to be returned to the paying agent, to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Non-United States Holders

The following is a summary of material United States federal income tax consequences that will apply to you if you are a non-United States Holder. The term non-United States Holder refers to a beneficial owner of Shares (other than a partnership) that is, for United States federal income tax purposes, not a United States Holder.

The following discussion applies only to non-United States Holders. Special rules, not discussed herein, may apply to certain non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax; and

•	investors in pass-through entities that are subject to special treatment under the Code.

Payments with Respect to Shares

Gain realized by a non-United States Holder on the exchange of Shares for cash in the Merger generally will not be subject to United States federal income tax, unless (i) the gain is effectively connected with a trade or business of the non-United States Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-United States Holder), in which case the holder would be subject to tax on the gain under regular graduated United States federal income tax rates, and, if the non-United States Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty); (ii) the non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met, in which case the holder will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on any gain from the exchange of Shares, net of applicable United States-source losses from sales or exchanges of other capital assets recognized by the holder during the year, or (iii) in certain circumstances, the Company is or has been a United States real property holding corporation for United States federal income tax purposes during the five years preceding the closing date of the Merger. The Company believes that it is not, and has not been during the applicable five-year period, a United States real property holding corporation.

Information Reporting and Backup Withholding Tax

A non-United States Holder may be subject to information reporting and backup withholding tax at the applicable rate (currently 28%) with respect to the proceeds from the disposition of Shares pursuant to the Merger, unless, generally, the non-United States Holder certifies under penalties of perjury on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or the non-United States Holder otherwise establishes an exemption in a manner satisfactory to the paying agent. Each non-United States Holder should complete, sign and deliver to the paying agent (in the manner specified in the letter of transmittal) an appropriate IRS Form W-8 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules generally will be allowed as a credit against the non-United States Holder’s United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of United States federal income taxation that may be relevant to particular holders of Shares. Each stockholder should consult its own tax advisor as to the particular tax consequences to it of exchanging its Shares for cash pursuant to the Merger under any federal, state, local or non-United States tax laws.

Financing of the Merger

The Merger is not subject to any financing condition. Parent estimates that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.1 billion.

Parent expects this amount to be funded through a combination of the following:

•

an aggregate cash equity investment by the Apax Investors and their permitted assignees, if any, of up to $283 million, which is described under “Special Factors—Financing of the Merger—Apax Investors Equity Financing” beginning on page 61 of this proxy statement;

•	up to approximately $780 million from the Debt Financings described under “Special Factors—Financing of the Merger—Debt Financing” beginning on page 62 of this proxy statement; and

•	approximately $50 million of cash on hand at the Company and its subsidiaries.

The cash equity investments and Debt Financings are subject to the satisfaction of the conditions set forth in the commitment letters described below. Although obtaining the equity or debt financing is not a condition to the completion of the Merger, the failure of Parent to obtain sufficient financing or the failure of the Company to have a sufficient amount of cash on hand at the effective time of the Merger would likely result in the failure of the Merger to be completed. However, pursuant to the Merger Agreement, the Company has the right to specifically enforce the Parent’s obligations to use reasonable best efforts to obtain, or cause to be obtained, the financing and to timely cause the Lenders (as defined below) to fund the Debt Financing, including by seeking through litigation to enforce their rights under the debt commitment letter entered into with the Lenders under the circumstances described under “The Merger Agreement—Remedies” beginning on page 88 of this proxy statement. In each case, Parent may be obligated to pay the Company certain fees as described under “The Merger Agreement—Termination Fees” beginning on page 87 of this proxy statement. Payment of such fees is committed by the Apax Investors as described under “The Equity Commitment Letters—Apax Investors Termination Commitment” beginning on page 93 of this proxy statement.

Apax Investors Equity Financing

Parent has entered into a letter agreement (the “Apax Equity Commitment Letter”) with the Apax Investors pursuant to which the Apax Investors have committed, upon the terms and subject to the conditions contained in the Apax Equity Commitment Letter, to contribute to Parent, at or prior to the consummation of the Merger, up to $283 million in cash in exchange for which the Apax Investors will receive interests in Parent. The Apax Investors may assign their equity commitment to other investors, subject to the terms and conditions of the Apax Equity Commitment Letter, although no assignment of the equity commitment to other investors will affect the Apax Investors’ commitments pursuant to the Apax Equity Commitment Letter.

The financing commitment of the Apax Investors is generally subject to the following conditions:

•	completion of the marketing period and satisfaction or waiver by Parent of the conditions precedent to the Parent’s and Merger Sub’s obligations to complete the Merger;

•	the substantially contemporaneous consummation of the Merger; and

•	the consummation of the Debt Financing on the terms and conditions as described in the Debt Commitment Letter (as defined below).

As described under “The Merger Agreement—Remedies” beginning on page 88 of this proxy statement, the Company is an express third-party beneficiary of the Apax Equity Commitment Letter in the limited circumstances specified in the Merger Agreement in which the Company is entitled to seek specific performance of Parent’s obligation to cause the financing contemplated by the Apax Equity Commitment Letter to be funded.

The foregoing summary of the Apax Equity Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

Apax Investors Termination Commitment

In addition, Parent has entered into a letter agreement with the Apax Investors and the Company (the “Apax Termination Commitment Letter”) pursuant to which the Apax Investors have committed, upon the terms and subject to the conditions contained in the Apax Termination Commitment Letter, to purchase for cash, directly or indirectly, up to $62.718 million of interests in Parent solely for the purposes of allowing Parent to pay (i) the parent termination fee in accordance with the Merger Agreement, (ii) any amounts payable by Parent pursuant to the provision of the Merger Agreement whereby Parent agrees to indemnify the Company, its subsidiaries and its and their representatives against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Debt Financing, or the provision of the Merger Agreement whereby Parent agrees to pay to the Company reasonable and documented expenses in connection with collecting payment of a termination fee and (iii) all other monetary liabilities of Parent or Merger Sub arising out of or related to the Merger Agreement.

The foregoing summary of the Apax Termination Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

Debt Financing

Merger Sub has obtained a commitment letter (the “Debt Commitment Letter”) from JPMorgan Chase Bank, N.A., Bank of America, N.A. and Goldman Sachs Bank USA (collectively, the “Lenders”) to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, $780 million in Debt Financing which is expected to fund at the closing of the Merger, consisting of a $530 million senior secured term loan facility and a $250 million senior unsecured increasing rate bridge facility (which would be utilized in the event that Merger Sub or one or more of its subsidiaries does not issue and sell the full amount of the senior unsecured notes referred to below at or prior to the closing of the Merger). In addition, the Lenders will provide a $150 million asset-backed revolving credit facility which may be drawn for working capital and other corporate purposes not including payment of the Merger Consideration.

It is also expected that, at or prior to the closing of the Merger, up to $250 million in aggregate principal amount of senior unsecured notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act of 1933, as amended, (the “Securities Act”), or another private placement transaction. We refer to the financing described above collectively as the “Debt Financing.” The aggregate principal amount of the term loan facility may be increased to fund certain original issue discount or upfront fees in connection with the Debt Financing. The proceeds of the senior secured term loan facility and the bridge facility (or senior unsecured notes) will be used to finance, in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of the Company’s indebtedness outstanding as of the closing of the Merger and the payment of related fees and expenses. The proceeds of the revolving credit facility may be used (i) to fund certain original issue discount or upfront fees in connection with the Debt Financing, (ii) to provide ongoing working capital and (iii) for other general corporate purposes of the Company and its subsidiaries.

The Debt Financing contemplated by the Debt Commitment Letter is conditioned on the consummation of the Merger in accordance with the Merger Agreement, as well as other customary conditions, including, but not limited to:

•

the Merger shall have been consummated, or substantially simultaneously with the initial borrowing under the term loan facility, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement;

•	the consummation of the Apax Investors equity financing in a minimum amount, substantially simultaneously with the initial borrowing under the term loan facility;

•	the repayment of the existing credit facility of the Company, substantially simultaneously with the initial borrowing under the term loan facility;

•	subject to certain limitations the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since February 2, 2013 and May 23, 2013;

•

subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•	the execution and delivery by the borrowers and guarantors of definitive documentation for the Debt Financing, consistent with the terms of the Debt Commitment Letter;

•

receipt by the lead arrangers of documentation and other information about the borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•	execution and delivery of customary legal opinions, evidence of authorization, officer’s certificates, good standing certificates and a solvency certificate;

•	delivery of certain audited, unaudited and pro forma financial statements;

•

as a condition to the availability of the term facility and the bridge facility, the agents having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain financial statements and, in the case of the bridge facility only, portions of a customary offering memorandum;

•	payment of all applicable fees and expenses; and

•

the accuracy in all material respects of certain representations and warranties in the Merger Agreement and certain specified representations and warranties in the definitive documentation for the Debt Financing.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Parent is required to promptly notify the Company and use its reasonable best efforts to obtain alternative financing (in an amount sufficient to replace such unavailable Debt Financing) from the same or other sources on terms and conditions not materially less favorable to the Parent parties than such unavailable Debt Financing (including the “flex” provisions contained in the fee letter referenced in the Debt Commitment Letter). As of August 19, 2013, the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing is not available. Except as described herein, there is no plan or arrangement regarding the refinancing or repayment of the Debt Financing. The definitive documentation governing Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.

The Lenders may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

The foregoing summary of the Debt Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by rue21 in connection with the Merger are as follows:

Description	Amount
Financial advisory, legal and other advisory fees	$13,000,000.00
SEC filing fees	$144,561.65
Printing, proxy solicitation and mailing costs	$28,003.40
Miscellaneous	$27,434.95

Total	$13,200,000.00

In addition, it is expected that Merger Sub and/or Parent will incur approximately $16,000 in paying agent fees. It is also expected that Merger Sub and/or Parent will incur approximately $26 million of legal and other advisory fees.

Except as provided below in “The Merger Agreement—Remedies,” the Merger Agreement provides that each of Parent, Merger Sub and the Company will pay all costs and expenses incurred by it in connection with the Merger Agreement.

Regulatory Approvals

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice and the FTC and all statutory waiting period requirements have been satisfied. The parties were granted early termination of the waiting period under the HSR Act on June 21, 2013.

At any time before or after the effective time of the Merger, the Antitrust Division of the Department of Justice or the FTC could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger, conditionally approve the Merger upon the divestiture of assets of the Company, Parent or Merger Sub, subject the consummation of the Merger to regulatory conditions or seek other remedies. In addition, state attorney generals or a foreign competition authority could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation Relating to the Merger

Following the public announcement on May 23, 2013 of the execution of the Merger Agreement, one (1) putative class action lawsuit related to the Merger was filed against the Company, its directors, Apax, the SKM Funds, the Apax Investors, Parent and Merger Sub. The lawsuit was dismissed by the plaintiff without prejudice on July 30, 2013. The Company and the Company’s board of directors believe that the claims made in the lawsuit were without merit. A summary of the action is provided below.

Southeastern Pennsylvania Transportation Authority v. Fisch, et al., C.A. No.8605-VCL (Del. Ch.)

On May 30, 2013, Southeastern Pennsylvania Transportation Authority (“SEPTA”) filed a putative class action lawsuit against the Company, its directors, Apax, SKM Funds, Apax Investors, Parent and Merger Sub, purportedly brought on behalf of the public stockholders of the Company, which action we refer to as the “SEPTA Action.” The SEPTA Action asserted (i) claims for alleged breaches of the fiduciary duties of care and loyalty against the directors of rue21 for supposedly failing to conduct a sale process that maximized value for rue21 shareholders, (ii) claims for alleged breaches of the fiduciary duties of loyalty and entire fairness against Apax, the Apax Investors, the SKM Funds and Messrs. Megrue, Pellegrini and Fisch for allegedly causing and/or supporting the sale of the Company on terms and conditions that do not include a fair price and were not the result of fair dealing, and (iii) claims of aiding and abetting the breaches of duty against Merger Sub. The SEPTA Action sought to preliminarily and permanently enjoin the Merger; if the Merger is consummated, rescind the Merger or award damages; require disclosure of material information regarding the Merger; require the directors to evaluate strategic alternatives, and enjoin any material transactions or changes to the Company’s business and assets prior to the completion of such evaluation; require an accounting by defendants of supposed profits they purportedly obtained through the allegedly wrongful conduct; and recover pre- and post-judgment interest, attorneys’ fees and litigation expenses. The lawsuit was dismissed by the plaintiff without prejudice on July 30, 2013.

Effective Time of Merger

The closing of the Merger is expected to take place no later than the second business day following the date on which the last of the conditions to the closing of the Merger (described in “The Merger Agreement—Conditions to the Completion of the Merger” on page 78 of this proxy statement) has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or written waiver of those conditions); provided, that notwithstanding the satisfaction or waiver of such conditions, if the marketing period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied or waived at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), the closing of the Merger shall occur instead on (i) the earlier to occur of (a) any business day during the marketing period to be specified by Parent to the Company on no less than two business days’ written notice to the Company and (b) the last business day of the marketing period; or (ii) such other date, time or place as agreed to in writing by Parent, Merger Sub and the Company.

The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent and Merger Sub agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than (i) Excluded Shares and (ii) Shares that are subject to Company restricted stock unit awards, Company deferred stock unit awards, or Company performance share units) will be converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement whereupon all such Shares will be automatically canceled, will cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. Parent, with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned), will designate a paying agent to make the cash payments contemplated by the Merger Agreement. At the effective time of the Merger, Parent will deposit with the paying agent, for the benefit of the holders of the Shares, sufficient cash to pay the aggregate Merger Consideration.

Within two business days following the effective time of the Merger, the paying agent is required to mail to each holder of record of Shares that were canceled and converted into the right to receive the Merger Consideration, a letter of transmittal and instructions advising the holder of record how to surrender such holder’s stock certificates (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement) in exchange for the Merger Consideration.

The paying agent will promptly pay each holder of record the Merger Consideration after the holder of record has (i) surrendered its stock certificates to the paying agent (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement), together with a properly completed letter of transmittal and any other documents required by the paying agent and (ii) provided to the paying agent any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of any cash payments of the Merger Consideration. The paying agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

If you are the registered holder of Shares and any certificate has been lost, stolen or destroyed, you will be required to provide an affidavit to that fact, and, if required by the paying agent or Parent, post a bond in customary amount as an indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. The letter of transmittal instructions will tell you what to do in these circumstances.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

Upon the surviving corporation’s demand, the paying agent will return to the surviving corporation all funds in its possession nine months after the effective time of the Merger. After that time, if you have not received payment of the Merger Consideration, you may look only to the surviving corporation for payment of the Merger Consideration, without interest, subject to applicable abandoned property, escheat and similar laws.

Provisions for Unaffiliated Security Holders

No provision has been made to grant rue21’s stockholders, other than Parent or its affiliates, access to the corporate files of rue21 or any other party to the Merger or to obtain counsel or appraisal services at the expense of rue21 or any other such party.

Accounting Treatment

rue21, as the surviving corporation in the Merger, will treat the transaction as a business combination using the acquisition method of accounting for financial reporting purposes, whereby the total purchase price would be allocated to each of the assets and liabilities of rue21 based on their respective fair values in accordance with prevailing accounting literature.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary Term Sheet” beginning on page 1 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. See “Where You Can Find More Information” beginning on page 124 of this proxy statement.

Q.	Why am I receiving this document?

A.

On May 23, 2013, the Company entered into the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds advised by Apax LLP. A copy of the Merger Agreement is attached to this proxy statement as Annex A. Pursuant to resolutions of the Special Committee adopted at a meeting of the Special Committee held on May 22, 2013, the Special Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of the Company and the unaffiliated security holders. The Special Committee also unanimously recommended that the Company’s board of directors (i) determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolve to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption. Following the recommendation of the Special Committee, the Company’s board of directors, pursuant to resolutions adopted at a meeting of the Company’s board of directors held on May 22, 2013, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the unaffiliated security holders, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of Shares adopt the Merger Agreement and directed that the Merger Agreement be submitted to the holders of Shares for their adoption. The Special Committee made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors.

The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own Shares. This proxy statement contains important information about the proposed transaction and the Special Meeting, and you should read it carefully. The enclosed proxy allows you to vote your Shares without attending the Special Meeting in person.

The Company is holding the Special Meeting so that our stockholders may vote with respect to the adoption of the Merger Agreement, the proposal to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, and the non-binding proposal regarding certain Merger-related executive compensation arrangements.

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your Shares, please see the section of this proxy statement entitled “The Special Meeting” beginning on page 96 of this proxy statement.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.

The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. If the Merger Agreement is adopted by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company and the Company will continue as the surviving corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and will no longer be a publicly held corporation. In addition, following the consummation of the Merger, the registration of the Shares and the Company’s reporting obligation under the Exchange Act with respect to the Shares will be terminated upon application to the SEC, and the Shares will no longer be listed on any exchange or quotation system, including the NASDAQ, and price quotations will no longer be available. Following the consummation of the Merger, you will no longer have any interest in our future earnings, growth, or value.

Q.	What will I receive if the Merger is completed?

A.

At the effective time of the Merger, you will be entitled to receive $42.00 in cash, without interest thereon and less any withholding taxes, for each Share that you own, unless you properly exercise, and do not withdraw, your appraisal rights under Section 262 of the DGCL with respect to such Shares. For example, if you own 100 Shares, you will receive $4,200.00 in cash in exchange for your 100 Shares, less any applicable withholding taxes. Upon consummation of the Merger, you will not own any shares of the capital stock of the surviving corporation.

Q.	How does the Merger Consideration compare to the market price of the Shares prior to the announcement of the Merger?

A.

The Merger Consideration represents a premium of approximately 23% above the closing price of the Shares on May 22, 2013, the last trading day before the public announcement of the Merger and a premium of approximately 42% over the volume weighted average price of the Shares during the 90 calendar days that ended on May 22, 2013.

Q.	When do you expect the Merger to be completed?

A.

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed before the end of the 2013 calendar year. If our stockholders vote to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or written waiver of the other conditions to the Merger. The Company, however, cannot assure completion of the Merger by any particular date, if at all.

Q.	What happens if the Merger is not completed?

A.

If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead, the Company will remain a public company and our Shares will continue to be listed and traded on the NASDAQ, so long as the Company continues to meet the applicable listing requirements. Under specified circumstances, pursuant to the Merger Agreement, the Company may be required to pay Parent (or its designee) a termination fee of $31.359 million or Parent may be required to pay the Company a termination fee of $62.718 million. If the proposal to adopt the Merger Agreement is not approved by our stockholders, and the Company subsequently enters into a definitive agreement with respect to an acquisition proposal or consummates an acquisition proposal, the Company may in certain circumstances be required to pay Parent (or its designee) a termination fee of $31.359 million. No termination fee would be payable by the Company if the stockholders do not approve the Merger and there is no alternative acquisition proposal. See “The Merger Agreement—Termination Fees” beginning on page 87 of this proxy statement.

Q.	Is the Merger expected to be taxable to me?

A.

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will recognize taxable gain or loss, measured by the difference, if any, between the amount of cash received by the holder in the Merger, and the adjusted tax basis of the Shares surrendered in exchange therefor. A non-U.S. holder generally will not be subject to U.S. federal income tax on the exchange of Shares pursuant to the Merger, but may be subject to U.S. backup withholding unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. Stockholders should read “Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 58 of this proxy statement. Stockholders should also consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any U.S. federal non-income, state, local and non-U.S. tax laws) of the Merger.

Q.	Do any of the Company’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the Company’s board of directors that you vote to approve the Merger Agreement Proposal and approve the other proposals described herein, you should be aware that our directors and executive officers, including the directors that made up the Special Committee, have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the Company’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement.

Q.	How will our directors and executive officers vote on the proposal to adopt the Merger Agreement?

A.

The directors and executive officers of the Company have informed the Company that, as of the date of the filing of this proxy statement, they intend to vote in favor of the proposal to adopt the Merger Agreement. As of August 5, 2013, the Record Date, the directors and executive officers directly owned, in the aggregate, [•] Shares entitled to vote at the Special Meeting, or collectively approximately [•]% of the outstanding Shares entitled to vote at the Special Meeting.

In connection with the Merger Agreement, on May 23, 2013, the SKM Funds, which collectively own approximately 30% of the outstanding Shares of rue21, entered into the Support Agreement with the Company and Parent to vote their Shares in favor of the Merger. Pursuant to the terms of the Support Agreement, if the Merger Agreement is terminated and rue21 accepts an all-cash superior proposal of at least $42.00 per Share, the SKM Funds will vote their Shares in favor of such superior proposal on the same pro rata basis as the Unaffiliated Stockholders (although the SKM Funds can choose to vote all, or an amount between the applicable pro rata proportion and all, of its Shares in favor of a superior proposal).

Q.	When and where is the Special Meeting?

A.

The Special Meeting of stockholders of the Company will be held on September 19, 2013, at 9:00 a.m. (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following:

•	A proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A (the “Merger Agreement Proposal”).

•

One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

•	A non-binding proposal regarding certain Merger-related executive compensation arrangements (the “Golden Parachute Proposal”).

Q.	What vote is required for the Company’s stockholders to approve the Merger Agreement Proposal?

A.

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon, and the holders of a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds or any Specified Party.

Because this vote is based upon the total number of outstanding Shares entitled to vote on the Merger Agreement Proposal at the Special Meeting, failing to submit a proxy or to vote in person at the Special Meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your Shares will each have the same effect as a vote cast against the adoption of Merger Agreement.

As of August 5, 2013, which is the Record Date, there were 23,505,096 Shares outstanding.

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?

A.

Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

Because this vote is based upon the total number of outstanding Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present, failing to vote will not have any effect on the Adjournment Proposal. Abstaining from the vote, however, will have the same effect as a vote cast against the Adjournment Proposal.

Q.	What vote is required for the Company’s stockholders to approve the Golden Parachute Proposal?

A.

Approval of the non-binding proposal regarding certain Merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

Because this vote is based upon the total number of outstanding Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting failing to vote will not have any effect on the Golden Parachute Proposal. Abstaining from the vote, however, will have the same effect as a vote cast against the Golden Parachute proposal.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors recommends that you vote

•	“FOR” the Merger Agreement Proposal,

•	“FOR” the Adjournment Proposal, and

•	“FOR” the Golden Parachute Proposal.

You should read “Special Factors—Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” beginning on page 19 of this proxy statement for a discussion of the factors that the

Special Committee and the Company’s board of directors considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement.

Q.	Who can vote at the Special Meeting?

A.

Stockholders of record as of the close of business on August 5, 2013, the Record Date for the Special Meeting, are entitled to receive notice of and to attend and vote at, the Special Meeting, or any adjournment or postponement thereof. Each record holder of Shares as of the Record Date is entitled to cast one vote on each matter properly brought before the Special Meeting for each Share that such holder owns of record as of the Record Date. If you are a stockholder of record, please be prepared to provide proper identification at the Special Meeting, such as a driver’s license. If you wish to attend the Special Meeting and your Shares are held in “street name” by your broker, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. “Street name” holders who wish to vote at the Special Meeting will need to obtain a proxy executed in such holder’s favor from the broker, bank or other nominee that holds their Shares of record. Seating will be limited at the Special Meeting.

Q.	What is a quorum?

A.

The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or represented by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting. Abstentions, if any, are counted as present for the purpose of establishing a quorum.

Q.	How do I vote?

A.	If you are a stockholder of record as of the Record Date, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

•	in person—you may attend the Special Meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet (the website address for Internet voting is printed on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Shares as of the Record Date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

The control number located on your proxy card is designed to verify your identity and allow you to vote your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please note that if you attend the Special Meeting in person, cameras, recording devices, cell phones and certain other electronic devices will not be permitted at the Special Meeting.

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner”?

A.

If your Shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those Shares, the “stockholder of record.” In that case, this proxy statement, and your proxy card, have been sent directly to you by the Company.

If your Shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

Q.	If my Shares are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my Shares for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your Shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Shares. If you do not instruct your bank, brokerage firm or other nominee as to how to vote your Shares, your Shares will not be voted and will not be counted for purposes of determining whether a quorum exists. Not instructing your bank, brokerage firm or other nominee as to how to vote your Shares will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal or the Golden Parachute Proposal.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person to vote your Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your Shares is called a proxy card.

Q.	If a stockholder gives a proxy, how are the Shares voted?

A.

Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your Shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

Q.	Can I change or revoke my vote?

A.

Yes. You have the right to revoke a proxy, including any proxy you may have given whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary by the time the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

Only your last submitted proxy card will be considered. Please cast your vote “FOR” each of the proposals listed in this proxy statement, following the instructions in your proxy card, as promptly as possible.

Q.	What happens if I do not vote or submit a proxy card, or do not instruct my bank, broker or other nominee as to how to vote, or abstain from voting?

A.

If you do not vote or submit a proxy card, or do not instruct your bank, broker or other nominee as to how to vote, your Shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will have the same effect as a vote cast against the Merger Agreement Proposal.

If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will not have any effect on the Adjournment Proposal or the Golden Parachute Proposal.

If you abstain from voting it will have the same effect as a vote cast against all the proposals.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you hold Shares in “street name,” or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your Shares are voted.

Q.	What happens if I sell my Shares before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your Shares before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your Shares after the Record Date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares. Unless special arrangements are made, the person to whom you transfer your Shares after the Record Date will not have a right to vote those Shares at the Special Meeting.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Georgeson Inc. a fee of $12,000 plus out-of-pocket expenses. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Shares for their expenses in forwarding soliciting materials to beneficial owners of our Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your Shares are represented at the Special Meeting. If you hold your Shares in your own name as the stockholder of record, please submit your proxy for your Shares by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by using the telephone number printed on your proxy card or by following the Internet proxy instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of Shares, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. You will receive a letter of transmittal shortly after the completion of the Merger describing how you may exchange your Shares for the Merger Consideration. If your Shares are held in street name by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your street name Shares in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What is householding and how does it affect me?

A.

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my Shares?

A.

Yes. As a holder of record of our Shares, you are entitled to appraisal rights under Section 262 of the DGCL with respect to any or all of your Shares in connection with the Merger if you do not vote in favor of the proposal to adopt the Merger Agreement. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” of your Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation instead of receiving the Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. To exercise your appraisal rights, you must comply with the requirements of Section 262 of the DGCL. See “Appraisal Rights” beginning on page 119 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement.

Q.	Who can help answer my other questions?

A.

If you have additional questions about the Merger, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Georgeson Inc.

480 Washington Boulevard

26th Floor

Jersey City, NJ 07310

All Holders, Banks and Bankers: (866) 295-8105

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. rue21 and Parent encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made for the benefit of the other party to the Merger Agreement and:

•

have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. As of the date of this proxy statement, except as set forth in the Company’s public disclosures, there are no specific material facts that exist that the Company believes materially contradicts its representations and warranties in the Merger Agreement. The Company will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any specific material facts that are required to be disclosed under U.S. federal securities laws and might contradict its representations and warranties contained in the Merger Agreement. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 124 of this proxy statement.

The Merger; Merger Consideration

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the provisions of the DGCL, Merger Sub will merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation in the Merger and shall continue its corporate existence under Delaware law as a direct wholly-owned subsidiary of Parent.

At the effective time of the Merger:

•

each Share issued and outstanding immediately prior to the effective time of the Merger (other than Dissenting Shares, if any, and (A) any Shares owned by Parent, Merger Sub, or Shares owned by any direct or indirect wholly-owned subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, which will be cancelled and retired without any consideration, (B) Shares as otherwise agreed to in writing before the effective time between Parent or its affiliates and the holder of such Shares or (C) Shares that are subject to Company restricted stock units, Company deferred stock units, or Company performance share units (which will be converted as set forth below)) will be converted into the right to receive the Merger Consideration;

•

Shares held by a stockholder who is entitled to exercise, and properly exercises, appraisal rights with respect to such Shares pursuant to and in compliance with the DGCL will not be converted into the right to receive the Merger Consideration (such stockholder will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights” beginning on page 119 of this proxy statement); and

•	each issued and outstanding share of common stock of Merger Sub will be converted into and become one share of common stock of rue21 (as the surviving corporation of the Merger).

Upon consummation of the Merger:

•

the certificate of incorporation of the Company (as the surviving corporation in the Merger) will be amended and restated at the effective time of the Merger to be in the form of the certificate of incorporation attached as an exhibit to the Merger Agreement, until amended in accordance with its terms or applicable law;

•

the bylaws of the Company (as the surviving corporation in the Merger) will be amended and restated at the effective time of the Merger to be in the form of the bylaws attached as an exhibit to the Merger Agreement, until amended in accordance with their terms or applicable law;

•	the directors of Merger Sub will become the directors of rue21; and

•	the officers of rue21 will remain as officers of rue21.

Treatment of Stock Options and Other Equity-Based Awards

Stock Options. At the effective time of the Merger, except as otherwise agreed to between Parent or its affiliates and the holder of an option to purchase Shares, each outstanding option to purchase Shares, vested or unvested, will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, at the effective time of the Merger, an amount in cash equal to the product of (i) the total number of Shares subject to such option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of the per Share Merger Consideration over the exercise price per Share of such option, without interest and less applicable taxes required to be withheld. If the exercise price per Share of any such stock option is equal to or greater than the per Share Merger Consideration, such stock option will be cancelled without any cash payment being made in respect thereof.

Restricted Stock Units; Deferred Stock Units. Except as otherwise agreed to between Parent or its affiliates and the holder of a restricted stock unit award of the Company or a deferred stock unit award of the Company, at the effective time of the Merger, outstanding restricted stock unit awards of the Company, whether vested or unvested, and outstanding deferred stock unit awards of the Company, all of which are vested, will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, at the effective time of the Merger, an amount in cash equal to the product of (i) the per Share Merger Consideration multiplied by (ii) the number of restricted stock units or deferred stock units underlying such cancelled awards, as applicable, without interest and less applicable taxes required to be withheld.

Performance Share Units. Except as otherwise agreed to between Parent or its affiliates and the holder of a performance share unit award of the Company, each performance share unit award of the Company that has become vested on or prior to the effective time of the Merger, based on the satisfaction of applicable operating income performance goals and/or the acceleration of applicable time-based vesting conditions, will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of units subject to the performance share unit award multiplied by (y) the per Share Merger Consideration, without interest and less applicable taxes required to be withheld. Any performance share units of the Company that have not become vested as of the effective time of the Merger will be automatically cancelled and forfeited as of the effective time of the Merger for no consideration.

Exchange Procedures

At or prior to the effective time of the Merger, Parent will deposit, or will cause to be deposited, with the paying agent a cash amount in immediately available funds necessary for the paying agent to make payment of the aggregate Merger Consideration to the holders of Shares. Parent will deposit, or will cause to be deposited, any additional amounts necessary to make payments to stockholders who fail to perfect or otherwise waive, withdraw or lose their demand for appraisal rights pursuant to the DGCL.

Promptly after the effective time, and in any event within two business days thereafter, rue21 (as the surviving corporation) will cause the paying agent to mail to each holder of record of Shares (other than Excluded Shares) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of the certificates to the paying agent and which will have such other provisions as Parent and Company may specify), and (ii) instructions for use in surrendering the certificates (or affidavits of loss in lieu thereof) in exchange for the cash amount of the Merger Consideration to which such record holder is entitled as a result of the Merger.

Withholding

Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the Merger Agreement any amount it is required to deduct and withhold with respect to the making of such payment under the applicable U.S. federal, state, local or foreign law. To the extent withheld, such withheld amounts will be treated for purposes of the Merger Agreement as having been paid to the person with respect to which such deduction and withholding was made.

Effective Time of the Merger; Closing

Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger will take place on a date to be specified by the Company and Parent, which will be no later than the second business day following the satisfaction or waiver of the conditions to the closing of the Merger (see “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions). Even if the conditions to the Merger are satisfied or waived, if the marketing period (described below under “The Merger Agreement—Marketing Period” beginning on page 77 of this proxy statement) has not ended at the time of satisfaction or waiver of the conditions, the closing will instead occur on the earlier to occur of the final day of the marketing period or such earlier date as may be specified by Parent on no less than two business days’ prior notice to the Company.

Assuming timely satisfaction of the necessary closing conditions, rue21 currently expects the closing of the Merger to occur before the end of the 2013 calendar year. The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree and specify in such certificate of merger).

Marketing Period

The “marketing period” referred to above is the first period of 20 consecutive business days (provided that (x) July 5, 2013 is not considered a business day for purposes of the marketing period and (y) if the marketing period has not been completed on or prior to August 16, 2013, it will not commence before September 3, 2013) after the date of the Merger Agreement beginning on the first day on which (i) Parent shall have all of the required information (as described under “The Merger Agreement—Financing; rue21 Cooperation” beginning on page 84 of this proxy statement) regarding rue21 and its subsidiaries, (ii) the conditions to each party’s obligations to effect the Merger (other than those conditions that by their terms are to be satisfied at closing) have been satisfied or waived (and remain satisfied or waived) and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent or Merger Sub to effect the Merger to fail to be satisfied, assuming that the date of the closing of the Merger were to be scheduled for any time during such 20 consecutive business day period.

However, the marketing period will not commence (i) prior to the “no-shop period start date” or, if there is an Excluded Party, the “Excluded Party deadline” (as described under “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 80 of this proxy statement), (ii) prior to the mailing of this proxy statement, or (iii) if prior to the completion of the marketing period, (x) the Company’s auditors shall have withdrawn their audit opinion contained in the required financial information, (y) the financial statements included in the required information would need to be updated to permit a registration statement on Form S-1 using such statements to be declared effective by the SEC on the last day of the 20 consecutive business day period, or (z) the Company has announced any intention to restate (or that such restatement is under consideration or may be a reasonably possibility) historical financial statements of the Company included in the required information.

The marketing period will end on any earlier date on which all of the Debt Financing or any alternative financing pursuant to the terms of the Merger Agreement is obtained. Furthermore, (i) if at any time during the marketing period Parent does not have the required information (as described under “The Merger Agreement—Financing; rue21 Cooperation” beginning on page 84 of this proxy statement) or such required information is not compliant with the terms of the Merger Agreement (subject to rue21’s obligation to use reasonable best efforts to update the required information upon Parent’s request during the marketing period so Parent can ensure that any such required information, when taken as a whole, does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading), then a new 20 consecutive business day period will commence upon Parent’s receipt of compliant required information and (ii) if rue21 in good faith reasonably believes it has delivered the required information, it may deliver to Parent written notice to that effect (stating when it believes it completed such delivery), in which case the marketing period will be deemed to have commenced on the date specified in that notice unless Parent in good faith reasonably believes rue21 has not completed delivery of the required information (or Parent cannot confirm whether rue21 has completed the delivery of such information) and, not later than 5:00 p.m. (Eastern Time) eight business days after the delivery of such notice by rue21, Parent delivers a written notice to rue21 to that effect (stating, to the extent reasonably practicable, which required information rue21 has not delivered).

The purpose of the marketing period as described above is to provide Parent with a reasonable and appropriate period of time during which it can market and place the Debt Financing contemplated by the Debt Financing agreements entered into by Parent in connection with, and for the purpose of financing the Merger Consideration payable in, the Merger, as described in more detail under “The Merger Agreement—Financing; rue21 Cooperation” beginning on page 84 of this proxy statement.

Conditions to the Completion of the Merger

rue21 and Parent may not complete the Merger unless each of the following conditions is satisfied or waived:

•

the Merger Agreement must have been duly adopted by the affirmative vote of (i) the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose, and (ii) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds or any Specified Party;

•	any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated; and

•

no order, judgment, injunction, award, decree or writ adopted or imposed by, any governmental entity of competent jurisdiction restraining, enjoining, prohibiting or otherwise preventing consummation of the

Merger shall have been issued and be continuing in effect and completion of the Merger must not be prohibited or illegal under any law, statute, ordinance, rule, regulation, code, order, judgment, injunction, award decree or writ enacted, issued, entered, promulgated or enforced by any governmental entity.

In addition, each of Parent’s and Merger Sub’s obligations to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of rue21 (other than those described in the next three bullets below) being true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect set forth therein) as of the date of the Merger Agreement and as of the closing date as though made on such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) but in the aggregate subject to the material adverse effect standard provided in the Merger Agreement and summarized below;

•

certain representations and warranties of rue21 with respect to outstanding Shares, units and options as of May 21, 2013 being true and correct in all respects (except for de minimis inaccuracies) as of the date of the Merger Agreement and as of the closing date as though made on such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the representations and warranties of rue21 with respect to capitalization (other than those representations with respect to Shares, units and options included in the preceding bullet), organization, good standing and qualification, corporate authority and approvals, takeover statutes, absence of rights agreement and brokers and finders will be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as though made on such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

•	the representations and warranties of rue21 with respect to the absence of a material adverse effect shall be true and correct in all respects;

•

rue21 having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the closing (other than delivering a FIRPTA affidavit), and Parent shall have received a certificate on behalf of the Company to such effect; and

•

since the date of the Merger Agreement there shall not have occurred and be continuing any change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect.

In addition, the Company’s obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of each of Parent and Merger Sub being true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where failure to be so true and correct, individually or in the aggregate, as had not had and would not reasonably be expected to prevent, materially delay or materially impede Parent’s ability to consummate the Merger; and

•

each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing date, and the Company having received a certificate on behalf of Parent and Merger Sub to such effect.

For purposes of the Merger Agreement, “material adverse effect” means, when used with respect to rue21, any event, change, state of facts, effect or occurrence that, individually or in the aggregate, (1) would have or would reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of the Company and its subsidiaries taken as a whole or (2) prevents or materially impedes, or would reasonably be expected to prevent or materially impede, the Company’s ability to consummate the Merger, except those effects caused by any of the following, either alone or in combination, will not be taken into consideration for the purpose of determining whether a material adverse effect has occurred or may, would or could occur: (a) events, changes, state of facts, effects or occurrences in or generally affecting (1) the economy, credit, financial or capital markets, or regulatory, legislative or political conditions in the United States or elsewhere in the world, including changes in interest and exchange rates or (2) the industries in which the Company and its subsidiaries operate; (b) changes or prospective changes in GAAP or law or in the interpretation or enforcement thereof on or after the date hereof; (c) any geopolitical conditions, act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any epidemics, pandemics, earthquakes, hurricanes, tornadoes or any other natural disasters (whether or not caused by any person or any force majeure event); (d) the execution, announcement, existence of, or compliance with, the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators (provided, that the exceptions in this clause (d) will not be deemed to apply to references to “material adverse effect” in the representations and warranties relating to not violating certain contracts); (e) any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the transactions contemplated by the Merger Agreement; (f) any decline in the market price, or change in trading volume, of the Shares (but the underlying cause of such decline may nonetheless constitute a material adverse effect); (g) any change in the credit ratings of the Company or any of its subsidiaries (but the underlying cause of such decline may nonetheless constitute a material adverse effect); (h) any actions required to be taken by the Company or any of its subsidiaries pursuant to the Merger Agreement to obtain approval or consent from any governmental entity in connection with the consummation of the Merger; (i) any failure by the Company to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position (but the underlying cause of such decline may nonetheless constitute a material adverse effect) and (j) any action taken by the Company or its subsidiaries that is required by the Merger Agreement or taken at the request or with the consent of Parent or Merger Sub, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the Merger Agreement; except in the case of clauses (a), (b) and (c) above to the extent (but only to such extent) such events, changes, effects, state of facts or occurrences have a materially disproportionate adverse impact on the business, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which the Company and its subsidiaries conduct their businesses (in which case the incremental disproportionate adverse impact of such events, changes, effects, states of fact or occurrences on the Company and its subsidiaries relative to other similarly situated participants in the industries in which the Company and its subsidiaries operate shall be taken into account for purposes of determining whether a “material adverse effect” has occurred or would reasonably be expected to occur).

Solicitation of Acquisition Proposals

Until 11:59 p.m., Eastern time, on July 2, 2013 (the “No-Shop Period Start Date”), rue21 (acting under the direction of the Special Committee) had the right to:

•

initiate, solicit and encourage any inquiry or the making of any proposals or offers that constitute acquisition proposals, including by providing access to non-public information pursuant to acceptable confidentiality agreements (to the extent that any such non-public information had not previously been provided to Parent, rue21 will promptly provide such information to Parent); and

•

engage or enter into or otherwise participate in any discussions or negotiations with any person or group of persons with respect to any acquisition proposal, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals.

Notwithstanding the occurrence of the No-Shop Period Start Date, the Company and its subsidiaries and their respective representatives may continue to engage in the activities described in the bullets above with respect to any Excluded Party until 11:59 p.m., Eastern time, on July 27, 2013 (the “Excluded Party Deadline”).

Except as expressly permitted under the Merger Agreement or as may relate to any Excluded Party, the Company and its Subsidiaries and their respective directors and officers shall, and the Company shall direct its and its Subsidiaries’ representatives to, (i) at the No-Shop Period Start Date, immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing and (ii) from and after the No-Shop Period Start Date until the earlier of the effective time of the Merger or the termination of the Merger agreement in accordance with its terms, not to:

•	initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an acquisition proposal;

•

engage in or otherwise participate in discussions or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any person relating to, or that could reasonably be expected to lead to, any acquisition proposal;

•

enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement (other than an acceptable confidentiality agreement) providing for any acquisition proposal or requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

At any time from and after the No-Shop Period Start Date, if rue21 receives a written acquisition proposal that did not result from a breach of the go-shop provisions of the Merger Agreement, from any person, rue21 and its representatives may provide information (including non-public information and data) regarding rue21 and its subsidiaries in response to a request therefor by such person pursuant to an acceptable confidentiality agreement and engage or participate in any discussions or negotiations with such person with respect to such acquisition proposal, if the Special Committees determines in good faith (A) after consultation with outside counsel that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (B) after consultation with its financial advisor and legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

An “acquisition proposal” means a bona fide proposal or offer with respect to (x) a merger, consolidation, business combination, recapitalization, reorganization or similar transaction involving the Company and/or any of its subsidiaries or (y) any acquisition by any person, or proposal or offer to acquire by tender offer, share exchange, stock or asset purchase or in any other manner, which, in each case with respect to clauses (x) and (y), if consummated would result in any person or group of persons becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, (1) 20% or more of the total voting power or of any class of equity securities of the Company or (2) 20% or more of the consolidated net income, consolidated net revenue or fair market value of the total assets (including equity securities of its subsidiaries) of the Company, in each case, other than the transactions contemplated by the Merger Agreement.

An “Excluded Party” means a person, group of persons or group that includes any person or group of persons, from whom the Company had received during the Go-Shop Period a written acquisition proposal that the Special Committee determined in good faith (after consultation with its outside legal counsel and a financial advisor), prior to the No-Shop Period Start Date, constitutes or would reasonably be expected to result in, a superior proposal. But any such person or group of persons will cease to be an Excluded Party when the ultimate equityholder(s) of such person and the other persons who were members of such group, if any, as of the No-Shop Period Start Date, cease to provide (directly or indirectly) in the aggregate at least 25% of the equity financing (measured by voting power and value) of such person or group at any time following the No-Shop Period Start Date.

A “superior proposal” means an acquisition proposal (changing the percentages in the definition of acquisition proposal from “20%” to “50%”) that the Special Committee has determined in its good faith judgment, after consultation with independent financial advisors and outside legal counsel, (x) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the financing terms thereof) and regulatory aspects of the proposal and the person making the proposal and (y) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by the Merger Agreement after taking into account such factors (including timing, likelihood of consummation, legal, financial, regulatory and other aspects of the offer, including the financing terms thereof but, for the sake of clarity, not taking into account the fact that such acquisition proposal may be subject to a lower threshold for stockholder approval than the Merger), and the person making the offer and after giving effect to any offer by Parent to amend the terms of the Merger Agreement deemed relevant by the Special Committee.

Except as expressly permitted by the go-shop provisions of the Merger Agreement, the Company’s board of directors (or the Special Committee, if applicable), will not (1)(i)(a) fail to include a recommendation that rue21’s stockholders adopt the Merger Agreement at the Special Meeting in the proxy statement or fail to recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten business days after the commencement of a tender offer providing for such acquisition proposal or (b) fail to reaffirm publicly the recommendation that rue21’s stockholders adopt the Merger Agreement at the Special Meeting within ten business days after Parent requests in writing that the Company makes such public reaffirmation (but such request can only be made by Parent three times in total); (ii) qualify, withhold, withdraw or modify (or publicly propose or resolve to qualify, withhold, withdraw or modify), in a manner adverse to Parent, the rue21 board of director’s recommendation that rue21’s stockholders adopt the Merger Agreement at the Special Meeting; (iii) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer; or (iv) authorize, adopt, approve, recommend or otherwise declare advisable (publicly or otherwise) an acquisition proposal (actions described in clauses (i) through (iv) being referred to as an “adverse recommendation change”), (2) authorize, cause or permit the company or any of its subsidiaries to enter into any alternative acquisition agreement or (3) terminate the Merger Agreement pursuant to the termination provision relating to a superior proposal.

At any time before the Merger Agreement is adopted by Company’s stockholders, the Company’s board of directors (or the Special Committee, if applicable) may make an adverse recommendation change with respect to an acquisition proposal so long as the Company is not in material violation of the go-shop provisions of the Merger Agreement or the Company may (at the direction of the Special Committee) terminate the Merger Agreement pursuant to the termination provision relation to a superior proposal, in each case, if the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and that such acquisition proposal constitutes a superior proposal.

At any time before the Merger Agreement is adopted by Company’s stockholders, the Company’s board of directors (or the Special Committee, if applicable) may effect an adverse recommendation change in response to an event, change, effect, development, condition or occurrence (an “intervening event”) that affects or would be reasonably likely to affect (x) the business, financial condition or continuing results of operations of the Company and its subsidiaries, taken as a whole, or (y) the stockholders of the Company, in either case that is (1) material, individually or in the aggregate with any other such events, changes, effects, developments, conditions or occurrences, (2) does not relate to an acquisition proposal, (3) does not relate to the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date of this Agreement in the market price or trading volume of the Shares or the credit rating of the Company and (4) was not known to or reasonably foreseeable by (or the material consequences of which are not known or reasonably foreseeable by) the Special Committee as of

May 23, 2013, if the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to effecting an adverse recommendation change in connection with a superior proposal, terminating the Merger Agreement in connection with a superior proposal or effecting an adverse recommendation change in connection with an intervening event:

•

rue21 must provide prior written notice to Parent, at least three business days in advance, that it intends to effect such adverse recommendation change, which notice, in the case of a superior proposal, shall specify the identity of the party making such superior proposal and the material terms thereof and include the most current version of such agreement and, if applicable, copies of all relevant documents relating thereto including any related financing commitments or, in the case of an intervening event, shall include a description of the reasons for taking such action;

•

after providing such notice and prior to effecting such adverse recommendation change, rue21 must have negotiated with Parent in good faith during such three business day period (to the extent Parent wishes to negotiate) to make revisions to the terms of the Merger Agreement and the financing letters, that in the case of a superior proposal, would permit such superior proposal to no longer constitute a superior proposal or, in the case of an intervening event, would obviate the need for taking such action; and

•

the Special Committee must have considered in good faith any changes to the Merger Agreement and financing letters offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and, in the case of a superior proposal, must have determined that the superior proposal would continue to constitute a superior proposal if such changes were given effect.

In the event that such acquisition proposal is modified after complying with the above bullets in any material respect by the party making such acquisition proposal or such intervening event changes in any material respects or another intervening event occurs, the Company must have provided written notice of such to Parent and must have again complied with the above bullets and provide Parent with an additional two (2) business days’ notice prior to effecting an adverse recommendation change (and shall do so for each such subsequent modification).

If the intervening event changes in any material respects after complying with the above bullets, the Company must have provided notice of such modified or other intervening event to Parent and must have again complied with the above bullets and provide Parent with an additional two (2) business days’ notice prior to effecting any adverse recommendation change.

rue21 has agreed to notify Parent of the number and identity of any Excluded Parties and to provide Parent with a written summary of the material terms and conditions of the most recent acquisition proposal received from any such Excluded Party. From and after the No-Shop Period Start Date, the Company will promptly (and in any event within 24 hours) notify Parent if it or any of its representatives receives an acquisition proposal (and any material terms and conditions thereof and written document constituting the acquisition proposal). The Company will also keep Parent reasonably informed of the status of discussions or negotiations relating to an acquisition proposal. The two immediately preceding sentences did not apply during the Go-Shop Period or before the Excluded Party Deadline to an acquisition proposal submitted by an Excluded Party or a modification thereof.

Nothing in the provisions of the Merger Agreement relating to acquisition proposals prevents rue21 from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or any similar communication or (ii) making any “stop-look-and-listen” communication to the stockholders of rue21 pursuant to Rule 14d-9(f) under the Exchange Act or any similar communication.

Financing; rue21 Cooperation

Parent and Merger Sub have represented that, subject to certain assumptions, at and after the closing of the Merger, they will have sufficient funds available to satisfy their respective payment obligations under the Merger Agreement.

Parent has agreed to use its reasonable best efforts to arrange and obtain the financing on the terms and conditions (including the flex provisions) described in the equity financing commitments and debt financing commitments (collectively, the “Financing Commitments”), and will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the financing commitments that imposes new or additional conditions, in each case, that would reasonably be expected to:

•	reduce the aggregate amount of the Debt Financing;

•	delay (taking into account the marketing period) or prevent the availability of the financing; or

•	make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur.

Each of Parent and Merger Sub has agreed to use reasonable best efforts to:

•	maintain in effect the financing letters until the transactions contemplated by the Merger Agreement are consummated;

•

negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letter or on such terms no less favorable in all material respects to Parent and Merger Sub than the terms and conditions (including the flex provisions) in the Debt Commitment Letter;

•	satisfy on a timely basis all conditions to funding in the financing letters within the control of Parent and Merger Sub and otherwise comply with its obligations thereunder;

•

consummate the financing at the closing of the Merger (including using reasonable best efforts (including through litigation pursued in good faith) to cause the Lenders and the other persons committing to fund the financing to fund the financing at the closing); and

•	enforce its rights under the financing letters (including through litigation pursued in good faith);

Parent and Merger Sub have agreed to give rue21 prompt notice:

•

of any breach or default by any party to any financing letter or any definitive agreement related to the financing of which Parent or Merger Sub becomes aware, if such breach or default would result in a material delay of, or in any way limit, the availability of the financing;

•

of the receipt of any written notice or other written communication from any Debt Financing source with respect to any actual or potential breach, default, termination or repudiation by any party to any financing letter or any definitive agreement related to the financing or any provisions of the financing letter or any definitive agreement related to the financing, or any material dispute or disagreement between or among any parties to any of the financing letters with respect to the obligation to fund the financing or the amount of the financing to be funded at closing, in each case which would make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or materially delay the availability of the Debt Financing; or

•

if Parent or Merger Sub believes in good faith that they will not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by the financing letters or the definitive agreements related to the financing.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing letters, Parent has agreed to use reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement on terms and conditions not materially less favorable to Parent and Merger Sub than those set forth in the Debt Financing letters as promptly as reasonably practicable following the occurrence of such event. Parent and Merger Sub are not required to pay the Lenders providing the Debt Financing any additional fees or to increase any interest rates applicable to the Debt Financing, except as expressly required in the Debt Commitment Letter or in any fee letter referenced therein.

rue21 has agreed to use its reasonable best efforts to provide, and agreed to use its reasonable best efforts to cause its representatives to provide, to Parent and Merger Sub all cooperation reasonably requested by Parent or Merger Sub in connection with arranging, obtaining and syndicating the financing and causing the conditions in the financing letters to be satisfied; provided, however, that, (a) the Company and its subsidiaries will not be required to extend such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries, (b) the Company and its subsidiaries will not be required to commit to take any action that is not contingent upon the closing (including the entry into any agreement) or that would be effective prior to the effective time, (c) the Company and its subsidiaries will not be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with the financing that is not subject to the occurrence of the effective time, and (d) the boards of directors (or equivalent bodies) of the Company or any of its subsidiary will not be required to enter into any resolutions or take similar action approving the financing (except that concurrently with the closing the boards (or their equivalent bodies) of subsidiaries of the Company may sign resolutions or take similar actions that do not become effective until the effective time).

Parent has agreed to indemnify and hold harmless rue21, its subsidiaries and its and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arranging of financing (including any action taken in accordance with rue21’s cooperation requirements with respect to the Debt Financing) and any information utilized in connection therewith (other than historical information relating to rue21 or its subsidiaries provided by rue21 in writing by the Company or its subsidiaries). Parent has agreed to, promptly upon request by rue21, reimburse rue21 for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by rue21 or its subsidiaries in connection with rue21’s cooperation requirements with respect to the Debt Financing.

Parent has agreed not to award any agent, broker, investment banker, financial advisor or other firm or person any financial advisory role on an exclusive basis, or engage any bank or investment bank or other potential provider of financing on an exclusive basis in connection with the Merger or the other transactions contemplated by the Merger Agreement.

The obtaining of the financing, or any alternative financing in accordance with the terms of the Merger Agreement, is not a condition to the closing of the Merger.

Regulatory Approvals; Third-Party Consents

Pursuant to the Merger Agreement, rue21 and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under the Merger Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, including preparing and filing as promptly as reasonably practicable necessary notices, reports and other filings to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations from any third parties and/or governmental entities that are necessary or advisable to complete the transactions contemplated by the Merger Agreement. Each of rue21 and Parent has also agreed to promptly furnish the other with copies of any notices or other communication from any governmental entity. Parent and Merger Sub and their subsidiaries and affiliates are not required to take or accept (or commit to take or accept), and the Company has agreed that it (and its subsidiaries) will not take or accept (or commit to take or accept), without Parent’s prior consent, any action or any condition, restriction, obligation or requirement with respect to Parent, the Company, their subsidiaries or affiliates or their subsidiaries or affiliates’ assets which would reasonably be expected (A) to materially prohibit or materially restrict the ability of Parent or any of its affiliates effectively to acquire, hold or exercise full rights of ownership (including with respect to voting) of the Shares to be acquired in the Merger or of the assets or business of the Company, (B) to be materially adverse to the assets or businesses, the operation of the businesses or the financial condition or results of operations, of the Parent (including rue21 as the surviving corporation and its subsidiaries), taken as a whole or (C) to be materially adverse to the assets or businesses, the operation of the businesses, or the financial condition or results of operations of the surviving corporation and its subsidiaries, taken as a whole.

Termination

The Merger Agreement may be terminated, whether before or after rue21’s stockholders have adopted the Merger Agreement, by mutual written consent of rue21 (acting upon the recommendation of the Special Committee) and Parent (acting through its board of directors).

In addition, the board of directors of either rue21 (acting upon the direction of the Special Committee) or Parent may terminate the Merger Agreement at any time before the effective time of the Merger by written notice to the other party:

•	whether before or after rue21 stockholders have adopted the Merger Agreement, if the Merger has not been consummated by November 23, 2013 (the “termination date”);

•	if the stockholders meeting has been held and the rue21 stockholders have not adopted the Merger Agreement at such meeting or any adjournment or postponement thereof;

•

whether before or after rue21 stockholders have adopted the Merger Agreement, if any court or agency of competent jurisdiction issues any final and non-appealable injunction, ruling, decree or judgment permanently restraining, enjoining or otherwise prohibiting consummation of the merger; or

•

if there is a breach by the non-terminating party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement (or any such representation and warranty shall be untrue) which would give rise to the failure to satisfy a closing condition described above under “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement that has not been cured by such party by the earlier of November 23, 2013 and 30 days after such party’s receipt of written notice of such breach from the other party but only so long as the other party is not in material breach of its representations, warranties, covenants, or agreements contained in the Merger Agreement, so as to cause a closing condition described above under “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement to not be capable of being satisfied.

In addition, at any time before the effective time of the Merger, rue21 may terminate the Merger Agreement by written notice to Parent:

•

if at any time prior to the stockholders voting in favor of adoption of the Merger Agreement, in order for the Company to concurrently enter into an alternative acquisition agreement that constitutes a superior proposal if the Company has complied in all material respects with the go-shop provisions in the Merger Agreement and the Company immediately prior to or concurrently with such termination pays to Parent the termination fee described below; or

•

if (i) all of the closing conditions have been satisfied (see “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement), (ii) Parent and Merger Sub fail to consummate the transaction within three business days following the date the closing should have occurred and (iii) rue21 stood ready, willing and able to consummate the Merger on such date and rue21 delivered written notice to Parent on or prior to such date confirming such fact (a “failure to close termination”).

In addition, at any time before the Special Meeting, Parent may terminate the Merger Agreement by written notice to rue21, if the Company, the Company’s board of directors or the Special Committee shall have made an adverse recommendation change.

Termination Fees

rue21 is required to pay Parent a termination fee of $31.359 million (without any reimbursement of any of Parent’s expenses) if:

•	any of the following three events occurs:

•

(i) the Merger Agreement is terminated by rue21 or Parent due to the occurrence of the termination date prior to the adoption of the Merger Agreement by the Company’s stockholders, (ii) the Merger Agreement is terminated by rue21 or Parent due to the failure of rue21 stockholders to adopt the Merger Agreement, or (iii) the Merger Agreement is terminated by Parent due to a breach by rue21 of its representations, warranties, covenants or agreements contained in the Merger Agreement that has not been timely cured and which would give rise to the failure to satisfy a closing condition described above under “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement;

•

there is a bona fide acquisition proposal made after the date of the Merger Agreement but prior to such termination regardless of whether such proposal is publicly disclosed or privately made to rue21 (unless if such acquisition proposal is public, it is publicly withdrawn prior to such termination); and

•

within 12 months after such termination, rue21 enters into a definitive agreement with respect to an acquisition proposal or consummated any acquisition proposal, provided that for purposes of the foregoing, the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%”;

•	the Merger Agreement is terminated by Parent due to a company adverse change recommendation; or

•	rue21 effected a termination to enter into an alternative acquisition agreement that constitutes a superior proposal.

Notwithstanding the foregoing, rue21 must pay Parent a reduced termination fee equal to $10.453 million if, on or prior to the Excluded Party Deadline, the Merger Agreement is terminated by:

•	rue21 in order to effect enter into an alternative acquisition agreement with an Excluded Party; or

•	Parent due to an adverse change recommendation with respect to a superior proposal from an Excluded Party.

Parent must pay rue21 the Parent fee of $62.718 million if:

•

the Merger Agreement is terminated by rue21 due to a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements contained in the Merger Agreement that has not been timely cured and which would give rise to the failure to satisfy a closing condition described above under “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 78 of this proxy statement;

•	the Merger Agreement is terminated by rue21 as a result of Parent’s and Merger Sub’s failure to close; or

•

the Merger Agreement is terminated by either rue21 or Parent as a result of the Merger not being consummated by the termination date and rue21 would have been entitled to terminate the Merger Agreement pursuant to the previous bullets.

In no event will Parent have to pay the Parent fee or rue21 have to pay the termination fee on more than one occasion.

Remedies

rue21’s receipt of the Parent fee and certain expense reimbursement and indemnification payments from Parent will, subject to certain specific performance rights described below, be the maximum aggregate liability of Parent, Merger Sub, the Apax Investors, the Debt Financing sources or any other financing source of Parent, and any of their respective former, current or future, direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, affiliated or commonly advised funds, members, managers, general or limited partners, attorneys, advisors or other representatives, or any of their respective successors or assigns or any of the former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, affiliated or commonly advised funds, members, managers, general or limited partners, attorneys, advisors or other representatives or successors or assignees of any of the foregoing for any loss suffered with respect to the Merger Agreement, the financing letters, the commitment letters (or the abandonment or termination thereof) and the transactions contemplated thereby (or the abandonment or termination thereof).

Parent’s receipt of the termination fee and certain other expenses reimbursed by rue21, as the case may be, will, subject to certain specific performance rights described below and except in the case of any willful and material breach by, or fraud, of the Company, be the maximum aggregate liability of the Company, its subsidiaries and their respective representatives in connection with the Merger Agreement (or termination thereof), the transactions contemplated by the Merger Agreement (and the abandonment thereof); provided, however, the Company will remain liable for a willful and material breach of the Merger Agreement or fraud.

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. However, rue21 is entitled to seek specific performance of Parent’s obligation to cause the equity financing to be funded to fund the Merger if and only if all of the following circumstances are satisfied: (i) the marketing period has ended and all mutual closing conditions and conditions to the obligations of Parent and Merger Sub have been satisfied, (ii) the Debt Financing has been funded or will be funded at closing if the equity financing is funded and (iii) rue21 has confirmed that if the equity financing and Debt Financing are funded then it will take such actions that are within its control to cause the closing to occur.

Conduct of Business Pending the Merger

Under the Merger Agreement, rue21 has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter rue21 delivered in connection with the Merger Agreement or as required by law, between the date of the Merger Agreement and the effective time of the Merger, unless Parent gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned), rue21 and its subsidiaries will use their reasonable best efforts to cause their businesses to be conducted in the ordinary course, preserve their business organizations intact and maintain existing relations with governmental entities, customers, vendors, suppliers, lessors, employees and distributors.

Subject to applicable law, certain exceptions set forth in the Merger Agreement and the disclosure letter that rue21 delivered in connection with the Merger Agreement, rue21 will not, and will not permit its subsidiaries to, take any of the following actions without Parent’s written approval (which cannot be unreasonably withheld, delayed or conditioned):

•	make changes to organizational documents;

•	acquire certain entities, properties or assets;

•	merge or consolidate rue21 or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate rue21 or any of its subsidiaries;

•	enter into any new line of business;

•	issue any equity interests or effect any other changes in capitalization;

•	split, combine, subdivide or reclassify any of the equity interests;

•	declare, set aside or pay any dividends or make other distributions;

•	repurchase, redeem or otherwise acquire any equity interests subject to certain exceptions related to employees;

•	incur or modify in any material respect the terms of any indebtedness;

•	transfer material assets or grant material liens;

•	make modifications to compensation or benefits, or hire or terminate certain employees;

•	make certain changes relating to taxes;

•	make any material changes to accounting policies or principles;

•	make certain loans, advances or capital contributions to, or investments in, any person;

•	enter into, modify or terminate any material contract;

•	compromise, settle or agree to settle certain claims;

•	grant rights to rue21’s material intellectual property;

•	make or authorize capital expenditures not consistent in all material respects with the 2013 capital expenditure budget;

•	fail to maintain in full force and effect material insurance policies; or

•	agree, authorize or commit to do any of the foregoing.

Additional Covenants

The Merger Agreement also contains certain other covenants, including relating to cooperation in the preparation and filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3, holding the meeting of stockholders, stockholder litigation access to information, notice of specified matters and public announcements.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the Merger, Parent and the Company (as the surviving corporation) have agreed to indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Company or any of its subsidiaries against all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to the fact that he or she is or was a director or officer of the Company or its subsidiaries or arising out of or related to services performed by such persons at the request of the Company or its subsidiaries, including in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

Parent has agreed to cause the Company to purchase a six-year prepaid “tail” directors’ and officers’ liability insurance policy and the fiduciary liability insurance policy that provides coverage to the existing directors and officers for acts or omissions occurring prior to the effective time for a period of six years from the effective time of the Merger, with benefits, terms, conditions, retentions and levels of coverage that are not less favorable to the beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy and fiduciary liability insurance policy. In no event is Parent required to expend in the aggregate an amount in excess of 600% of the annual premiums currently paid by the Company for such insurance. If Parent is unable to obtain the “tail” insurance policies as of the effective time of the Merger, the Company (as the surviving corporation) will continue to maintain in effect for a period of at least six years from and after the effective time the insurance policies in place as of the date of the Merger Agreement or the Company will be required to use its reasonable best efforts to purchase comparable insurance policies for the six-year period; provided that in no event is Parent required to expend an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, then the Company may, or Parent may direct the Company to, obtain a policy with the maximum coverage available for such amount applied over the term of such policy.

Employee Matters

Pursuant to the Merger Agreement, Parent has agreed that it will, and will cause its affiliates after the effective time of the Merger, subject to certain exceptions, to, until at least the first anniversary of the effective time of the Merger, provide the rue21 employees and the employees of its subsidiaries who continue employment with Parent, the surviving corporation or any of its subsidiaries, as the case may be, with (i) base salary and cash bonus opportunities to each such continuing employee that are no less favorable than those provided to each such employee as of the effective time of the Merger (excluding long-term incentive opportunities and equity-based arrangements), (ii) other employee benefits and perquisites to continuing employees in the aggregate that are substantially comparable in the aggregate to those benefits (excluding equity-based incentives, defined benefit pension plans and post-employment welfare benefits) provided under rue21 benefit plans in effect immediately prior to the effective time of the Merger, and (iii) severance benefits that are no less favorable than the severance benefits provided by rue21 and its subsidiaries to each such employee under rue21 benefit plans in effect immediately prior to the effective time of the Merger. Continuing employees generally will also be entitled to (x) service credit under the post-closing employee benefit plans of Parent for all pre-closing service with rue21 for purposes of eligibility, vesting, level of benefits and benefit accrual (but not for benefit accrual purposes under any qualified defined benefit pension plan), except to the extent such service credit would result in a duplication of benefits, (y) waiver of pre-existing condition limitations under any welfare benefit plan for which such continuing employees are eligible following the effective time of the Merger, and (z) credit for co-payments, deductibles and out-of-pocket expenses incurred prior to the effective time of the Merger under the welfare benefit plans of rue21 for purposes of any post-closing welfare benefit plans in which such continuing employees participate.

Representations and Warranties

The representations and warranties made by rue21 relate to, among other things:

•	corporate organization and similar corporate matters;

•	capital structure;

•	approval and authorization of the Merger Agreement, the stockholder vote required to adopt the Merger Agreement;

•	opinion of financial advisor;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	government filings and absence of breaches with respect to certain organizational documents and contracts;

•	documents filed with the SEC, financial statements included in those documents and regulatory reports filed with governmental entities;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of a material adverse effect since February 2, 2013;

•	absence of undisclosed liabilities and material litigation;

•	employee benefits;

•	compliance with laws and licenses;

•	state takeover laws;

•	absence of rights agreement, “poison pill” or similar agreement or plan;

•	environmental matters;

•	taxes;

•	labor matters;

•	intellectual property matters;

•	insurance;

•	properties;

•	material contracts;

•	suppliers; and

•	brokers and finders.

The representations and warranties made by Parent and Merger Sub relate to, among other things:

•	corporate organization and similar corporate matters;

•	their corporate authority to enter into the Merger Agreement;

•	government filings and absence of breaches with respect to certain organizational documents and contracts;

•	the absence of legal proceedings against Parent or Merger Sub;

•	financing; sufficiency of funds;

•	the capitalization of Merger Sub;

•	the absence of broker’s or finder’s fees;

•	the absence of certain agreements or compensation or equity arrangements; and

•	the solvency of the surviving corporation as of the effective time of the Merger.

Governing Law and Venue; Waiver of Jury Trial

The parties have agreed that the Merger Agreement will be governed by Delaware law. Each party has irrevocably and unconditionally submitted to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware) in any action, suits or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto; provided however, the parties have agreed that the parties nor their respective affiliates will bring, or support any claim, against any Debt Financing source in any way relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York. Each party has further irrevocably and unconditionally waived any right such party may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

SUPPORT AGREEMENT

The following describes the material provisions of the Support Agreement, which is attached as Annex B to this proxy statement and which is incorporated by reference herein. The summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. You are encouraged to read carefully the Support Agreement in its entirety before making any decisions.

In connection with the Merger Agreement, the SKM Funds have entered into a Support Agreement with Parent and the Company, dated as of May 23, 2013, pursuant to which the SKM Funds have agreed to vote or cause to be voted their Shares in favor of the adoption of the Merger Agreement.

Pursuant to the terms of the Support Agreement, if the Merger Agreement is terminated and rue21 accepts an all-cash superior proposal of at least $42.00 per Share, the SKM Funds have agreed to vote their Shares in favor of such superior proposal on the same pro rata basis as holders of Shares other than Parent, Merger Sub, the SKM Funds (or their permitted transferees), any Specified Party or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any other person of which Merger Sub is a direct or indirect subsidiary (although the SKM Funds can choose to vote all, or an amount between the applicable pro rata proportion and all, of its Shares in favor of such superior proposal).

The Support Agreement will terminate at the earliest to occur of (i) the effective time of the Merger, (ii) a termination of the Merger Agreement in accordance with its terms, except in the event that the Merger Agreement is terminated and the Company concurrently enters into an alternative acquisition agreement that constitutes a superior proposal that provides for cash consideration of no less than $42.00 per Share, and (iii) in the event the Merger Agreement is terminated and the Company concurrently enters into an alternative acquisition agreement that constitutes a superior proposal that provides for cash consideration of no less than $42.00 per Share, upon the earlier of (A) the effective time or consummation of any merger of the Company provided for in connection with such alternative acquisition agreement, or if there is no provision for such a merger, the closing of the transactions contemplated thereby and (B) the termination of such alternative acquisition agreement in accordance with its terms.

THE EQUITY COMMITMENT LETTERS

Parent has entered into the Apax Equity Commitment Letter with the Apax Investors pursuant to which the Apax Investors have committed, upon the terms and subject to the conditions contained in the Apax Equity Commitment Letter, to contribute to Parent, at or prior to the consummation of the Merger, up to $283 million in cash in exchange for which the Apax Investors will receive interests in Parent. The Apax Investors may assign their equity commitment to other investors, subject to the terms and conditions of the Apax Equity Commitment Letter, although no assignment of the equity commitment to other investors will affect the Apax Investors’ commitments pursuant to the Apax Equity Commitment Letter.

The financing commitment of the Apax Investors is generally subject to the following conditions:

•	completion of the marketing period and satisfaction or waiver by Parent of the conditions precedent to the Parent’s and Merger Sub’s obligations to complete the Merger;

•	the substantially contemporaneous consummation of the Merger; and

•	the consummation of the Debt Financing on the terms and conditions as described in the Debt Commitment Letter (as defined below).

As described under “The Merger Agreement—Remedies” beginning on page 88 of this proxy statement, the Company is an express third-party beneficiary of the Apax Equity Commitment Letter in the limited circumstances specified in the Merger Agreement in which the Company is entitled to seek specific performance of Parent’s obligation to cause the financing contemplated by the Apax Equity Commitment Letter to be funded.

The foregoing summary of the Apax Equity Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger and incorporated herein by reference.

Apax Investors Termination Commitment

In addition, Parent has entered into the Apax Termination Commitment Letter with the Apax Investors and the Company pursuant to which the Apax Investors have committed, upon the terms and subject to the conditions contained in the Apax Termination Commitment Letter, to purchase for cash, directly or indirectly, up to $62.718 million of interests in Parent solely for the purposes of allowing Parent to pay (i) the parent termination fee in accordance with the Merger Agreement, (ii) any amounts payable by Parent pursuant to the provision of the Merger Agreement whereby Parent agrees to indemnify the Company, its subsidiaries and its and their representatives against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Debt Financing, or the provision of the Merger Agreement whereby Parent agrees to pay to the Company reasonable and documented expenses in connection with collecting payment of a termination fee and (iii) all other monetary liabilities of Parent or Merger Sub arising out of or related to the Merger Agreement.

The foregoing summary of the Apax Termination Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

THE DEBT COMMITMENT LETTER

Merger Sub has obtained the Debt Commitment Letter from the Lenders to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, $780 million in Debt Financing which is expected to fund at the closing of the Merger, consisting of a $530 million senior secured term loan facility and a $250 million senior unsecured increasing rate bridge facility (which would be utilized in the event that Merger Sub or one or more of its subsidiaries does not issue and sell the full amount of the senior unsecured notes referred to below at or prior to the closing of the Merger). In addition, the Lenders will provide a $150 million asset-backed revolving credit facility which may be drawn for working capital and other corporate purposes not including payment of the Merger Consideration.

It is also expected that, at or prior to the closing of the Merger, up to $250 million in aggregate principal amount of senior unsecured notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act, or another private placement transaction. We refer to the financing described above collectively as the “Debt Financing.” The aggregate principal amount of the term loan facility may be increased to fund certain original issue discount or upfront fees in connection with the Debt

Financing. The proceeds of the senior secured term loan facility and the bridge facility (or senior unsecured notes) will be used to finance, in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of the Company’s indebtedness outstanding as of the closing of the Merger and the payment of related fees and expenses. The proceeds of the revolving credit facility may be used (i) to fund certain original issue discount or upfront fees in connection with the Debt Financing, (ii) to provide ongoing working capital and (iii) for other general corporate purposes of the Company and its subsidiaries.

The Debt Financing contemplated by the Debt Commitment Letter is conditioned on the consummation of the Merger in accordance with the Merger Agreement, as well as other customary conditions, including, but not limited to:

•

the Merger shall have been consummated, or substantially simultaneously with the initial borrowing under the term loan facility, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement;

•	the consummation of the Apax Investors equity financing in a minimum amount, substantially simultaneously with the initial borrowing under the term loan facility;

•	the repayment of the existing credit facility of the Company, substantially simultaneously with the initial borrowing under the term loan facility;

•	subject to certain limitations the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since February 2, 2013 and May 23, 2013;

•

subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•	the execution and delivery by the borrowers and guarantors of definitive documentation for the Debt Financing, consistent with the Debt Commitment Letter;

•

receipt by the lead arrangers of documentation and other information about the borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•	execution and delivery of customary legal opinions, evidence of authorization, officer’s certificates, good standing certificates and a solvency certificate;

•	delivery of certain audited, unaudited and pro forma financial statements;

•

as a condition to the availability of the term facility and the bridge facility, the agents having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain financial statements and, in the case of the bridge facility only, portions of a customary offering memorandum;

•	payment of all applicable fees and expenses; and

•

the accuracy in all material respects of certain representations and warranties in the Merger Agreement and certain specified representations and warranties in the definitive documentation for the Debt Financing.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Parent is required to promptly notify the Company and use its reasonable best efforts to obtain alternative financing (in an amount sufficient to replace such unavailable Debt Financing) from the same or other sources on terms and conditions not materially less favorable to the Parent parties than such unavailable Debt Financing (including the “flex” provisions contained in the fee letter referenced in the Debt Commitment Letter). As of August 19, 2013, the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing is not available as anticipated. Except as described herein, there is no plan or arrangement regarding the refinancing or repayment of the Debt Financing. The definitive documentation governing Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.

The Lenders may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

The foregoing summary of the Debt Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. Statements containing words such as “expect,” “anticipate,” “believe,” “estimate,” “likely” or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ, even materially, from those contemplated by the forward-looking statements due to, among others, the following factors:

•	our stockholders may not adopt the Merger Agreement;

•	litigation in respect of the Merger could delay or prevent the closing of the Merger;

•

the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•	the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived;

•

our announcement and pursuit of the Merger may disrupt our business and make it more difficult to maintain our business and operational relationships and the restrictions imposed on us prior to the closing of the Merger or termination of the Merger Agreement may prevent us from growing our business or operating outside of the ordinary course of business without the consent of Parent and/or Merger Sub;

•	developments beyond the parties’ control, including but not limited to, changes in economic and employment conditions, competitive conditions and health care reform;

•	we may not be able to incur additional debt;

•	the possibility that alternative acquisition proposals will or will not be made; or

•	the risk factors and other factors referred to in the Company’s reports filed with or furnished to the SEC.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading “Risk Factors” and that is otherwise disclosed in our annual report on Form 10-K for the fiscal year ended February 2, 2013, filed with the SEC on April 3, 2013. See “Where You Can Find More Information” on page 124 of this proxy statement.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

PARTIES TO THE MERGER

The Company

rue21, inc.

800 Commonwealth Drive

Warrendale, Pennsylvania 15086

(724) 776-9780

The Company is a Delaware corporation and a leading specialty apparel retailer that currently operates 945 stores in 47 states. Many of the Company’s stores are located in small and middle market communities, which the Company believes have been underserved by traditional specialty apparel retailers. In recent years, rue21 has expanded and developed a number of product categories to complement its extensive apparel offerings, including rue21 etc! (girls jewelry and accessories), tarea by rue21 (intimate apparel), Carbon Elements (guys accessories), and a full line of fragrances and beauty products. For more information about the Company, please visit the Company’s website at http://www.rue21.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 124 of this proxy statement. The Company’s Shares are publicly traded on the NASDAQ under the symbol “RUE.”

Parent and Merger Sub

Rhodes Holdco, Inc.

Rhodes Merger Sub, Inc.

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

(212) 753-6300

Parent is a Delaware corporation. Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds advised by Apax LLP and were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement. At the effective time of the Merger, Merger Sub will be merged with and into the Company and will cease to exist and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company’s board of directors for use at the Special Meeting to be held on September 19, 2013, starting at 9:00 a.m. (local time) at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, or at any postponement or adjournment thereof. At the Special Meeting, holders of Shares entitled to vote at the Special Meeting will be asked to approve the Merger Agreement Proposal, to approve the Adjournment Proposal, and to approve the Golden Parachute Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully in its entirety.

The votes on the proposals to approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger, as disclosed in the table under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation Table” beginning on page 55 of this proxy statement including the associated footnotes and narrative discussion and to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies are separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, a stockholder may vote in favor of the proposal to approve on an advisory (non-binding) basis, the specified compensation and/or the proposal to approve the adjournment of the Special Meeting and vote not to approve the proposal to adopt the Merger Agreement (and vice versa).

Record Date and Quorum

We have fixed August 5, 2013, as the Record Date for the Special Meeting, and only record holders of Shares as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you are a record holder of Shares at the close of business on the Record Date. You will have one vote for each Share that you owned of record on the Record Date. As of the Record Date, there were 23,505,096 Shares outstanding and entitled to vote at the Special Meeting.

The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or represented by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

Shares entitled to vote at and represented at the Special Meeting but not voted, including Shares for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a Share entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

Attendance

Only stockholders of record on the Record Date or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your Shares are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of Shares and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Vote Required

Pursuant to the terms of the Merger Agreement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) a majority of the outstanding Shares entitled to vote thereon and (ii) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds or any Specified Party. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote cast against the Merger Agreement Proposal, and will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to attend the Special Meeting, it will have the same effect as a vote cast against the Merger Agreement Proposal (assuming a quorum is present).

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your Shares are present at the Special Meeting but are not voted with respect to this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or to attend the Special Meeting, or if there are broker non-votes on the issue, as applicable, this will not have any effect on the Adjournment Proposal (assuming a quorum is present).

The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting. For the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your Shares are present at the Special Meeting but are not voted with respect to this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or to attend the Special Meeting, or if there are broker non-votes on the issue, as applicable, this will not have any effect on the Golden Parachute Proposal.

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the adoption of the Merger Agreement and approval of each of the other proposals listed in this proxy statement. As of August 5, 2013, the record date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [•] Shares entitled to vote at the Special Meeting, or collectively approximately [•]% of the outstanding Shares entitled to vote at the Special Meeting.

The SKM Funds beneficially own approximately 30% of our outstanding Shares entitled to vote at the Special Meeting, and have agreed to vote all of their Shares in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement.

If your Shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those Shares, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company.

If your Shares are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

Under the rules of the NASDAQ, brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving “non-routine” matters. The Merger Agreement Proposal, Golden Parachute Proposal and the Adjournment Proposal are considered “non-routine” proposals and, as a result, brokers are not empowered to vote Shares absent specific instructions from the beneficial owner of such Shares. We generally refer to situations where brokers do not vote on a particular matter because brokers do not have discretionary voting power with respect to that matter, and have not received such specific instructions from beneficial owners of the Shares, as broker non-votes. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present in person or by proxy at the Special Meeting. Accordingly, if your shares are held in street name and you do not issue instructions to your broker, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

If you are a stockholder of record, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

in person—you may attend the Special Meeting and cast your vote there;

by proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet (the website address for Internet proxies is printed on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Shares as of the Record Date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the Special Meeting begins. Please do NOT send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your Shares in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

If you have any questions or need assistance voting your Shares, please call Georgeson Inc., our proxy solicitor, toll-free at (866) 295-8105.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your Shares are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee, on how to vote your Shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your bank, broker or other nominee, with instructions, as applicable, your Shares will not be voted at the Special Meeting, which will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal and the Golden Parachute Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in “street name” by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

Only your last submitted proxy card will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card, as promptly as possible.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by approval of the holders of a majority of the Shares present in person or represented by proxy at the Special Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to adjourn the Special Meeting so as to permit further solicitation of proxies (as further described in “Adjournment of the Special Meeting (the Adjournment Proposal—Proposal 2)—the Proposal” beginning on page 102 of this proxy statement). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Anticipated Date of Completion of the Merger

We are using our reasonable best efforts to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by the end of the 2013 calendar year. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under Section 262 of the DGCL with respect to any or all of their Shares in connection with the Merger. This means that you are entitled to have the “fair value” of your Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal and you must hold your Shares continuously through the effective time of the Merger and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 119 of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Georgeson Inc. a fee of $12,000 plus out-of-pocket expenses. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of Shares for their expenses in forwarding soliciting materials to beneficial owners of the Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson Inc., our proxy solicitor, toll-free at (866) 295-8105.

THE MERGER (THE MERGER AGREEMENT PROPOSAL—PROPOSAL 1)

The Proposal

The Company is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Vote Required and Board Recommendation

Pursuant to the terms of the Merger Agreement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) a majority of the outstanding Shares entitled to vote thereon and (ii) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Apax Investors, the SKM Funds or any Specified Party.

The Company’s board of directors, acting upon the unanimous recommendation of the Special Committee, has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company’s unaffiliated security holders, and has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL—PROPOSAL 2)

The Proposal

The Company is asking you to approve a proposal to grant discretionary authority to the presiding officer of the Special Meeting to adjourn the Special Meeting, including for the purpose of soliciting additional proxies in respect of the Merger Agreement Proposal. If the Company stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

The Company’s board of directors believes that if the number of Shares present in person or represented by proxy at the Special Meeting voting in favor of the Merger Agreement Proposal is not a sufficient number of Shares to approve the Merger Agreement Proposal, it is in the best interests of the Company and its stockholders to enable the Company’s board of directors to continue to seek to obtain a sufficient number of additional votes in favor of the Merger Agreement Proposal.

The Company’s board of directors recommends that you vote “FOR” the Adjournment Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (THE GOLDEN PARACHUTE PROPOSAL—PROPOSAL 3)

The Proposal

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement.

Vote Required and Board Recommendation

Approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

The Company believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Merger. The Company asks that its stockholders vote “FOR” the following resolution:

“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 52 of this proxy statement, is hereby APPROVED.”

This vote is advisory, and therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Company’s board of directors (or any committee thereof) to take any action. However, the Company’s board of directors values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Company’s board of directors will consider the affirmative vote of a majority of the votes cast “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger.

The Company’s board of directors recommends that you vote “FOR” the Golden Parachute Proposal.

OTHER IMPORTANT INFORMATION REGARDING RUE21

Directors and Officers of the Company

The following persons are the directors and executive officers of rue21 as of the date of this proxy statement. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a classified board of directors with classes to be filled by election at each annual meeting and to be composed of as many directors as are designated from time to time by the Company’s board of directors. Currently there are eight directors divided into three classes designated Class I, Class II, and Class III. The current term of office of our Class II Directors expires at the 2014 annual meeting, the term for Class III Directors expires at the 2015 annual meeting and the term for Class I Directors expires at the 2016 annual meeting. Unless a director resigns, dies or is removed, each director elected will hold office for the longer of three years or until that director’s successor is elected and qualified. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the effective time of the Merger will be the initial directors of rue21 following the Merger.

Following the Merger, each executive officer will serve until a successor is elected by the board of directors of rue21 or until the earlier of his or her resignation or removal. The Merger Agreement provides that the officers of the Company immediately prior to the closing of the Merger will be the initial officers of the surviving corporation following the Merger.

Neither any of these persons nor rue21 has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

All of the directors and executive officers can be reached c/o rue21, inc., 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, and each of the directors and executive officers is a citizen of the United States.

Directors

Name	Age	Position
Robert N. Fisch	63	Class I Director, President, Chief Executive Officer and Chairman of the Board
Arnold S. Barron	65	Class I Director
Bruce L. Hartman	59	Class I Director
Alex Pellegrini	38	Class II Director
Laura Sen	56	Class II Director
Harlan Kent	50	Class II Director
Macon F. Brock	71	Class III Director
John F. Megrue, Jr.	55	Class III Director

Robert N. Fisch, 63, a Class I Director, has served as our President and Chief Executive Officer and Chairman of our board of directors since June 2001. From February 1987 to December 1999, he served as president of Casual Corner Group, Inc., a retailer of women’s apparel. Mr. Fisch served as a member of the board of directors of The Children’s Place Retail Stores, Inc. (“The Children’s Place”) from June 2004 until March 2013.

Arnold S. Barron, 65, a Class I Director, has served as a member of our board of directors since November 2009 and currently serves on our Corporate Governance and Nominating Committee and as Chairman of our Compensation Committee. Since his retirement in January 2009, Mr. Barron has been a private investor. From 1979 to January 2009, Mr. Barron served in various roles with the TJX Companies, Inc., an off-price retailer of apparel and home fashions, including senior executive vice president, group president at the TJX Companies (from 2004-2009), executive vice president, chief operating officer of the MarMaxx Group (from 2000 to 2004), senior vice president, group executive, TJX (from 1996 to 2000) and senior vice president, general merchandising manager, T.J. Maxx (from 1993 to 1996). Mr. Barron has also served as a member of the board of directors of Dollar Tree, Inc. (“Dollar Tree”) since March 2008 and currently serves as chairman of its compensation committee.

Bruce L. Hartman, 59, a Class I Director, has served as a member of our board of directors since September 2010, and currently serves as chairman of both the Audit Committee and Corporate Governance and Nominating Committee. Mr. Hartman served as chief financial officer of Ulta Beauty, a beauty retailer of salon products and services in the United States, from August 2012 to October 2012. Mr. Hartman previously served as executive vice president, chief administrative officer and chief financial officer of Yankee Candle Company (“Yankee Candle”), the largest specialty branded premium scented candle company in the United States, from January 2008 until his retirement in March 2010. Prior to joining Yankee Candle, Mr. Hartman was the executive vice president and chief financial officer at Cushman & Wakefield, a global commercial real estate services firm, from April 2006 to January 2008. Additionally, Mr. Hartman served as the executive vice president of Foot Locker, a leading international retailer of athletic shoes and apparel, from 1999 to 2005, and as controller from 1996 to 1999. Mr. Hartman served on the board of Pathmark Supermarkets from 2004 to 2007, and was the chair of their audit committee from 2006 to 2007.

Alex Pellegrini, 38, a Class II Director, has served as a member of our board of directors since September 2009. Since January 2009, Mr. Pellegrini has served as a partner of Apax. From April 2005 to December 2008, he served as a principal at Apax. From August 2000 to April 2005, he served as an investment professional of Saunders Karp & Megrue, LLC. Mr. Pellegrini has served as a member of the board of directors of Advantage Sales & Marketing LLC since December 2010 where he currently serves on its audit committee, compensation committee and compliance committee. He also currently serves as a member of the board of directors of Cole Haan since February 2013 and TIVIT S.A. since May 2010, Advantage Waypoint LLC since December 2011, and Golden Jaguar Group since March 2012. In addition, Mr. Pellegrini served as a member of the board of directors of MagnaCare Holdings, Inc. from December 2006 to September 2010, Voyager HospiceCare, Inc. from August 2007 to August 2010, Spectrum Laboratory Holdings from August 2007 until January 2010, and Encompass Home Healthcare, Inc. from December 2004 to August 2007. Mr. Pellegrini was initially elected to our Board pursuant to a stockholders’ agreement entered into by the Company, the SKM Funds, BNP Paribas of

North America, Inc., UnionBalCal Equities, Inc., and National City Bank of Pennsylvania. This agreement terminated in November 2009.

Laura Sen, 56, a Class II Director, has served as a member of our board of directors since January 2012, and currently serves on the Audit Committee. Ms. Sen has served as the president and chief executive officer of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership warehouse club store, since February 2009. From January 2008 to February 2009, Ms. Sen was president and chief operating officer of BJ’s, and was executive vice president of merchandising and logistics from January 2007 to January 2008. From March 2003 to December 2006, Ms. Sen was the principal of Sen Retail Consulting, a retail consulting firm. Ms. Sen currently serves on the Board of BJ’s. Ms. Sen also serves as a director of several non-profit entities.

Harlan Kent, 50, a Class II director, has served on our board of directors since May 2012 and currently serves on our Audit Committee and Compensation Committee. Mr. Kent has been president and chief executive officer of Yankee Candle since 2009. Prior to his appointment as chief executive officer of Yankee Candle, Mr. Kent served as president and chief operating officer from 2007 to 2009, as president of Yankee Candle from 2004 to 2007, and as senior vice president of the wholesale division from 2001 to 2004. Mr. Kent serves as a director of the AT Cross Company and also serves on several non-profit boards.

Macon F. Brock, 71, a Class III Director, has served as a member of our board of directors since February 2010 and currently serves on our Compensation Committee and Corporate Governance and Nominating Committee. In addition to being a co-founder of Dollar Tree, an operator of discount variety retail stores, Mr. Brock served as president of Dollar Tree from 1986 to 2001 and its chief executive officer from 1993 through 2003. Prior to his employment at Dollar Tree. Mr. Brock was a co-founder and the president of K&K Toys, Inc., a former retail toy chain. Mr. Brock has also served as chairman of the board of directors of Dollar Tree since 2001, and as a director since 1986. He has also served on the board of directors of Lumber Liquidators, Inc., since November 2007, and serves on its compensation committee and nominating and corporate governance committee.

John F. Megrue, Jr., 55, a Class III Director, has served as a member of our board of directors since July 1998. Since November 2006, Mr. Megrue has served as chief executive officer of Apax in the United States. From April 2005 to November 2006, he served as co-chief executive officer of Apax in the United States. From May 1992 to April 2005, he served as a partner of Saunders Karp & Megrue, LLC, a private equity firm engaged in the acquisition and ownership of operating businesses. Mr. Megrue has served as a member of the board of directors of Bob’s Discount Furniture, L.L.C. since January 2005, Advantage Sales & Marketing LLC since December 2010 and Cole Haan since February 2013. He also served as a member of the board of directors of MagnaCare Holdings, Inc. from 2002 to 2010 and Tommy Hilfiger Corporation from 2006 until 2008. Mr. Megrue also served as a member of the board of directors of Dollar Tree from 1992 to 2005, The Children’s Place from 1998 to 2002 and Hibbett Sports, Inc. from 1995 to 2004. Mr. Megrue was initially elected to our board of directors pursuant to a stockholders’ agreement entered into by the Company, the SKM Funds, BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., and National City Bank of Pennsylvania. This agreement terminated in November 2009.

Executive Officers

rue21’s executive officers are as follows:

Name	Age	Position
Robert N. Fisch	63	President, Chief Executive Officer and Chairman
Kim A. Reynolds	56	Senior Vice President and General Merchandise Manager
Keith A. McDonough	54	Senior Vice President and Chief Financial Officer
John P. Bugnar	64	Senior Vice President and Director of Stores
Michael A. Holland	49	Senior Vice President and Chief Information Officer
Mark K. J. Chrystal	40	Senior Vice President eCommerce and Planning & Allocation
Robert R. Thomson	54	Senior Vice President of Real Estate
Stacy B. Siegal	47	Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Set forth below is a description of the background of the persons named above, other than Mr. Fisch, whose background information is provided above in “Directors.”

Kim A. Reynolds has served as our Senior Vice President and General Merchandise Manager since July 2001. From March 1987 to November 1999, she served as general merchandising manager of Casual Corner Group, Inc., a clothing retailer.

Keith A. McDonough has served as our Senior Vice President and Chief Financial Officer since May 2003. From March 2001 to December 2002, he served as Chief Operating Officer at Iron Age Corp., a distributor of safety, work and uniform related clothes and footwear. From February 1990 to March 2001, Mr. McDonough served as Senior Vice President of Finance and Chief Financial Officer at Iron Age Corp.

John P. Bugnar has served as our Senior Vice President and Director of Stores since September 2001. From December 1997 to September 2001, he served as vice president at Jones Apparel Group, Inc./Jones Retail Corporation, a retailer of apparel and footwear.

Michael A. Holland has served as our Senior Vice President and Chief Information Officer from August 2011 to the present and Senior Vice President of Information Technology from April 2004 to August 2011. From January 1995 to March 2004, he served as senior director of information technology at the Timberland Company, a manufacturer and retailer of outdoor wear.

Mark K. J. Chrystal has served as our Senior Vice President eCommerce and Planning & Allocation since August 2013. From June 2008 to August 2013, Mr. Chrystal served as our Senior Vice President of Planning and Allocation. From April 2007 to June 2008, Mr. Chrystal served as vice president of allocation, replenishment and planning for all of the North American stores of American Eagle Outfitters, an international retailer of men’s and women’s clothing. From September 2004 to April 2007, he served as vice president of planning and allocation for all of the North American stores of The Disney Store, North America, an international chain of specialty stores selling only Disney related items.

Robert R. Thomson has served as our Senior Vice President of Real Estate since January 2007. From June 2000 to January 2007, Mr. Thomson served as vice president of real estate and construction at Brookstone, Inc., a nationwide specialty retailer and product development company. From April 1995 to June 2000, he served as the director of real estate at The Stride Rite Corporation, a designer and marketer of children’s footwear.

Stacy B. Siegal has served as our Senior Vice President, General Counsel, Chief Administrative Officer and Secretary since March 2013. Prior to that, Ms. Siegal served as Vice President, General Counsel and Secretary since March 2010. Ms. Siegal served as our Corporate Counsel from September 2006 until March 2010. From September 2005 to September 2006, Ms. Siegal performed legal and consulting work for Compass Business Solutions, Inc., a human resources consulting firm. Prior to September 2005, Ms. Siegal spent a number of years serving as in-house counsel at General Nutrition Centers, Inc., and as a consultant providing legal guidance to retail companies and boards in the region.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to rue21. The financial data has been derived from the audited financial statements contained in rue21’s Annual Reports on Form 10-K for the fiscal years ended February 2, 2013, January 28, 2012, January 29, 2011 and January 30, 2010 and rue21’s Quarterly Reports on Form 10-Q for the quarters ended May 4, 2013 and April 28, 2012. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by rue21 with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information” beginning on page 124 of this proxy statement.

Historical Financial Data

	Thirteen Weeks Ended		Fiscal Year Ended
	May 4, 2013	April 28, 2012	February 2, 2013(1)	January 28, 2012	January 29, 2011	January 30, 2010
	(Unaudited)
	(in thousands, except per share data)		(in thousands, except per share and operating data)
Consolidated Statement of Income Data
Net sales	$224,375	$205,615	$901,886	$760,302	$634,728	$525,600
Cost of goods sold	134,676	125,934	556,368	473,662	399,896	337,693

Gross profit	89,699	79,681	345,518	286,640	234,832	187,907
Selling, general and administrative expense	63,708	53,796	244,096	197,176	163,006	134,078
Depreciation and amortization expense	9,045	7,528	32,961	26,618	21,980	16,994

Income from operations	16,946	18,357	68,461	62,846	49,846	36,835
Interest (Income) expense, net	(5)	(30)	(27)	(9)	74	436
Provision for income taxes	6,153	6,785	24,587	23,905	19,528	14,382

Net income	$10,798	$11,602	$43,901	$38,950	$30,244	$22,017

Net income per common share
Basic	$0.46	$0.47	$1.81	$1.60	$1.25	$0.99
Diluted	$0.44	$0.46	$1.76	$1.55	$1.21	$0.96
Weighted average common shares outstanding
Basic	23,724	24,480	24,287	24,417	24,277	22,267
Diluted	24,355	25,119	24,903	25,051	25,002	23,037
Operating Data (unaudited):
Comparable store sales change (2)	-4.6%	1.7%	0.7%	0.4%	2.1%	7.8%
Number of stores open at end of period	918	795	877	755	638	535
Total gross square feet end of period (in thousands)	4,553	3,919	4,347	3,708	2,989	2,390
Capital expenditures (in thousands)	$17,252	$16,422	$60,127	$53,552	$40,480	$33,630

1)	Except for the fiscal year ended February 2, 2013, which includes 53 weeks, all fiscal years presented include 52 weeks.

2)

The comparable sales increase for the period ended February 2, 2013 is compared to the corresponding 52 week period in fiscal year 2011. The extra week in fiscal year 2012 has been excluded from the comparable store sales calculation.

	Thirteen Weeks Ended		As of
	May 4, 2013	April 28, 2012	February 2, 2013	January 28, 2012	January 29, 2011	January 30, 2010
	(Unaudited)
	(in thousands, except per share data)		(in thousands)
Consolidated Balance Sheet Data
Cash, cash equivalents and short-term investments	$55,696	$81,845	$63,519	$71,960	$50,111	$26,751
Working capital	93,867	91,370	98,910	86,981	49,723	21,604
Total assets	411,196	372,128	399,509	348,022	260,343	188,273
Total long-term debt	—	—	—	—	—	—
Stockholders’ equity	180,902	160,987	178,311	147,223	102,129	67,448

Ratio of Earnings to Fixed Charges

	Year Ended February 2, 2013	Year Ended January 28, 2012
Ratio of earnings to fixed charges	3.6	3.9

Book Value per Share

As of February 2, 2013, the book value per Share was $7.16. Book value per Share is computed by dividing stockholders’ equity at the end of such period by the weighted average number of shares.

Market Price of Common Stock and Dividends

The Shares are listed for trading on the NASDAQ under the symbol “RUE.” We have not declared or paid any cash dividends on the Shares. The Merger Agreement does not permit us to pay any additional dividends on the Shares without the prior written consent of Parent. The table below shows, for the periods indicated, the price range of the Shares, as reported by the NASDAQ.

	High	Low
Year Ended January 28, 2012:
First Quarter	$35.51	$27.33
Second Quarter	$36.98	$28.38
Third Quarter	$31.29	$21.88
Fourth Quarter	$26.64	$19.95
Year Ended February 2, 2013:
First Quarter	$30.92	$24.20
Second Quarter	$31.49	$24.51
Third Quarter	$33.58	$24.08
Fourth Quarter	$31.10	$27.05
Recent Periods:
First Quarter Ended May 4, 2013	$32.90	$26.30
Second Quarter Ended August 3, 2013	$42.03	$33.11
Third Quarter through August 16, 2013	$41.87	$41.82

The closing price of the Shares on May 22, 2013, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $34.12 per share.

On August 16, 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Shares on the NASDAQ was $41.83 per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

If the Merger is completed, there will be no further market for shares of the Shares and the Shares will be delisted from the NASDAQ and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of Shares as of August 5, 2013 and shows the number of and percentage owned by:

•	each person who is known by us to own beneficially more than 5% of the issued and outstanding Shares;

•	each member of our board of directors;

•	each of the Company’s named executive officers; and

•	all current members of our board of directors and our executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares subject to options currently exercisable or exercisable within 60 days of June 19, 2013 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of Shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all Shares as beneficially owned by them.

As of August 19, 2013, none of the Parent Group or the Apax Entities beneficially owned any Shares.

Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all Shares attributable to such person and each person’s address is c/o rue21, inc., 800 Commonwealth Drive, Warrendale, PA 15086.

Name	Amount and Nature of Beneficial Ownership(1)	% of Class
5% Stockholders:
Funds Advised by Apax (2)	7,091,919	30.2%
T. Rowe Price Associates, Inc. (3)	1,778,551	7.6%
Wasatch Advisors, Inc. (4)	1,986,621	8.5%
Frontier Capital Management Co., LLC (5)	1,341,622	5.7%
Named Executive Officers and Directors:
Robert N. Fisch (6)	1,217,700	5.2%
Keith A. McDonough (7)	77,822	*
Kim A. Reynolds (8)	259,786	1.1%
Michael A. Holland (9)	67,343	*
Mark K. J. Chrystal (10)	37,918	*
Arnold S. Barron (11)	15,378	*
Macon F. Brock (12)	23,978	*
Bruce F. Hartman (13)	22,143	*
Laura J. Sen (14)	4,167	*
Harlan M. Kent (15)	4,167	*
John F. Megrue, Jr. (16)	7,091,919	30.2%
Alex Pellegrini (17)	7,091,919	30.2%
All directors and executive officers as a group (15 persons) (18)	1,954,704	8.3%

*	Less than 1% of shares outstanding.

(1)

The Shares beneficially owned are reported on the basis of rules adopted by the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of June 19, 2013 (or by August 18, 2013). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Shares set forth opposite such beneficial owner’s name.

(2)

Includes 6,952,861.2 Shares held by SKM Equity Fund II, L.P. and 139,057.8 Shares held by SKM Investment Fund II. The SKM Funds are funds advised by Apax. Apax may be deemed to be the beneficial owner of Shares beneficially owned by SKM Funds, but disclaims such beneficial ownership pursuant to rules under Exchange Act. Mr. Megrue is the chief executive officer of Apax in the United States and Mr. Pellegrini is a partner of Apax, and each may be deemed to be beneficial owners of Shares owned by SKM Funds. Both Messrs. Megrue and Pellegrini disclaim beneficial ownership of any securities owned by SKM Equity Fund II, L.P. or SKM Investment Fund II.

(3)

The information provided for T. Rowe Price Associates, Inc. is based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 6, 2013, in which it reported that it has (i) sole voting power with respect to 180,751 Shares; (ii) shared voting power with respect to zero Shares; (iii) sole dispositive power with respect to 1,778,551 Shares; and (iv) shared dispositive power with respect to zero Shares.

(4)

The information provided for Wasatch Advisors, Inc. is based solely on information furnished in the Schedule 13G/A filed by Wasatch Advisors, Inc. with the SEC on February 14, 2013 in which it was reported that it has (i) sole voting power with respect to 1,986,621 Shares; (ii) shared voting power with respect to zero Shares; (iii) sole dispositive power with respect to 1,986,621 Shares; and (iv) shared dispositive power with respect to zero Shares.

(5)

The information provided for Frontier Capital Management Co., LLC is based solely on information furnished in the Schedule 13G filed by Frontier Capital Management Co., LLC with the SEC on February 14, 2013, in which it reported that it had (i) sole voting power with respect to 845,405 Shares, through its subsidiary; (ii) shared voting power with respect to zero Shares; (iii) sole dispositive power with respect to 1,341,622 Shares; and (iv) shared dispositive power with respect to zero Shares.

(6)	This number includes 335,747 Shares issuable upon the exercise of options held by Mr. Fisch that are currently exercisable or exercisable within 60 days of this table.

(7)	This number includes 67,612 Shares issuable upon the exercise of options held by Mr. McDonough that are currently exercisable or exercisable within 60 days of the date of this table.

(8)	This number includes 186,213 Shares issuable upon the exercise of options held by Ms. Reynolds that are currently exercisable or exercisable within 60 days of the date of this table.

(9)

This number includes 63,565 Shares issuable upon the exercise of options held by Mr. Holland that are currently exercisable or exercisable within 60 days of the date of this table, as well as 1,333 restricted stock units vesting within 60 days of the date of this table.

(10)	This number includes 32,519 Shares issuable upon the exercise of options held by Mr. Chrystal that are currently exercisable or exercisable within 60 days of this table.

(11)	This number includes 9,375 Shares issuable upon the exercise of options held by Mr. Barron that are currently exercisable.

(12)	This number includes 9,375 Shares issuable upon the exercise of options held by Mr. Brock that are currently exercisable.

(13)	This number includes 8,333 Shares issuable upon the exercise of options held by Mr. Hartman that are currently exercisable.

(14)	This number includes 4,167 Shares issuable upon the exercise of options held by Ms. Sen that are currently exercisable.

(15)	This number includes 4,167 Shares issuable upon the exercise of options held by Mr. Kent that are currently exercisable.

(16)

Mr. Megrue is the chief executive officer of Apax in the United States. Apax advises SKM Funds, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Megrue may be deemed to have an indirect beneficial interest in these Shares. Mr. Megrue disclaims beneficial ownership of these Shares.

(17)

Mr. Pellegrini is a partner of Apax. Apax advises SKM Funds, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Pellegrini may be deemed to have an indirect beneficial interest in these Shares. Mr. Pellegrini disclaims beneficial ownership of these Shares.

(18)

This number includes the shares issuable upon the exercise of options held by the individuals named above as well an additional 117,814 Shares held by executive officers of the Company not otherwise named in this table that are currently exercisable or exercisable within 60 days of the date of this table.

Prior Public Offerings

On November 18, 2009, the Company completed its initial public offering consisting of 7,780,252 Shares at a price to the public of $19.00 per Share, of which 1,650,000 Shares were sold by the Company, 6,130,252 were sold by the selling stockholders (including 913,590 by members of the Company’s management). Upon completion of the offering, the Company received proceeds of approximately $29.2 million, net of underwriters’ discounts and commissions. On February 26, 2010, the SKM Funds and certain members of the Company’s management completed an offering of 6,961,958 Shares of the Company, at a price to the public of $28.50 per Share. The Company did not receive any proceeds from this offering and incurred approximately $0.6 million in expenses related to this offering.

Certain Purchases and Sales of Shares

Other than as set forth below, there have been no transactions in the Shares during the past 60 days by the Company, the Apax Entities, the SKM Funds, Parent, Merger Sub and their respective affiliates.

The following table sets forth information regarding purchases and sales of Shares by the Company’s executive officers and directors within the 60 days prior to the date of this proxy statement, showing the date of such transaction, the number of Shares sold and the price received for those Shares. Unless otherwise indicated, each of the sales set out below represent the automatic sale of Shares to satisfy tax withholding obligations.

Officer		Date		Price		Shares
[ ]	Sell	[	]	[	]	[	]

(1)

Sales were executed pursuant to cashless stock option exercises under 10b5-1 plans entered into on May 31, 2012 and July 13, 2012 for Messrs. McDonough and Thomson, respectively. Price reflects an average weighted sales price of multiple transactions and does not include exercise price.

In addition, the following table shows purchases of Shares during the past two years effected by rue21, showing the number of Shares purchased, the range of prices paid for those Shares and the average price paid per each applicable quarter for the past two years. All purchases were made on a systematic basis pursuant to 10b5-1 plans.

Fiscal Quarter	Amount of Shares Purchased	Range of Prices Paid	Average Purchase Price
Quarter Ended 4/30/2011	—	—	—
Quarter Ended 7/30/2011	—	—	—
Quarter Ended 10/29/2011	—	—	—
Quarter Ended 1/28/2012	—	—	—
Quarter Ended 4/28/2012	—	—	—
Quarter Ended 7/28/2012	495,900	$24.68-27.29	$26.05
Quarter Ended 10/27/2012	332,200	$24.46-33.31	$27.80
Quarter Ended 2/2/2013	97,928	$27.20-31.17	$29.18
Quarter Ended 5/4/2013	351,701	$28.14-34.84	$29.67
Quarter Ended 8/13/2013	[•]	[•]	[•]

Description of Capital Stock

The following is a summary of the material terms of our capital stock and is not meant to be complete. We encourage you to review the Certificate of Incorporation, the Company’s Amended and Restated By-laws (the “Bylaws”) and the provisions of applicable law.

Authorized Capital Stock

Under the Certificate of Incorporation, rue21 has the authority to issue 210,000,000 shares of stock, consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of August 16, 2013, there were [•] shares of common stock and no shares of preferred stock outstanding.

rue21 Common Stock

rue21 Common Stock Outstanding

The Shares issued are duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of rue21 preferred stock which rue21 may designate and issue in the future.

To the greatest extent permitted by applicable Delaware law, the Shares are uncertificated, and transfer will be reflected by book-entry, unless a physical certificate is requested by a holder.

Voting Rights

The Bylaws provide that unless provided otherwise in the Bylaws, the Certificate of Incorporation or any amendments thereto, the certificate of designation relating to any outstanding class or series of preferred stock, or under applicable laws or rules, all of the voting power of the stockholders of the Company is vested in the holders of the Shares. Holders of the Shares are entitled to one vote for each Share held on all matters voted upon by the stockholders of the Company.

When a quorum is present, the affirmative vote of the majority of Shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or unless the subject matter is the election of directors. If the subject matter is the election of directors, a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors is required to elect the directors. If, however, the holders of any class or series of capital stock of the Company are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation (including, but not limited to, for purposes of the Bylaws, pursuant to any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors.

The Bylaws provide that, any alteration or repeal of the Bylaws by the stockholders of the Company will require the affirmative vote of a majority of the outstanding shares entitled to vote on such alteration or repeal. The Bylaws, however, provide that, in order to repeal certain articles and sections of the Bylaws, including the section covering advance notice to stockholders, the sections covering the structure of the Company’s board of directors, the election, removal, and resignation of directors, and advance notice of director nominations, and the article covering amendments, the affirmative vote of the holders of at least two thirds of the combined voting power of all of the then outstanding shares of the Company entitled to vote on such alteration or repeal is required, unless such amendment is approved by a majority of the directors of the Company not affiliated or associated with any person or entity holding (or which has announced and intention to obtain) 20% or more of the voting power of the Company’s outstanding shares.

The Certificate of Incorporation provides that, any alteration, amendment or repeal of, or adoption of any provision inconsistent with, the article covering, among other things, competition between Apax and the Company and the allocation of corporate opportunities between Apax and the Company, requires the affirmative vote of the holders of at least 80% of all Shares outstanding, voting together as a single class.

Dividend Rights

The holders of Shares are entitled to receive dividends, if any, payable in cash, stock or otherwise, as may be declared by the Company’s board of directors out of assets legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding rue21 preferred stock and the restrictions set forth in the DGCL.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the Company’s debts and subject to the rights of the holders of shares of any outstanding rue21 preferred stock upon such dissolution, liquidation or winding up, the remaining net assets of the Company shall be distributed among holders of Shares equally on a per share basis. A merger or consolidation of the Company with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Company.

Preemptive Rights

Under the Certificate of Incorporation, no holder of Shares shall have any preemptive rights with respect to the Shares or any other securities of the Company, or to any obligations convertible (directly or indirectly) into securities of the Company.

Delaware Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (i) the board of directors approves the business combination or the transaction by which the stockholder became an interested stockholder before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the business combination is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203 of the DGCL.

Under the Certificate of Incorporation, the Company expressly elected to be governed by Section 203 of the DGCL and is subject to Section 203. However, the Certificate of Incorporation provides that Apax, including Apax Partners LLP and funds advised by Apax, shall not be deemed at any time to be an “interested stockholder” as such term is defined in Section 203 of the DGCL.

Preferred Stock

Preferred Stock Outstanding

No shares of rue21 preferred stock are issued and outstanding.

Blank Check Preferred Stock

Under the Certificate of Incorporation, the Company’s board of directors is expressly authorized, by resolution or resolutions, to provide one or more series of preferred stock (including convertible preferred stock) and, with respect to each series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of the series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Transfer Agent and Registrar

Computershare Shareowner Services LLC is the transfer agent and registrar for the Shares.

Listing of Our Common Stock

Our Shares are listed on the NASDAQ under the trading symbol “RUE.”

OTHER IMPORTANT INFORMATION REGARDING THE PARENT GROUP, THE APAX

ENTITIES AND THE SKM FUNDS

The Parent Group

Parent is a Delaware corporation and is controlled by Apax VIII GP Co, Limited. Merger Sub is a Delaware corporation and wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P., and Apax VIII-2 L.P., each a fund advised by Apax LLP, and Parent and Merger Sub were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

The business address and telephone number for each of Parent and Merger Sub is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

During the past five years, none of Parent or Merger Sub and none of their respective directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of Parent and Merger Sub and none of their respective directors or executive officers has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Set forth below for each of the directors and executive officers of the Parent Group is his or her respective present principal occupation or employment, the name, principal business and address of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such director and executive officer. Messrs. Megrue, Pellegrini and Gumina are citizens of the United States of America, and Mr. Muerer is a citizen of the Federal Republic of Germany.

John Megrue—Director and President of each of Parent and Merger Sub. Mr. Megrue is a director of the Company and since November 2006, Mr. Megrue has served as chief executive officer of Apax in the United States. From April 2005 to November 2006, he served as co-chief executive officer of Apax in the United States. From May 1992 to April 2005, he served as a partner of Saunders Karp & Megrue, LLC, a private equity firm engaged in the acquisition and ownership of operating businesses. Mr. Megrue has served as a member of the board of directors of Bob’s Discount Furniture, L.L.C. since January 2005, Advantage Sales & Marketing LLC since December 2010 and Cole Haan since February 2013. He also served as a member of the board of directors of MagnaCare Holdings, Inc. from 2002 to 2010 and Tommy Hilfiger Corporation from 2006 until 2008. Mr. Megrue also served as a member of the board of directors of Dollar Tree from 1992 to 2005, The Children’s Place from 1998 to 2002 and Hibbett Sports, Inc. from 1995 to 2004. Mr. Megrue’s principal business address is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

Alex Pellegrini—Director and Vice President of each of Parent and Merger Sub. Mr. Pellegrini is a director of the Company and since January 2009, Mr. Pellegrini has served as a partner of Apax. From April 2005 to December 2008, he served as a principal at Apax. From August 2000 to April 2005, he served as an investment professional of Saunders Karp & Megrue, LLC. Mr. Pellegrini has served as a member of the board of directors of Advantage Sales & Marketing LLC since December 2010 where he currently serves on its audit committee, compensation committee and compliance committee. He also currently serves as a member of the board of directors of Cole Haan since February 2013 and TIVIT S.A. since May 2010, Advantage Waypoint LLC since December 2011, and Golden Jaguar Group since March 2012. In addition, Mr. Pellegrini served as a member of the board of directors of MagnaCare Holdings, Inc. from December 2006 to September 2010, Voyager HospiceCare, Inc. from August 2007 to August 2010, Spectrum Laboratory Holdings from August 2007 until January 2010, and Encompass Home Healthcare, Inc. from December 2004 to August 2007. Mr. Pellegrini’s principal business address is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

William Gumina—Director and Vice President of each of Parent and Merger Sub. Mr. Gumina is a partner of Apax. Mr. Gumina joined SKM LLC in 1998 and joined Apax in 2005. Mr. Gumina’s principal business address is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

Robin Muerer—Director and Secretary of each of Parent and Merger Sub. Mr. Muerer is a principal of Apax, which he joined in 2007. Mr. Muerer’s principal business address is c/o Apax Partners, Beteiligungsberatungs GmbH, Moehlstrasse 10,81675. Muenchen, Germany, telephone number +49 89 99 89 09 0.

The Apax Entities

Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P., and Apax VIII-2 L.P., each a Guernsey limited partnership, are private equity funds that were formed for the purpose of achieving long-term capital growth through the provision of risk capital.

Apax VIII GP L.P. Inc. (“Apax GP Inc.”), a Guernsey incorporated limited partnership, is the general partner of each of the Apax Investors and Apax VIII GP Co. Limited (“Apax GP Ltd.”), a Guernsey incorporated company is the general partner of Apax GP Inc. Apax Partners LLP (“Apax LLP”) serves as an investment adviser to the Apax Investors and Apax Partners, L.P. (“Apax”) provides sub-advisory services to Apax LLP.

The business address and telephone number for each of the Apax Investors, Apax GP Inc. and Apax GP Ltd. is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St. Peter Port, Guernsey GY1 2HJ, telephone number +44 1481 810 000.

Set forth below for each of the directors and executive officers of Apax GP Ltd. is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such person. Mr. Guille, Mr Fallaize and Mr. Staples are citizens of Guernsey and Mr. Arnold is a citizen of Jersey. The business address and telephone number for each of the persons identified below is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St. Peter Port, Guernsey GY1 2HJ, telephone number +44 1481 810 000.

Andrew Guille—Mr. Guille is a director of Apax GP Ltd. and joined Apax in 2007. Prior to joining Apax, Mr. Guille held a position at International Private Equity Services Ltd. from April 2000 until January 2007.

Denise Fallaize—Ms. Fallaize is a director of Apax GP Ltd. and joined Apax in 2007. Prior to joining Apax, Ms. Fallaize held a position at International Private Equity Services Ltd. from March 1998 until January 2007.

David Staples—Mr. Staples is a non-executive director of Apax GP Ltd. He has been retired from accountancy with PricewaterhouseCoopers since April 2003. He now serves as a professional non-executive director of various entities, including entities advised or managed by, or otherwise affiliated with, Apax.

Jeremy Arnold—Mr. Arnold is the chairman of Apax GP Ltd. He has been retired from accountancy practice for over ten (10) years. He now serves as a professional non-executive director of various entities, including entities advised or managed by, or otherwise affiliated with, Apax.

During the past five years, none of the Apax Investors, Apax GP Inc. and Apax GP Ltd. and none of the directors or executive officers of Apax GP Ltd. listed above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, none of the Apax Investors, Apax GP Inc. and Apax GP Ltd and none of the directors or executive officers of Apax GP Ltd. listed above have been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

The SKM Funds

SKM Investment Fund II, a Delaware general partnership and SKM Equity Fund II, L.P., a Delaware limited partnership, are private equity funds that collectively own approximately 30% of the outstanding Shares.

SKM Partners, L.P. (“SKM GP”), a Delaware limited partnership, is the general partner of SKM Equity Fund II, L.P. Saunders Karp & Megrue Partners, LLC (“SKM LLC”), a Delaware limited liability company, is the general partner of SKM GP and the managing partner of SKM Investment Fund II.

The business address and telephone number for each of the SKM Funds, SKM GP and SKM LLC is 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

Set forth below for each member of the SKM Management Committee (as defined below) is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such person. Each person identified below is a citizen of the United States of America.

John Megrue—Mr. Megrue is a member of the management and investment committees of SKM LLC (respectively, the “SKM Management Committee” and “SKM Investment Committee”). Mr. Megrue also serves as a director of the Company and since November 2006, Mr. Megrue has served as chief executive officer of Apax in the United States. From April 2005 to November 2006, he served as co-chief executive officer of Apax in the United States. From May 1992 to April 2005, he served as a partner of Saunders Karp & Megrue, LLC, a private equity firm engaged in the acquisition and ownership of operating businesses. Mr. Megrue has served as a member of the board of directors of Bob’s Discount Furniture, L.L.C. since January 2005, Advantage Sales & Marketing LLC since December 2010 and Cole Haan since February 2013. He also served as a member of the board of directors of MagnaCare Holdings, Inc. from 2002 to 2010 and Tommy Hilfiger Corporation from 2006 until 2008. Mr. Megrue also served as a member of the board of directors of Dollar Tree from 1992 to 2005, The Children’s Place from 1998 to 2002 and Hibbett Sports, Inc. from 1995 to 2004. Mr. Megrue’s principal business address is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York 10022, telephone number (212) 753-6300.

Allan Karp—Mr. Karp is an office of SKM LLC and member of the SKM Management Committee and the SKM Investment Committee. He is also the co-founder of KarpReilly LLC, a middle market private equity firm, which he co-founded in 2007. Mr. Karp’s principal business address is c/o KarpReilly LLC, 104 Field Point Road, Greenwich, Connecticut, 06830, telephone number (203) 504-9900.

Chris Reilly—Mr. Reilly is a Vice President of SKM LLC and also serves as a member of the SKM Management Committee and the SKM Investment Committee. He is also the co-founder of KarpReilly LLC, a middle market private equity firm, which he co-founded in 2007. Mr. Karp’s principal business address is c/o KarpReilly LLC, 104 Field Point Road, Greenwich, Connecticut, 06830, telephone number (203) 504-9900.

During the past five years, none of the SKM Funds, SKM GP and SKM LLC and none of the members of this SKM Management Committee listed above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, none of the SKM Funds, SKM GP and SKM LLC and none of the members of this SKM Management Committee listed above have been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

The SKM Funds have not been identified as filing persons in the Schedule 13e-3. The Apax Entities, Parent Group and the Company have been advised by the SKM funds that, although the SKM Funds may be deemed to be affiliates of the Company and/or Apax and the Apax Entities, (i) the SKM Funds do not believe that they are engaged in a going private transaction for purposes of Rule 13e-3 under the Exchange Act, (ii) the SKM Funds believe that they are passive sellers in the Merger and related transactions and (iii) the SKM Funds have been represented by separate counsel.

Relationship of the Apax Entities and the SKM Funds

SKM Equity Fund II, L.P. was established in 1996 and SKM Investment Fund II was established in 1999. In April 2005, the SKM Funds became associated with Apax through the combination of advisors to the SKM Funds, and various other related funds advised or managed by SKM GP and/or SKM LLC or their respective affiliates, with the advisors to various Apax funds. Certain partners and employees of the SKM Funds and/or their affiliates at such time, including John Megrue, Alex Pellegrini and William Gumina, became partners and/or employees of Apax and Apax became the advisor of the SKM Funds.

The term of the SKM Funds has expired and the SKM Funds are in a liquidation phase. The shareholding in the Company is the last remaining investment of the SKM Funds. The SKM Funds are not permitted by their respective constituent documents to make any additional investments in the Company or any other investments.

Certain employees and partners of Apax and/or the Apax Entities hold various positions with or interests in the SKM Funds:

•	John Megrue is a member of the SKM Management Committee and SKM Investment Committee;

•	William Gumina is a member of the SKM Investment Committee;

•	Robert Marsden is an officer of SKM LLC; and

•

Each of John Megrue and William Gumina invested in the Company through SKM Investment Fund II, the employee co-investment fund of the SKM Funds over the period of July, 1998 to February, 2002 an aggregate of $178,990 and $6,884, respectively, and each continues to hold an interest in such investment in the fund.

As noted above, Apax became the advisor to the SKM Funds in 2005 and has not received any compensation for its services. Apax also provides various administrative services for the SKM Funds for which it is not compensated or reimbursed.

For purposes of the Merger and related transactions, each of the SKM Management Committee and SKM Investment Committee established a special committee consisting of Allan W. Karp and Christopher Reilly. Each of the SKM Management Committee and SKM Investment Committee delegated full power and authority to such special committees with respect to all discussions and decisions relating to the Merger or any alternative transactions and all actions and decisions on behalf of the SKM Funds with respect to or relating to the Merger and the SKM Funds’ shareholding in the Company were taken and authorized by the special committees. Each of the special committees were constituted until such time as the special committees shall recommend their dissolution or, if earlier, upon completion, abandonment or termination of the Merger and any alternatives and competing transactions.

In addition:

•	Each of the SKM Management Committee and SKM Investment Committee authorized the special committees to retain separate advisors, with each retaining Ropes & Gray LLP as its legal advisor;

•	The SKM Management Committee acknowledged and approved the recusal of John Megrue and Robert Marsden from all activities of SKM LLC and the SKM Funds relating to the Merger;

•

The SKM Management Committee acknowledged that John Megrue and Robert Marsden are partners or employees and representatives of the Apax Investors, including in connection with the Merger, and had disclosed to the SKM Management Committee any potential conflicts of interest;

•	The SKM Investment Committee acknowledged and approved the recusal of John Megrue and William Gumina from all activities of SKM LLC and the SKM Funds related to the Merger;

•

The SKM Investment Committee acknowledged that John Megrue and William Gumina are partners of Apax and representatives of the Apax Investors, including in connection with the Merger, and had disclosed to the SKM Investment Committee any potential conflicts of interest;

•	Each of the SKM Management Committee and SKM Investment Committee acknowledged that John Megrue and Alex Pellegrini are members of the Company’s board of directors and that during the pendency of the proposed acquisition proposal by funds advised by Apax have been recused from the Company’s board of directors and have been acting as representatives of the Apax Investors for purposes of the Merger; and

The SKM Funds and Apax also agreed that Apax would be recused from providing any advice to the SKM Funds relating to the Merger or related transactions.

Apax has not provided any advice to the SKM Funds relating to the Merger or related transactions and none of the Apax Investors or their affiliates (other than John Megrue and William Gumina with respect to their employee co-investment fund interests noted above) have any investment or economic ownership interest in the SKM Funds. None of the SKM Funds or their affiliates has paid or will pay any compensation or fees to the Apax Investors or their affiliates in connection with the Merger.

The Special Committee negotiated a separate confidentiality agreement with each of the Apax Investors and the SKM Funds. Pursuant to the confidentiality agreement with the SKM Funds, the SKM Funds were, among other things, restricted from discussing the Merger or sharing confidential information with the Apax Investors. The Special Committee also negotiated the terms of the Support Agreement with the SKM Funds. The Apax Investors did not negotiate the terms of the Merger, including the purchase price, with the SKM Funds.

In connection with the Merger, the Apax Investors entered into an indemnification agreement with the SKM Funds pursuant to which the Apax Investors agreed to indemnify the SKM Funds with respect to deal related litigation as well as provide an expense reimbursement.

APPRAISAL RIGHTS

This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL (which we refer to as Section 262), the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262

Under Section 262, record holders of Shares who have neither voted in favor of, nor consented in writing to, the approval of the adoption of the Merger Agreement, who continuously hold such Shares through the effective time of the Merger and who otherwise follow the procedures set forth in Section 262 will be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $42.00 per Share that you are otherwise entitled to receive under the terms of the Merger Agreement. Strict compliance with the statutory procedures in Section 262 is required.

Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify each stockholder who was a stockholder on the record date set by the board of directors for such notice (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares for which appraisal rights are available, that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262 and a copy of Section 262 is attached to this document as Annex D.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH STOCKHOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX D BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH APPRAISAL RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

If you elect to exercise your appraisal rights, you must deliver to the Company a written demand for appraisal of your Shares before the vote is taken to approve the Merger Agreement Proposal. That demand must be executed by or on behalf of the stockholder of record and will be sufficient if it reasonably informs us of the identity of the holder of record of our Shares and the intention of such stockholder to demand appraisal of his, her or its Shares. Holders of our Shares who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the Merger Agreement Proposal, nor consent thereto in writing. Voting against or failing to vote for the Merger Agreement Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal.

A holder of record of Shares wishing to exercise appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the effective time of the Merger, because appraisal rights will be lost if the Shares are transferred prior to the effective time of the Merger. If you fail to comply with these conditions and the Merger is completed, you will be entitled to receive payment for your Shares as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your Shares. A proxy card that is submitted and does not contain voting instructions and a proxy submitted by telephone or through the Internet that does not contain voting instructions, will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. However, neither voting against the adoption of the Merger Agreement, nor abstaining from voting or failing to vote on the Merger Agreement Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal should be sent or delivered to:

rue21, inc.

Attn: Corporate Secretary

800 Commonwealth Drive,

Warrendale, Pennsylvania 15086

A demand for appraisal in respect of Shares should be executed by or on behalf of the holder of record of such Shares, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of Shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s Shares in connection with the Merger. The demand for appraisal cannot be made by the beneficial owner if he or she does not also hold the Shares of record. The beneficial holder must, in such cases, have the record owner, such as a bank, broker or other nominee, submit the required demand for appraisal in respect of those Shares. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by or for such record holder. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record holder or owners and expressly disclose the fact that, in executing the demand, such agent is acting as agent for the record holder. If a stockholder holds Shares through a broker who in turn holds the Shares through a central securities depository nominee such as Cede & Co. (the nominee for The Depository Trust Company), a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record holder, such as a broker, who holds Shares as a nominee for others, may exercise his or her right of appraisal with respect to the Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of Shares as to which appraisal is sought. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares in the name of the record holder.

Within 10 days after the effective time of the Merger, the surviving corporation in the Merger must give notice of the date that the Merger has become effective to each of our stockholders who did not vote in favor of or consent to the Merger Agreement Proposal and otherwise complied with Section 262. At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and accept the Merger Consideration for that stockholder’s Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares held by all such stockholders. Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. Parent has no present intent to cause rue21 to file such a petition and has no obligation to cause such a petition to be filed, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the stockholders who have complied with the requirements of Section 262 to initiate all necessary action to perfect their appraisal rights, and the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective date of the Merger, any stockholder who has properly filed a written demand for appraisal, who has complied with the requirements for exercise of appraisal rights under Section 262, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of Shares not voted in favor of the Merger Agreement Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demand for appraisal under Section 262, whichever is later. A person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request to receive from the surviving corporation such statement.

If a petition for appraisal is duly filed and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after such service, to file in the Delaware

Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their Shares and with whom agreements as to the value of their Shares have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded appraisal of their Shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their Shares, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Court so determines, to stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their Shares or, in the case of holders of uncertificated Shares, forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness from a financial point of view of the consideration payable in a sales transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a Share is less than the Merger Consideration.

In determining the “fair value” of the Shares, a Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his or her attorneys’ and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all Shares entitled to appraisal.

Any stockholder who duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote Shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those Shares, other than with respect to payment of dividends or distributions payable to stockholders of record as of a date prior to the effective date. However, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s Shares will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration without interest, pursuant to the Merger Agreement. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Merger is completed, the Shares will be delisted from the NASDAQ and deregistered under the Exchange Act. As a result, we would no longer file periodic reports with the SEC on account of the Shares.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The 2013 annual meeting of stockholders was held on June 7, 2013. If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2014 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

If the Company holds a 2014 annual meeting, stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by us no later than December 27, 2013 unless the date of our 2014 Annual Meeting is changed by more than 30 days from June 7, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Under the Bylaws, no business may be conducted before an annual meeting of stockholders unless it is properly brought before the meeting by or at the direction of the Company’s board of directors or by a stockholder of record entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) no more than 120 days prior to and at least 90 days prior to the anniversary date of the preceding year’s annual meeting; that is, with respect to the 2014 annual meeting, no earlier than February 7, 2014 and no later than March 9, 2014. In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, to be timely, a stockholder’s notice must be received by the Secretary by the close of business on the tenth day following the day on which a public announcement (as defined in the Bylaws) with respect to the date of such meeting is first made by the Company. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

If the Company does hold a 2014 annual meeting, the Company will announce the date of the meeting, and the specific deadlines for submission of stockholder proposals and nominations in respect thereof, by filing a Current Report on Form 8-K with the SEC promptly after the Company’s board of directors establishes the date of the meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

•	Our Annual Report on Form 10-K for the fiscal year ended February 2, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2013;

•

Our Current Reports on Form 8-K as filed with the SEC on May 23, 2013, May 24, 2013, June 5, 2013, June 11, 2013, July 3, 2013 and August 7, 2013 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein); and

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 26, 2013.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement and amendments to those filings, are available free of charge on our website (www.rue21.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this proxy statement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

rue21, inc.

800 Commonwealth Drive

Warrendale, Pennsylvania 15086

Attention: Investor Relations

Telephone: (724) 776-9780

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.rue21.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to rue21, inc., Attn: Investor Relations, 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, Telephone (724) 776-9780; or from our proxy solicitor, Georgeson Inc. toll-free at (866) 295-8105; or from the SEC through the SEC website at the address provided above.

Because the Merger is a “going private” transaction, the Company and Parent, Merger Sub, and the Apax Entities have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

RUE21, INC.,

RHODES HOLDCO, INC.

and

RHODES MERGER SUB, INC.

Dated as of May 23, 2013

Page
ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1.	The Merger	A-2
1.2.	Closing	A-2
1.3.	Effective Time	A-2

ARTICLE II

CERTIFICATE OF INCORPORATION AND
BYLAWS OF THE SURVIVING CORPORATION

2.1.	The Certificate of Incorporation	A-2
2.2.	The Bylaws	A-2

ARTICLE III

OFFICERS AND DIRECTORS
OF THE SURVIVING CORPORATION

3.1.	Directors	A-3
3.2.	Officers	A-3

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

4.1.	Effect on Capital Stock	A-3
4.2.	Exchange of Certificates	A-3
4.3.	Treatment of Outstanding Company Equity Awards	A-6

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1.	Representations and Warranties of the Company	A-7
5.2.	Representations and Warranties of Parent and Merger Sub	A-18

ARTICLE VI

COVENANTS

6.1.	Interim Operations	A-21
6.2.	Solicitation; Change in Recommendation	A-24
6.3.	Stockholders Meeting; Proxy Statement and Schedule 13E-3	A-27
6.4.	Stockholder Litigation	A-28
6.5.	Filings; Other Actions; Notification	A-29
6.6.	Access and Reports	A-31
6.7.	Stock Exchange De-listing	A-31
6.8.	Publicity	A-31
6.9.	Employee Benefits	A-32
6.10.	Expenses	A-32
6.11.	Indemnification; Directors’ and Officers’ Insurance	A-33
6.12.	Takeover Statutes	A-34
6.13.	Parent Vote	A-34

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of May 23, 2013, among rue21, inc., a Delaware corporation (the “Company”), Rhodes Holdco, Inc., a Delaware Corporation (“Parent”) and Rhodes Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”, with the Company and Merger Sub collectively referred to as the “Constituent Corporations”).

RECITALS:

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee of the Board of Directors of the Company (the “Special Committee”), has (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company’s stockholders (excluding the SKM Funds) and (ii) approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby;

WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have each (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Parent and Merger Sub, respectively and (ii) approved the execution, delivery and performance of this Agreement by Parent and Merger Sub, respectively, and the consummation of the Merger and the other transactions contemplated hereby;

WHEREAS, Parent, as the sole stockholder of Merger Sub, will immediately following execution hereof adopt this Agreement and approve the transactions contemplated hereby; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter into this Agreement, the SKM Funds, the Company and Parent, have entered into a certain support agreement (the “Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company, the Equity Financing Commitment Letter, pursuant to which Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P. and Apax VIII-2 L.P. (collectively, the “Investors”) have, subject to the terms and conditions set forth therein, committed to provide funds to Parent and Merger Sub for the purpose of financing the equity portion of the financing for the transactions contemplated hereby and the payment of any amounts payable by Parent in the event of a termination of this Agreement pursuant to the terms of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Investors are delivering to the Company an equity commitment letter for the purpose of financing certain obligations of Parent and Merger Sub (the “Termination Equity Commitment Letter”);

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under Delaware law as a direct wholly owned subsidiary of Parent. The Merger shall have the effects specified in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

1.2. Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York, at 9:00 a.m. (Eastern Time) on a date to be specified by the parties which shall be no later than the second Business Day following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII hereof, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), the Closing shall occur instead on (i) the earlier to occur of (x) any Business Day during the Marketing Period to be specified by Parent to the Company on no less than two Business Days’ written notice to the Company and (y) the last Business Day of the Marketing Period; or (ii) such other date, time or place as agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date”.

1.3. Effective Time. As soon as practicable following the Closing, the Company will cause a certificate of merger containing such information as is required by the relevant provisions of the DGCL (the “Delaware Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger in accordance with the relevant provisions of the DGCL (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND

BYLAWS OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company (the “Charter”) shall be amended and restated in its entirety, subject to Section 6.11, to be in the form attached hereto as Exhibit A, until amended as provided therein or by applicable Law (subject to Section 6.11).

2.2. The Bylaws. At the Effective Time, the bylaws of the Company (the “Bylaws”) shall be amended and restated in their entirety, subject to Section 6.11, to be in the form attached hereto as Exhibit B, until amended as provided therein or by applicable Law (subject to Section 6.11).

ARTICLE III

OFFICERS AND DIRECTORS

OF THE SURVIVING CORPORATION

3.1. Directors. The parties hereto shall take, or cause to be taken, all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2. Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

EXCHANGE OF CERTIFICATES

4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or the sole stockholder of Merger Sub:

(a) Merger Consideration. Each share of the common stock, par value $0.001 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, (ii) Shares as otherwise agreed to in writing before the Effective Time between Parent or its Affiliates and the holder of such Shares, (iii) Shares owned by stockholders who have not voted in favor of adoption of this Agreement or consented thereto in writing and who have properly demanded and not withdrawn a demand for appraisal pursuant to Section 262 of the DGCL (“Dissenting Stockholders”) with respect to such Shares (the “Dissenting Shares”, and together with the Shares referred to in the immediately preceding clauses (i) and (ii), the “Excluded Shares”) and (iv) Shares that are subject to Company RSUs, Company DSUs, or Company PSUs, which are governed by the provisions of Section 4.3(b) and (c)) shall be converted into the right to receive $42.00 per Share in cash (the “Per Share Merger Consideration”), without interest. At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”, it being understood that any references herein to a “Certificate” or “Certificates” shall be deemed to include references, as applicable, to book-entry account statements relating to the ownership of Shares where appropriate) formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration for each such Share, without interest.

(b) Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder of the Excluded Share, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.2(g).

(c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

4.2. Exchange of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned) (the “Paying Agent”), for the benefit of the holders of Shares (other than Excluded Shares) and pursuant to a paying agent agreement in customary form, cash in immediately available funds in the aggregate amount necessary for the Paying Agent to make the payments contemplated by Section 4.1(a) (such cash amount being hereinafter referred to as the “Exchange Fund”). If a Dissenting Stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such Dissenting Stockholder is not entitled to the relief provided by Section 262 of the DGCL with respect to any Dissenting Shares, (i) such Shares shall cease to be Excluded Shares and (ii) Parent shall deposit or cause to be deposited with the Paying Agent additional funds in an amount equal to the product of (x) the number of Dissenting Shares for which such Dissenting Stockholder has withdrawn its demand for, or lost its rights to, appraisal pursuant to Section 262 of the DGCL and (y) the Per Share Merger Consideration. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amount payable pursuant to Section 4.1(a) shall be returned to the Surviving Corporation in accordance with Section 4.2(e). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment pursuant to Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all such cash payments under Section 4.1(a).

(b) Exchange Procedures. Promptly (and in any event within two Business Days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares immediately prior to the Effective Time (each, a “Record Holder of Shares”) (other than Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) to the Paying Agent, such letter of transmittal to be in customary form and to have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) in exchange for the amount to which such Record Holder of Shares is entitled as a result of the Merger pursuant to Section 4.1(a). If any Excluded Shares cease to be Excluded Shares pursuant to Section 4.2(a), the Surviving Corporation shall cause the Paying Agent promptly (and in any event within two Business Days) after such Excluded Shares cease to be Excluded Shares to mail to the applicable Record Holder of Shares the letter of transmittal and instructions referred to in the immediately preceding sentence, with respect to such Shares. Upon delivery of the letter of transmittal duly executed by the applicable Record Holder of Shares (other than Excluded Shares) and the surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(f)) to the Paying Agent in accordance with the terms of such letter of transmittal (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the product of (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(f)) and (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or affidavits of loss, as the case may be. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) Special Payment Procedures for DTC. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the Closing Date an amount in cash in immediately available funds equal to the product of (x) the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time and (y) the Per Share Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the amount in cash in immediately available funds to which the holder of the Certificate is entitled pursuant to this Article IV.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for nine months after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the amount to which such holder is entitled as a result of the Merger pursuant to Section 4.1(a) (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)), without any interest thereon. Notwithstanding any other provision of this Agreement, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. All cash paid upon the surrender of Certificates in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

(f) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the product of (i) the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by (ii) the Per Share Merger Consideration.

(g) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Per Share Merger Consideration and Dissenting Stockholders shall instead be entitled to receive the fair value of their Dissenting Shares as determined in accordance with the provisions of Section 262 of the DGCL. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each Dissenting Stockholder shall cease to have any rights with respect to such Dissenting Shares, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such Dissenting Stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such Dissenting Stockholder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such Dissenting Stockholder to be paid the fair value of their Dissenting Shares under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Per Share Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand. Prior to the Effective Time, the

Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

(h) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld (or caused to be withheld) by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by the Surviving Corporation, Parent or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation, or Parent or the Paying Agent, as the case may be.

4.3. Treatment of Outstanding Company Equity Awards.

(a) Company Stock Options. Except as otherwise agreed to between Parent or its Affiliates and the holder of a Company Stock Option, at the Effective Time, each outstanding Company Stock Option, vested or unvested, shall be cancelled, and in exchange therefor, the holder thereof shall be entitled to receive, at the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to the Company Stock Option immediately prior to the Effective Time times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment; provided that if the exercise price per share of any such Company Stock Option is equal to or greater than the Per Share Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.

(b) Company RSUs and Company DSUs. Except as otherwise agreed to between Parent or its Affiliates and the holder of a Company RSU or Company DSU, at the Effective Time, each outstanding Company RSU and each outstanding Company DSU, whether vested or unvested, shall be cancelled, and in exchange therefor, the holder thereof shall be entitled to receive, at Effective Time, an amount in cash equal to the Per Share Merger Consideration multiplied by the number of Company RSUs or Company DSUs, as applicable, cancelled as provided herein, less applicable Taxes required to be withheld with respect to such payment. In the event that the immediate payment of the amounts contemplated above in respect of the Company RSUs or Company DSUs would cause an impermissible acceleration event under Section 409A of the Code, such amounts shall become vested at the Effective Time and will be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.

(c) Company PSUs. Except as otherwise agreed to between Parent or its Affiliates and the holder of an award of Company PSUs, upon the Effective Time, outstanding Company PSUs shall be treated as set forth on Schedule 4.3(c) of the Company Disclosure Letter.

(d) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company, the Special Committee, and the Compensation, Nominating and Governance Committee of the Board of Directors of the Company, as applicable, shall adopt resolutions and will take such other appropriate actions to implement the provisions of this Section 4.3.

(e) Adjustments to Prevent Dilution. In the event that, prior to the Effective Time, the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of the Company. Except as set forth in the Company SEC Reports filed or furnished with the SEC and publicly available at least two calendar days prior to the date of this Agreement and only as and to the extent disclosed therein (other than any disclosures contained in the “risk factors”, “market risk” or “forward-looking statements” sections thereof or to the extent they are cautionary, predictive or forward looking in nature) (it being acknowledged that nothing disclosed in the Company SEC Reports shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(g)(ii), 5.1(k) and 5.1(t)) or in the corresponding sections or subsections of the Disclosure Letter delivered to Parent by the Company prior to or simultaneously with entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified, in good standing or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificates of incorporation (or equivalent formation document) and bylaws (or equivalent formation document) for the Company and its Subsidiaries, each as amended to the date of this Agreement, each as so made available is in full force and effect on the date of this Agreement. The Company and its Subsidiaries are not in violation of any provision of such organization or governing documents, except for any violation that would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.

(b) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 Shares and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”), of which, as of May 21, 2013, 23,444,779 Shares were issued and outstanding and no Preferred Shares were issued and outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of May 21, 2013, other than 1,512,295 Shares reserved for issuance pursuant to the Company’s 2009 Omnibus Incentive Plan (the “2009 Stock Incentive Plan”) and the 2003 Ownership Incentive Plan (the “2003 Stock Incentive Plan”) or any other plan, program or arrangement providing for the grant of equity-based awards to directors, officers, employees or other service providers of the Company or any of its Subsidiaries (collectively, the “Stock Plans”), the Company has no Shares reserved for issuance. Upon the issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable. Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of options outstanding under the Stock Plans, including the holder, number of Shares and exercise price of such options. As of May 21, 2013, (A) 1,656,875 Shares were subject to outstanding options to purchase Shares (such outstanding options, together with any options to purchase Shares granted after May 21, 2013, under the Stock Plans, the “Company Stock Options”), (B) 365,779 Shares were subject to restricted stock unit awards granted under the Stock Plans (such outstanding restricted stock unit awards, together with any restricted stock unit awards granted after May 21, 2013, the “Company RSUs”), (C) 3,451 Shares were subject to deferred stock unit awards granted under the Stock Plans (such outstanding deferred stock unit awards, together with any deferred stock unit awards granted after May 21, 2013, the “Company DSUs”) (D) 103,316 Shares were subject to performance stock unit awards granted under the

Stock Plans with a performance period relating to fiscal year 2012 and 388,080 Shares (assuming achievement of applicable performance goals at maximum) were subject to performance stock unit awards granted under the Stock Plans with a performance period relating to fiscal year 2013 (such outstanding performance stock unit awards, together with any performance stock unit awards granted after May 21, 2013, the “Company PSUs”), and (E) 1,316,101 Shares were held by the Company in its treasury. No Shares are owned by any Subsidiary of the Company. As of the date hereof, except as set forth on Section 5.1(b) of the Company Disclosure Letter, each of the Company and its Subsidiaries do not have any Indebtedness (except with respect to clauses (d) and (e) of the definition of Indebtedness to the extent not otherwise included in clauses (a), (b), (c), (f) or (g)). Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to (A) adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”) and (B) the Special Stockholder Approval provided for in Section 7.1(a). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) On or prior to the date hereof, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has (A) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders (excluding the SKM Funds), (B) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (C) resolved, subject to Section 6.2, to recommend that the holders of Shares adopt this Agreement (such recommendation, the “Company Recommendation”), and directed that this Agreement be submitted to the holders of Shares for their adoption.

(d) Opinion of Financial Advisor The Special Committee and the Board of Directors of the Company have received the opinion of Perella Weinberg Partners LP (the “Financial Advisor”), to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Per Share Merger Consideration to be received by holders of the Shares (other than with respect to the SKM Funds) is fair, from a financial point of view, to such holders and a copy of such opinion will promptly be provided to Parent, solely for informational purposes, following receipt thereof by the Company. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and the Special Committee and may not be relied on by Parent or Merger Sub.

(e) Governmental Filings; No Violations; Certain Contracts.

(i) Except for (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”); (B) compliance with, and filings under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act and the rules and regulations promulgated thereunder, including the filing with the

Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Stockholders Meeting to be held in connection with this Agreement and the transactions contemplated hereunder (together with any amendments or supplements thereto, the “Proxy Statement”) and the related Rule 13e-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”) (C) compliance with state securities, takeover and “blue sky” Laws and the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) the filing of the Delaware Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware; (E) compliance with the applicable requirements of the Nasdaq Global Select Market (the “Nasdaq”); and (F) such other items as disclosed in Section 5.1(e)(i) of the Company Disclosure Letter (the items set forth above in clauses (A) through (F), the “Company Required Governmental Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals or authorizations required to be obtained by the Company from any domestic or foreign governmental or regulatory body, commission, agency, instrumentality, authority or other legislative, executive or judicial entity or court (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company, (B) any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound or result in the creation of any Lien on the Company or any of its Subsidiaries or any of their properties, rights or assets, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.1(e)(i), under any Law to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract binding upon Company or any of its Subsidiaries, except, in the case of clauses (B) or (C), for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Company Reports; Financial Statements.

(i) Since January 28, 2012 (the “Applicable Date”), the Company has filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all forms, certifications, reports, statements and documents required to be filed or furnished by it with the SEC pursuant to the Securities Act and the Exchange Act (the forms, statements, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “Company SEC Reports”). Each of the Company SEC Reports, at the time of its filing or being furnished (or, if amended, as of the time of such amendment), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any rules and regulations promulgated thereunder applicable to the Company SEC Reports, as the case may be, each as in effect on the date so filed. As of their respective dates (or, if amended, as of the date of such amendment), the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in reports filed or submitted under the Exchange

Act, including information relating to its Subsidiaries, (i) is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC and (ii) is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate to allow timely decisions regarding disclosure. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”). Since the Applicable Date, the Company has disclosed to the Company’s auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from January 1, 2010 to the date of this Agreement.

(iii) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the Nasdaq. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports.

(iv) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, stockholders’ equity and cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) (such balance sheets, statements of income, stockholders’ equity and cash flows, including any related notes and schedules, collectively, the “Company Financial Statements”) presents fairly, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments none of which adjustments are expected to be material), in each case, in accordance with GAAP consistently applied, except as may be noted therein or in the notes thereto. Since the Applicable Date, the books and records of the Company and its Subsidiaries have been, and are being, maintained in all respects in a manner designed to permit preparation of the Company’s financial statements in accordance, in all material respects, with GAAP.

(v) Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(g) Absence of Certain Changes. Since February 2, 2013, (i) through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, (ii) through the date of this Agreement, there has not been any event, change or occurrence that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) through the date of this Agreement, except as set forth on Section 5.1(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Sections 6.1(a)(ii), (vii), (xii), (xiii), (xiv), (xvii) or (xix).

(h) Litigation and Liabilities.

(i) There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings (“Actions”) pending or, to the Knowledge of the Company, threatened (including cease and desist letters or invitations to take a patent license) in writing against the Company or any of its Subsidiaries or any of their respective assets, rights or properties, except those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) None of the Company nor any of its Subsidiaries is a party to and none of them nor any of their respective assets, rights or properties is subject to the provisions of any Order binding upon the Company or any of its Subsidiaries except any such Order that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities, commitments or obligations of any nature (whether asserted, known, accrued, matured, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated statement of financial position of the Company and its consolidated Subsidiaries prepared in accordance with GAAP or the notes thereto, other than liabilities, commitments and obligations (A) set forth or as reflected or reserved against in the Company Financial Statements filed prior to the date of this Agreement, (B) incurred in the ordinary course of business consistent with past practice since February 2, 2013, (C) reasonably incurred since the date hereof as a result of actions or omissions permitted or required by the terms of this Agreement, or (D) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Employee Benefits.

(i) Section 5.1(i)(i) of the Company Disclosure Letter sets forth a true and complete list of each material Company Plan. For purposes of this Agreement, “Company Plans” shall mean all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, all medical, dental, life insurance, stock purchase, equity (including the Stock Plans), bonus or other incentive compensation, disability, salary continuation, employment, severance, change-in-control, retention, retirement, pension, deferred compensation, vacation, fringe benefit, collective bargaining, sick pay or paid time off plans or policies, and any other plans, agreements, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (A) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company, its Subsidiaries or any entity that would be deemed a “single employer” with the Company or its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) on behalf of any employee, director, or other individual service provider of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) with respect to which the Company or its Subsidiaries has any obligation on behalf of any such employee, director, or other individual service provider (together, “Employees”) or beneficiary.

(ii) The Company has made available to Parent: (i) copies of all material documents setting forth the terms of each Company Plan, (ii) the most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Plan, (iii) the most recent actuarial report (if applicable) for all Company Plans, (iv) all material written contracts, instruments or agreements relating to each Company Plan, including administrative service agreements and group insurance contracts, and (v) the most recent IRS determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code.

(iii) None of the Company, any of its Subsidiaries or any ERISA Affiliate has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

(iv) Each Company Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS (or the prototype plan on which such Company Plan is based has received an opinion letter from the IRS) upon which it may rely regarding its qualified status under the Code, such letter or opinion has not been revoked and nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any material liability. All payments required by each Company Plan or by Law (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company or its Subsidiaries in accordance with the provisions of each of the Company Plans, applicable Law and GAAP.

(v) No proceeding is pending or, to the Knowledge of the Company, has been threatened, against any of the Company Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciary thereof, or any of the assets of any trust of any of the Company Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan complies in form and has been maintained and operated in accordance with its terms and applicable Law, including ERISA and the Code. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any third party, has engaged in a non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, with respect to the Company Plans, and no such “prohibited transaction” with respect to the Company Plans is reasonably expected to occur as a result of any action or inaction by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any third party. No Company Plan is under, and neither the Company nor any of its Subsidiaries has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any material liability.

(vi) No Company Plan provides post-retirement health and welfare benefits to any current or former employee of the Company or any of its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

(vii) Neither the execution of this Agreement nor the consummation of the Merger alone, or in combination with any other event (where such other event would not alone have an effect described in this sentence): (i) will give rise to any payment or compensation under any Company Plan to or (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Employee of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries. No amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the Merger by any Employee of the Company or any of its Subsidiaries under any Company Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(viii) All Company Stock Options have been granted having an exercise price per Share at least equal to the fair market value of one Share on the date of grant of such Company Stock Option.

(j) Compliance with Laws; Licenses. Neither the Company nor any of its Subsidiaries is in violation of, or since the Applicable Date has been given written notice of or been charged with any violation of, any Law or Order of any Governmental Entity, except for any such violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have all Permits necessary to conduct their businesses as presently conducted or to lease or operate their properties, and all Permits of the Company are in full force and effect and no cancellation or suspension of any Permit is pending, except for any such Permit or Permits, the failure to have or be in full force and effect or the cancellation or suspension of which, would not, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) Takeover Statutes; Absence of Rights Agreement.

(i) No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (each, a “Takeover Statute”) is applicable to this Agreement, the Merger or the other transactions contemplated hereby. The Board of Directors of the Company (acting upon the direction of the Special Committee) has duly adopted resolutions such that, assuming the accuracy of the representation and warranty made in Section 5.2(b), the Merger and the other transactions contemplated hereby will not be subject to the restrictions on business combinations set forth in Section 203 of the DGCL.

(ii) The Company is not party to a rights agreement, “poison pill” or similar agreement or plan.

(l) Environmental Matters.

(i) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws and possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) The Company and its Subsidiaries have not received any written claim, notice of violation or citation concerning any violation or alleged violation of, or liability under, any Environmental Law during the past three (3) years except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any of its Subsidiaries with any Environmental Law or liability under any Environmental Law except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv) None of the Company and its Subsidiaries has released or disposed of, or arranged to release or dispose of, Hazardous Materials in violation of any Environmental Law and in a manner or condition that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(v) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company and its Subsidiaries has expressly assumed by Contract any liability of any other Person concerning any Environmental Law.

(m) Taxes.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(A) the Company and each of its Subsidiaries have timely filed (or there have been filed on their behalf) with appropriate taxing authorities all income and other material Tax Returns required to be filed by them on or prior to the date of this Agreement (taking into account extensions), such Tax Returns are materially complete and correct, and all Taxes due and payable (whether or not shown on such Tax Returns) have been duly and timely paid, or, where payment is not yet due, adequate provision for all such Taxes has been made on the Company Financial Statements in accordance with GAAP;

(B) there are no audits, claims, or judicial proceedings by any taxing authority with respect to Taxes;

(C) there are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries, except for Liens for Taxes (A) not yet due and payable or (B) that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(D) there are no outstanding waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes against the Company or any of its Subsidiaries; and

(E) the Company and each of its Subsidiaries have timely deducted, withheld and paid to the appropriate Governmental Entity all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(ii) neither the Company nor any of its Subsidiaries has participated in or has any obligation with respect to any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4;

(iii) neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a combined, consolidated or affiliated group (other than a group that consists solely of the Company and its Subsidiaries), (ii) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, or (iii) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than the Company Material Contracts, Tax gross ups to employees and any other commercial Contracts not primarily related to Tax);

(iv) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or its Subsidiaries; and

(v) neither the Company nor any of its Subsidiaries has been a party to any distribution occurring in the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

(n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or equivalent organization, nor is any such agreement presently being negotiated. To the Knowledge of the Company, as of the date of this Agreement, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries, and no demand for recognition as the exclusive bargaining representative of any employees has been made in writing by or on behalf of any labor or equivalent organization, nor have any such activities or proceedings or demands occurred or been made in the preceding three years. As of the date of this Agreement, there is no pending or threatened in writing strike, lockout or work stoppage, nor have any such activities occurred in the preceding three years. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks and pay for all working time, the proper classification of individuals as non-employee contractors or consultants, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109 et seq. and the regulations promulgated thereunder (and any similar state or local laws). Except as set forth in Section 5.1(n) of the Company Disclosure Letter and with respect to the Company and each of its Subsidiaries, (i) no unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened; (ii) no grievance or arbitration proceeding is pending or, to the Knowledge of the Company, threatened which, if adversely decided, would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; and (iii) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the Company’s employees is pending or, to the Knowledge of the Company, threatened which, if adversely decided, would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices within the past three (3) years.

(o) Intellectual Property.

(i) Section 5.1(o)(i) of the Company Disclosure Letter lists, as of the date of this Agreement, all worldwide issued patents and pending patent applications, trademark registrations and applications for registrations of trademarks, domain name registrations and copyright registrations and applications for registrations of copyrights owned by the Company or any of its Subsidiaries (collectively, the “Material Company Intellectual Property”), indicating for each the name of the owner. All of the Material Company Intellectual Property owned by the Company or any of its Subsidiaries is (A) to the Knowledge of the Company, valid, subsisting and enforceable and (B) not subject to any outstanding Order (excluding any administrative actions or proceedings before the United States Patent and Trademark Office or any foreign counterpart thereof), adversely affecting the Company’s or its Subsidiaries’ rights in and to such Material Company Intellectual Property, except for any such failure to be valid, subsisting and enforceable or any such Order that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company or a Subsidiary exclusively owns, free of all Liens (other than non-exclusive licenses and sublicenses granted in the ordinary course of business), all Material Company Intellectual Property and own or, to the Knowledge of the Company, possesses a valid and enforceable right to use, all other material Intellectual Property used in the business of the Company and its Subsidiaries as presently conducted.

(ii) (A) To the Knowledge of the Company, the Company’s and its Subsidiaries’ businesses as presently conducted do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person in any material respect and (B) no material written claims (including cease and desist letters or invitations to take a patent license) have been asserted against the Company or any of its Subsidiaries in the past three (3) years that remain unresolved alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person. There are no pending claims, suits, actions or other proceedings before any Governmental Entity (excluding any non-final administrative actions or proceedings before the United States Patent and Trademark Office or any foreign counterpart thereof) or any arbitrator against the Company or any of its Subsidiaries concerning the material infringement or misappropriation of any Person’s Intellectual Property rights by the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no ongoing material infringement or material misappropriation of the Material Company Intellectual Property rights by a Person. The Company and its Subsidiaries have taken commercially reasonable measures to maintain and protect their material Intellectual Property and the security, contents and operation of their material software and systems.

(p) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Company Insurance Policies”) are in full force and effect and all premiums due with respect to all such insurance policies have been paid, with such exceptions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have not received written notice of cancellation or termination, other than in connection with normal renewals, of any such Company Insurance Policies.

(q) Property.

(i) The Company does not own, directly or indirectly, any real property or interests in real property.

(ii) With respect to each real property lease or sublease entered into by the Company or any of its Subsidiaries (A) not in respect of retail store locations, pursuant to which the annual rent is in excess of $200,000 (a true and complete list of which leases is listed on Section 5.1(q) of the Company Disclosure Letter), (B) in respect of retail store locations in which the store operated by the Company or any of its Subsidiaries earned in excess of $295,000 in “four-wall profit” (as calculated by the Company in the ordinary course of business) for the fiscal year ended February 2, 2013 or (C) which is with a landlord (or its Affiliates) with whom the Company has in the aggregate more than 15 leases (a true and complete list of which landlords is listed on Section 5.1(q) of the Company Disclosure Letter), the lease or sublease for each such property is valid, legally binding, enforceable and in full force and effect, and none of the Company nor any of its Subsidiaries is in default or breach of any such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a default or breach of any such lease or sublease by any of the Company or its Subsidiaries, except for any such default or breach that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or give rise to any right of termination, cancellation, amendment or acceleration of, any leases or subleases to which the Company or its Subsidiaries is a party.

(iii) To the Knowledge of the Company, as of the date of this Agreement, none of the assets or properties of the Company or any of its Subsidiaries is subject to any Lien, the existence of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(r) Contracts.

(i) Except for this Agreement and except for Contracts filed as exhibits to the Company SEC Reports or that have expired as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any Contract as of the date of this Agreement:

(A) that would be required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(B) other than radius-restricted leases entered into in the ordinary course of business, that prohibits or restricts in any material respect the ability of the Company or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to operate in any business, to solicit any potential customer, to operate in any geographic area or to compete with any Person;

(C) that is between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s or its Subsidiaries’ respective directors, officers or stockholders who, to the Knowledge of the Company, own five percent (5%) or more of any class of the Company’s Capital Stock, on the other hand;

(D) that provides for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is entered into in the ordinary course of business;

(E) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets;

(F) that grants any rights of first refusal, rights of first offer or other similar rights to any Person with respect to any material asset of the Company or its Subsidiaries;

(G) (i) for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person, or (ii) for any acquisition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person, pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other similar contingent payment obligations or other material obligations outstanding;

(H) that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

(I) that relates to or evidences Indebtedness (other than (i) with respect to clauses (d) and (e) of the definition of Indebtedness or (ii) between wholly owned Subsidiaries of the Company or between a wholly owned Subsidiary of the Company and the Company);

(J) under which any Person (other than the Subsidiaries) has directly or indirectly guaranteed or assumed Indebtedness of the Company or its Subsidiaries;

(K) that is (i) a license agreement pursuant to which the Company or any of its Subsidiaries is licensed by a third party to use any Intellectual Property for which the Company or any of its Subsidiaries is required to make annual payments in excess of $500,000 (other than licenses of commercially available software or any software licensed pursuant to a software “shrink wrap,” “click wrap,” or “click-through” license) or (ii) an agreement pursuant to which a third party has licensed any material Intellectual Property owned by the Company or any of its Subsidiaries (other than non-exclusive licenses in the ordinary course of business);

(L) which the Company or its Subsidiaries is the lessee of, or holds or uses, equipment or other tangible personal property owned by any third party for an annual rent in excess of $500,000;

(M) which obligates the Company to make any capital investment or capital expenditure outside the ordinary course of business consistent with past practice and in excess of $500,000;

(N) involved expenditures in excess of $1,500,000 in the fiscal year ended February 2, 2013 or would involve expenditures in excess of $1,500,000 in the fiscal year ending February 1, 2014;

(O) other than with respect to any partnership that is wholly owned by the Company or any wholly owned Subsidiary of the Company, that relates to the formation, creation, operation, management or control of any legal partnership or any joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make investment in or extension of credit to any Person in excess of $100,000 (each Contract described in clauses (A) through (N) and each Contract filed as an exhibit to the Company SEC Reports in effect as of the date of this Agreement is referred to herein as a “Company Material Contract”);

(ii) Each of the Company Material Contracts is valid and binding on the Company and each of its Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, subject to the Bankruptcy and Equity Exception and except for any such failure to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no default under any Company Material Contract by the Company or any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with notice or lapse of time or both would constitute a default thereunder by the Company or any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company, any other party thereto, and neither the Company nor any of its Subsidiaries has received written notice of any such default or event, or of any alleged default or of any termination or non-renewal of any Company Material Contract, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Complete and correct copies of each Company Material Contract have been made available to Parent prior to the date of this Agreement, except for any Contracts the terms of which prohibit its disclosure to any third party or that have expired as of the date of this Agreement.

(s) Suppliers. Section 5.1(s) of the Company Disclosure Letter sets forth a true, correct and complete list of the ten largest suppliers or vendors (“Suppliers”) to the Company and its Subsidiaries (based on purchases for the fiscal year ended February 2, 2013, through the date of this Agreement). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect the Company has not received any notice from any Supplier that such Supplier intends to terminate, or not renew, its relationship with the Company or its Subsidiaries and, to the Knowledge of the Company, no such Supplier intends to cancel or otherwise terminate its relationship with the Company and its Subsidiaries. The Company has provided to Parent a true and correct copy of its vendor compliance manual as attached to Section 5.1(s) of the Company Disclosure Letter and, to the Knowledge of the Company, no material supplier or vendor to the Company is in violation of the Vendor Compliance Manual, except for any violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(t) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Special Committee has employed the Financial Advisor as its financial advisor pursuant to an engagement letter previously delivered to Parent.

5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so organized, validly existing, qualified, in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of the certificate of incorporation and bylaws or comparable governing documents of each of Parent and Merger Sub, each as amended on the date of this Agreement, and each as so made available is in full force and effect.

(b) Corporate Authority. The Board of Directors of each of Parent and Merger Sub has approved this Agreement and the Merger and the other transactions contemplated hereby. No vote of holders of capital stock of Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement (other than adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption will occur immediately following the execution of this Agreement pursuant to Section 6.13(b)) and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Other than as a result of entering into the Support Agreement, none of Parent, Merger Sub, or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL (or shall not be “interested stockholders” by virtue of Article 15 of the certificate of incorporation of the Company).

(c) Governmental Filings; No Violations; Etc.

(i) Except for (A) compliance with, and filings under, the HSR Act, as amended, and the rules and regulations thereunder; (B) compliance with, and filings under, the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, including the filing with the SEC of the Proxy Statement and the Schedule 13E-3; (C) compliance with state securities, takeover and “blue sky” Laws and the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) the filing of the Delaware Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware; and (E) compliance with the applicable requirements of the Nasdaq (the items set forth above in clauses (A) through (E), the “Parent Required Governmental Approvals”), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals or authorizations required to be obtained by Parent or Merger

Sub from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation of the Merger and the other transactions contemplated by this Agreement, other than such items that the failure to make or obtain, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the respective certificates of incorporation, bylaws or comparable governing documents of Parent or any of its Subsidiaries; (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any of their respective obligations under or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.2(c)(i), under any Law to which Parent or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any Contract binding upon Parent or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal any of the transactions contemplated by this Agreement, except those that, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) Financing; Available Funds.

(i) Parent has delivered to the Company true, correct and complete copies of (i) the executed commitment letters (the “Equity Financing Commitment Letter”) from the Investors (the “Equity Providers”) to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”), and (ii) an executed commitment letter and corresponding fee letter with only the fee and any other economic provisions redacted from the financial institutions identified therein (the “Debt Commitment Letter” and, together with the Equity Financing Commitment Letter, the “Financing Letters”) to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement (being collectively referred to as the “Debt Financing”, and together with the Equity Financing collectively referred to as the “Financing”). As of the date hereof, none of the Equity Financing Commitment Letter or Debt Commitment Letter has been amended or modified, and the respective commitments contained in such letters have not been withdrawn, terminated or rescinded in any respect. Parent or Merger Sub has fully paid or caused to be fully paid any and all commitment fees or other fees required to be paid in connection with the Equity Financing Commitment Letter and the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming the Financing is funded in accordance with the Equity Financing Commitment Letter and the Debt Commitment Letter, as applicable the net proceeds contemplated by the Equity Financing Commitment Letter and Debt Commitment Letter, together with cash held by the Company and its Subsidiaries, will, in the aggregate be sufficient for Merger Sub and the Surviving Corporation to on and after the Closing Date (i) pay the aggregate Per Share Merger Consideration, (ii) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Financing and (iii) pay for any refinancing of any outstanding Indebtedness of the Company contemplated by this Agreement or the Financing Letters. The Financing Letters are in full force and effect as of the date hereof. As of the date hereof, to the Knowledge of the Parent (i) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or to the Knowledge of Parent, any other parties thereto, under the Equity Financing Commitment Letter or the Debt Commitment Letter, or a failure of any condition to the

Financing and (ii) subject to the satisfaction of the conditions set forth in Section 7.1 and 7.2, Parent has no reason to expect that any of the conditions of the Parent or Merger Sub to the Financing will fail to timely be satisfied or that the full amount of the Financing will be unavailable on the Closing Date. The Financing Letters are not subject to any conditions precedent to the obligations of the parties thereunder to make the full amount of the Financing available to Parent other than as set forth therein (including the payment of customary fees). As of the date hereof, there are no side letters or other agreements, Contracts or arrangements to which Parent or any of its Affiliates is a party which are related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Financing Letters (except for the fee letter referenced above and any engagement letters or fee discount letters relating to the Debt Financing).

(f) Capitalization. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Liens. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.

(g) Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to the Effective Time.

(h) Absence of Certain Agreements. Except as set forth in Section 5.2(h) of the Parent Disclosure Letter, as of the date of this Agreement, there are no Contracts or commitments to enter into agreements (whether oral or written): (i) between Parent, Merger Sub, the Investors or any of their Affiliates, on the one hand, and any member of the Company’s management or directors (other than the directors affiliated with the Investors), on the other hand, as of the date hereof that relate in any way to the Company or any of its Subsidiaries or the transactions contemplated by this Agreement; (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration, (iii) other than the Support Agreements, pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger or any stockholder of the Company agrees to vote against or in favor of any Superior Proposal; (iv) pursuant to which any third party has agreed to provide, directly or indirectly, capital (other than pursuant to the Financing Letters) to Parent or the Company to finance in whole or in part the Merger; or (v) pursuant to which any current employee of the Company has agreed to (x) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than pursuant to any employment Contracts in effect as of the date of this Agreement), (y) contribute or rollover any portion of such employee’s Shares and/or Shares pursuant to Company Stock Options, Company RSUs, Company DSUs or Company PSUs outstanding to the Company or its Subsidiaries or Parent or any of its Affiliates or (z) receive any capital stock or equity securities of the Company or any of its Subsidiaries or Parent or any of its Affiliates. Parent and Merger Sub have delivered to the Company complete and correct copies (or, with respect to any unwritten agreement, arrangement or understanding, a summary thereof) of any Contract, agreement, arrangement, understanding or commitment set forth in Section 5.2(h) of the Parent Disclosure Letter.

(i) Solvency. Assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger, (ii) the material accuracy of the representations and warranties of the Company in this Agreement (without giving effect to any materiality, “Company Material Adverse Effect” or knowledge qualification) and material compliance by the Company with the covenants contained in this Agreement and (iii) that the most recent financial forecasts of the Company and its Subsidiaries made available to Parent have been prepared in good faith based upon assumptions that were and continue to be reasonable, and after giving effect to the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Per Share Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Financing Letters, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby.

(j) Termination Equity Commitment Letter. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Termination Equity Commitment Letter, which has been validly executed and delivered. The Termination Equity Commitment Letter is in full force and effect and is the valid, binding and enforceable obligation of each of the Investors subject to the Bankruptcy and Equity Exception. There is no breach of the Termination Equity Commitment Letter and no event has occurred which, with or without notice, lapse of time or both, would be a breach on the part of the Investors under such letter.

(k) No Other Company Representations or Warranties. Except for the representations and warranties set forth in Section 5.1, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub.

(l) Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans and cost related plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge that none of the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).

ARTICLE VI

COVENANTS

6.1. Interim Operations.

(a) From the date of this Agreement and until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except (w) as set forth in Section 6.1(a) of the Company Disclosure Letter, (x) as otherwise expressly contemplated or permitted by this Agreement, (y) to the extent consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or (z) as required by applicable Law or by a Governmental Entity, the Company shall use reasonable best efforts to cause the business of it and its Subsidiaries to be conducted in the ordinary course of business and, to the extent consistent therewith, it shall, and shall cause its Subsidiaries, to use their respective reasonable best efforts to preserve their business organizations intact and maintain satisfactory relationships with Governmental Entities, customers, vendors, Suppliers, lessors, distributors and employees. Notwithstanding the generality of the foregoing, and subject to the exceptions set forth in clauses (w), (x), (y) and (z) of the immediately preceding sentence, the Company shall not and shall not permit its Subsidiaries to:

(i) amend the certificate of incorporation, bylaws or comparable governing documents of the Company or any of its Subsidiaries;

(ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) assets outside of the ordinary course of business consistent with past practice from any other Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) with a value or purchase price in the aggregate in excess of $300,000 in any transaction or series of related transactions, other than acquisitions of merchandise for sale in the Company’s stores or acquisitions pursuant to Contracts in effect as of the date of this Agreement;

(iii) merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries;

(iv) enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

(v) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock or equity interests or securities convertible, exchangeable or exercisable therefor (collectively, “Equity Interests”) of the Company or any of its Subsidiaries (including any Company Stock Options), except issuances or dispositions of (A) Shares pursuant to Company Stock Options, or Company RSUs, Company DSUs or Company PSUs outstanding on the date of this Agreement under the Company Plans or (B) any capital stock of any of the Company’s Subsidiaries to the Company or any other of its direct or indirect wholly-owned Subsidiaries;

(vi) split, combine, subdivide or reclassify any of the Equity Interests;

(vii) declare, set aside, establish a record date for, or pay any dividends on or make any other distributions (whether payable in cash, stock, property or a combination thereof) in respect of any of the capital stock, other than any dividends from any wholly owned Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company;

(viii) repurchase, redeem or otherwise acquire any of the Equity Interests, except for redemptions, purchases or acquisitions pursuant to the exercise or settlement of Company Stock Options, employee severance, retention, termination, change of control and other contractual rights existing on the date of this Agreement on the terms in effect on the date of this Agreement; provided that the Company shall not undertake any market purchases of Equity Interests.

(ix) incur or modify in any material respect the terms of any Indebtedness (other than with respect to clauses (d) or (e) of the definition of Indebtedness to the extent not otherwise included in clauses (a), (b), (c), (f) or (g)) or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness (in each case, for the avoidance of doubt, excluding trade payables, immaterial capital lease obligations incurred in the ordinary course of business, or obligations issued or assumed as consideration for services or property, including inventory), except for (A) Indebtedness incurred under the Credit Agreement, dated April 5, 2013, among the Company, as lead borrower, the borrowers named therein, the guarantors signatory thereto and Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer, and the other lender parties thereto (the “Revolving Credit Facility”) and (B) letters of credit issued pursuant to the Revolving Credit Facility in the ordinary course of business in an aggregate amount outstanding for clause (A) and (B) at any time of less than $5,000,000;

(x) grant or incur any Lien material to the Company and its Subsidiaries taken as a whole, other than Liens incurred in the ordinary course of business consistent with past practice, Liens that may be incurred or granted pursuant to or in accordance with the terms of any Indebtedness in effect as of the date hereof to the extent, in connection with any Indebtedness permitted pursuant to Section 6.1(a)(ix) or pursuant to licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(xi) except as (x) required pursuant to Company Plans in effect prior to the date of this Agreement that have been disclosed in Section 5.1(i)(i) of the Company Disclosure Letter, (y) set forth in Section 6.1(a)(xi) of the Company Disclosure Letter or (z) otherwise required by this Agreement, (A) loan or advance any money or grant to any Employee of the Company or any of its Subsidiaries, except in the case of employees who are not executive officers of the Company wage advances in the ordinary course of business consistent with past practice, (B) provide any severance, retention or termination payments or benefits to any Employee of the Company or any of its Subsidiaries, except in the case of employees who are not executive officers of the Company in the ordinary course of business consistent with past practice, (C) increase or modify the compensation, bonus or pensions or welfare benefits of any Employee of the Company or any of its Subsidiaries, except in the case of employees who are not executive officers of the Company merit increases or promotions in the ordinary course of business consistent with past practice, (D) establish, adopt, terminate or amend any Company Plan, accelerate the timing of payments under or increase the amount of funding of any Company Plan or amend the terms of any outstanding equity-based awards, (E) enter into any offer letter, employment, consulting or other service agreement or arrangement with any individual who would be an Employee if such individual were employed on the date hereof, except that the Company shall be permitted to hire Employees who are not executive officers of the Company, (x) to replace terminated employees, provided that the total compensation opportunities for such individual shall be no greater in any material respect than that of the terminated employee such individual is intended to replace or (y) to hire employees with annual compensation and benefits of less than $100,000 or (F) use discretion to waive, accelerate or otherwise amend or establish any vesting or other performance conditions applicable to any incentive awards or make any new incentive awards to any Employee of the Company or any of its Subsidiaries;

(xii) make or change any material Tax election, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund, or change the Company’s or any Subsidiary of the Company’s method of accounting for Tax purposes;

(xiii) except as required by GAAP, make any material changes to accounting policies or principles;

(xiv) other than as described in Section 6.1(a)(xiv) of the Company Disclosure Letter or as permitted in accordance with Section 6.1(a)(xi), make any loans, advances or capital contributions to, or investments in, any Person, other than to or in the Company or to or in any wholly-owned Subsidiary of the Company;

(xv) other than (A) in the ordinary course of business or (B) as otherwise expressly permitted by this Section 6.1, (1) enter into any Contract that would have been a Company Material Contract pursuant to subsections (B) through (O) of Section 5.1(r)(i) had it been entered into prior to the date of this Agreement or (2) terminate, renew, amend or waive any material rights under any Company Material Contract excluding any termination upon expiration of a term in accordance with the terms of such Company Material Contract; provided in each case that the Company and its Subsidiaries shall be permitted to renew or replace any Company Material Contract which has terminated in accordance with its terms with one or more Contracts on substantially similar terms with the same counterparty;

(xvi) other than stockholder litigation (which is governed by Section 6.4), compromise, settle or agree to settle any claims (A) involving amounts in excess of $150,000 individually or $500,000 in the aggregate or (B) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time;

(xvii) transfer, sell, lease, license, pledge, surrender, encumber, divest, cancel, abandon, let lapse, assign or otherwise dispose of any material assets, rights, product lines or businesses of the Company and its Subsidiaries taken as a whole, including capital stock of any of its Subsidiaries, or any material Intellectual Property other than (A) as may be permitted pursuant to Section 6.1(a)(xv), (B) inventory, supplies and other assets in the ordinary course of business consistent with past practice, (C) pursuant to Contracts in effect prior to the date of this Agreement as set forth in Section 6.1(a)(xvii) of the Company Disclosure Schedule, (D) pursuant to transactions solely among the Company and/or any of its Subsidiaries, (E) pursuant to non-exclusive licenses or sublicenses of Intellectual Property granted in the ordinary course of business consistent with past practice or (F) the abandonment or lapse of Intellectual Property not material to the conduct of the business of the Company and its Subsidiaries;

(xviii) except for the expenditures contemplated by and consistent with the annual capital budgets set forth in Section 6.1(a)(xviii) of the Company Disclosure Letter, make or authorize any capital expenditures in excess of $250,000 in the aggregate;

(xix) fail to maintain in full force and effect any Company Insurance Policies in a form and amount consistent with past practice; or

(xx) agree, authorize or commit to do any of the foregoing.

(b) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.2. Solicitation; Change in Recommendation.

(a) Go-Shop Period. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern time) on July 2, 2013 (the “Go-Shop Period”), the Company and its Subsidiaries (acting under the direction of the Special Committee) and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to: (i) initiate, solicit and encourage any inquiry or the making of any proposals or offers that constitute Acquisition Proposals, including by way of providing access to non-public information to any Person pursuant to (but only pursuant to) confidentiality agreements containing customary confidentiality terms which are not materially more favorable in the aggregate to such Person than those contained in the Confidentiality Agreements (each, an “Acceptable Confidentiality Agreement”); provided that the Company shall promptly (and in any event within twenty-four (24) hours thereafter) make available to Parent any non-public information concerning the Company or its Subsidiaries that the Company provides to any Person if such information was not previously made available to Parent, and (ii) engage or enter into or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals.

(b) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2 (including Section 6.2(c)) and except as may relate to any Excluded Party, the Company and its Subsidiaries and their respective directors and officers shall, and the Company shall direct its and its Subsidiaries’ other

Representatives to, (i) at 12:01 a.m. on July 3, 2013 the (“No-Shop Period Start Date”) immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and request promptly thereafter that such persons return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company or its Subsidiaries or Representatives and (ii) from the No-Shop Period Start Date until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, not (A) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, or that could reasonably be expected to lead to, any Acquisition Proposal, (C) enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement (other than a confidentiality agreement referred to in Section 6.2(a)) providing for any Acquisition Proposal or requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by this Agreement (an “Alternative Acquisition Agreement”), or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(c) Conduct Following No-Shop Period Start Date. Notwithstanding anything in this Agreement to the contrary, at any time following the No-Shop Period Start Date and prior to the time, but not after, the Company Stockholder Approvals are obtained, if the Company receives a written Acquisition Proposal from any Person that did not result from a breach of Section 6.2(b), subject to compliance with this Section 6.2(c), (i) the Company and its Representatives may provide non-public information and data concerning the Company and its Subsidiaries in response to a request therefor by such Person if the Company receives from such Person an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours thereafter) make available to Parent any non-public information concerning the Company or its Subsidiaries that the Company made available to any Person if such information was not previously made available to Parent, and (ii) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person, in each case of clauses (i) and (ii), if and only to the extent that, (x) prior to taking any action described in clauses (i) or (ii) above, the Special Committee determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (y) prior to taking any action described in clauses (i) or (ii) above, the Special Committee has determined in good faith (after consultation with its financial advisor and outside counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. Notwithstanding the occurrence of the No-Shop Period Start Date, the Company and its Subsidiaries and their respective Representatives may continue to engage in the activities described in Section 6.2(a) with respect to any Excluded Party until 11:59 p.m. on July 27, 2013 (the “Excluded Party Deadline”), including with respect to any amended proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the restrictions in Section 6.2(b) and Section 6.2(c) shall not apply with respect thereto until after the Excluded Party Deadline (and thereafter the provisions of Section 6.2(b) and 6.2(c) shall apply with respect to such Excluded Party).

(d) Company Adverse Recommendation Change for Superior Proposal. Except as expressly permitted by this Section 6.2(d) or Section 6.2(e), the Board of Directors of the Company (or the Special Committee, if applicable) shall not (i)(A) (1) fail to include the Company Recommendation in the Proxy Statement or fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal or (2) fail to reaffirm publicly the Company Recommendation within ten (10) Business Days after Parent requests in writing that the Company Recommendation be reaffirmed publicly (provided that Parent will be entitled to make such a written request for reaffirmation only three (3) times in total), (B) qualify, withhold, withdraw or modify (or publicly propose or resolve to qualify, withhold, withdraw or modify), in a manner adverse to Parent, the Company Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of the Company (or the Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act or (D) authorize, adopt, approve, recommend or otherwise declare advisable (publicly or otherwise) an Acquisition Proposal (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement or (iii) terminate this Agreement pursuant to Section 8.3(a). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approvals are obtained, but not after, the Board of Directors of the Company (or the Special Committee, if applicable) may make a Company Adverse Recommendation Change with respect to an Acquisition Proposal so long as the Company is not in material violation of this Section 6.2 or the Company may (at the direction of the Special Committee) terminate this Agreement pursuant to Section 8.3(a), in each case, if the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel, (x) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that in each case, (1) the Board of Directors of the Company (or the Special Committee, if applicable) has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall specify the identity of the Person who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of the relevant transaction agreement, and, if applicable, copies of all relevant documents relating thereto including any related financing commitments), (2) the Company has negotiated, and has caused its Representatives to negotiate, with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement and the Financing Letters such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, and (3) following the end of such notice period, the Special Committee shall have considered in good faith any revisions to this Agreement and the Financing Letters offered in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect; provided, that in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall provide written notice of such modified Acquisition Proposal to Parent and shall again comply with this Section 6.2(d) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Company Adverse Recommendation Change or effecting a termination pursuant to Section 8.3(a) (and shall do so for each such subsequent modification).

(e) Company Adverse Recommendation Change for Intervening Event. Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approvals are obtained, but not after, the Board of Directors of the Company (or the Special Committee, if applicable) may effect a Company Adverse Recommendation Change involving the actions contemplated by clauses (i)(A) and (i)(B) of Section 6.2(d) in response to an event, change, effect, development, condition or occurrence (an “Intervening Event”) that affects or would be reasonably likely to affect (x) the business, financial condition or continuing results of operations of the Company and its Subsidiaries, taken as a whole, or (y) the stockholders of the Company, in either case that is (1) material, individually or in the aggregate with any other such events, changes, effects, developments, conditions or occurrences, (2) does not relate to an Acquisition Proposal, (3) does not relate to the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date of this Agreement in the market price or trading volume of the Shares or the credit rating of the Company and (4) is not known to or reasonably foreseeable by (or the material consequences of which are not known or reasonably foreseeable by) the Special Committee as of the date hereof, if the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and prior to taking such action, (A) the Board of Directors of the Company (or the Special Committee, if applicable) has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (B) the Company has negotiated, and has caused its Representatives to negotiate, with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement and the Financing Letters in such a manner that would obviate the need for taking such action and (C) following the end of such notice period, the Special Committee shall have considered in good faith any revisions to this Agreement and the Financing Letters offered in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect such Company Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law; provided that if the Intervening Event to which this provision applies thereafter changes in any material respect or another Intervening Event occurs, the Company shall provide written notice of such modified or other Intervening Event to Parent and shall again comply with this Section 6.2(e) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Company Adverse Recommendation Change.

(f) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the Board of Directors of the Company or any committee thereof from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company); provided that the foregoing shall in no way eliminate or modify the effect that any such disclosure would otherwise have under this Agreement.

(g) Notice. Within two (2) Business Days following the No-Shop Period Start Date, the Company shall notify Parent of the number and identity of any Excluded Parties and provide Parent with a written summary of the material terms and conditions of the most recent Acquisition Proposal (and which form the basis for a determination that the applicable person qualifies as an Excluded Party) received from any such Excluded Party. From and after the No-Shop Period Start Date, the Company agrees that (i) it will promptly (and, in any event, within twenty-four (24) hours) notify Parent if (x) any Acquisition Proposal is received by it or any of its Representatives indicating, in connection with such notice, the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments) and (y) any non-public information is requested from, or any discussions or negotiations are sought to be initiated with, it or any of its Representatives in connection with a potential Acquisition Proposal, indicating, in connection with such notice, the identity of the Person seeking such information or discussions or negotiations, and in each case, thereafter shall keep Parent reasonably informed of the status of any such discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company shall notify Parent within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification (including, if applicable, copies of any written documentation reflecting such modification); provided, however, that none of the requirements contemplated by the foregoing clauses (i) and (ii) shall apply (x) during the Go-Shop Period or (y) before the Excluded Party Deadline to any Acquisition Proposal submitted by an Excluded Party or any modification thereof. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof which prohibits the Company from providing to Parent such material terms and conditions and other information.

6.3. Stockholders Meeting; Proxy Statement and Schedule 13E-3.

(a) Subject to Section 6.3(b), the Company shall take all actions in accordance with applicable Law, the certificate of incorporation and the bylaws of the Company and the Nasdaq rules to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the “Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approvals, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement or Schedule 13E-3. Subject to Section 6.2, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approvals. Notwithstanding anything to the contrary contained in this Agreement, that the Company may postpone or adjourn the Stockholders Meeting (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith (after consultation with outside counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting or (iv) to allow additional solicitation of votes in order to obtain the Company Stockholder Approvals.

(b) As promptly as reasonably practicable after the execution of this Agreement (and in any event within twenty (20) Business Days after the date hereof), the Company shall prepare the Proxy Statement and file it with the SEC and the Company and Parent shall jointly prepare and file the Schedule 13E-3 with the SEC and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing. Prior to filing or mailing the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall include any such comments reasonably proposed by Parent. The Company (and Parent, as applicable) shall use reasonable best efforts to respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Proxy Statement or the Schedule 13E-3 and shall cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the date on which the SEC confirms it has no further comments on the Proxy Statement and shall establish the record date as soon as reasonably practicable after such confirmation from the SEC (if not already established); provided, that the Company shall be under no obligation to mail the Proxy Statement to its stockholders prior to the No-Shop Period Start Date. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall use its reasonable best efforts to cooperate with the Company in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3, including furnishing as promptly as reasonably practicable to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement or Schedule 13E-3 under applicable Law. Parent agrees that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement and the Schedule 13E-3 will not, with respect to the Proxy Statement, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting and, with respect to the Schedule 13E-3, when it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that the Proxy Statement and the Schedule 13E-3 (i) will not, with respect to the Proxy Statement, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting and, with respect to the Schedule 13E-3, the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

6.4. Stockholder Litigation. Subject to the immediately following sentence, each of the Company and Parent shall use reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any Order that results from any stockholder litigation against the Company or its Subsidiaries, Parent, Merger Sub or any of their respective directors or officers relating to this Agreement, the Merger or any of the other transactions contemplated hereby. The Company shall give Parent the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against the Company or its Subsidiaries or any of their respective directors or officers relating to this Agreement, the Merger or any of the transactions contemplated by this Agreement, and no such settlement, or other compromise or arrangement, of any stockholder litigation shall be agreed to without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Each of Parent and the Company shall notify the other promptly (and in any event within 48 hours) of the commencement of any such stockholder or derivative suit, action, litigation or claim of which it has received notice related to this Agreement, the Merger or the other transactions contemplated by this Agreement, or, to the Knowledge of the Company and/or Parent, threatened in writing, against the Company, Parent, Merger Sub and/or the members of the Board of Directors of the Company.

6.5. Filings; Other Actions; Notification.

(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, including Section 6.5(d) below, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to the terms and conditions set forth in this Agreement, including Section 6.5(d) below and subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent reasonably practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

(b) Information. Subject to applicable Laws and the terms and conditions of this Agreement, including Section 6.5(d), the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including under the HSR Act and any other applicable Antitrust Law.

(c) Status. Subject to applicable Laws and the instructions of any Governmental Entity and the terms and conditions of this Agreement, including Section 6.5(d), the Company and Parent each shall keep the other apprised of the status of matters relating to approvals of any Governmental Entity of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity with respect to such approvals. Neither the Company nor Parent shall permit any of its Subsidiaries, officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(d) Antitrust Matters.

(i) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.5, each of the Company, on the one hand, and Parent, on the other hand, agree to take or cause to be taken the following actions:

(A) as soon as practicable, and in any event, no later than 15 Business Days following the date of this Agreement (assuming timely receipt of all information required from the Company or Parent, as applicable), to file the initial pre-merger notifications with respect to this Agreement and the transactions contemplated herein required under the HSR Act (which filing, including the exhibits thereto, need not be shared or otherwise disclosed to the other party except to the extent reasonably necessary to outside counsel of each party in the event of an investigation of the Merger or the other transactions contemplated by this Agreement by a Governmental Entity) for each of Parent and the Company, in each case, requesting early termination of the waiting period with respect to the Merger and to file as soon as reasonably practicable any notification or other form necessary to obtain any consents, clearances or approvals required under or in connection with any other Antitrust Law;

(B) to promptly provide to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (a “Governmental Antitrust Entity”) non-privileged information and documents requested by any such Governmental Antitrust Entity in connection with obtaining any such approval of such Governmental Antitrust Entity that is necessary, proper or advisable to permit consummation of the Merger and the other transactions contemplated hereby;

(C) to use reasonable best efforts to take, and to cause each of its Subsidiaries to take, any and all actions necessary to obtain any consents, clearances or approvals required under or in connection with any Antitrust Law, enable all waiting periods under any Antitrust Law to expire and avoid or eliminate each and every impediment under any Antitrust Law asserted by any Governmental Entity, in each case, to enable the Merger and the other transactions contemplated hereby to occur prior to the Termination Date, including promptly complying with or modifying any requests for additional information (including any second request) by any Governmental Entity; and

(D) to refrain from entering into any agreement, arrangement or other understanding to acquire any assets or properties that would prevent or materially delay receipt of any Company Required Governmental Approvals or Parent Required Governmental Approvals or prevent, materially delay or materially impede the Closing.

(ii) Notwithstanding anything to the contrary contained in this Agreement, none of Parent or its Subsidiaries or Affiliates shall be obliged to take or accept (or commit to take or accept), and neither the Company nor any Company Subsidiary shall take or accept (or commit to take or accept), without Parent’s prior consent, any action or any condition, restriction, obligation or requirement with respect to Parent, the Company, their Subsidiaries or Affiliates or their Subsidiaries or Affiliates’ assets if such action, condition, restriction, obligation or requirement, individually or in the aggregate, would reasonably be expected (A) to materially prohibit or materially restrict the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership (including with respect to voting) of the Shares to be acquired in the Merger or of the assets or business of the Company, (B) to be materially adverse to the assets or businesses, the operation of the businesses or the financial condition or results of operations, of the Parent (including, for these purposes, the Surviving Corporation and its Subsidiaries), taken as a whole, or (C) to be materially adverse to the assets or businesses, the operation of the businesses, or the financial condition or results of operations of the Surviving Corporation and its Subsidiaries, taken as a whole.

(iii) Neither the Company nor Parent will withdraw its initial filing under the HSR Act or any other Antitrust Law, as the case may be, and refile it unless the Company or Parent, as applicable, has consented in advance to such withdrawal and refiling. Nothing in this Agreement shall require Parent, the Company or their respective Affiliates to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.

6.6. Access and Reports.

(a) Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives, including financing sources, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, Contracts and records, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and its Representatives information concerning its business, properties and personnel as may reasonably be requested (including providing Parent with monthly financial reports to the extent available and prepared in the ordinary course); provided that Parent and its representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Persons designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement. No investigation pursuant to this Section 6.6 or by Parent or its Representatives at any time prior to or following the date of this Agreement shall affect or be deemed to modify any representation or warranty made by the Company herein.

(b) This Section 6.6 shall not require the Company or its Subsidiaries to permit any access, or to disclose any information that, in the reasonable, good faith judgment (after consultation with outside counsel) of the Company, is reasonably likely to result in any violation of any Law or any Contract to which the Company or its Subsidiaries is a party or cause attorney-client privilege that the Company or its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in the Company’s good faith judgment (after consultation with outside counsel) adversely affect in any material respect the Company’s position in any pending or, what the Company believes in good faith (after consultation with outside counsel) could be, future litigation; provided, that, the parties hereto shall cooperate in seeking to find a way to allow disclosure of such information to the extent doing so (A) would not (in the good faith belief of the Company (after consultation with outside counsel)) be reasonably likely to result in the violation of any such Law or Contract or be reasonably likely to cause such attorney-client privilege to be undermined with respect to such information or (B) could reasonably (in the good faith belief of the Company (after consultation with outside counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of Parent could be provided access to such information.

(c) The information provided pursuant to this Section 6.6 shall be used solely for the purpose of the Merger and the other transactions contemplated hereby, and such information shall be kept confidential by Parent and Merger Sub in accordance with, and shall otherwise abide by and be subject to the terms and conditions of, the Confidentiality Agreement.

6.7. Stock Exchange De-listing. Each of the Company and Parent shall take such actions reasonably required to cause the Company’s securities to be de-listed from the Nasdaq and de-registered under the Exchange Act as soon as practicable following the Effective Time.

6.8. Publicity. The initial press release regarding the Merger shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, unless and until a Company Adverse Recommendation Change has occurred or except in connection with a Company Adverse Recommendation Change, so long as this Agreement is in effect, the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by the fiduciary duties of the members of the Board of Directors of the Company (or the Special Committee, as applicable) or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

6.9. Employee Benefits.

(a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, employees of the Company and its Subsidiaries who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Affected Employees”) will be provided with (i) with respect to each Affected Employee, except as otherwise agreed between an Affected Employee and Parent or its Affiliates, base salary and annual cash bonus opportunities (but excluding long-term incentive opportunities and equity-based arrangements) which are no less than the base salary and annual cash bonus opportunities provided by the Company and its Subsidiaries to each such Affected Employee immediately prior to the Effective Time, (ii) with respect to Affected Employees in the aggregate, other employee benefits and perquisites that are substantially comparable in the aggregate to those benefits (excluding equity-based incentives, defined benefit pension plans and post-employment welfare benefits) provided by the Company and its Subsidiaries under a Company Plan to each such Affected Employee immediately prior to the Effective Time and (iii) severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries under a Company Plan set forth on Section 5.1(i)(i) of the Company Disclosure Letter in the ordinary course of business consistent with past practice to each such Affected Employee immediately prior to the Effective Time.

(b) Parent shall cause any employee benefit plans which the Affected Employees are entitled to participate in after the Effective Time to take into account for purposes of eligibility, vesting, level of benefits and benefit accrual (but not for benefit accrual purposes under any qualified defined benefit pension plan) thereunder, service for the Company and its Subsidiaries as if such service were with Parent, to the same extent such service was credited under a corresponding Company Plan (except to the extent it would result in a duplication of benefits with respect to the same period of service). Parent shall, and shall cause its direct and indirect Subsidiaries (including the Surviving Corporation) to (i) waive all limitations as to preexisting conditions exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Affected Employee under any welfare benefit plan in which an Affected Employee is eligible to participate on or after the Effective Time and (ii) credit each Affected Employee for any co-payments, deductibles and other out-of-pocket expenses paid prior to the Effective Time under the terms of any corresponding Company Plan in satisfying any applicable deductible, co-payment or out-of-pocket requirements for the plan year in which the Effective Time occurs under any welfare benefit plan in which the Affected Employee participates on and after the Effective Time, in each case, to the same extent that such exclusions and waiting periods were waived and such co-payments, deductibles and other expenses were credited under a corresponding Company Plan (except to the extent it would result in a duplication of benefits).

(c) Parent shall, and shall cause the Surviving Corporation and any successor thereto to honor, assume, fulfill and discharge the Company’s and its Subsidiaries’ obligations under all of the Company Plans in accordance with the terms and conditions thereof.

(d) The parties hereto acknowledge and agree that all provisions contained in this Section 6.9 are included for the sole benefit of the parties hereto and shall not create any third party beneficiary or other rights in any other Person. Nothing in this Agreement, express or implied, (i) shall constitute an amendment to any Company Plan or (ii) shall limit the ability of Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation to terminate the employment or service of any Employee (including Affected Employees) or amend or terminate any Company Plan pursuant to its terms.

6.10. Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense except expenses incurred in connection with Parent’s indemnification and reimbursement obligations pursuant to Section 6.14(b).

6.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Parent will also advance expenses as incurred to the fullest extent permitted under applicable Law upon receipt of a request therefor (accompanied by invoices or other relevant documentation), each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or its Subsidiaries or services performed by such Persons at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the Merger and the other transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party; provided, that the Person to whom Costs are advanced provides an undertaking to repay such Costs if it is ultimately determined that such Person is not entitled to indemnification.

(b) Parent shall cause the Surviving Corporation as of the Effective Time to obtain and fully pay the premium for “tail” insurance policies that are reasonably satisfactory to the Company for acts or omissions occurring prior to the Effective Time for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies for the Indemnified Parties, and (ii) the Company’s existing fiduciary liability insurance policy, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits, terms, conditions, retentions and levels of coverage that are no less favorable to the Indemnified Parties as the Company’s existing policies with respect to any matters that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate premium in excess of 600% of the annual premium currently paid by the Company for such insurance. If the Parent for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits, terms, conditions, retentions and levels of coverage that are no less favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts purchase comparable D&O Insurance for such six-year period with benefits, terms, conditions, retentions and levels of coverage that are no less favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, who are third party beneficiaries of this Section 6.11.

(e) The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation, bylaws or comparable governing documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation, bylaws or comparable governing documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

6.12. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and Parent shall each grant such approvals and take such actions as are necessary under such Takeover Statute so that such transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Law on this Agreement, the Merger and the other transactions contemplated hereby.

6.13. Parent Vote.

(a) Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of the Company by consent in lieu of a meeting).

(b) Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

6.14. Financing.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing described in the Financing Letters on the terms and conditions described therein and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Financing Letters that imposes new or additional conditions, in each case, that would reasonably be expected to (I) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing (except as set forth in any “flex” terms) unless the Equity Financing is increased by a corresponding amount), (II) delay or prevent the availability of the Financing or (III) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur (it being understood and agreed that Parent and Merger Sub may amend the Debt Commitment Letter to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement), including using reasonable best efforts (i) to maintain in effect the Financing Letters until the consummation of the transactions contemplated hereby, (ii) to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letter (or on terms no less favorable, in all material respects, to Parent and Merger Sub than the terms and conditions (including the flex provisions) in the Debt Commitment Letter), (iii) to satisfy (or obtain waivers to) on a timely basis (taking into account the expected timing of the Marketing Period) all conditions applicable to Parent or Merger Sub to funding in the Debt Commitment Letter at the Closing that are within its control and in the Equity Financing Commitment Letter and to consummate the Financing at or prior to the Closing, including using its reasonable best efforts (including through litigation pursued in good faith) to cause the lenders and the other Persons committing to fund the Financing to fund the

Financing at the Closing, (iv) to enforce its rights under the Financing Letters (including through litigation pursued in good faith) and (v) to comply with its obligations under the Financing Letters. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any breach or default by any party to any of the Financing Letters and any definitive agreements with respect thereto of which Parent or Merger Sub becomes aware, if such breach or default would result in a material delay of, or in any way limit, the availability of the Financing, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Debt Financing Source with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any of the Financing Letters and any definitive agreements with respect thereto or any material provisions of the Financing Letters and any definitive agreements with respect thereto or (2) material dispute or disagreement between or among any parties to any of the Financing Letters with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, in each case which would make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or materially delay the availability of the Debt Financing, and (z) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by any of the Financing Letters or definitive document related to the Financing. As soon as reasonably practicable, but in any event within two Business Days after the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence. Upon the occurrence of any circumstance referred to in clause (x), (y)(A) or (z) of the second preceding sentence which would make any portion of the Debt Financing unavailable, and such portion is reasonably required to fund the aggregate Per Share Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent, Merger Sub or the Surviving Corporation pursuant to this Agreement, Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on terms and conditions not materially less favorable to Parent and Merger Sub than the terms set forth in the Debt Commitment Letter as promptly as reasonably practicable following the occurrence of such event. Notwithstanding anything to the contrary contained herein, in no event shall Parent or Merger Sub be required pursuant to this Agreement to agree to pay to the lenders providing the Debt Financing any additional fees or to increase any interest rates applicable to the Debt Financing, except as expressly required pursuant to the Debt Commitment Letter in existence as of the date hereof or in any fee letter referenced therein (including any market flex terms thereof) or related thereto and Parent and Merger Sub shall not be required to consummate the Debt Financing until the final day of the Marketing Period. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing. For purposes of this Agreement, references to “Debt Financing” shall include the alternate financing as permitted by this Section 6.14(a) and “Debt Commitment Letters” shall include such documents related to the alternative financing as permitted by this Section 6.14(a).

(b) Prior to the Closing, the Company shall use its reasonable best efforts to provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent and Merger Sub in connection with arranging, obtaining and syndicating the Financing and causing the conditions in the Financing Letters to be satisfied, including using reasonable best efforts in (i) assisting with the preparation of Offering Documents and assisting in the preparation of the pro forma financial statements referred to in paragraphs 9 and 11 of the Exhibit E of the Debt Commitment Letter, (ii) preparing and furnishing to Parent, Merger Sub and the Debt Financing Sources as promptly as practicable all Required Information and all other available pertinent information and disclosures relating to the Company and its Subsidiaries (including their businesses, operations, financial projections and prospects) as may be reasonably requested by Parent to assist in preparation of the Offering Documents, and any supplements thereto, (iii) having the Company designate members of senior management of the Company to participate in a reasonable number of presentations, road shows, due diligence sessions, drafting sessions, customary meetings and sessions with ratings agencies in connection with the Financing and reasonably cooperating with the marketing efforts, including direct contact between such senior management of the Company and its Subsidiaries and Debt

Financing Sources and potential lenders and investors in the Financing, (iv) assisting Parent in obtaining any corporate credit and family ratings from any ratings agencies contemplated by the Debt Commitment Letter, including assisting Parent, Merger Sub and the Debt Financing Sources in the preparation of materials for rating agency presentations, (v) requesting the Company’s independent auditors to cooperate with Parent’s reasonable best efforts to obtain accountant’s comfort letters and consents from the Company’s independent auditors, (vi) assisting in the preparation of, and executing and delivering, definitive financing documents, including guarantee and collateral documents and other certificates and documents as may be reasonably requested by Parent, (vii) subject to any contractual agreement in effect, facilitating the pledging of collateral for the Financing (including the delivery of original share certificates, together with share powers executed in blank, with respect to the Company and each of its Subsidiaries), including taking reasonable actions necessary to permit the Debt Financing Sources to evaluate the Company’s and its Subsidiaries’ assets for the purpose of establishing collateral arrangements (including cooperation in connection with the payoff of existing Indebtedness and the release of related Liens), (viii) using commercially reasonable efforts to assist the Debt Financing Sources in benefiting from the existing lending relationships of the Company and its Subsidiaries, (ix) cooperating with Parent to the extent within the control of the Company and its Subsidiaries, and taking all organizational actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Financing, (x) executing and delivering any borrowing base certificate requested by Parent and a certificate of the chief financial officer of the Company with respect to solvency matters in the form of Annex I of Exhibit E of the Debt Commitment Letter; (xi) using reasonable best efforts to obtain surveys and title insurance at the expense of and as reasonably requested by the Purchaser on behalf of the Debt Financing Sources; (xii) subject to Section 6.6, taking all actions reasonably requested by Parent and necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s inventory, current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including conducting the commercial finance examination and inventory, equipment and real property appraisals contemplated by the Debt Commitment Letter within the time frame described therein) and (B) establish bank and other accounts and blocked account and control agreements in connection with the foregoing, (xiii) cooperating with the Debt Financing Sources requests for due diligence to the extent customary and reasonable and (xiv) at least three Business Days prior to the Effective Date, providing all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least eight Business Days prior to the Effective Date in connection with the Debt Financing that relates to applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act; provided, however, that (A) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries, (B) neither the Company nor any of its Subsidiaries shall be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Effective Time, (C) none of the Company or any of its Subsidiaries shall be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing that is not subject to the occurrence of the Effective Time, and (D) none of the boards of directors (or equivalent bodies) of the Company or any of its Subsidiary shall be required to enter into any resolutions or take similar action approving the Financing (except that concurrently with the Closing the boards (or their equivalent bodies) of Subsidiaries of the Company may sign resolutions or take similar actions that do not become effective until the Effective Time). Parent shall indemnify and hold harmless the Company, its Subsidiaries and its and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Financing (including any action taken in accordance with this Section 6.14(b) and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries provided in writing by the Company or its Subsidiaries). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or its Subsidiaries in connection with this Section 6.14(b). In connection with the foregoing, the Company will file with the SEC all Company SEC Reports for the annual and quarterly fiscal periods ending on and after May 4, 2013 as soon as practicable but in any event not later than the time period required by SEC rules and regulations. The Company hereby consents to the use of the Company’s logos in connection with the Financing in a form and manner mutually agreed with the Company; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. The Company will, upon request of Parent, use its reasonable best efforts to periodically update any Required Information (to the extent it is available) to be included in any Offering Document to be used in connection with such Financing so that Parent may ensure that such Required Information, when taken as a whole, does not contain as of the time provided, giving effect to any supplements, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading.

(c) In no event shall Parent, directly or indirectly, (i) award any agent, broker, investment banker, financial advisor or other firm or Person any financial advisory role on an exclusive basis, or (ii) engage any bank or investment bank or other potential provider of financing on an exclusive basis (or otherwise on terms that could reasonably be expected to prevent such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its Subsidiaries), in the case of clauses (i) and (ii) in connection with the Merger or the other transactions contemplated hereby.

(d) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to Closing and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any alternative financing, subject to fulfillment or waiver of the conditions set forth in Article VII.

(e) Prior to the Effective Time, the Company shall deliver to Parent a copy of a payoff letter (subject to delivery of funds as arranged by Parent), in customary form, from the Agent (as defined in the Credit Facility) under the Credit Facility, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to any borrowings under the Credit Facility as of the anticipated Effective Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount, the Credit Facility and related instruments evidencing the Credit Facility shall be terminated, and (iii) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such Borrowings shall be, upon the payment of the Payoff Amount on the Effective Date, released and terminated. The Company will use commercially reasonable efforts to take the actions set forth on Section 6.14(e) of the Company Disclosure Letter.

6.15. Confidentiality. Each of Parent and Merger Sub will hold and treat all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated November 19, 2012 among the Company and Apax Partners, L.P. (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms; provided that the execution of this Agreement by the Company shall constitute written consent by the Company pursuant to the Confidentiality Agreement to all actions by Parent, Merger Sub and their representatives permitted or contemplated by this Agreement. The Company agrees that Apax Partners, L.P. and Apax Partners LLP are express third party beneficiaries of each waiver to, or amendment of, the Confidentiality Agreement contained herein or contemplated hereby. Furthermore, the Company agrees that the Confidentiality Agreement is hereby amended to permit, subject to the terms of the Confidentiality Agreement, the inclusion of all existing or prospective equity investors, co-bidders, financing sources, outside agents and other advisors permitted under this Agreement in the term “Representative” as such term is defined therein.

6.16. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

6.17. Subsidiary Conversion. The Company agrees it shall, at the request of Parent, use its commercially reasonable efforts to convert the form of corporate entity of any of its Subsidiaries to be effective at the Closing, provided, that the Company shall not be obligated to take any actions which are not, or the effect of which are not, contingent upon the Closing.

6.18. Lease Consents. Prior to the Closing, at the request of Parent, the Company will use its commercially reasonable efforts to obtain consent under any lease or sublease to which the Company or its Subsidiaries is a party to the extent required so that no default (or right of termination) exists or arises thereunder in connection with or as a result of or following the Merger; provided that the Company or its Subsidiaries may not make any payments, or alter the terms of any such lease or sublease without obtaining the prior consent of Parent which will not be unreasonably withheld, conditioned or delayed.

6.19. Resignation of Directors. At the Closing, except as otherwise may be agreed by Parent, the Company shall deliver to Parent the resignation of all of the members of the Board of Directors of the Company who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at the Effective Time.

6.20. FIRPTA Affidavit. On or prior to the Closing, if it is legally permissible to do so, the Company shall deliver to Parent a certificate in form and substance reasonably satisfactory to the Parent, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding under Section 1445 of the Code.

ARTICLE VII

CONDITIONS

7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable Law and other than the conditions set forth in Section 7.1(a) which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting (i) the Company Requisite Vote in accordance with applicable Law and (ii) a majority of the then-outstanding Shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, the Investors, the SKM Funds or any Specified Party (the “Special Stockholder Approval” and, together with the Company Requisite Vote, the “Company Stockholder Approvals”).

(b) Regulatory Consents. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c) No Injunction. No Order (whether temporary, preliminary or permanent) by any Governmental Entity of competent jurisdiction restraining, enjoining, prohibiting or otherwise preventing consummation of the Merger shall have been issued and be continuing in effect. No Law shall have been enacted, issued, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger and shall continue to be in effect.

7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in the first and fifth sentences of Section 5.1(b) (Capital Structure) of this Agreement shall be true and correct in all respects, except for de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company contained in Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(b) (Capital Structure) (other than the first and fifth sentences thereof), Section 5.1(c)(Corporate Authority), Section 5.1(k)(Takeover Statutes; Absence of Rights Agreement) and Section 5.1(t)(Brokers) of this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representation and warranty of the Company contained in Section 5.1(g)(ii) (Absence of Certain Changes), of this Agreement shall be true and correct in all respects; (iv) all other representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iv), for such failures to be true and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (v) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that such officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (other than any obligations under Section 6.21), and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that such officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.

7.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.2 or 7.3, as the case may be, to be satisfied to excuse such party’s obligation to effect the Merger if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, including as required by and subject to Sections 6.5 and 6.14.

ARTICLE VIII

TERMINATION

8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company (acting upon the recommendation of the Special Committee) and Parent (acting through its Board of Directors).

8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company (acting upon the direction of the Special Committee) if:

(a) the Merger shall not have been consummated by November 23, 2013, whether such date is before or after the date of adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) (such date, as it may be extended pursuant to the provisions hereof, the “Termination Date”);

(b) the Stockholders Meeting shall have been held and completed (and the polls shall have been closed) and adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at such Stockholders Meeting; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a)), provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have primarily contributed to the occurrence of the failure of a condition to the consummation of the Merger.

8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company (acting upon the recommendation of the Special Committee):

(a) at any time prior to the time the Company Stockholder Approvals are obtained, in order to concurrently enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal, if (i) the Company has complied in all material respects with the requirements of Section 6.2 and (ii) the Company immediately prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5;

(b) at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall be untrue, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied, and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) the 30th day after written notice thereof is given by the Company to Parent and (ii) the Termination Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) if it is then in breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.2(a) or 7.2(b) not to be capable of being satisfied or the condition set forth in Section 7.2(c) is not satisfied; or

(c) at any time prior to the Effective Time, if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been and continue to be satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing but each of which was at the time of termination capable of being satisfied), (ii) the Company has confirmed by written notice its intention to terminate this Agreement pursuant to this Section 8.3(c) if Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement when required pursuant to Section 1.2, (iii) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days of the date the Closing should have occurred pursuant to Section 1.2 and (iv) the Company stood ready, willing and able to consummate the Merger on that date following such three Business Days and the Company shall have given Parent a written notice on or prior to such date confirming such fact.

8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent:

(a) at any time prior to when the Company Stockholder Approvals are obtained, if the Board of Directors of the Company or any committee thereof (including the Special Committee) shall have made a Company Adverse Recommendation Change; or

(b) at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall be untrue, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied, and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) the 30th day after written notice thereof is given by Parent to the Company or (ii) the Termination Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if Parent is then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.3(a) or 7.3(b) not to be capable of being satisfied.

8.5. Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that (i) subject to the limitations set forth in Section 8.5(b) and (c), no such termination shall relieve any party hereto of any liability for damages to the other party hereto resulting from any willful and material breach of this Agreement or fraud and (ii) the provisions set forth in this Section 8.5, Section 6.10, the indemnification and reimbursement obligations of Parent pursuant to Section 6.14(b), Sections 9.2 through 9.14, the Confidentiality Agreements, the Equity Financing Commitment Letter (to the extent set forth therein) and the Termination Equity Commitment Letter (to the extent set forth therein) shall survive the termination of this Agreement.

(b) In the event that:

(i) (x) this Agreement is terminated (1) before obtaining the Company Stockholder Approvals, by either Parent or the Company pursuant to Section 8.2(a) (the section relating to the Termination Date) or (2) by either Parent or the Company pursuant to Section 8.2(b) (the section relating to failure to receive the Company Stockholder Approvals) or (3) by Parent pursuant to Section 8.4(b) (the section relating to breach of representations and covenants), (y) any Person shall have made an Acquisition Proposal after the date of this Agreement but prior to such termination (and such Acquisition Proposal, if public, shall not have been publicly withdrawn prior to such termination or, with respect to a termination pursuant to Section 8.2(b), prior to the Stockholders Meeting) and (z) within 12 months of such termination the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal or consummated any Acquisition Proposal (provided that for purposes of this clause (z) the references to “20%” in subsections (B)(1) and (B)(2) of the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

(ii) this Agreement is terminated by Parent pursuant to Section 8.4(a) (the section relating to a Company Adverse Recommendation Change); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.3(a) (the section relating to termination to enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal);

then the Company shall (A) in the case of clause (i) above, concurrently with the date of the applicable event referred to in sub-clause (i)(z),, (B) in the case of clause (ii) above, no later than two Business Days after the date of such termination and (C) in the case of clause (iii) above, immediately prior to or concurrently with such termination, pay Parent or its designee (at the direction of Parent) the Termination Fee (as defined below) by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion). “Termination Fee” shall mean an amount equal to $31,359,000, except that in the event that this Agreement is terminated (1) by the Company pursuant to Section 8.3(a) in order to enter into an Alternative Acquisition Agreement with an Excluded Party prior to the Excluded Party Deadline or (2) by Parent pursuant to Section 8.4(a)(i) in connection with a Company Adverse Recommendation Change made prior to the Excluded Party Deadline on account of a Superior Proposal made by an Excluded Party, the “Termination Fee” shall mean a cash amount equal to $10,453,000. Except in the case of, or relating to, any willful and material breach by, or fraud of, the Company, in the event that Parent or its designee shall receive full payment pursuant to this Section 8.5(b) under circumstances in which the Termination Fee was payable in accordance with the terms of this Agreement, together with reimbursement of any applicable expenses pursuant to Section 8.5(d), the receipt of the applicable Termination Fee and the expenses referred to in Section 8.5(d) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.5(b) shall limit the rights of Parent and Merger Sub under Section 9.5(c). Except in the case of, or relating to, any willful and material breach by, or fraud of, the Company, the parties acknowledge and agree that in no event will the Company, its Subsidiaries or its or their respective representatives have liability for monetary damages (including monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Parent Termination Fee and the amount of the Parent Termination Fee (less any portion of the Termination Fee that has been paid) shall be the maximum aggregate liability of the Company, its Subsidiaries and its or their respective representatives.

(c) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.3(b) (the section relating to breaches of representations, warranties and covenants by Parent);

(ii) this Agreement is terminated by the Company pursuant to Section 8.3(c) (the section relating to Parent’s and Merger Sub’s failure to consummate the transactions contemplated hereby); or

(iii) this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(a) and at the time of such termination the Company would have been entitled to terminate this Agreement pursuant to clauses (i) or (ii) of this Section 8.3(c);

then Parent shall in any such event under clause (i), (ii) or (iii) of this Section 8.5(c), pay to the Company a termination fee of $62,718,000 in cash (the “Parent Termination Fee”) by wire transfer of immediately available funds no later than two Business Days after the date of such termination (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion). Notwithstanding anything to the contrary in this Agreement, in the event that the Company shall receive full payment pursuant to this Section 8.5(c) under circumstances in which the Parent Termination Fee was payable in accordance with the terms of this Agreement, together with reimbursement of any applicable expenses pursuant to Section 8.5(d), the receipt of the Parent Termination Fee together with such expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement or the Financing Letters (and the termination hereof), the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other Parent Related Party arising out of or in connection with this Agreement, the Financing Letters or the Termination Equity Commitment Letter, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination. Other than with respect to the Retained Claims (as defined below), all Actions or claims (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to (A) this Agreement, the Confidentiality Agreement, the Equity Financing Commitment Letter, and the Termination Equity Commitment Letter (B) the negotiation, execution or performance of any such agreement referred to in clause (A) (including any representation or warranty made in, in connection with, or as an inducement to, any such agreement referred to in clause (A)), (C) any breach of this Agreement and (D) any failure of the Merger or the other transactions contemplated by this Agreement to be consummated, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement. No other Parent Related Party shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any Actions or claims arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D) except for Actions or claims that the Company may assert: (i) against any Person that is party to the Confidentiality Agreement or joinder thereto under the Confidentiality Agreement or joinder thereto; (ii) against each Investor under, and solely pursuant to the terms of, such Investor’s Equity Financing Commitment Letter or Termination Equity Commitment Letter; and (iii) against Parent and Merger Sub under this Agreement (the Actions or claims in clauses (i) through (iii) of this sentence, the “Retained Claims”). Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that in no event will Parent, Merger Sub and/or the Investors have liability for monetary damages (including monetary damages in lieu of specific performance and for any failure to perform (whether willfully, intentionally, unintentionally or otherwise) in the aggregate in excess of the amount of the Parent Termination Fee (less any portion thereof that has been paid) plus any expense reimbursement pursuant to Section 6.14(b), and the amount of the Parent Termination Fee and such expense reimbursement shall be the maximum aggregate liability of Parent and Merger Sub hereunder (and of the Investors under the Equity Financing Commitment Letter and Termination Equity Commitment Letter, collectively) and in no event shall the Company (or any other Person) seek or be entitled to multiple, special or punitive damages against the Parent Related Parties, or any recovery, judgment or damages of any kind against the Parent Related Parties (other than against an Investor under the Termination Equity Commitment Letter).

(d) Each of the parties hereto acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to promptly pay the amount due pursuant to this Section 8.5, and, in order to obtain such payment, Parent or the Company, as the case may be, commences an action which results in a judgment against the other party with respect to the payment by such party set forth in this Section 8.5, such paying party shall pay the other party or parties, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 6.9 (Employee Benefits), 6.10 (Expenses), 6.11 (Indemnification; Directors’ and Officers’ Insurance) and the indemnification and reimbursement obligations of Parent pursuant to 6.14(b) (Financing) shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger.

9.2. Modification or Amendment. At any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (in the case of the Company, acting upon the direction of the Special Committee); provided that after receipt of the Company Stockholder Approvals or the adoption of this Agreement by the sole stockholder of Merger Sub, if any such amendment or waiver shall by applicable Law require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable.

9.3. Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (in the case of the Company, by the Company at the direction of the Special Committee) in whole or in part to the extent permitted by applicable Laws. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in the Chosen Courts; provided that notwithstanding anything in the foregoing to the contrary, no party hereto, nor any of its Affiliates, will bring, or support, any claim, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid, effective and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING THE DEBT FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that prior to the valid termination of this Agreement in accordance with Article VIII, (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 8.5 are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the Merger shall be subject to the requirements that (i) the Marketing Period has ended and all conditions in Section 7.1 and 7.2 were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at Closing) at the time when the Closing would have been required to occur but for the failure of the Equity Financing to be funded and continue to be satisfied and Parent and Merger Sub fail to complete the Closing by the date that Closing is required to occur pursuant to Section 1.2, (ii) the Debt Financing (including any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 6.14(a) of this Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has confirmed that if the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the Closing to occur. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other parties hereto have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity (the “Prohibited Defenses”). The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.5(c) shall not be required to provide any bond or other security in connection with any such order or injunction.

(d) For the avoidance of doubt, while a party may pursue both a grant of specific performance in accordance with Section 9.5(c) and the payment of any applicable termination fee, damages and/or expense reimbursement, as applicable, under no circumstances shall any party be permitted or entitled to receive both a grant of specific performance and any such payments.

9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

If to Parent or Merger Sub:

In care of:

Apax Partners, L.P.,

601 Lexington Avenue, 53rd Floor.

New York, NY 10022

Attention:	John Megrue
Alex Pellegrini
fax:	(646) 349-3306

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Ryerson Symons
fax:	(212) 455-2502

If to the Company:

rue21, inc.

800 Commonwealth Drive,

Warrendale, PA 15086

Attention:	Stacy Siegal, Senior Vice President, General Counsel and Chief
Administrative Officer
fax:	(724) 776-9852

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	David Fox
David Feirstein
fax:	(212) 446-4900

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

9.7. Entire Agreement. This Agreement (including any schedules and exhibits hereto), the Support Agreements, the Equity Financing Commitment Letters, the Termination Equity Commitment Letter, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8. No Third Party Beneficiaries. Except (i) as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), (ii) with respect to the indemnification and reimbursement obligations of Parent pursuant to

Section 6.14(b) (Financing), (iii) the rights of the Parent Related Parties set forth in Section 8.5(c) and (d) and the rights of the Debt Financing Sources in Section 9.5(a) and 9.5(b) and (iv) with respect to stockholders (including holders of any Equity Interests) of the Company after the Effective Time, for the provisions set forth in Article IV, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent, the Surviving Corporation, or its Subsidiaries, as applicable.

9.11. Definitions. Each of the terms set forth in Annex A is defined as set forth therein or as in the Section of this Agreement corresponding to such term.

9.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Notwithstanding the foregoing, the parties intend that the provisions of Article VIII, including the remedies, and limitations thereon, be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a party’s rights hereunder or increases a party’s liability or obligations hereunder or under the Equity Financing Commitments.

9.13. Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective disclosure letter (each, a “Disclosure Letter”) in a section thereof that corresponds to the section of this Agreement to which it relates. The mere inclusion of any item in any section or subsection of any party’s Disclosure Letter as an exception to any representation or warranty or otherwise shall not be deemed to constitute an admission by the applicable party, or to otherwise imply, that any such item has had or would reasonably be expected to have a Company Material Adverse Effect or otherwise represents an exception or material fact, event or circumstance for the purposes of this Agreement, or that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement. Matters disclosed in any section or subsection of a party’s Disclosure Letter are not necessarily limited to matters that are required by this Agreement to be disclosed therein. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by this Agreement, and disclosure of such additional matters shall not affect, directly or indirectly, the interpretation of this Agreement or the scope of the disclosure obligations hereunder. Headings inserted in the sections or subsections of any party’s Disclosure Letter are for convenience of reference only and shall not have the effect of amending or changing the express terms of the sections or subsections as set forth in this Agreement.

9.14. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto (in the case of the Company, acting through the Special Committee). Any purported assignment in violation of this Agreement is void.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

RUE21, INC.

By	/s/ Robert N. Fisch
Name: Robert N. Fisch
Title: President, Chief Executive Officer and Chairman of the Board

RHODES HOLDCO, INC.

By	/s/ Alex Pellegrini
Name: Alex Pellegrini
Title: Vice President

RHODES MERGER SUB, INC.

By	/s/ Alex Pellegrini
Name: Alex Pellegrini
Title: Vice President

ANNEX A

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified in this Annex A.

“2003 Stock Incentive Plan” has the meaning set forth in Section 5.1(b).

“2009 Stock Incentive Plan” has the meaning set forth in Section 5.1(b).

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.2(a)(i).

“Acquisition Proposal” means (A) any bona fide proposal or offer with respect to a merger, consolidation, business combination, recapitalization, reorganization or similar transaction involving the Company and/or any of its Subsidiaries or (B) any acquisition by any Person, or proposal or offer to acquire by tender offer, share exchange, stock or asset purchase or in any other manner, which, in each case with respect to clauses (A) and (B), if consummated would result in any Person or group of Persons becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, (1) 20% or more of the total voting power or of any class of equity securities of the Company or (2) 20% or more of the consolidated net income, consolidated net revenue or fair market value of the total assets (including equity securities of its Subsidiaries) of the Company, in each case, other than the transactions contemplated by this Agreement.

“Actions” has the meaning set forth in Section 5.1(h)(i).

“Affected Employees” has the meaning set forth in Section 6.9(a).

“Affiliate” means, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act and, for the avoidance of doubt, with respect to Parent, Merger Sub and the Investors shall exclude the SKM Funds.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.2(b).

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Date” has the meaning set forth in Section 5.1(f)(i).

“Bankruptcy and Equity Exception” means any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or other day on which banks are required or authorized to close in the City of New York.

“Bylaws” has the meaning set forth in Section 2.2.

“Certificate” has the meaning set forth in Section 4.1(a).

“Charter” has the meaning set forth in Section 2.1.

“Chosen Courts” has the meaning set forth in Section 9.5(a).

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“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 4.2(h).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Adverse Recommendation Change” has the meaning set forth in Section 6.2(d).

“Company Disclosure Letter” has the meaning set forth in Section 5.1.

“Company DSUs” has the meaning set forth in Section 5.1(b).

“Company Financial Statements” has the meaning set forth in Section 5.1(f)(v).

“Company Insurance Policies” has the meaning set forth in Section 5.1(p).

“Company Material Adverse Effect” means an event, change, state of facts, effect or occurrence that, individually or in the aggregate, (i) would have or would reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole or (ii) prevents or materially impedes, or would reasonably be expected to prevent or materially impede, the Company’s ability to consummate the Merger; provided, however, that none of the following, and no event, change, state of facts, effect or occurrence to the extent arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (A) events, changes, state of facts, effects or occurrences in or generally affecting (1) the economy, credit, financial or capital markets, or regulatory, legislative or political conditions in the United States or elsewhere in the world, including changes in interest and exchange rates or (2) the industries in which the Company and its Subsidiaries operate; (B) changes or prospective changes in GAAP or Law or in the interpretation or enforcement thereof on or after the date hereof; (C) any geopolitical conditions, act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any epidemics, pandemics, earthquakes, hurricanes, tornadoes or any other natural disasters (whether or not caused by any Person or any force majeure event); (D) the execution, announcement, existence of, or compliance with, this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators (provided, that the exceptions in this clause (D) shall not be deemed to apply to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 5.1(e)(ii)(B)); (E) any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated by this Agreement; (F) any decline in the market price, or change in trading volume, of the Shares (provided that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect, state of facts, circumstance or development underlying such decline has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect); (G) any change in the credit ratings of the Company or any of its Subsidiaries (provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in or contributed to a Company Material Adverse Effect); (H) any actions required to be taken by the Company or any of its Subsidiaries pursuant to this Agreement to obtain approval or consent from any Governmental Entity in connection with the consummation of the Merger; and (I) any failure by the Company to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position (provided that the exception in this clause (I) shall not prevent or otherwise affect a determination that any change, effect, state of facts, circumstance or development underlying such failure has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect) and (J) any action taken by the Company or the Company’s Subsidiaries that

A-A-2

is required by this Agreement or taken at the request or with the consent of Parent or Merger Sub, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement; except in the case of clauses (A), (B) and (C) above to the extent (but only to such extent) such events, changes, effects, state of facts or occurrences have a materially disproportionate adverse impact on the business, financial conditions or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case the incremental disproportionate adverse impact of such events, changes, effects, states of fact or occurrences on the Company and its Subsidiaries relative to other similarly situated participants in the industries in which the Company and its Subsidiaries operate shall be taken into account for purposes of determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur).

“Company Material Contract” has the meaning set forth in Section 5.1(r).

“Company Plans” has the meaning set forth in Section 5.1(i)(i).

“Company PSUs” has the meaning set forth in Section 5.1(b).

“Company Recommendation” has the meaning set forth in Section 5.1(c)(ii).

“Company Related Parties” means the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates.

“Company Required Governmental Approvals” has the meaning set forth in Section 5.1(e)(i).

“Company Requisite Vote” has the meaning set forth in Section 5.1(c)(i).

“Company RSUs” has the meaning set forth in Section 5.1(b).

“Company SEC Reports” has the meaning set forth in Section 5.1(f)(i).

“Company Stockholder Approvals” has the meaning set forth in Section 7.1(a).

“Company Stock Options” has the meaning set forth in Section 5.1(b).

“Confidentiality Agreement” has the meaning set forth in Section 6.15.

“Constituent Corporations” has the meaning set forth in the Preamble to this Agreement.

“Contract” means any agreement, purchase order, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (whether written or oral).

“Costs” has the meaning set forth in Section 6.11(a).

“Debt Commitment Letter” has the meaning set forth in Section 5.2(e)(i).

“Debt Financing” has the meaning set forth in Section 5.2(e)(i).

“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Commitment Letter and any joinder agreements or credit agreements (including the definitive agreements executed in connection with the Debt Commitment Letter) relating thereto and any arrangers, administrative agents, collateral agents or trustees part of the Debt Financing, and the respective Affiliates, managers, members, directors, agents, officers and employees of the foregoing.

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“D&O Insurance” has the meaning set forth in Section 6.11(b).

“DGCL” has the meaning set forth in Section 1.1.

“Delaware Certificate of Merger” has the meaning set forth in Section 1.3.

“Disclosure Letter” has the meaning set forth in Section 9.13(c).

“Dissenting Shares” has the meaning set forth in Section 4.1(a).

“Dissenting Stockholders” has the meaning set forth in Section 4.1(a).

“DTC” has the meaning set forth in Section 4.2(c).

“DTC Payment” has the meaning set forth in Section 4.2(c).

“Effective Time” has the meaning set forth in Section 1.3.

“Environmental Law” means any Law concerning the protection of the environment (including air, surface water and groundwater), natural resources or human health or safety (with respect to the exposure to any Hazardous Materials) or the use, storage, recycling, treatment, generation, transportation, processing, handling, release or disposal of any Hazardous Material.

“Equity Financing” has the meaning set forth in Section 5.2(e)(i).

“Equity Financing Commitment Letter” has the meaning set forth in Section 5.2(e)(i).

“Equity Interests” has the meaning set forth in Section 6.1(a)(v).

“Equity Provider” has the meaning set forth in Section 5.2(e)(i).

“ERISA” has the meaning set forth in Section 5.1(i)(i).

“ERISA Affiliate” has the meaning set forth in Section 5.1(i)(i).

“Exchange Act” has the meaning set forth in Section 5.1(e)(i).

“Exchange Fund” has the meaning set forth in Section 4.2(a).

“Excluded Party” means any Person, group of Persons or group that includes any Person or group of Persons, from whom the Company has received during the Go-Shop Period a written Acquisition Proposal that the Special Committee determines in good faith (after consultation with its outside legal counsel and a financial advisor), prior to the No-Shop Period Start Date, constitutes, or would reasonably be expected to result in, a Superior Proposal; provided that any such Person or group of persons shall cease to be an Excluded Party when the ultimate equityholder(s) of such person and the other persons who were members of such group, if any, as of the No-Shop Period Start Date, cease to provide (directly or indirectly) in the aggregate at least 25% of the equity financing (measured by voting power and value) of such person or group at any time following the No-Shop Period Start Date.

“Excluded Party Deadline” has the meaning set forth in Section 6.2(c).

“Excluded Shares” has the meaning set forth in Section 4.1(a).

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“Financial Advisor” has the meaning set forth in Section 5.1(d).

“Financing” has the meaning set forth in Section 5.2(e)(i).

“Financing Letters” has the meaning set forth in Section 5.2(e)(i).

“GAAP” has the meaning set forth in Section 5.1(f)(ii).

“Go-Shop Period” has the meaning set forth in Section 6.2(a).

“Governmental Antitrust Entity” has the meaning set forth in Section 6.5(d)(i)(B).

“Governmental Entity” has the meaning set forth in Section 5.1(e)(i).

“Hazardous Materials” means all hazardous, dangerous or toxic wastes, pollutants, contaminants and all other hazardous, dangerous or toxic materials or substances, including petroleum and petroleum products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, urea-formaldehyde insulation or radon.

“HSR Act” has the meaning set forth in Section 5.1(e)(i).

“Indebtedness” of any Person means, as of any specified time, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments for the payment of which such Person is responsible or liable, (c) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances or similar credit transactions, (d) all obligations under capital leases to the extent required to be capitalized under GAAP; (e) all items constituting indebtedness as determined in accordance with GAAP, (f) all obligations of such Person guaranteeing any obligations of any other Person of the type described in the foregoing clauses (a), (b), (c), (d) and (e); and (g) all obligations for accrued but unpaid interest and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (a) through (f) above.

“Indemnified Parties” has the meaning set forth in Section 6.11(a).

“Intellectual Property” means all intellectual property and proprietary rights, including (a) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and all goodwill associated therewith and symbolized thereby, (b) patents, patent applications, registrations, continuations, continuations-in-part, divisions, renewals, extensions and reissues, (c) trade secrets, know-how and similar confidential information protected by the Uniform Trade Secrets Act or similar legislation, (d) works of authorship and the copyrights therein and thereto, the registrations and applications therefor, and renewals, extensions, restorations and reversions thereof, (e) Internet domain names and social media identifiers, and (f) all applications and registrations for the foregoing, including all renewals of same.

“Intervening Event” has the meaning set forth in Section 6.2(e).

“Investors” has the meaning set forth in the Recitals to this Agreement.

“IRS” means the Internal Revenue Service.

“Knowledge” means (A) when referring to the Knowledge of the Company or any of its Subsidiaries, the actual Knowledge of the Company officers listed on Annex A of the Company Disclosure Letter, as of the date hereof following reasonable inquiry and (B) when referring to the Knowledge of Parent, the actual Knowledge of the Persons listed on Annex A of the Parent Disclosure Letter as of the date hereof following reasonable inquiry.

A-A-5

“Law” or “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, or promulgated by any Governmental Entity and any judicial interpretation thereof.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

“Marketing Period” means the first period of twenty (20) consecutive Business Days (provided that (x) July 5, 2013 shall not be considered a Business Day for purposes of this definition and (y) if the Marketing Period has not been completed on or prior to August 16, 2013, the Marketing Period shall commence no earlier than September 3, 2013) after the date of this Agreement beginning on the first day on which (a) Parent shall have the Required Information; provided, that if the Company shall in good faith reasonably believe that it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with such obligation to provide the Required Information on the date specified in the notice (which date shall not be earlier than the date of such notice) unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information (or Parent cannot confirm whether the Company has completed the delivery of the Required Information) and not later than 5:00 p.m. (Eastern Time) eight Business Days following the date of delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating, to the extent reasonably practicable, which Required Information the Company has not delivered), and (b) the conditions set forth in Section 7.1 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided, further that the Marketing Period shall not be deemed to have commenced if (A) after the date of this Agreement and prior to the completion of the Marketing Period, (I) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by Ernst & Young LLP or another independent accounting firm reasonably acceptable to Parent, (II) the financial statements included in the Required Information that is available to Parent on the first day of any such 20 consecutive Business Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 20 consecutive Business Day period to permit a registration statement on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such 20 Consecutive Business Day period, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such new 20 consecutive Business Day period or (III) the Company shall have announced (x) any intention to restate any historical financial statements of the Company included in the Required Information or (y) that any such restatement is under consideration or may be a reasonable possibility, in which cases the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded no such restatement shall be required, provided that the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Debt Financing are obtained. Notwithstanding the foregoing, the “Marketing Period” shall not commence and shall be deemed not to have commenced (A) prior to (i) the No-Shop Period Start Date or (ii), if there is an Excluded Party, the Excluded Party Deadline or (B) prior to the mailing of the Proxy Statement.

“Material Company Intellectual Property” has the meaning set forth in Section 5.1(o)(i).

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Sub” has the meaning set forth in the Preamble to this Agreement.

“Nasdaq” has the meaning set forth in Section 5.1(e)(i).

A-A-6

“No-Shop Period Start Date” has the meaning set forth in Section 6.2(b).

“Offering Documents” means offering and syndication documents and materials, including prospectuses, private placement memoranda, information memoranda and packages, lender and investor presentations, rating agency materials and presentations, and similar documents and materials, in connection with the Financing, and providing reasonable and customary authorization letters to the Financing sources authorizing the distribution of information to prospective lenders and containing customary information.

“Order” means any order, judgment, injunction, award, decree or writ adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

“Parent” has the meaning set forth in the Preamble to this Agreement.

“Parent Disclosure Letter” has the meaning set forth in Section 5.2.

“Parent Material Adverse Effect” means an event, change, state of facts, effect or occurrence that would be reasonably likely to prevent, materially delay or materially impede Parent’s ability to consummate the Merger.

“Parent Related Parties” means Parent, Merger Sub, the Investors, the Debt Financing Sources or any other financing source of Parent, and any of their respective former, current or future, direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, affiliated or commonly advised funds, members, managers, general or limited partners, attorneys, advisors or other Representatives, or any of their respective successors or assigns or any of the former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, affiliated or commonly advised funds, members, managers, general or limited partners, attorneys, advisors or other Representatives or successors or assignees of any of the foregoing.

“Parent Required Governmental Approvals” has the meaning set forth in Section 5.2(c)(i).

“Parent Termination Fee” has the meaning set forth in Section 8.5(c).

“Paying Agent” has the meaning set forth in Section 4.2(a).

“Per Share Merger Consideration” has the meaning set forth in Section 4.1(a).

“Permit” means any authorizations, licenses, franchises, consents, certificates, registrations, approvals or other permits of any Governmental Entity.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Shares” has the meaning set forth in Section 5.1(b).

“Prohibited Defenses” has the meaning set forth in Section 9.5(c).

“Proxy Statement” has the meaning set forth in Section 5.1(e)(i).

“Record Holder of Shares” has the meaning set forth in Section 4.2(b).

“Representatives” has the meaning set forth in Section 6.2(a).

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“Required Information” means all customary financial and other pertinent information regarding the Company and its Subsidiaries that is required under paragraphs 9, 10 and 11 of Exhibit E of the Debt Commitment Letter (as in effect on the date of this Agreement), including (i) financial statements prepared in accordance with GAAP, audit reports, and other financial information and financial data, pro forma financial statements and other data and information regarding the Company and its Subsidiaries of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1, Form S-3 or Form S-4 (or any successor forms thereto) under the Securities Act, and of the type and form, and for the periods, in each case, customarily included in Offering Documents used to syndicate credit facilities of the type to be included in the Financing and in Offering Documents used in private placements of debt securities under Rule 144A of the Securities Act, to consummate the offerings or placements of any debt securities, in each case assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made and (ii) all other data that would be necessary for the underwriter or initial purchaser of an offering of such securities receive customary “comfort” from independent accountants in connection with such an offering which such auditors prepared to provide upon completion of customary procedures, in each case as specified in the Debt Commitment Letters.

“Revolving Credit Facility” has the meaning set forth in Section 6.1(a)(ix).

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.1(f)(i).

“Schedule 13E-3” has the meaning set forth in Section 5.1(e)(i).

“SEC” has the meaning set forth in Section 5.1(e)(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Share” or “Shares” has the meaning set forth in Section 4.1(a).

“SKM Funds” means SKM Equity Fund II, L.P. and SKM Investment Fund II.

“Special Committee” has the meaning set forth in the Recitals to this Agreement.

“Special Stockholder Approval” has the meaning set forth in Section 7.1(a).

“Specified Party” means any executive officer or director of the Company who, prior to the date of the Stockholders Meeting, has entered into any Contract with Parent or any of its Affiliates providing for the consideration to be received by such executive officer or director in the Merger to be different from that paid to other holders of Shares pursuant to the terms of this Agreement.

“Solvent” means that, with respect to any Person, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or any other available resources or a combination thereof, to meet its obligations as they become due.

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“Stock Plans” has the meaning set forth in Section 5.1(b).

“Stockholders Meeting” has the meaning set forth in Section 6.3(a).

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means an Acquisition Proposal (with the percentages set forth in the definition of such term in subsections (B )(1) and (B)(2) thereof changed from 20% to 50%) that the Special Committee has determined in its good faith judgment, after consultation with independent financial advisors and outside legal counsel, (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the financing terms thereof) and regulatory aspects of the proposal and the person making the proposal and (B) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement after taking into account such factors (including timing, likelihood of consummation, legal, financial, regulatory and other aspects of the offer, including the financing terms thereof but, for the sake of clarity, not taking into account the fact that such Acquisition Proposal may be subject to a lower threshold for stockholder approval than the Merger), and the person making the offer and after giving effect to all of the adjustments which may be offered in writing by Parent and Merger Sub pursuant to Section 6.2(d) deemed relevant by the Special Committee.

“Suppliers” has the meaning set forth in the Section 5.1(s).

“Support Agreements” has the meaning set forth in the Recitals to this Agreement.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Statute” has the meaning set forth in Section 5.1(k)(i).

“Tax” or “Taxes” means taxes, customs, duties, governmental fees or other like assessments or charges of any kind whatsoever, including federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, stamp, payroll, sales, use, employment, property, withholding, excise, production, value added, and similar taxes, together with all interest, penalties and additions imposed with respect thereto.

“Tax Return” means returns, declarations, reports or similar statements required to be filed with a Tax authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” has the meaning set forth in Section 8.2(a).

“Termination Equity Commitment Letter” has the meaning set forth in the recitals.

“Termination Fee” has the meaning set forth in Section 8.5(b).

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EXHIBIT A

EXHIBIT A

SURVIVING CORPORATION CHARTER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

rue21, inc.

ARTICLE FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is rue21, inc.

ARTICLE SECOND: The name and address of the registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”), as from time to time amended.

ARTICLE FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 (ONE THOUSAND), all of which shares shall be Common Stock having a par value per share of $0.01.

ARTICLE FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

ARTICLE SIXTH: (a) To the fullest extent permitted by the General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of Section (a) of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification with respect to any act, omission or other matter occurring prior to such repeal or modification.

(c) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an

A-Ex. A-1

“indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section (d) of this Article SIXTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (c) of this Article SIXTH shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that, if and to the extent that the General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section (c) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

(d) Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section (c) of this Article SIXTH shall be made promptly, and in any event within forty five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article SIXTH is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this Article SIXTH shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section (c) of this Article SIXTH, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section (c) of this Article SIXTH shall be the same procedure set forth in this Section (d) for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

A-Ex. A-2

(e) Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

(f) Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article SIXTH) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(g) Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article SIXTH in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article SIXTH shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(h) Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by law, agreement, vote of stockholders or disinterested Directors or otherwise.

(i) Merger or Consolidation. For purposes of this Article SIXTH, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article SIXTH with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

A-Ex. A-3

EXHIBIT B

SURVIVING CORPORATION BYLAWS

AMENDED AND RESTATED

BYLAWS

of

RUE21, INC.

(hereinafter, the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3. Notice. Except as otherwise provided by law, notice of an annual meeting or special meeting stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation either personally or by mail or by other lawful means not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

A-Ex. B-1

Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

Section 6. Action by Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that consents given by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of four directors. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or by the stockholders. The directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders. A director may be removed with or without cause by the stockholders.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, written, facsimile or other electronic means of notice of each special meeting of the Board of Directors shall be sent to each director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these bylaws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

A-Ex. B-2

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

GENERAL PROVISIONS

Section 1. Notices. Except as otherwise provided herein, whenever any statute, the Certificate of Incorporation or these bylaws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may also be given personally or by telegram, telecopier, telephone or other means of electronic transmission. Whenever any notice is required by law, the Certificate of Incorporation or these bylaws, to be given to any director or stockholder, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VI

AMENDMENTS

Section 1. Amendments. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, by the majority vote of the entire Board of Directors.

Section 2. Entire Board of Directors. As used in this Article VI and in these bylaws generally, the term “entire Board of Directors” means the total number of the directors which the Corporation would have if there were no vacancies or newly created directorships.

A-Ex. B-3

ANNEX B

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT dated as of May 23, 2013 (this “Agreement”), is by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), rue21, inc., a Delaware corporation (the “Company”) and, solely for purposes of Sections 1(a) hereof, and, to the extent applicable, Section 9 hereof, Rhodes Holdco, Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Stockholders beneficially own an aggregate of 7,091,918 shares of common stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Rhodes Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof, and as may be modified or amended from time to time (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholders are willing, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1. Voting of Subject Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares:

(a) (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof, (ii) in favor of any proposal to adjourn or postpone such stockholders meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, and (iii) against any other action or agreement that is not recommended by the Board of Directors of the Company (acting upon the recommendation of Special Committee) and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement (it being agreed that this clause (a) may be enforced by Parent); and

(b) in the event that the Merger Agreement is terminated in accordance with Section 8.3(a) thereof in order to concurrently enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal which provides for cash consideration of no less than $42.00 per share, in favor of the adoption of such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby if recommended to the stockholders by the Board of Directors of the Company (acting upon the recommendation of the Special Committee) in the same proportion as the number of Shares owned by Unaffiliated Stockholders (as defined below) that are voted in favor of the adoption of such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby bears to the total number of Shares voted by Unaffiliated Stockholders and, in favor of any other matter with respect to such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby that is submitted for a vote of the stockholders of the Company, if recommended by the Board of Directors of the Company (acting upon the recommendation of the Special Committee), in the same proportion as the number of Shares owned by Unaffiliated Stockholders that are voted in favor of such matter bears to the total number of Shares voted by Unaffiliated Stockholders; provided that, in each case, in lieu of voting in such proportion, each Stockholder may, in his or its sole discretion, vote or cause to be voted all (or an amount between such proportion and all) of the Subject Shares that such Stockholder is entitled to vote in favor of any matter referred to in this Section 1(b).

(c) “Unaffiliated Stockholders” means holders of Shares other than Parent, Merger Sub, the Stockholders (or their Permitted Transferees), any Specified Party or any other Person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary. The Company shall timely provide to each Stockholder reasonably sufficient information to confirm the manner in which the Shares shall be, or have been, voted at any stockholder meeting pursuant to Sections 1(a) and (b); and the Stockholders obligations thereunder shall be contingent upon the timely provision of such information by the Company to the Stockholders. For the avoidance of doubt, each Stockholder shall be deemed to have fulfilled its obligations in full under Section 1(b) and Section 2 with respect to any votes or acceptances of offers required of the Stockholder thereunder in the event that the proportion of Subject Shares voted, tendered or exchanged by the Stockholder, as applicable, corresponds to (or exceeds) the proportion indicated by the information made available by the Company to the Stockholder prior to the applicable voting or tender period expiring.

SECTION 2. Tendering of Shares.

In the event that the Merger Agreement is terminated in accordance with Section 8.3(a) thereof in order to concurrently enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal that is structured as a tender offer and which provides for cash consideration of no less than $42.00 per share, the Stockholders shall (i) accept such offer in the same proportion as the number of Shares owned by Unaffiliated Stockholders that are tendered or exchanged bears to the total number of Shares owned by Unaffiliated Stockholders and tender or exchange, as applicable, such proportion of the Subject Shares pursuant to such offer, provided that in lieu of tendering in such proportion, each Stockholder may, in his or its sole discretion, tender or exchange or cause to be tendered or exchanged all or a greater proportion of its Subject Shares, and (ii) not withdraw any Subject Shares tendered pursuant to such offer (unless recommended to do so by the Board of Directors of the Company (acting upon the recommendation of the Special Committee) in which case it may so withdraw such Subject Shares). The Company shall timely provide to each Stockholder sufficient information to confirm the manner in which the Shares shall be, or have been, tendered in any tender or exchange offer pursuant to this Section 2; and the Stockholders obligations under this Section 2 shall be contingent upon the timely provision of such information by the Company to the Stockholders.

SECTION 3. Transfer of Shares.

Except as specifically contemplated by this Agreement, each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (a) sell, assign, transfer, tender, pledge, encumber or otherwise dispose of or consent to any of the foregoing (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, (b) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to any Transfer of any Subject Shares; provided, that, notwithstanding anything to the contrary set forth herein, any Stockholder may Transfer Subject Shares to any other Stockholder or to a controlled Affiliate of any other Stockholder so long as such controlled Affiliate (a “Permitted Transferee”) agrees to be bound by the terms of this Agreement as a Stockholder with respect to such Subject Shares. Nothing herein shall restrict or otherwise limit the encumbrance or pledge of Subject Shares pursuant to margin and/or other pledge arrangements, provided that with respect to any margin or pledge arrangement, the voting rights of the relevant Subject Shares shall be subject to Section 1 hereof.

SECTION 4. Acquisition Proposals.

(a) If any Stockholder receives any inquiry or proposal that constitutes an Acquisition Proposal, such Stockholder shall promptly inform the Company of such inquiry or proposal and the details thereof.

(b) Each Stockholder shall keep confidential from Apax Partners, L.P. and its Affiliates (excluding, for the avoidance of doubt, the SKM Funds, Saunders Karp & Megrue Partners, LLC and Persons controlled by Saunders Karp & Megrue Partners, LLC) (collectively “Apax”) the specific terms and conditions of any Acquisition Proposal made by a Person other than Apax or by a group of Persons of which Apax is not a member.

SECTION 5. Additional Covenants of the Stockholders.

(a) Waiver of Appraisal Rights. Each Stockholder hereby waives, to the fullest extent permitted by Law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise, with respect to any and all Subject Shares held by the Stockholders of record or beneficially owned, in connection with (i) the Merger (unless the Board of Directors of the Company (upon the recommendation of the Special Committee) has effected a Company Adverse Recommendation Change that has not been rescinded or withdrawn), or (ii) any merger in connection with an Alternative Acquisition Agreement that constitutes a Superior Proposal and which provides for cash consideration of no less than $42.00 per share (unless the Board of Directors of the Company (acting upon the recommendation of the Special Committee) has recommended against the adoption of such Alternative Acquisition Agreement or the transactions contemplated thereby and such recommendation has not been rescinded or withdrawn).

SECTION 6. Representations and Warranties of the Stockholders.

Each Stockholder, severally and not jointly and severally, and solely as to itself, represents and warrants to the Company with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:

(a) Number of Shares. Such Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth, adjacent to the name of such Stockholder, the number of Subject Shares of which such Stockholder is the beneficial owner (it being understood and agreed that the beneficial ownership shall not include any rights with respect to derivatives, swaps or other arrangements) and that such Stockholder has continuously owned such Shares for at least three years prior to the date hereof. Such Stockholder represents, warrants and agrees that, as of the date hereof, those Subject Shares on Schedule I constitute all of the Subject Shares of which such Stockholder has the power to vote or direct the vote.

(b) Power, Binding Agreement. Such Stockholder is a limited partnership or general partnership, as applicable, duly formed, under the Laws of its state of formation and has full limited partnership or general partnership, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the appropriate governing body of such Stockholder, and, no other limited partnership or general partnership, as applicable, proceedings on the part of such Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby. Such Stockholder has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(c) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(d) Litigation. As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

SECTION 7. Representations and Warranties of the Company.

The Company represents and warrants to the Stockholders as follows:

(a) Power, Binding Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (acting upon the recommendation of the Special Committee), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

SECTION 8. Termination.

This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, except in the event that the Merger Agreement is terminated pursuant to Section 8.3(a) thereof and the Company concurrently enters into an Alternative Acquisition Agreement that constitutes a Superior Proposal that provides for cash consideration of no less than $42.00 per share, and (c) in the event that the Merger Agreement is terminated pursuant to Section 8.3(a) thereof and the Company concurrently enters into an Alternative Acquisition Agreement that constitutes a Superior Proposal that provides for cash consideration of no less than $42.00 per share, upon the earlier of (A) the effective time or consummation of any merger of the Company provided for in connection with such Alternative Acquisition Agreement, or if there is no provision for such a merger, the closing of the transactions contemplated thereby and (B) the termination of such Alternative Acquisition Agreement in accordance with its terms.

SECTION 9. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

(b) Modification or Amendment. The parties hereto may only modify or amend this Agreement by written agreement of each of the parties hereto.

(c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(d) Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(i) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by Law shall be valid, effective and sufficient service thereof.

(ii) EACH OF THE COMPANY AND EACH STOCKHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(d).

(iii) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the valid termination of this Agreement in accordance with Section 8, (a) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Stockholders would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other parties hereto have an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9(d)(iii) shall not be required to provide any bond or other security in connection with any such order or injunction.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

(f) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier::

If to a Stockholder to:

c/o KarpReilly, LLC

104 Field Point Road

Greenwich, CT 06830

Attention: Allan Karp & Chris Reilly

Facsimile: 203-504-9912

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Daniel S. Evans
Facsimile:	617-235-0028
Email:	daniel.evans@ropesgray.com

If to Company to:

rue21, inc.
800 Commonwealth Drive,
Warrendale, PA 15086
Attention:	Stacy Siegal, Senior Vice President, General Counsel and Chief
Administrative Officer
Facsimile:	(724) 776-9852
Email:	ssiegal@rue21.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	David Fox
David Feirstein
Facsimile:	212-446-6460
Email:	david.fox@kirkland.com
david.feirstein@kirkland.com

If to Parent to:

Apax Partners, L.P.,
601 Lexington Avenue, 53rd Floor.
New York, NY
Attention:	John Megrue
Alex Pellegrini
Facsimile:	(646) 349-3306

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Ryerson Symons
Facsimile:	(212) 455-2502
Email: rsymons@stblaw.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by a reputable nationwide overnight courier service.

(g) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Except in connection with any Transfer permitted by Section 3 hereof, no party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto (in the case of the Company, acting through the Special Committee). Any purported assignment in violation of this Agreement is void.

(i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

[remainder of page left blank intentionally]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed individually or by its respective duly authorized officer as of the day and year first above written.

SKM EQUITY FUND II, L.P.

By:	SKM Partners, L.P. its General Partner

By:	Saunders Karp & Megrue Partners, LLC its General Partner

By:	/s/ Christopher K. Reilly
Name: Christopher K. Reilly Title: Authorized Signatory

SKM INVESTMENT FUND II

By:	Saunders Karp & Megrue Partners, LLC its Managing Partner

By:	/s/ Christopher K. Reilly
Name: Christopher K. Reilly Title: Authorized Signatory

RUE21, INC.

By:	/s/ Robert N. Fisch
Name: Robert N. Fisch Title: President, Chief Executive Officer and Chairman of the Board

RHODES HOLDCO, INC. (solely for purposes of Sections 1(a) hereof, and, to the extent applicable, Section 9 hereof)

By:	/s/ Alex Pellegrini
Name: Alex Pellegrini Title: Vice President

[Signature Page to Support Agreement]

SCHEDULE I

Stockholder Name	Number of Subject Shares of Common Stock
SKM Equity Fund II, L.P.	6,952,861
SKM Investment Fund II	139,057
Total	7,091,918

ANNEX C

[Letterhead of Perella Weinberg Partners]

May 22, 2013

Members of the Special Committee of the Board of Directors

rue21, inc.

800 Commonwealth Drive

Warrendale, Pennsylvania 15086

Members of the Special Committee of the Board of Directors:

We understand that rue21, inc., a Delaware corporation (the “Company”), is considering a transaction whereby Rhodes Holdco, Inc., a Delaware corporation (“Parent”), will effect a merger involving the Company. Pursuant to a proposed Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Parent, Rhodes Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, (a) Merger Sub will merge with and into the Company (the “Merger”) as a result of which the Company will become a wholly owned subsidiary of Parent, and (b) each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (collectively, the “Parent Group”) and shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, (ii) shares as otherwise agreed to in writing before the consummation of the Merger between Parent or its Affiliates and the holder of such Shares and (iii) shares owned by stockholders who are entitled to and properly demand appraisal of such shares in accordance with applicable law, will be converted into the right to receive $42.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness from a financial point of view to the holders of the Company Common Stock (other than the Parent Group and SKM Equity Fund II, L.P. and SKM Investment Fund II (together, the “SKM Funds”)), of the Merger Consideration to be received by such holders in the proposed Merger.

For purposes of the opinion set forth herein, we have, among other things:

1. reviewed certain publicly available financial statements and other business and financial information of the Company, including publicly available research analyst reports;

2. reviewed certain financial statements, analyses, forecasts (the “Company Forecasts”), and other financial and operating data relating to the business of the Company, in each case, prepared by management of the Company;

3. reviewed certain publicly available financial forecasts relating to the Company;

4. discussed the past and current operations, financial condition and prospects of the Company with management of the Company and the Special Committee of the Board of Directors of the Company;

5. compared the financial performance of the Company with that of certain publicly-traded companies which we believe to be generally relevant;

6. compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;

7. reviewed the historical trading prices and trading activity for the Company Common Stock, and compared such price and trading activity of the Company Common Stock with that of securities of certain publicly-traded companies which we believe to be generally relevant;

8. reviewed the premia paid in certain publicly available transactions, which we believed to be generally relevant;

9. reviewed drafts dated May 22, 2013 of debt and equity commitment letters in respect of Parent’s obligations under the Merger Agreement;

10. reviewed a draft dated May 22, 2013 of the Merger Agreement;

11. conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further relied upon the assurances of the management of the Company that information furnished by them for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Company Forecasts, we have been advised by the management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the assumptions on which they are based. In arriving at our opinion, we have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company. In addition, we have not evaluated the solvency of any party to the Merger Agreement, including under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have assumed that the final executed Merger Agreement will not differ in any material respect from the draft Merger Agreement reviewed by us and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without material modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the holders of the Company Common Stock (other than the Parent Group and the SKM Funds) pursuant to the Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement (or any related agreement) or the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger Agreement or otherwise. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals. Our opinion does not address the underlying business decision of the Company to enter into the Merger or the relative merits of the Merger as compared with any other strategic alternative which may be available to the Company.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse us for certain expenses that may arise, and indemnify us for certain liabilities and other items that may arise, out of our engagement. Except as set forth in the following sentence, we have not had any material relationship with Apax Partners, L.P. or any entity which, to our knowledge, is an affiliate of Apax (together, “Apax”) for which we have received compensation during the last two years through the date hereof. During the last two years, we have been engaged to perform investment banking and other financial services by certain portfolio companies of Apax (other than the Company), for which we have received compensation for our services. Further, Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to the Company and Parent and their respective affiliates and in the future may receive compensation for the rendering of such services. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Parent or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

This opinion is for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with, and for the purposes of its evaluation of, the Merger; provided, however, that this opinion may be relied on by the other members of the Board of Directors of the Company, solely in their capacity as members of the Board of Directors of the Company, in connection with, and for the purposes of, the evaluation of the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter and does not in any manner address the prices at which shares of the Company Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the Parent Group, the SKM Funds or the holders of any class of securities other than the Company Common Stock, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than the Parent Group and the SKM Funds) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

By:	/s/ PERELLA WEINBERG PARTNERS LP

PERELLA WEINBERG PARTNERS LP

ANNEX D

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 18, 2013.

Vote by Internet • Go to www.investorvote.com/RUE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.	+

		For	Against	Abstain			For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 23, 2013 by and among Rhodes Holdco, Inc. (“Parent”), Rhodes Merger Sub, Inc. (“Merger Sub”), and rue21, inc. (the “Company”), as such agreement may be amended from time to time, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.	☐	☐	☐	2.	To adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.	☐	☐	☐

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting The notice of meeting, proxy statement and proxy card are available at [www.proxyvote.com].

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — rue21, inc

PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING – September 19, 2013

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3 and in the discretion of the proxy holders on any other matters which the Board of Directors does not know of as of the date of the proxy statement that may properly come before the meeting.

The undersigned, revoking all proxies, hereby appoints Robert N. Fisch, Keith A. McDonough and Stacy B. Siegal, and each of them, with full power of substitution, proxies of the undersigned, to represent the undersigned and to vote, as specified herein, all shares of rue21, inc. (the “Company”) that the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on September 19, 2013 at 9:00 a.m. local time at the Company’s headquarters at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, and at any postponement or adjournment thereof, upon the matters described in the proxy statement for the special meeting and upon any other matters which the Board of Directors does not know of as of the date of the proxy statement that may properly come before the meeting. The undersigned acknowledges receipt of the notice of special meeting and the proxy statement.

Please sign on the reverse side and return this proxy promptly in the enclosed envelope.

(Items to be voted appear on reverse side.)